UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement.
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COEUR MINING, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
PROPOSED ARRANGEMENT – YOUR VOTE IS VERY IMPORTANT
Dear Stockholders,
I am pleased to inform you that Coeur Mining, Inc., a Delaware corporation (“Coeur”), SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“SilverCrest”), 1504648 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), Coeur Rochester, Inc., a Delaware corporation, and Compañía Minera La Llamarada, S.A. de C.V., a company existing under the laws of Mexico, have agreed to a strategic business combination transaction (the “Arrangement”), pursuant to which, on the terms and subject to the conditions set forth therein, Coeur (through the Canadian Sub) will acquire all of the issued and outstanding common shares of SilverCrest (each, a “SilverCrest Common Share”) pursuant to a Plan of Arrangement (as defined below) with SilverCrest becoming a wholly-owned subsidiary of Coeur. Upon completion of the Arrangement, each holder of a SilverCrest Common Share will receive 1.6022 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Coeur (“Coeur Common Stock”), in exchange for each SilverCrest Common Share held (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders), subject to the terms of an arrangement agreement entered into by Coeur, SilverCrest, Canadian Sub, Coeur Rochester, Inc. and Compañía Minera La Llamarada, S.A. de C.V. on October 3, 2024 (as may be amended from time to time, the “Arrangement Agreement”).
The arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) and is subject to the approval by the Supreme Court of British Columbia (the “Court”), approval by the Coeur stockholders and by SilverCrest securityholders, regulatory approvals in Mexico and certain other customary conditions precedent. Upon completion of the Arrangement, existing Coeur stockholders will own approximately 63% of outstanding Coeur Common Stock and existing SilverCrest shareholders will own approximately 37% of outstanding Coeur Common Stock on a fully diluted basis (based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement).
We are sending you the accompanying proxy statement, dated December 30, 2024 (the “Proxy Statement”), to cordially invite you to attend a special meeting of the stockholders of Coeur (the “special meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, at 12:00 p.m., Central Time, on February 6, 2025, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the Arrangement:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to approve the amendment to the Certificate of Incorporation of Coeur, as amended (the “Charter Amendment”), to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares (the “Charter Amendment Proposal”); and

(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).
The Coeur Board evaluated the Arrangement in consultation with Coeur’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the section of the Proxy Statement captioned “The Arrangement—Coeur’s Reasons for the Arrangement,” the Coeur board of directors has unanimously determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement with SilverCrest as contemplated by the Arrangement Agreement and adopt the Charter Amendment, conditioned upon the closing of the Arrangement under the Arrangement Agreement (the “Closing”). The Coeur board of directors unanimously recommends that you vote “FOR” each of the proposals described above.
Contemporaneously and in connection with the execution of the Arrangement Agreement, Coeur has entered into a voting and support agreement (each, a “SilverCrest Voting Agreement”) with each of the directors and certain officers of SilverCrest, who collectively held approximately 2.2% of the outstanding SilverCrest Common Shares as of the date of the Arrangement Agreement, and SilverCrest has entered into a voting and support agreement (each, a “Coeur Voting Agreement” and together with the SilverCrest Voting Agreements, the “Voting Agreements”) with each of the directors and certain officers of Coeur, who collectively held approximately 1.1% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. The Voting Agreements provide that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of SilverCrest signatories) or adopting the Stock Issuance Proposal and the Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters inconsistent with the Arrangement. The signatories to the Voting Agreements have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time (as defined in the Arrangement Agreement), (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which the board of directors of Coeur or SilverCrest, as applicable, changes its recommendation with respect to the Arrangement and (d) the completion of Coeur’s special meeting or SilverCrest’s securityholders meeting in connection with the Arrangement, as applicable.
The accompanying Proxy Statement provides you with information about the Arrangement, the Charter Amendment and the special meeting. Coeur encourages you to read the Proxy Statement carefully and in its entirety, including the Arrangement Agreement and the Charter Amendment, which are attached hereto as Annex A and Annex B, respectively. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the Proxy Statement. You may also obtain more information about Coeur and SilverCrest from the documents each of them has filed with the U.S. Securities and Exchange Commission (the “SEC”) as described under the “Where You Can Find More Information” section of the Proxy Statement.
YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.
Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal and the Charter Amendment Proposal are approved. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the amendment exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal. Please read the Proxy Statement before exercising your vote. Brokers are not permitted to vote on any proposal hereof and may not vote on any proposal hereof unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the special meeting. Whether or not you plan to attend the special meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.
Whether or not you plan to attend the special meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
I strongly support the proposed Arrangement of Coeur with SilverCrest and the Charter Amendment and join with our board of directors in unanimously recommending that you vote “FOR” each of the proposals described in this Proxy Statement.
Thank you for your continued support of Coeur.

By Order of the Board of Directors,
Mitchell J. Krebs
Chairman, President & Chief Executive Officer
December 30, 2024

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying Proxy Statement is dated December 30, 2024 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Coeur on or about December 31, 2024.

200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On February 6, 2025
A special meeting (“special meeting”) of stockholders of Coeur Mining, Inc., a Delaware corporation (“Coeur”), will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, at 12:00 p.m., Central Time, on February 6, 2025, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic business combination transaction (the “Arrangement”) pursuant to an arrangement agreement entered into by Coeur, SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“SilverCrest”), 1504648 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), Coeur Rochester, Inc., a Delaware corporation, and Compañía Minera La Llamarada, S.A. de C.V., a company existing under the laws of Mexico, on October 3, 2024 (as may be amended from time to time, the “Arrangement Agreement”), whereby Coeur (through Canadian Sub) will acquire all of the issued and outstanding SilverCrest Common Shares with SilverCrest becoming a wholly-owned subsidiary of Coeur:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to consider and vote on the proposal to approve the amendment to the Coeur Certificate of Incorporation, as amended (the “Charter Amendment”), to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares (the “Charter Amendment Proposal”); and

(b)
Proposal No. 2 – The Stock Issuance Proposal – to consider and vote on the proposal to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).

The Coeur board of directors unanimously recommends that you vote “FOR” each of the proposals described above.
The accompanying proxy statement provides you with information about the Arrangement Agreement, the Plan of Arrangement, the Arrangement, the Charter Amendment and the special meeting. Coeur encourages you to read the Proxy Statement carefully and in its entirety, including the Arrangement Agreement and the Charter Amendment, which are attached hereto as Annex A and Annex B, respectively.
Record Date: December 24, 2024. Only stockholders of record as of the record date are entitled to receive notice of and to vote in person (online) or by proxy at the special meeting and any adjournment or postponement of the special meeting.
The proxy statement is dated December 30, 2024, and is first being mailed to our stockholders on or about December 31, 2024.
All stockholders are cordially invited to attend the special meeting in person (online) or by proxy. It is important that your shares be represented at the special meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Coeur reduce postage and proxy tabulation costs.
Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal and the Charter Amendment Proposal are approved. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter

Amendment Proposal. Please read the Proxy Statement before exercising your vote. Brokers are not permitted to vote on any proposal hereof and may not vote on any proposal hereof unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the special meeting. Whether or not you plan to attend the special meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.
On behalf of Coeur’s board of directors, the management team and employees, we thank you for your continued support of Coeur and look forward to hosting you at the special meeting.

By Order of the Board of Directors,

Casey M. Nault
Senior Vice President, General Counsel and Chief ESG Officer (Company Secretary)
December 30, 2024

IMPORTANT VOTING INSTRUCTIONS
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), COEUR URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS ON HOW TO VOTE BEGIN ON PAGE 57. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
Coeur urges you to read the Proxy Statement, including all documents incorporated by reference into the Proxy Statement, and its annexes carefully and in their entirety.
If you are a Coeur stockholder and have any questions concerning the Arrangement or the Proxy Statement, would like additional copies of the Proxy Statement, need to obtain proxy cards or need help voting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
Important Notice Regarding the Availability of Proxy Materials for the special meeting to be held on February 6, 2025. This Proxy Statement is available at www.proxyvote.com.
For additional information about documents incorporated by reference into the accompanying proxy statement, please see the “Where You Can Find More Information” section of this Proxy Statement.

ANNEX A: ARRANGEMENT AGREEMENT	A-1
ANNEX B: CHARTER AMENDMENT	B-1
ANNEX C-1: OPINION OF BMO CAPITAL MARKETS CORP.	C-1-1
ANNEX C-2: OPINION OF GOLDMAN SACHS & CO. LLC	C-2-1

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “Coeur,” “we,” “us” or “our” refer to Coeur Mining, Inc., a Delaware corporation. References to “$” refer to the lawful currency of the United States of America; and “C$,” to the lawful currency of Canada.
In this Proxy Statement, unless otherwise stated or the context otherwise requires:
“Arrangement” means the arrangement of SilverCrest under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement or the Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of both SilverCrest and Coeur, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement entered into by and among Coeur, SilverCrest, Canadian Sub, Coeur Rochester, Inc. and Compañía Minera La Llamarada, S.A. de C.V. on October 3, 2024;
“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“Canadian Sub” means 1504648 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia, Canada, and a wholly-owned subsidiary of Coeur;
“Charter Amendment” means the amendment to the Coeur Certificate of Incorporation to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares, a copy of which is attached to this Proxy Statement as Annex B;
“Charter Amendment Proposal” means the proposal to Coeur stockholders to approve the Charter Amendment;
“Closing” means the closing of the Arrangement under the Arrangement Agreement;
“Coeur” means Coeur Mining, Inc., a Delaware corporation;
“Coeur Board” means the board of directors of Coeur;
“Coeur Bylaws” means the Amended and Restated Bylaws of Coeur, dated September 23, 2024, as amended from time to time;
“Coeur Certificate of Incorporation” means the Certificate of Incorporation of Coeur, dated May 15, 2013, as amended from time to time;
“Coeur Common Stock” means the common stock of Coeur, par value $0.01 per share;
“Coeur Replacement Options” means the options to acquire Coeur Common Stock to be issued in exchange for SilverCrest Options pursuant to the Plan of Arrangement;
“combined company” means Coeur, after the consummation of the Arrangement;
“Consideration Shares” means the shares of Coeur Common Stock to be issued to SilverCrest shareholders, pursuant to the Plan of Arrangement;
“Court” means the Supreme Court of British Columbia;
“DGCL” means the Delaware General Corporation Law;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with
Section 2.11(a) of the Arrangement Agreement;
“Effective Time” means 9:00 a.m. Toronto time on the Effective Date, or such other time as Coeur and SilverCrest agree to in writing before the Effective Date;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the U.S. Securities Exchange Commission promulgated thereunder;
“Exchange Ratio” means 1.6022 shares of Coeur Common Stock for each SilverCrest Common Share, subject to the terms of the Arrangement Agreement and the Plan of Arrangement;

“Final Order” means the final order of the Court contemplated by Section 2.7 of the Arrangement Agreement, in a form and substance acceptable to SilverCrest and Coeur, each acting reasonably, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both SilverCrest and Coeur, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to SilverCrest and Coeur, each acting reasonably) on appeal;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention to rely upon the exemption from registration under section 3(a)(10) of the Securities Act with respect to the Consideration Shares issued pursuant to the Arrangement as contemplated by Section 2.3 of the Arrangement Agreement and the Coeur Replacement Options granted pursuant to section 2.3(g) of the Plan of Arrangement, in a form and substance acceptable to the SilverCrest and Coeur, each acting reasonably, providing for, among other things, the calling and holding of the meeting of SilverCrest securityholders, as the same may be amended, supplemented, modified or varied by the Court with the consent of SilverCrest and Coeur, each acting reasonably;
“NYSE” means the New York Stock Exchange;
“Plan of Arrangement” means that certain plan of arrangement implementing the Arrangement, substantially in the form of Schedule A to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of SilverCrest and Coeur, each acting reasonably;
“SEC” means the United States Securities and Exchange Commission;
“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;
“SEDAR+” means the System for Electronic Document Analysis Retrieval of the Canadian Securities Administrators, accessible at www.sedarplus.ca;
“SilverCrest” means SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada;
“SilverCrest Common Shares” means the common shares of SilverCrest;
“SilverCrest Options” means the outstanding options to purchase SilverCrest Common Shares granted under the stock option plan of SilverCrest effective June 15, 2022, as amended, or the legacy stock option plan of SilverCrest effective August 24, 2015, as amended, as applicable;
“Stock Issuance Proposal” means the proposal to Coeur stockholders to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders and SilverCrest option-holders in connection with the Arrangement;
“TSX” means the Toronto Stock Exchange; and
“U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference into this Proxy Statement, include or may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Proxy Statement, including those that address activities, events, or developments that Coeur expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Arrangement, including any statements regarding the expected timetable for completing the Arrangement, Coeur’s or SilverCrest’s plans and expectations with respect to the Arrangement, the results, effects, benefits and synergies of the Arrangement, anticipated impact of the Arrangement on the combined company’s results of operations, financial position, growth opportunities, competitive position, including maintaining current Coeur and SilverCrest management, strategies and plans and integration, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or SilverCrest’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.
These forward-looking statements involve significant risks and uncertainties, many of which are outside Coeur’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this Proxy Statement. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:
•	securityholders of SilverCrest may not approve the Arrangement;
•	stockholders of Coeur may not approve the Stock Issuance Proposal or the Charter Amendment Proposal;
•	the risk that any other condition to the completion of the Arrangement may not be satisfied or that the completion of the Arrangement might be delayed or not occur at all;
•	the risk that either Coeur or SilverCrest may terminate the Arrangement Agreement and either Coeur or SilverCrest may be required to pay a termination fee to the other party;
•	the Arrangement may not be accretive, and may be dilutive, to Coeur’s earnings per share, which may negatively affect the market price of shares of Coeur Common Stock;
•	Coeur and SilverCrest may incur significant transaction and other costs in connection with the Arrangement in excess of those anticipated by Coeur or SilverCrest;
•	potential adverse reactions or changes to business or employee relationships of Coeur or SilverCrest, including those resulting from the announcement or completion of the Arrangement;
•	the ultimate timing, outcome and results of integrating the operations of Coeur and SilverCrest;
•
the effects of the business combination of Coeur and SilverCrest, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected;

•
the unaudited pro forma condensed combined financial statements and other financial forecasts contained in this Proxy Statement may not be necessarily predictive of the combined company’s actual results of operations or financial condition following the completion of the Arrangement;

•
the Arrangement and the announcement, pendency and/or completion thereof or the failure to complete the Arrangement could have an adverse effect on the price of shares of Coeur Common Stock, or on the business, financial results and operations or employee or business relationships of Coeur and/or SilverCrest;

•	the risk related to disruption of management time from ongoing business operations due to the Arrangement, or the diversion of management time on transaction-related issues;
•	the risk related to the ultimate timing, outcome and results of integrating the operations of Coeur and SilverCrest;
•	the risk that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement;
•	the risk that Coeur or SilverCrest may not receive the required stock exchange and regulatory approvals of the Arrangement;
•	the expected listing of shares of Coeur Common Stock issuable under the Arrangement on the NYSE;
•	the risk of any litigation relating to the proposed Arrangement;
•
the risks to Coeur’s and SilverCrest’s business generally, including changes in governmental regulations or enforcement practices; the effects of commodity prices; life of mine estimates; the timing and amount of estimated future production; the risks of mining activities;

•
the risks relating to the fact that SilverCrest’s operations are principally conducted in Mexico, and as such, the combined company’s operations following the Arrangement will face increased exposure to certain political, regulatory, economic, and other risks and uncertainties, which could have an adverse effect on the combined company’s operations and profitability;

•	the risk that SilverCrest may have liabilities that are not known to Coeur; and
•
the risk resulting from the fact that the Arrangement Agreement contains restrictions on Coeur’s ability to pursue certain transactions during the pendency of the Arrangement Agreement without SilverCrest’s consent.

The foregoing list of factors is not exhaustive. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold and silver market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters. For further discussion of these and other risks, contingencies, and uncertainties applicable to Coeur, please see “Risk Factors” in this Proxy Statement as well as Coeur’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information” for more information about the SEC filings incorporated by reference into this Proxy Statement.
Additional factors that could cause results to differ materially from those described above can be found in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur’s website at www.coeur.com under the “Investors” tab, and in other documents Coeur files with the SEC, and in SilverCrest’s most recent annual information form for the year ended December 31, 2023 and its most recent management’s discussion and analysis for the three and nine months ended September 30, 2024, which are on file with the SEC and SEDAR+ and available from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab, and in other documents SilverCrest files with the SEC or on SEDAR+.
All forward-looking statements attributable to Coeur or any person acting on its behalf are expressly qualified by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor SilverCrest assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT
The following questions and answers briefly address some commonly asked questions about the Arrangement and other matters being considered at the special meeting. They may not include all the information that is important to our stockholders. Coeur stockholders should carefully read this entire proxy statement, including the annexes and the other documents referred to herein and incorporated by reference.
Q:	Why am I receiving this Proxy Statement?
A:
Coeur has agreed to acquire SilverCrest pursuant to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement that are described in this Proxy Statement. If completed, the Arrangement will result in Canadian Sub, a wholly-owned subsidiary of Coeur, acquiring all of the issued and outstanding SilverCrest Common Shares in exchange for newly issued shares of Coeur Common Stock. In addition, Coeur Replacement Options will be issued in exchange for SilverCrest Options pursuant to the Plan of Arrangement. As a result of the Arrangement, SilverCrest will become a wholly-owned subsidiary of Coeur. Approximately 238,000,000 shares of Coeur Common Stock representing approximately 37% of Coeur’s outstanding common stock (on a fully diluted basis) will be issued to SilverCrest shareholders in the Arrangement (in each case, based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement). Immediately after the completion of the Arrangement, it is expected that Coeur’s former stockholders will own approximately 63% and SilverCrest’s former shareholders will own approximately 37% of the combined company on a fully diluted basis (based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement). A copy of the Arrangement Agreement is attached to this Proxy Statement as Annex A.

You are receiving this Proxy Statement because you have been identified as a holder of a share of Coeur Common Stock as of the record date. This proxy statement is being used to solicit proxies on behalf of the Coeur Board for the special meeting to obtain the required approval of Coeur stockholders. This proxy statement contains important information about the Arrangement and related transactions, the Charter Amendment Proposal, the Stock Issuance Proposal, and the special meeting, and you should read it carefully.
In order to complete the Arrangement, Coeur stockholders must approve the issuance of shares of Coeur Common Stock as consideration in connection with the Arrangement and the Charter Amendment. SilverCrest securityholders must approve the Arrangement, SilverCrest must obtain the Final Order from the Court approving the Arrangement, and all other conditions to the Arrangement, including receipt of certain regulatory approvals, must be satisfied or waived. SilverCrest will hold a separate meeting to obtain the required approval of its securityholders.
Q:	What will I receive under the Arrangement?
A:
Coeur stockholders will not receive any consideration in the Arrangement. Coeur stockholders will continue to own their existing shares of Coeur Common Stock after the Arrangement. Immediately after the completion of the Arrangement, it is expected that Coeur stockholders (immediately before the Effective Time of the Arrangement) will own approximately 63% and SilverCrest shareholders (immediately before the Effective Time of the Arrangement) will own approximately 37% of the combined company on a fully diluted basis (based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement).

Q:	When and where is the special meeting?
A:
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, on February 6, 2025 at 12:00 p.m., Central Time and the list of Coeur stockholders entitled to vote at the meeting can be viewed at the following website: www.virtualshareholdermeeting.com/CDE2025SM.

Q:	How do I attend the special meeting?
A:
Coeur stockholders will only be able to attend the Coeur special meeting virtually via live audio webcast, which can be accessed by visiting www.virtualshareholdermeeting.com/CDE2025SM. For additional information on attending the special meeting, please see “The Special Meeting.”

Q:	What will the Coeur stockholders be asked to vote on at the special meeting?
A:	At the special meeting, Coeur stockholders will be asked to consider and vote on the following proposals:
1.	Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares; and
2.	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement.
Q:	Who is eligible to vote at the special meeting?
A:	Holders of shares of Coeur Common Stock as of December 24, 2024, being the record date, are eligible to vote at the special meeting.
Q:	How many votes do Coeur stockholders have?
A:
Holders of shares of Coeur Common Stock are entitled to cast one vote on each proposal properly brought before the special meeting for each share of Coeur Common Stock that such holder owned at the record date.

Q:	What constitutes a quorum for the special meeting?
A:
The holders of a majority in voting power of all issued and outstanding shares of Coeur Common Stock entitled to vote at the special meeting, present in person (online) or represented by proxy, constitutes a quorum for all matters to come before the special meeting.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting.
If a quorum is not present at the special meeting, then the person presiding as chairman of the special meeting or the holders of a majority in voting power of the stock entitled to vote at the special meeting, present in person (online) or by proxy, may adjourn the special meeting to continue to solicit proxies.
Q:	What vote by the Coeur stockholders is required to approve the Stock Issuance Proposal?
A:
Pursuant to Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual and the Coeur Bylaws, approval of the Stock Issuance Proposal will require the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Stock Issuance Proposal must exceed the number of votes cast AGAINST the Stock Issuance Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal.

Q:	What vote by the Coeur stockholders is required to approve the Charter Amendment Proposal?
A:
Pursuant to the DGCL and the Coeur Certificate of Incorporation, approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Charter Amendment Proposal.

Q:	Why am I being asked to consider and vote on the Stock Issuance Proposal?
A:
As the issued and outstanding shares of Coeur Common Stock are listed for trading on the NYSE, issuances of shares of Coeur Common Stock are subject to the rules of the NYSE Listed Company Manual. Pursuant to Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The number of shares of Coeur Common Stock to be issued to SilverCrest shareholders as consideration for the Arrangement and the number of shares of Coeur Common Stock issuable upon the exercise of the Coeur Replacement Options to be issued to SilverCrest option-holders will exceed 20% of the number of shares of Coeur Common Stock outstanding before the issuance. The shares of Coeur Common Stock to be issued or issuable under the Arrangement will have, upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such shares of Coeur Common Stock. Therefore, under Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, stockholder approval of the Stock Issuance Proposal is required.
Q:	Why am I being asked to consider and vote on the Charter Amendment Proposal?
A:
The issuance of Consideration Shares and Coeur Replacement Options to shareholders and option-holders of SilverCrest would require the issuance of a significant number of shares of Coeur Common Stock. The Coeur Board anticipates that the currently authorized share capital of Coeur will not accommodate the additional shares of Coeur Common Stock required to be issued under the Arrangement. Hence, the increased number of authorized shares of Coeur Common Stock contemplated by the Charter Amendment Proposal is (i) a condition to the completion of the Arrangement, as well as (ii) important to the combined company in order for additional shares to be available for issuance in the future. The additional 300,000,000 shares of Coeur Common Stock authorized would be a part of the existing class of Coeur Common Stock and, if issued, would have the same rights and privileges as the shares of Coeur Common Stock presently issued and outstanding.

Q:	Will the newly issued shares of Coeur Common Stock be traded on an exchange?
A:
It is a condition to the completion of the Arrangement that the Consideration Shares to be issued pursuant to the Arrangement be approved for listing on the NYSE, subject to official notice of issuance. Accordingly, Coeur has agreed to use commercially reasonable efforts to obtain approval of the listing for trading of its shares of Coeur Common Stock to be issued as consideration under the Arrangement on the NYSE.

Q:	What are Coeur’s reasons for proposing the Arrangement and entering into the Arrangement Agreement?
A:
The Coeur Board concluded that the Arrangement provides significant potential benefits to Coeur, including, among other things, a material increase in Coeur’s silver production, access to one of the world’s highest-grade, lowest cost, and highest-margin silver and gold operations in the form of SilverCrest’s Las Chispas underground mine in Sonora, Mexico, access to significant free cash flow, acceleration of Coeur’s debt reduction initiative and bolstering Coeur’s board by adding two SilverCrest directors. The Coeur Board believes that these benefits outweigh the uncertainties, risks and potentially negative factors relevant to the Arrangement. The benefits included:

•
the belief that the Arrangement will materially increase Coeur’s scale with the combination of the Las Chispas operation, which, together with Coeur’s growing silver production from its recently expanded Rochester mine in Nevada and its Palmarejo underground mine in northern Mexico, is expected to generate peer-leading 2025 silver production of approximately 21 million ounces from five North American operations, with approximately 56% of revenue generated from U.S.-based mines and approximately 40% of revenue from silver. In addition to the peer-leading silver production, the combined company is expected to produce approximately 432,000 ounces of gold next year, which increased scale is expected to drive efficiencies and improve investor relevance;

•	the belief that SilverCrest’s Las Chispas underground mine in Sonora, Mexico is one of the world’s highest-grade, lowest cost, and highest-margin silver and gold operations;
•	the belief that the Arrangement will materially increase Coeur’s pro forma EBITDA and free cash flow to US$700 million and US$350 million, respectively;
•
the belief that given SilverCrest’s strong balance sheet consisting of total treasury assets of $122 million (cash and equivalents position of $98 million and $24 million of bullion) and no debt (in each case, as of June 30, 2024) and its strong cash flow profile, the Arrangement is expected to accelerate Coeur’s debt reduction initiative and result in an immediate 40% expected reduction in Coeur’s leverage ratio upon closing of the Arrangement;

•	the belief that the expected material increase in Coeur’s market capitalization will increase Coeur’s capital markets presence and provide greater trading liquidity to Coeur stockholders;
•
the belief that the combined company will have an improved credit profile and lower cost of capital, positioning Coeur for stronger credit ratings, and lower cost future financings, as compared to Coeur on a standalone basis; and

•	the belief that Coeur stockholders will have exposure to a high-grade, low-cost, underground primary silver mine with a strong operational track record and compelling exploration potential.
For a more detailed discussion of the reasoning of the Coeur Board, see “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement.
Q:	What is an Arrangement?
A:
An arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out certain significant corporate transactions upon receiving shareholder and court approval that then becomes binding on all other shareholders by operation of law. The Arrangement that is being proposed by SilverCrest, a corporation existing under the BCBCA, will allow Canadian Sub, a wholly-owned subsidiary of Coeur, to acquire all of the outstanding SilverCrest Common Shares pursuant to a plan of arrangement under the BCBCA in exchange for Consideration Shares being issued to the SilverCrest shareholders, subject to the receipt of the required approvals, including but not limited to approvals of SilverCrest securityholders, Coeur stockholders, the Court, the NYSE and the Federal Competition Commission of Mexico.

Q:	How does the Coeur board of directors recommend that I vote?
A:	The Coeur board of directors unanimously recommends that you vote:
•	“FOR” the Charter Amendment Proposal; and
•	“FOR” the Stock Issuance Proposal.
Q:	How do I vote?
A:
You may vote by any of the four methods listed below. If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, please see “How do I vote if my shares of Coeur Common Stock are held in street name by my bank, broker or other nominee?” below.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 10:59 p.m. (Central Time) on February 5, 2025.

Telephone. You may vote by telephone by following the instructions that accompanied your proxy materials. You may call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 10:59 p.m. (Central Time) on February 5, 2025.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Coeur Board. If mailed, your completed and signed proxy card must be received by February 5, 2025.

Meeting. You may attend (online) and vote electronically at the special meeting.

The Coeur Board recommends that you vote by internet, telephone or mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.
Q:	How do I vote if my shares of Coeur Common Stock are held in street name by my bank, broker or other nominee?
A:
If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of those shares of Coeur Common Stock, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares of Coeur Common Stock beneficially owned by you. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Q:	What should I do if I receive more than one set of materials?
A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Coeur Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:	What happens if I sell my shares of Coeur Common Stock before the special meeting?
A:
The record date for Coeur stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Coeur Common Stock after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the record date you are still encouraged to vote the shares you owned on the record date.

Q:	Do any of the officers or directors of Coeur have interests in the Arrangement that may differ from or be in addition to my interests as a Coeur stockholder?
A:
In considering the unanimous recommendation of the Coeur Board that the Coeur stockholders vote to approve the Stock Issuance Proposal and the Charter Amendment Proposal, Coeur stockholders should be aware that, aside from their interests as Coeur stockholders, Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, the interests of Coeur stockholders generally. These interests are described in more detail in the section entitled “The Arrangement—Interests of Coeur Directors and Executive Officers in the Arrangement.” The Coeur Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Arrangement Agreement and the Arrangement, in approving the Arrangement and in recommending the approval of the Stock Issuance Proposal and the Charter Amendment Proposal. See “The Arrangement—Background of the Arrangement,” “The Arrangement—Recommendation of the Coeur Board of Directors” and “The Arrangement—Coeur’s Reasons for the Arrangement.”

In addition, each of the directors and certain officers of Coeur, who collectively hold approximately 1.1% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement have entered into Coeur Voting Agreements with SilverCrest. Each such Coeur Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Stock Issuance Proposal and the Charter Amendment Proposal and against any alternative business combination transaction. See “The Arrangement—Voting Agreements.”

Q:	May I vote at the special meeting?
A:
Yes. If you are a Coeur stockholder of record on the record date, you may attend the special meeting (online) and vote your shares electronically, in lieu of submitting your proxy by internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card. Please note that attendance alone at the special meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Coeur Common Stock, you are also invited to attend the special meeting (online). However, because you are not a Coeur stockholder of record, you may not vote your shares of Coeur Common Stock in person (online) at the special meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee. If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend (online) and submit a vote on your behalf at the special meeting, with the proper authority from you, for your vote to count.
Even if you plan to attend the virtual special meeting, we encourage you to please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.
Q:	How can I change or revoke my vote?
A:
You may revoke your proxy before the voting polls are closed at the special meeting by (i) voting at a later time by Internet or telephone until 10:59 p.m. (Central Time) on February 5, 2025, (ii) voting in person (online) at the special meeting, (iii) delivering to Coeur’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy, or (iv) giving notice to the inspector of elections at the special meeting.

If your shares of Coeur Common Stock are held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:	Am I entitled to appraisal rights?
A:	No. Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.
Q:	Is completion of the Arrangement subject to any conditions?
A:
Yes. Coeur and SilverCrest cannot complete the Arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Coeur stockholders, SilverCrest securityholders, the Court, the Federal Competition Commission of Mexico, in addition to certain stock exchange approvals. See the “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing” section of this Proxy Statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Arrangement.

Q:	What happens if the Arrangement is terminated?
A:
If the Arrangement is terminated, SilverCrest will not be combined with Coeur, and Coeur and SilverCrest will continue to operate as separate entities as they did before. The Arrangement Agreement contains certain termination rights for both Coeur and SilverCrest, including, among others, (i) upon the mutual consent by Coeur and SilverCrest, (ii) by either Coeur or SilverCrest if (A) the Arrangement shall not have been consummated on or prior to May 19, 2025 (subject to certain extensions), (B) a change in law makes the Arrangement illegal or prohibited and such change has become final and non-appealable; (C) approval of SilverCrest securityholders shall not have been obtained, (D) Coeur stockholder approval of the Stock Issuance Proposal or the Charter Amendment Proposal shall not have been obtained, (iii) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause any of the closing conditions to not be satisfied, subject to certain conditions, (iv) by a party if the other party’s board of directors changes its recommendation with respect to the Arrangement, (v) by a party if the other party materially breaches its non-solicitation covenants under the Arrangement Agreement or (vi) by a party, if, prior to SilverCrest securityholder approval or Coeur stockholder approval, as applicable, the party proposes to enter into an unsolicited, more favorable transaction, subject to certain limitations set out in the Arrangement Agreement.

The Arrangement Agreement further provides that, upon termination of the Arrangement Agreement under certain circumstances, SilverCrest will be required to pay to Coeur a termination fee of $60 million in connection with such termination, or Coeur will be required to pay to SilverCrest a termination fee of $100 million in connection with such termination. In addition, in certain circumstances, the terminating party shall reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $17 million. See the “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement” section of this Proxy Statement for a more complete summary of the termination provisions under the Arrangement Agreement.
Q.	When does Coeur expect the Arrangement to become effective?
A:
The Arrangement is currently expected to close late in the first quarter of 2025. The closing of the Arrangement is conditional on SilverCrest securityholders approving the Arrangement, the approval of Coeur stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, the approval of the Arrangement by the Court, the approval by the Federal Competition Commission of Mexico, and the satisfaction of certain other closing conditions. See the “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing” section of this Proxy Statement.

Q:	What will happen if the Arrangement is completed?
A:
If the Arrangement is completed, Canadian Sub will acquire all of the issued and outstanding SilverCrest Common Shares and SilverCrest will become a wholly-owned subsidiary of Coeur. Coeur intends to have the SilverCrest Common Shares delisted from the TSX and NYSE American as promptly as possible following completion of the Arrangement. In addition, it is expected that Coeur will, subject to applicable law, apply to have SilverCrest cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate SilverCrest’s reporting obligations in Canada and the United States following completion of the Arrangement.

In addition, Coeur will continue to be a reporting issuer in each of the provinces and territories of Canada. Subject to certain exceptions, Coeur will continue to be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Coeur to file reports with respect to trades of Coeur securities, provided Coeur complies with the requirements of applicable U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters, and Coeur files with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the Exchange Act.
Q:	Who will be the directors and executive officers of the combined company following the Arrangement?
A:
Coeur anticipates that as of the Effective Time, SilverCrest’s chief executive officer and director, N. Eric Fier, and an additional member of SilverCrest’s board of directors, Pierre Beaudoin, will join Coeur’s board of directors. Coeur has agreed to nominate such SilverCrest directors for election as a director to Coeur’s board of directors at the next annual general meeting of Coeur held to consider election of directors following the Effective Date, so long as such SilverCrest directors meet any applicable qualification requirements to serve as directors under applicable laws and have delivered their consents to act as directors of Coeur.

Q:	Are there any risks I should consider in connection with the Arrangement?
A:
Yes. There are a number of risk factors relating to Coeur’s business and operations, the Arrangement and the combined company’s business and operations, all of which should be carefully considered. See the “Risk Factors” section of this Proxy Statement.

Q.	Is this Coeur’s annual meeting? Will I be voting on the election of directors at the special meeting?
A:
No. This is not Coeur’s annual meeting and you will not be asked to elect any of Coeur’s directors at this special meeting. The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, at 12:00 p.m., Central Time, on February 6, 2025, unless adjourned or postponed to a later date. If you are a Coeur stockholder of record as of the record date, you will receive a proxy card for the special meeting.

Q.	Who is making this proxy solicitation?
A:	The solicitation is made on behalf of the registrant, i.e., Coeur, and each director of Coeur.
Q.	Who is paying for this proxy solicitation?
A:
Coeur pays for the costs of soliciting proxies. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies. For these proxy solicitation services, we will pay MacKenzie an estimated fee of approximately $20,000, plus reasonable out-of-pocket expenses and fees for any additional services. Coeur will indemnify MacKenzie and its affiliates against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to MacKenzie’s services with certain customary exceptions for willful misconduct and breach. Coeur also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Coeur Common Stock for their expenses in forwarding solicitation materials to beneficial owners of our shares of Coeur Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies in person, by telephone or by electronic means. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?
A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this Proxy Statement. You should carefully read the entire proxy statement, including its annexes and other documents incorporated by reference into this Proxy Statement. If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. You may also contact the proxy solicitor at:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Arrangement, the Arrangement Agreement or other matters discussed in this Proxy Statement. You may also obtain additional information about Coeur from the documents we file with the SEC, or by following the instructions in the “Where You Can Find More Information” section of this Proxy Statement.

SUMMARY
This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the special meeting, you should carefully read this Proxy Statement, including its annexes, other documents incorporated by reference into this Proxy Statement and the other documents referred to by Coeur. See also the “Where You Can Find More Information” section of this Proxy Statement.
The Parties to the Arrangement
Coeur
Founded in 1928, Coeur is a precious metals mining company that operates certain gold and silver mines in the United States, Canada and Mexico and is headquartered in Chicago, Illinois.
Shares of Coeur Common Stock currently trade on the NYSE under the symbol “CDE.” Coeur’s principal executive offices are located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606. Its telephone number is (312) 489-5800 and its website address is www.coeur.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Canadian Sub
Canadian Sub is an unlimited liability company formed under the laws of the Province of British Columbia, Canada and is a wholly-owned subsidiary of Coeur formed for the purpose of effecting the Arrangement.
SilverCrest
SilverCrest is a Canadian-based precious metals producer headquartered in Vancouver, British Columbia, with an ongoing initiative to increase its silver-gold assets by expanding current resources and reserves, acquiring, discovering, developing and operating high value precious metal projects in the Americas. SilverCrest’s principal focus is operating its Las Chispas operation, located near Hermosillo, Sonora, Mexico. SilverCrest has a portfolio of three other mineral exploration properties in Sonora, Mexico, comprised of El Picacho, Cruz de Mayo, and Angel de Plata properties.
SilverCrest Common Shares are traded on the TSX under the symbol “SIL” and the NYSE American under the symbol “SILV.” SilverCrest’s head offices are located at 570 Granville Street, Suite 501, Vancouver, British Columbia V6C 3P1. Its telephone number is (604) 694-1730 and its website address is www.silvercrestmetals.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Coeur Rochester, Inc.
Coeur Rochester, Inc., incorporated in Delaware, is a wholly-owned subsidiary of Coeur and operates the Rochester mine, an open pit silver and gold mine located in Pershing County, Nevada.
Compañía Minera La Llamarada, S.A. de C.V.
Compañía Minera La Llamarada, S.A. de C.V., incorporated under the laws of Mexico, is a wholly-owned subsidiary of SilverCrest.
Special Meeting of Coeur Stockholders
The Special Meeting
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, on February 6, 2025, at 12:00 p.m., Central Time, or such other date, time and place to which the special meeting may be adjourned or postponed. Coeur stockholders are being asked to consider and vote on the following proposals in connection with the Arrangement:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares (the “Charter Amendment Proposal”); and

(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).
Record Date for the Special Meeting
You can vote at the special meeting all of the shares of Coeur Common Stock you held of record as of the close of business on December 24, 2024, which is the record date for the special meeting. As of the record date, there were 399,314,953 shares of Coeur Common Stock outstanding.
Recommendations of the Coeur Board of Directors
The Coeur Board unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting. In connection with this recommendation, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to issue the shares of Coeur Common Stock in connection with the Arrangement and adopt the Charter Amendment, conditioned upon the Closing (as defined below). See “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement for more information about the factors considered by the Coeur Board.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
The Arrangement
The Arrangement Agreement provides that, at the Effective Time, Canadian Sub will acquire all of the issued and outstanding SilverCrest Common Shares with SilverCrest continuing as a wholly-owned subsidiary of Coeur. The Arrangement will be implemented under the BCBCA and requires, among other things, approval of (a) at least 66 2∕3% of the votes cast by SilverCrest shareholders, approval by at least 66 2∕3% of the votes cast by the shareholders and option holders of SilverCrest, voting together as a single class, and a majority of the votes cast by SilverCrest shareholders, excluding SilverCrest Common Shares held by persons required to be excluded under applicable Canadian securities laws, and (b) the Supreme Court of British Columbia. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Completion of the Arrangement” section of this Proxy Statement for more information on the required approvals. After giving effect to the Arrangement, Canadian Sub will own all of the outstanding SilverCrest Common Shares.
A copy of the Arrangement Agreement and the Plan of Arrangement are attached as Annex A to this Proxy Statement. You are urged to read the Arrangement Agreement and the Plan of Arrangement in their entirety because they are the legal documents that govern the Arrangement. For more information on the Arrangement, the Arrangement Agreement and the Plan of Arrangement, see the “The Arrangement Agreement and the Plan of Arrangement” section of this Proxy Statement.
Consideration Issuable Pursuant to the Arrangement
Share Consideration
Coeur stockholders will not directly receive any consideration under the Arrangement. If the Arrangement is completed, Canadian Sub will acquire all of the SilverCrest Common Shares, and each SilverCrest shareholder (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders) will receive 1.6022 of a share of Coeur Common Stock, in exchange for each SilverCrest Common Share they hold, subject to adjustment as set forth in the Arrangement Agreement, if applicable. Upon completion of the Arrangement, it is expected that former Coeur stockholders will own approximately 63%, and former SilverCrest shareholders will own approximately 37% of the combined company on a fully diluted basis (based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement).

The shares of Coeur Common Stock so issued will have the same rights and privileges as the currently outstanding shares of Coeur Common Stock. The shares of Coeur Common Stock do not have any pre-emptive rights.
No fractional shares of Coeur Common Stock will be issued as part of the Arrangement. For more information, see “The Arrangement Agreement and the Plan of Arrangement–Consideration Issuable Pursuant to the Arrangement” of this Proxy Statement.
Treatment of SilverCrest Equity Awards
SilverCrest equity-based awards that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the applicable SilverCrest equity incentive plan.
At the Effective Time, each outstanding SilverCrest Option immediately prior to the Effective Time will be automatically exchanged for a Coeur Replacement Option. The Coeur Replacement Option will allow the holder to purchase shares of Coeur Common Stock equal to the product of (i) the number of SilverCrest Common Shares subject to the original SilverCrest Option immediately before the Effective Time, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole number of shares of Coeur Common Stock). The exercise price per share will be equal to the quotient of (x) the exercise price per SilverCrest Common Share underlying the exchanged SilverCrest Option immediately prior to the Effective Time divided by (y) the Exchange Ratio (rounded up to the nearest whole cent), subject to certain adjustments. The terms of each Replacement Option, including expiration and exercise conditions, will mirror the terms of the original SilverCrest Option.
Further, at the Effective Time, on the terms and subject to the conditions of the Arrangement Agreement and the applicable equity incentive plan of SilverCrest, each outstanding (i) restricted share unit, (ii) performance share unit, and (iii) deferred share unit granted pursuant to SilverCrest’s applicable equity incentive plan, in each case, will become fully vested, and the holder thereof will receive a cash payment to be calculated in accordance with the terms of the applicable SilverCrest equity incentive plan.
For more information, see “The Arrangement Agreement and the Plan of Arrangement–Treatment of SilverCrest Equity Awards in the Arrangement” of this Proxy Statement.
Non-Solicitation of Alternative Transactions
Except as expressly provided in the Arrangement Agreement, each of Coeur and SilverCrest has agreed to not, and to cause each of its subsidiaries to not, and shall not authorize any of their respective representatives (including directors, officers, employees, advisors, agents, or other authorized representatives) to, solicit alternative business combination transactions.
Conditions to Completion of the Arrangement
The closing of the Arrangement under the Arrangement Agreement is subject to certain conditions, including, among others, (i) the approval of the Arrangement by at least 66 2∕3% of the votes cast by SilverCrest shareholders, at least 66 2∕3% of the votes cast by the shareholders and option holders of SilverCrest, voting together as a single class, and a majority of the votes cast by SilverCrest shareholders, excluding SilverCrest Common Shares held by persons required to be excluded under applicable Canadian securities laws (collectively, the “SilverCrest Securityholder Approval”), at a meeting of SilverCrest securityholders (the “SilverCrest Securityholder Meeting”), (ii) the approval of (A) the issuance of shares of Coeur Common Stock in connection with the Arrangement (the “Stock Issuance”) and (B) the amendment of the Coeur Certificate of Incorporation to increase the number of authorized shares of Coeur Common Stock (collectively, the “Coeur Stockholder Approval”), in each case by the affirmative vote of Coeur stockholders required by the Coeur Charter and the DGCL at a meeting of Coeur stockholders (the “Coeur Stockholder Meeting”), (iii) the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Coeur and SilverCrest, (iv) the authorization for listing of the Coeur Common Stock issuable pursuant to the Arrangement Agreement on the NYSE, (v) the absence of any law or order prohibiting the consummation of the Arrangement and (vi) the receipt of the unconditional approval of the concentration consisting in the transactions contemplated in the Arrangement Agreement issued by the Federal Competition Commission of Mexico (Comisión Federal de Competencia Económica) (or the body or department that replaces it) that shall not have been modified or rescinded (the “Mexico Antitrust Approval”).
The obligation of each party to consummate the Arrangement is also conditioned upon, among other things, (i) the other party’s representations and warranties being true and correct (generally subject to certain materiality thresholds), (ii) the other party having performed in all material respects its obligations under the Arrangement Agreement, and (iii) the absence of a material adverse effect in respect of the other party.
Termination of the Arrangement Agreement
The Arrangement Agreement contains certain termination rights for both Coeur and SilverCrest, including, among others, (i) upon the mutual consent by Coeur and SilverCrest, (ii) by either Coeur or SilverCrest if (A) the Arrangement shall not have been consummated on or prior to May 19, 2025 (which date, if the Mexico Antitrust Approval has not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to August 19, 2025), or (B) a final non-appealable law has been enacted, made or enforced prohibiting the Arrangement, (iii) by either Coeur or SilverCrest if either the SilverCrest Securityholder Approval or Coeur Stockholder Approval shall not have been obtained, (iv) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions, (v) by a party if the other party’s board of directors changes its recommendation with respect to the Arrangement, (vi) by a party if the other party materially breaches its non-solicitation covenants under the Arrangement Agreement or (vii) by a party in order for such party to enter into a definitive agreement with respect to a superior competing business combination transaction (provided that such party has not materially breached its non-solicitation restrictions in any material respect and pays the applicable termination fee prior to or concurrently with such termination).
Termination Fees and Expense Reimbursement
If the Arrangement Agreement is terminated in certain specified circumstances, Coeur or SilverCrest would be required to pay the other party a termination fee of $100 million and $60 million, respectively. In addition, in certain circumstances, the terminating party shall reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $17 million.
Voting Agreements
In connection with the execution of the Arrangement Agreement, Coeur has entered into a voting and support agreement (each, a “SilverCrest Voting Agreement”) with each of the directors and certain officers of SilverCrest, who collectively held approximately 2.2% of the outstanding SilverCrest Common Shares as of the date of the Arrangement Agreement and SilverCrest has entered into a voting and support agreement (each, a “Coeur Voting Agreement” and together with the SilverCrest Voting Agreements, the “Voting Agreements”) with each of the directors and certain officers of Coeur, who collectively held approximately 1.1% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. Each Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of SilverCrest signatories) or adopting the Stock Issuance Proposal and the Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters inconsistent with the arrangement, including any alternative business combination. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which the board of directors of Coeur or SilverCrest, as applicable, changes its recommendation with respect to the Arrangement and (d) the completion of the Coeur Stockholder Meeting or SilverCrest Securityholder Meeting, as applicable.
Copies of the forms of the SilverCrest Voting Agreement and the Coeur Voting Agreement are attached as Schedule E and Schedule F to the Arrangement Agreement, respectively.
Coeur’s Reasons for the Arrangement
In evaluating the Arrangement, including the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement, the Coeur Board consulted with Coeur’s senior management and legal and financial advisors. In recommending that Coeur stockholders vote in favor of each of the proposals, the Coeur Board considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Coeur Board, see “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement.

Risk Factors
In evaluating the Arrangement Agreement and the Arrangement, you should carefully read this Proxy Statement and the documents incorporated herein by reference. In particular, you should consider the factors discussed in the section titled “Risk Factors.”
Recommendation of the Coeur Board of Directors
After careful consideration, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote:
•	“FOR” the Charter Amendment Proposal; and
•	“FOR” the Stock Issuance Proposal.
Opinions of Financial Advisors to Coeur
Opinion of BMO Capital Markets Corp.
Coeur has engaged BMO Nesbitt Burns Inc. (“BMO Nesbitt Burns”), an affiliate of BMO Capital Markets Corp. (“BMO Capital Markets”), as a financial advisor to Coeur in connection with the Arrangement. In connection with this engagement, BMO Capital Markets delivered a written opinion, dated October 3, 2024, to the Coeur Board as to the fairness, from a financial point of view and as of the date of the opinion, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement. The full text of BMO Capital Markets’ written opinion, dated October 3, 2024, to the Coeur Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C-1 to this Proxy Statement and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth below is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the benefit and use of the Coeur Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement. BMO Capital Markets’ opinion did not constitute a recommendation to the Coeur Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters. For additional information, see the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.” beginning on page 21 and Annex C-1 to this Proxy Statement.
Opinion of Goldman Sachs & Co. LLC
At a meeting of the Board, Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Board that, as of October 3, 2024, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the Exchange Ratio pursuant to the Arrangement Agreement was fair from a financial point of view to Coeur.
The full text of the written opinion of Goldman Sachs, dated October 3, 2024, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C-2 to this Proxy Statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of Coeur Common Stock should vote with respect to the Transaction or any other matter.
Pursuant to an engagement letter between Coeur and Goldman Sachs, Coeur has agreed to pay Goldman Sachs a transaction fee of approximately $2 million, none of which is contingent upon the consummation of the Transaction.
For additional information, see the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of Goldman Sachs & Co. LLC” beginning on page 21 and Annex C-2 to this Proxy Statement.

Board of Directors Following the Arrangement
Coeur has agreed with SilverCrest that it will take all actions necessary to provide that, as of the Effective Time, N. Eric Fier and Pierre Beaudoin shall be appointed to the Coeur Board and at the next annual general meeting of Coeur held to consider the election of directors that occurs following the Effective Date, N. Eric Fier and Pierre Beaudoin shall be nominated by Coeur for election as directors of Coeur, provided that (i) such nominees meet any applicable qualification requirements to serve as directors under applicable laws, and (ii) such nominees have each delivered to Coeur a consent to act as a director of Coeur.
Mr. Fier is a Certified Professional Geologist (USA) and Engineer (Canada) with over 35 years of experience in the international mining industry including exploration, acquisition, development and production of numerous mining projects in Guyana, Chile, Brazil, Central America, Mexico and Peru. He has in-depth knowledge of project evaluation and management, reserve estimation and economic analysis, construction, as well as operations management. Mr. Fier previously worked as Chief Geologist with Pegasus Gold Corp., Senior Engineer & Manager with Newmont Mining Corp. and Project Manager with Eldorado Gold Corp. and is also currently the Executive Chairman of Goldsource Mines Inc.
Mr. Beaudoin joined the SilverCrest board in June 2018 and subsequently became the Chief Operating Officer in November 2018. During his five years in the role he successfully led the technical studies, build and ramp-up of the Las Chispas Operation. He retired from this role in early 2024 and rejoined the SilverCrest board.
Coeur anticipates that the current members of its board of directors shall continue to serve as directors of the combined company. Accordingly, immediately following the completion of the Arrangement, the board of directors of the combined company will consist of: Linda L. Adamany, Pierre Beaudoin, Paramita Das, N. Eric Fier, Randolph E. Gress, Jeane L. Hull, Mitchell J. Krebs, Eduardo Luna, Robert E. Mellor, and Kenneth Thompson.
Management Following the Arrangement
Coeur anticipates the current members of its management team shall continue to serve as officers of the combined company immediately following the completion of the Arrangement: Mitchell J. Krebs, Chairman, President, & Chief Executive Officer, Thomas S. Whelan, Senior Vice President & Chief Financial Officer, Michael Routledge, Senior Vice President & Chief Operating Officer, Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer, Emilie C. Schouten, Senior Vice President & Chief Human Resources Officer, and Aoife McGrath, Senior Vice President, Exploration.
Interests of Coeur Directors and Executive Officers in the Arrangement
In considering the recommendation of the Coeur Board that you vote “FOR” each of the proposals, you should be aware that certain of Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Coeur stockholders generally. The Coeur Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Coeur stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Coeur are expected to continue as directors and executive officers of Coeur following the consummation of the Arrangement.
In addition, each of the directors and certain officers of Coeur, who collectively held approximately 1.1% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement have entered into Coeur Voting Agreements. Each such Coeur Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Stock Issuance Proposal and the Charter Amendment Proposal, and against certain matters inconsistent with the Arrangement, including against any alternative business combination transaction. See “The Arrangement—Voting Agreements.”
Accounting Treatment
Coeur prepares its financial statements in accordance with U.S. GAAP and SilverCrest prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”). In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, Coeur will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.

Shareholder Approvals
Coeur Stockholder Approvals
At the special meeting, Coeur stockholders will be required to consider and vote on the Stock Issuance Proposal and the Charter Amendment Proposal. The Stock Issuance Proposal and the Charter Amendment Proposal will be required to be approved by the Coeur stockholders in order for the Arrangement to be completed. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal.
SilverCrest Securityholder Approval
At the SilverCrest Securityholder Meeting, SilverCrest securityholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement resolution must be approved by (i) at least 66 2∕3% of the votes cast by SilverCrest shareholders present or in person or represented by proxy and entitled to vote at the meeting, (ii) at least 66 2∕3% of the votes cast by the shareholders and option holders of SilverCrest, voting together as a single class, present or in person or represented by proxy and entitled to vote at the meeting, and (iii) a majority of the votes cast by SilverCrest shareholders present or in person or represented by proxy and entitled to vote at the meeting, excluding the SilverCrest Common Shares held by persons required to be excluded under applicable Canadian securities laws.
Court Approval
The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing is anticipated to be on a date that is on or about 15 calendar days immediately following the date of filing of this Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) (subject to obtaining clearance of this Proxy Statement by the SEC). Under the Arrangement Agreement, SilverCrest is required to diligently pursue an application for Final Order pursuant to section 291 of the BCBCA as reasonably practicable if the Interim Order and the requisite SilverCrest Securityholder Approval and Coeur Stockholder Approval are obtained, but in any event, no later than four business days after the approval of the Arrangement by the SilverCrest securityholders. The Court hearing in respect of the Final Order is expected to take place two to three business days following the date of the SilverCrest Securityholder Meeting.
Regulatory Approvals
It is a mutual condition precedent to the consummation of the Arrangement that the Mexico Antitrust Approval shall have been obtained and shall not have been modified or rescinded.
Stock Exchange Listing Approval
Coeur expects to obtain approval to list the shares of Coeur Common Stock to be issued as consideration in connection with the Arrangement on the NYSE, which approval is a condition to Closing. Accordingly, Coeur will submit an application to the NYSE to have the shares of Coeur Common Stock to be issued pursuant to the Arrangement approved for listing on the NYSE.
SilverCrest Shares are listed on the TSX and NYSE American and the completion of the Arrangement is subject to the prior conditional approval of the TSX. Following completion of the Arrangement, the SilverCrest Shares will be delisted from the TSX and NYSE American.
No Appraisal Rights
Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.

Who Can Answer Your Questions About Voting Your Shares
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES
AND ACCOUNTING POLICY ALIGNMENT
The financial information of SilverCrest included in this proxy statement has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and condensed interim financial information has been prepared in accordance with International Accounting Standard (“IAS”) 34 - Interim Financial Reporting. Certain differences exist between IFRS and U.S. GAAP, which might be material to the financial information included in this proxy statement.
The principal differences between IFRS and U.S. GAAP which might be material in the preparation of SilverCrest’s consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Coeur, SilverCrest or the industry in which Coeur and SilverCrest operate.
The differences described below reflect only those differences in accounting principles and policies in force at the time of the preparation of the historical financial information of SilverCrest included in this proxy statement. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.
Depreciation & amortization
Under U.S. GAAP, Coeur’s accounting policy amortizes certain mine development costs using the units-of- production method over the estimated life of the ore body, generally based on recoverable ounces to be mined from proven and probable reserves.
Under IFRS, SilverCrest includes estimated recoverable ounces using the mineable tonnes extracted from the mine in the period as a percentage of the total mineable tonnes to be extracted in current and future periods based on mineral reserves.
Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation, utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited and unaudited consolidated financial statements of Coeur and SilverCrest, as indicated below, and is intended to provide information about how the Arrangement might have affected Coeur’s historical financial statements.
The unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statement of Operations”) for the year ended December 31, 2023 and the nine months ended September 30, 2024, combines the historical audited and unaudited consolidated statements of operations of Coeur for the corresponding periods, with the respective historical audited and unaudited consolidated income statements of SilverCrest, as if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) as of September 30, 2024, combines the historical unaudited consolidated balance sheet of Coeur and the historical unaudited consolidated statement of financial position of SilverCrest each as of September 30, 2024, as if the Arrangement had occurred on September 30, 2024.
The Unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with:
•	the accompanying notes to the Unaudited Pro Forma Financial Information;
•	the historical audited consolidated financial statements of Coeur for the year ended December 31, 2023, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 21, 2023;
•
the historical unaudited condensed consolidated financial statements of Coeur for the nine months ended September 30, 2024, included in Coeur’s quarterly report on Form 10-Q, filed with the SEC on November 6, 2024;

•
the historical audited consolidated financial statements of SilverCrest for the year ended December 31, 2023, included in SilverCrest’s annual report on Form 40-F, filed with the SEC on March 11, 2024;

•
the historical unaudited condensed interim consolidated financial statements of SilverCrest for the nine months ended September 30, 2024, included in SilverCrest’s interim report on Form 6-K, filed with the SEC on November 12, 2024; and

•	other information relating to Coeur and SilverCrest contained in or incorporated by reference into this document. See the section entitled “Where You Can Find More Information.”
The Unaudited Pro Forma Financial Information is presented using the acquisition method of accounting, with Coeur as the acquirer of SilverCrest. See section entitled “The Arrangement—Accounting Treatment” beginning on page 85 of this Proxy Statement. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of SilverCrest based on their respective fair market values with any excess purchase price allocated to goodwill.
The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The information has been adjusted to include estimated Arrangement accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.
The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, which are described in the section entitled “The Arrangement—Coeur’s Reasons for the Arrangement” beginning on page 65 of this proxy statement, and, accordingly, do not attempt to predict or suggest future results.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024

In thousands, except share data	Historical Coeur	Reclassified Historical SilverCrest (Note 2)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Arrangement Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$76,916	$120,864	$—		$—		$197,780
Receivables	30,165	14,133	—		—		44,298
Inventory	74,727	59,267	—		81,158	4(b)	215,152
Ore on leach pads	148,331	—	—		—		148,331
Bullion	—	37,374	—		—		37,374
Prepaid expenses and other	15,833	7,671	—		—		23,504
	345,972	239,309	—		81,158		666,439
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	1,759,454	264,345	(11,134)	3(a)(b)	1,097,621	4(c)	3,110,286
Goodwill	—	—	—		446,151	4(g)	446,151
Ore on leach pads	34,598	—	—		—		34,598
Restricted assets	9,339	—	—		—		9,339
Deferred tax assets	—	1,031	5,740	3(a)(c)	—		6,771
Receivables	20,161	16,953	—		—		37,114
Other	58,276	5,428	—		—		63,704
TOTAL ASSETS	$2,227,800	$527,066	$(5,394)		$1,624,930		$4,374,402
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$126,387	$6,816	$—		$—		$133,203
Accrued liabilities and other	153,285	41,811	—		19,124	4(a)(e)	214,220
Debt	27,458	330	—		—		27,788
Reclamation	10,954	—	—		—		10,954
	318,084	48,957	—		19,124		386,165
NON-CURRENT LIABILITIES
Debt	577,725	660	—		—		578,385
Reclamation	211,136	6,614	4,828	3(b)	—		222,578
Deferred tax liabilities	6,755	6,656	—		373,931	4(e)	387,342
Other long-term liabilities	30,950	—	2,698	3(c)	—		33,648
	826,566	13,930	7,526		373,931		1,221,953
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	3,993	—	—		240	4(f)	4,233
Additional paid-in capital	4,179,270	430,216	—		1,265,702	4(f)	5,875,188
Currency translation adjustment	—	(3,538)	—		3,538	4(f)	—
Accumulated other comprehensive income (loss)	—	—	—		—		—
Accumulated deficit	(3,100,113)	37,501	(12,920)		(37,605)	4(f)	(3,113,137)
	1,083,150	464,179	(12,920)		1,231,875		2,766,284
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,227,800	$527,066	$(5,394)		$1,624,930		$4,374,402

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024

In thousands	Historical Coeur	Reclassified Historical SilverCrest (Note 2)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Arrangement Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
Revenue	$748,562	$216,758	$—		$—		$965,320
COSTS AND EXPENSES
Costs applicable to sales(1)	447,456	65,016	282	3(c)	43	4(d)	512,797
Amortization	88,441	25,744	3,177	3(a)(b)	94,120	4(c)	211,482
General and administrative	36,611	15,017	—		—		51,628
Exploration	42,932	963	—		—		43,895
Pre-development, reclamation, and other	35,401	3,817	524	3(b)	—		39,742
Total costs and expenses	650,841	110,557	3,983		94,163		859,544
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	417	—	—		—		417
Fair value adjustments, net	—	(2,232)	—		—		(2,232)
Interest expense, net of capitalized interest	(39,389)	(520)	—		—		(39,909)
Other, net	11,329	114	423	3(c)	—		11,866
Total other income (expense), net	(27,643)	(2,638)	423		—		(29,858)
Income (loss) before income and mining taxes	70,078	103,563	(3,560)		(94,163)		75,918
Income and mining tax (expense) benefit	(49,030)	(53,697)	1,070	3(a)(b)(c)	24,059	4(e)	(77,598)
NET INCOME (LOSS)	$21,048	$49,866	$(2,490)		$(70,104)		$(1,680)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	(18,507)	—	—		—		(18,507)
Reclassification adjustments for realized (gain) loss on cash flow hedges	17,176	—	—		—		17,176
Other comprehensive income (loss)	(1,331)	—	—		—		(1,331)
COMPREHENSIVE INCOME (LOSS)	$19,717	$49,866	$(2,490)		$(70,104)		$(3,011)
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$0.05					4(h)	$0.00
Diluted	$0.05					4(h)	$0.00

(1)	Excludes amortization.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023

In thousands	Historical Coeur	Reclassified Historical SilverCrest (Note 2)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Arrangement Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
Revenue	$821,206	$245,130	$—		$—		$1,066,336
COSTS AND EXPENSES
Costs applicable to sales(1)	632,896	75,476	339	3(c)	57,040	4(d)	765,751
Amortization	99,822	21,348	10,476	3(a)(b)	146,636	4(b)(c)	278,282
General and administrative	41,605	15,756	—		—		57,361
Exploration	30,962	726	—		—		31,688
Pre-development, reclamation, and other	54,636	493	749	3(b)	13,024	4(a)	68,902
Total costs and expenses	859,921	113,799	11,564		216,700		1,201,984
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	3,437	—	—		—		3,437
Fair value adjustments, net	3,384	735	—		—		4,119
Interest expense, net of capitalized interest	(29,099)	(2,220)	—		—		(31,319)
Other, net	(7,463)	(6,600)	(334)	3(c)	—		(14,397)
Total other income (expense), net	(29,741)	(8,085)	(334)		—		(38,160)
Income (loss) before income and mining taxes	(68,456)	123,246	(11,898)		(216,700)		(173,808)
Income and mining tax (expense) benefit	(35,156)	(6,526)	3,330	3(a)(b)(c)	58,063	4(e)	19,711
NET INCOME (LOSS)	$(103,612)	$116,720	$(8,568)		$(158,637)		$(154,097)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	(318)	—	—		—		(318)
Currency translation adjustment	—	10,255	—		—		10,255
Reclassification adjustments for realized (gain) loss on cash flow hedges	(10,694)	—	—		—		(10,694)
Other comprehensive income (loss)	(11,012)	10,255	—		—		(757)
COMPREHENSIVE INCOME (LOSS)	$(114,624)	$126,975	$(8,568)		$(158,637)		$(154,854)

In thousands	Historical Coeur	Reclassified Historical SilverCrest (Note 2)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 3)	(Note)	Arrangement Accounting Adjustments (Note 4)	(Note)	Pro Forma Combined
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$(0.30)					4(h)	$(0.27)
Diluted	$(0.30)					4(h)	$(0.27)

(1)	Excludes amortization.

1. Basis of Presentation
The accompanying Unaudited Pro Forma Financial Information presents the unaudited pro forma statements of operations and Unaudited Pro Forma Balance Sheet of Coeur prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Coeur and SilverCrest prepare their consolidated financial statements on the basis of a fiscal year ended December 31, 2023. The unaudited pro forma statements of operations were prepared using:
•	the historical unaudited condensed consolidated statement of operations of Coeur for the nine months ended September 30, 2024;
•	the historical audited consolidated statement of operations of Coeur for the year ended December 31, 2023;
•	the historical unaudited condensed interim consolidated statement of earnings of SilverCrest for the nine months ended September 30, 2024; and
•	the historical audited consolidated statement of earnings of SilverCrest for the year ended December 31, 2023.
The historical audited and unaudited consolidated financial statements of Coeur are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited consolidated financial statements of SilverCrest are prepared in accordance with IFRS as issued by the IASB and the unaudited condensed interim consolidated financial statements of SilverCrest are prepared in accordance with IAS 34 and are reported in U.S. dollars.
The unaudited pro forma statements of operations and the Unaudited Pro Forma Balance Sheet give effect to the Arrangement as if it had occurred on January 1, 2023, and September 30, 2024, respectively.
The Arrangement will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Arrangement. As of the date of this proxy statement, Coeur has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of SilverCrest’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price.
Material adjustments have been made to reflect SilverCrest’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of Unaudited Pro Forma Financial Information and to align SilverCrest’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. As of the date of this proxy statement, Coeur has not identified all adjustments necessary to convert SilverCrest’s historical audited and unaudited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform SilverCrest’s accounting policies to Coeur’s accounting policies.
A final determination of the fair value of SilverCrest’s assets and liabilities, including property, plant and mine development, will be based on the actual property, plant and mine development of SilverCrest that exist as of the closing date of the Arrangement and, therefore, cannot be made prior to the consummation of the Arrangement. In addition, the value of the purchase consideration to be paid by Coeur upon the consummation of the Arrangement will be determined based on the closing price of Coeur’s common stock on the Arrangement date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Information presented herein. Coeur has estimated the fair value of SilverCrest’s assets and liabilities based on discussions with SilverCrest’s management, preliminary valuation studies, due diligence and information presented in SilverCrest’s filings with Canadian securities authorities.
Until the Arrangement is implemented, both companies are limited in their ability to share certain information. Upon implementation of the Arrangement, a final determination of fair value of SilverCrest’s assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the Unaudited Pro Forma Balance Sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Purchase Consideration
The total preliminary estimated purchase price of approximately $1,696.2 million was determined as of October 3, 2024, based on SilverCrest’s issued and outstanding common shares, which includes equity awards outstanding under SilverCrest’s incentive compensation plans that are expected to vest before the close of the Arrangement. The number of shares of Coeur common stock to be issued is based on the number of SilverCrest common shares outstanding multiplied by the 1.6022 exchange ratio.
The final purchase consideration will be based on the actual closing price per share of Coeur common stock on the closing date, which could differ materially from the assumed Coeur common stock price used to estimate purchase consideration for the purposes of the Unaudited Pro Forma Financial Information. For purposes of the Unaudited Pro Forma Financial Information, such common stock and equity awards are assumed to remain outstanding as of the closing date of the Arrangement. Further, no effect has been given to any other new SilverCrest common shares or other equity awards that may be issued or granted subsequent to the date of this proxy statement and before the closing date of the Arrangement. In all cases in which Coeur’s closing stock price is a determining factor in arriving at the final purchase consideration, the stock price assumed for the total preliminary purchase price is the closing price of Coeur’s common stock on October 3, 2024 ($7.08 per share), the most recent date practicable prior to the mail date of this proxy statement. A hypothetical 10 percent change in Coeur’s closing stock price as of October 3, 2024, would have an approximate $169.6 million impact on the purchase price, which would result in $169.6 million additional goodwill or a reduction to goodwill of $169.6 million.

(in thousands, except for share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Stock Consideration
Shares of Coeur exchanged for SilverCrest issued and outstanding common shares(1)	239,570,251	$7.08	$1,696,157

(1)
Assumes that 239.6 million shares of Coeur common stock will be exchanged for 148.7 million issued and outstanding SilverCrest common shares as of September 30, 2024. SilverCrest shareholders will receive 1.6022 shares of common stock, par value $0.01 per share.

Preliminary Purchase Price Allocation
The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed of SilverCrest for the purposes of the Unaudited Pro Forma Financial Information as if the Arrangement had occurred on October 3, 2024:

(in thousands)
Preliminary Purchase Price Allocation
Cash and Cash equivalents	$120,864
Receivables	14,133
Inventory	140,425
Bullion	37,374
Prepaid expenses and other	7,671
Property, plant and equipment and mining properties, net	1,350,832
Goodwill	446,151
Deferred taxes	6,771
Receivables	16,953
Other	5,428
Total Assets	2,146,602
Accounts payable	6,816
Accrued liabilities and other	47,912
Debt	990
Reclamation	11,442
Deferred tax liabilities	380,587
Other long-term liabilities	2,698
Total liabilities	450,445
Total Preliminary Purchase Price	$1,696,157

2. SilverCrest Historical Financial Statements
SilverCrest’s historical audited and unaudited consolidated financial statements as described above and are presented under IFRS and are in U.S. dollars. The historical balances reflect certain reclassifications of SilverCrest’s consolidated income statements and consolidated statement of financial position categories to conform to Coeur’s presentation in its consolidated statement of operations and consolidated balance sheet. In addition, material adjustments have been made to align SilverCrest’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the Unaudited Pro Forma Financial Information of the combined group. The reclassifications identified and presented in the Unaudited Pro Forma Financial Information are based on discussions with SilverCrest’s management, due diligence and information presented in SilverCrest’s filings with Canadian securities authorities. Until the Arrangement is implemented, both companies are limited in their ability to share certain information. As of the date of this proxy statement, Coeur is not aware of any additional reclassifications that would have a material impact on the Unaudited Pro Forma Financial Information that are not reflected in the pro forma adjustments.
The reclassifications are summarized below:

	Balance Sheet as of September 30, 2024
SilverCrest Financial Statement Line	SilverCrest Historical Amount	Reclassification	Notes	SilverCrest Historical Reclassified Amount	Coeur Financial Statement Line
(in thousands)
Assets
Current Assets
Cash and cash equivalents	$120,864	$—		$120,864	Cash and cash equivalents
Bullion	37,374	—		37,374	Bullion
Trade and other receivables	3,302	10,831	1	14,133	Receivables
Value-added tax receivables	10,831	(10,831)	1	—
Inventories	59,267	—		59,267	Inventory
Prepaid expenses and other	7,671	—		7,671	Other
Non-current assets
Mineral properties, plant and equipment	264,345	—		264,345	Property, plant and equipment and mining properties, net
Deferred tax assets	1,031	—		1,031	Deferred tax assets
Long-term value-added tax receivables	16,953	—		16,953	Receivables
Prepaids and other long-term assets	5,428	—		5,428	Other
Total Assets	$527,066	$—		$527,066
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$28,467	$(21,651)	2	$6,816	Accounts payable
		41,811	2,3,4	41,811	Accrued liabilities and other
Tax liabilities	12,390	(12,390)	3	—
Derivative liabilities	7,770	(7,770)	4	—
Lease obligations	330	—		330	Debt
Non-current liabilities
Long-term lease obligations	660	—		660	Debt
Deferred tax liabilities	6,614	—		6,614	Deferred tax liabilities
Reclamation provision	6,656	—		6,656	Reclamation
Total Liabilities	$13,930	$—		$13,930

	Balance Sheet as of September 30, 2024
SilverCrest Financial Statement Line	SilverCrest Historical Amount	Reclassification	Notes	SilverCrest Historical Reclassified Amount	Coeur Financial Statement Line
(in thousands)
Equity
Issued capital	$422,117	$8,099	5	$430,216	Additional paid-in capital
Share option reserve	8,099	(8,099)	5	—
Currency translation reserve	(3,538)	—		(3,538)	Currency translation adjustment
Retained earnings	37,501	—		37,501	Accumulated deficit
Total equity	$464,179	$—		$464,179

(1)	Represents a reclassification of SilverCrest value-added tax receivables, historically included in Value-added tax receivables, to Receivables at Coeur.
(2)
Represents a reclassification of SilverCrest employee-related benefit and accrued operating liabilities, historically included in Accounts payable and accrued liabilities, to Accrued liabilities and other at Coeur.

(3)	Represents a reclassification of SilverCrest tax liabilities, historically included in Tax liabilities, to Accrued liabilities and other at Coeur.
(4)	Represents a reclassification of SilverCrest derivative liabilities, historically included in Derivative liabilities, to Accrued liabilities and other at Coeur.
(5)	Represents a reclassification of SilverCrest option share reserve, historically included in Share option reserve, to Additional paid-in capital at Coeur.

	Income Statement for the nine months ended September 30, 2024
SilverCrest Financial Statement Line	Historical SilverCrest	Reclassifications	Notes	Reclassified Historical SilverCrest	Coeur Financial Statement Line
(in thousands)
Revenue	$216,758	$—		$216,758	Revenue
Cost of sales
Production costs	(64,036)	(980)	1	(65,016)	Cost applicable to sales
Depreciation	(25,744)	—		(25,744)	Amortization
Government royalties	(980)	980	1	—
General and administrative expenses	(15,017)	—		(15,017)	General and administrative
Exploration and project expenses	(963)	—		(963)	Exploration
		(3,817)	2,7	(3,817)	Pre-development, reclamation, and other
Foreign exchange losses	(4,435)	4,435	3	—
		(2,232)	4,5	(2,232)	Fair value adjustments, net
Transaction and integration costs	(3,435)	3,435	7	—
Interest income	4,594	(4,594)	6	—
Interest and finance expense	(922)	402	2	(520)	Interest expense, net of capitalized interest
Other expense	(2,257)	2,371	3,4,5,6	114	Other, net
Earnings before income taxes	103,563	—		103,563	Income (loss) before income and mining taxes
Income tax expense	(53,697)	—		(53,697)	Income and mining tax (expense) benefit
Net earnings	$49,866	$—		$49,866	NET INCOME (LOSS)

	Income Statement for the year ended December 31, 2023
SilverCrest Financial Statement Line	Historical SilverCrest	Reclassifications	Notes	Reclassified Historical SilverCrest	Coeur Financial Statement Line
(in thousands)
Revenue	$245,130	$—		$245,130	Revenue
Cost of sales
Production costs	(74,108)	(1,368)	1	(75,476)	Cost applicable to sales
Depreciation	(21,348)	—		(21,348)	Amortization
Government royalties	(1,368)	1,368	1	—
General and administrative expenses	(15,756)	—		(15,756)	General and administrative
Exploration and project expenses	(726)	—		(726)	Exploration
		(493)	2	(493)	Pre-development, reclamation, and other
Foreign exchange losses	(7,247)	7,247	3	—
		735	4,5	735	Fair value adjustments, net
Interest income	4,035	(4,035)	6	—
Interest and finance expense	(2,713)	493	2	(2,220)	Interest expense, net of capitalized interest
Other expense	(2,653)	(3,947)	3,4,5,6	(6,600)	Other, net
Earnings before income taxes	123,246	—		123,246	Income (loss) before income and mining taxes
Income tax expense	(6,526)	—		(6,526)	Income and mining tax (expense) benefit
Net earnings	$116,720	$—		$116,720	NET INCOME (LOSS)

(1)	Represents a reclassification of SilverCrest royalties, historically included in Government royalties, to Cost applicable to sales at Coeur.
(2)	Represents a reclassification of SilverCrest accretion expense, historically included in Interest and finance expense, to Pre-development, reclamation, and other at Coeur.
(3)	Represents a reclassification of SilverCrest foreign exchange losses, historically included in Foreign exchange loss, to Other, net at Coeur.
(4)	Represents a reclassification of SilverCrest derivative gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
(5)	Represents a reclassification of SilverCrest bullion gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
(6)	Represents a reclassification of SilverCrest interest income, historically included in Interest income, to Other, net at Coeur.
(7)	Represents a reclassification of SilverCrest Transaction and integration costs, historically included in Pre-development, reclamation, and other at Coeur.
3. IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect SilverCrest’s historical audited and unaudited consolidated income statements and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the unaudited pro forma financial information. In addition, material adjustments have also been made to align SilverCrest’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(a) Depreciation and amortization
Under U.S. GAAP, Coeur’s accounting policy amortizes certain mine development costs using the units-of-production method over the estimated life of the ore body, generally based on recoverable ounces to be mined from proven and probable reserves.
Under IFRS, SilverCrest includes estimated recoverable ounces using the mineable tonnes extracted from the mine in the period as a percentage of the total mineable tonnes to be extracted in current and future periods based on mineral reserves.

The following table reflect the impacts of converting the calculation of depletion on a units-of-production method from mineable tonnes to recoverable ounces:

(in thousands)	As of September 30, 2024	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Condensed Balance Sheet
Decrease to property, plant and equipment and mine development, net	$(15,962)
Increase to deferred income tax asset	$4,789
Condensed Statements of Operations
Increase to amortization		$2,573	$9,671
Increase to income and mining tax benefit (expense)		$772	$2,901

(b) Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The following table reflects the impacts of changes made to the reclamations and remediation liabilities:

(in thousands)	As of September 30, 2024	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Condensed Balance Sheet
Increase to property, plant and equipment and mine development, net	$4,828
Increase to reclamation liabilities	$4,828
Condensed Statements of Operations
Increase to amortization		$604	$805
Increase to Pre-development, reclamation and other		$524	$749
Increase to income and mining tax benefit (expense)		$397	$548

(c) Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.
The following table reflects the accrual of employee severance for, as well as the impact of, revaluation of the accrual for the periods presented:

(in thousands)	As of September 30, 2024	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Condensed Balance Sheet
Increase to employee-related benefits	$2,698
Increase to deferred income tax asset	$951
Condensed Statements of Operations
Increase to costs applicable to sales		$282	$339
Increase (decrease) to other, net		$423	$(334)
Decrease to income and mining tax benefit (expense)		$(99)	$(119)

4. Arrangement Accounting Adjustments
The following adjustments have been made to the Unaudited Pro Forma Financial Information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the Unaudited Pro Forma Financial Information of the combined group. At this time, Coeur is not aware of any additional arrangement-related adjustments that would have a material impact on the Unaudited Pro Forma Financial Information that are not reflected or disclosed in the pro forma adjustments.
(a) Arrangement costs and other one-time charges
The increase in Pre-development, reclamation, and other of $13.0 million for the year ended December 31, 2023 and the corresponding increase in Accrued liabilities and other of $13.0 million, of which $12.0 million relates to financial advisory services fees, reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Arrangement. For the nine months ended September 30, 2024, $1.0 million and $3.4 million were recognized in Pre-development, reclamation, and other and Transaction and integration costs by Coeur and SilverCrest within their historical financial information, respectively, relating to transaction costs and non-recurring charges incurred.
(b) Inventories
The adjustment to increase in Inventories by $81.2 million reflects the adjustments to step up the pro forma balance for SilverCrest’s finished goods, work-in-process and stockpile inventory to estimated fair value as of September 30, 2024. The fair value was determined based on estimated selling price of the inventory, less the remaining processing and selling costs and a normal profit margin on those processing and selling efforts. As a result of the increase, there was an increase to Costs applicable to sales of $56.8 million for the year ended December 31, 2023 and an increase to Depreciation and amortization by $24.3 million for the year ended December 31, 2023.
(c) Property, plant and equipment and mine development, net
The adjustment to increase Property, plant and equipment and mine development, net by $1,097.6 million reflects the fair value estimate of property, plant, and equipment and mine development as of September 30, 2024, and the related increase to Amortization of $94.1 million and $122.3 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively.
(d) Share-based compensation
The adjustment for share-based awards represents the difference between SilverCrest’s historical share-based compensation expense and the estimated share-based compensation expense related to 1.4 million shares of Coeur common stock that will be issued as replacement awards as part of the Arrangement. The fair value of the replacement stock option share-based awards will be recognized ratably over post-combination service periods ranging from two to three years. The pro forma condensed income statement includes an adjustment to increase Cost applicable to sales by $0.1 million and $0.2 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively.
(e) Income taxes
Deferred income taxes have been recognized based on pro forma IFRS to U.S. GAAP accounting, policy alignment, and fair value adjustments to identifiable assets acquired and liabilities assumed of SilverCrest using the statutory tax rate on a jurisdictional basis. The $373.9 million and $6.1 million increase in Deferred tax liabilities and Accrued liabilities and other, respectively, reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed, and have been recognized as part of the Goodwill.
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
(f) SilverCrest shareholders’ equity
The adjustment reflects the elimination of $451.3 million of SilverCrest’s shareholders’ equity, which represents the historical book value of SilverCrest’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $(12.9) million, as a result of the application of purchase price accounting. The adjustment reflects an increase of $0.2 million and $1,695.9 million to Common stock and Additional paid-in capital, respectively, to reflect the issuance of 239.6 million shares of Coeur common stock with a par value of $0.01 per share to satisfy the issuance of 1.6022 shares of Coeur common stock for each SilverCrest common shares outstanding pursuant to the Arrangement Agreement, assuming a closing price of Coeur common stock on October 03, 2024 of $7.08 per share.
The table below reflects elimination of SilverCrest’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of September 30, 2024:

(in thousands)	Reclassified Historical SilverCrest	IFRS to U.S. GAAP and Accounting Policy Adjustments	Arrangement Accounting Adjustments	Equity Adjustments	Notes	Pro Forma
Common stock	$—	$—	$—	$240	1	$240
Additional paid-in capital	430,216	—	—	1,265,701	2	1,695,917
Current translation adjustments	(3,538)	—	—	3,538	3	—
Retained earnings (accumulated deficit)	37,501	(12,920)	(13,024)	(24,581)	4	(13,024)
Total SilverCrest Equity	$464,179	$(12,920)	$(13,024)	$1,244,898		$1,683,133

(1)	Represents issuance of 239.6 million shares of Coeur common stock with a par value of $0.01 per share in exchange of 148.7 million shares of SilverCrest outstanding.
(2)
Represents adjustments to Additional paid-in capital, to record issuance of 239.6 million shares for $1,695.9 million, calculated by deducting the $0.2 million included in Common stock from the preliminary purchase price consideration of $1,696.2 million.

(3)	Represents adjustment to write-off SilverCrest’s historical Current translation adjustments.
(4)
Represents adjustments to write-off SilverCrest’s historical Retained earnings of $37.5 million, net of $(12.9) million of IFRS to U.S. GAAP and accounting policy adjustments. The remaining $(13.0) million represents transaction costs, as discussed in Note 4(a).

(g) Goodwill
Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of SilverCrest. The fair value of assets acquired and liabilities assumed is preliminary and will be finalized upon completion of the Arrangement. Based on the preliminary purchase price allocation, Coeur has recognized $446.2 million of Goodwill. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.

(h) Earnings per share
The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 1.6022 shares of Coeur common stock for each Silvercrest share outstanding of 148.7 million as of September 30, 2024 as follows:

(in thousands, except per share	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Pro forma net income (loss) from continuing operations attributable to Coeur stockholders	$(1,680)	$(154,097)
Pro forma basic weighted average Coeur shares outstanding[1]	629,114	581,237
Pro forma basic earnings (loss) per share	$0.00	$(0.27)
Pro forma diluted weighted average Coeur shares outstanding[1]	629,114	581,237
Pro forma diluted earnings (loss) per share[2]	$0.00	$(0.27)

(1)
For the nine months ended September 30, 2024, basic and diluted weighted average shares outstanding of 629.1 million is comprised of 390.9 million shares of Coeur common stock and 238.2 million shares of Coeur common stock to be exchanged for 148.7 million shares of issued and outstanding SilverCrest common shares as of September 30, 2024. For the year ended December 31, 2023, basic and diluted weighted average shares outstanding of 581.2 million is comprised of 343.1 million shares of Coeur common stock and 238.2 million shares of Coeur common stock to be exchanged for 148.7 million shares of issued and outstanding SilverCrest common shares as of September 30, 2024.

(2)	Potentially dilutive shares were excluded in the computation of diluted loss per share for the nine months ended September 30, 2024 and year ended December 31, 2023 as they were antidilutive.
5. Management Adjustments
The tables below show the expected cost savings related to the Company’s expected General and administrative savings through the reduction of SilverCrest’s executive management team and directors, which is estimated to achieve an annual pretax savings of approximately $12 million.
The adjustments shown below include those that management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as efforts to integrate SilverCrest are carried out.

For the nine months ended September 30, 2024
(in thousands, except per share)	Net Income (Loss)	Basic and diluted loss per share	Weighted average shares
Pro forma combined	$(1,680)	$0.00	629,114
General and administrative savings	9,000
Tax effect	(3,173)
Pro forma combined after general and administrative savings, net of tax	$4,147	$0.01	634,556

For the year ended December 31, 2023
(in thousands, except per share)	Net Income (Loss)	Basic and diluted loss per share	Weighted average shares
Pro forma combined	$(154,097)	$(0.27)	581,237
General and administrative savings	12,000
Tax effect	(4,230)
Pro forma combined after general and administrative savings, net of tax	$(146,327)	$(0.25)	581,237

UNAUDITED PRO FORMA PER SHARE DATA
The following table presents, as of the dates and for the periods indicated, selected historical unaudited pro forma combined financial information per share of Coeur common stock and SilverCrest common shares. You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements of Coeur and notes thereto incorporated by reference into this proxy statement (see the section entitled “Where You Can Find More Information”) and the consolidated financial statements of SilverCrest and notes thereto included in this Proxy Statement.
SilverCrest’s consolidated financial statements are prepared in accordance with IFRS, which differs in a number of significant respects from U.S. GAAP. For a general discussion of the significant differences between IFRS and U.S. GAAP, please see the section entitled “Summary of Significant IFRS to U.S. GAAP Differences and Accounting Policy Alignment” beginning on page 25 of this Proxy Statement.
The following pro forma information has been prepared in accordance with the rules and regulations of the SEC and accordingly includes the effects of acquisition accounting. It does not reflect cost savings, synergies or certain other adjustments that may result from the Arrangement. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or equivalent pro forma amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Arrangement had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined group. The pro forma information, although helpful in illustrating the financial characteristics of the combined group under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the Arrangement and, accordingly, does not attempt to predict or suggest future results.
The following table assumes the issuance of approximately 238.2 million shares of Coeur common stock in connection with the Arrangement, which is the number of shares issuable by Coeur in connection with the Arrangement assuming the Arrangement occurred on January 1, 2023 and based on the number of outstanding SilverCrest common shares as of September 30, 2024. As discussed in this proxy statement, the actual number of shares of Coeur common stock issuable under the Arrangement will be adjusted based on the number of SilverCrest common shares outstanding at the consummation of the Arrangement. The pro forma data in the table assumes that the Arrangement occurred on January 1, 2023 for condensed combined statement of operations purposes and on September 30, 2024 for condensed combined balance sheet purposes.

(in millions, except per share)	Coeur	As at and for the nine months ended September 30, 2024 SilverCrest	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$0.05	$0.34	$0.00
Diluted[1]	$0.05	$0.33	$0.00
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	390,936	147,759	629,114
Diluted	396,378	149,116	629,114
Book value per share	$0.37	$0.32	$0.23

(1)	Potentially dilutive shares were excluded in the computation of diluted loss per share for Pro Forma Combined for the nine months ended September 30, 2024 as they were antidilutive.

The following table assumes the issuance of approximately 238.2 million shares of Coeur common stock in connection with the Arrangement, which is the number of shares issuable by Coeur in connection with the Arrangement assuming the Arrangement occurred on January 1, 2023 and based on the number of outstanding SilverCrest common shares as of September 30, 2024. As discussed in this proxy statement, the actual number of shares of Coeur common stock issuable under the Arrangement will be adjusted based on the number of SilverCrest common shares outstanding at the consummation of the Arrangement. The pro forma data in the table assumes that the Arrangement occurred on January 1, 2023 for condensed combined statement of operations purposes and on December 31, 2023 for condensed combined balance sheet purposes.

(in millions, except per share)	Coeur	As at and for the year ended December 31, 2023 SilverCrest	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$(0.30)	$0.27	$(0.27)
Diluted[1]	$(0.30)	$0.27	$(0.27)
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	343,059	146,882	581,237
Diluted	343,059	147,539	581,237
Book value per share	$0.32	$0.32	$0.21

(1)	Potentially dilutive shares were excluded in the computation of diluted loss per share for Coeur and Pro Forma Combined for the year ended December 31, 2023 as they were antidilutive.

RISK FACTORS
In deciding how to vote, Coeur stockholders should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” as well as Coeur’s and SilverCrest’s other filings with the SEC or on SEDAR+, as applicable, incorporated herein by reference. Please see “Where You Can Find More Information.”
Risk Factors Relating to the Arrangement
Coeur stockholders and SilverCrest shareholders, in each case as of immediately prior to the Arrangement, will have significantly reduced ownership in the combined company.
Coeur will issue 1.6022 shares of Coeur Common Stock to SilverCrest shareholders in exchange for each SilverCrest Common Share held (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders), pursuant to the Arrangement Agreement. Further, Coeur will also issue Coeur Replacement Options to option-holders of SilverCrest, which will entitle the option-holders to receive shares of Coeur Common Stock upon exercise of the Coeur Replacement Options, in accordance with the terms of the Plan of Arrangement. Following the completion of the Arrangement, it is anticipated that persons who were stockholders of Coeur and shareholders of SilverCrest immediately prior to the Arrangement will own approximately 63% and 37% of the combined company, respectively, on a fully diluted basis (based on the number of SilverCrest and Coeur securities outstanding as of the date of the Arrangement Agreement). As a result, each of Coeur’s current stockholders and each of SilverCrest’s current shareholders will have less influence over the combined company as stockholders than they currently have over Coeur and SilverCrest, respectively.
The Exchange Ratio will not be adjusted in the event of any change in either Coeur’s or SilverCrest’s share price.
Upon completion of the Arrangement, each SilverCrest Common Share (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders) will be converted into the right to receive 1.6022 of a share of Coeur Common Stock. This Exchange Ratio was fixed in the Arrangement Agreement and will not be adjusted to reflect changes in the market price of either SilverCrest Common Shares or Coeur Common Stock before the Arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Coeur’s and SilverCrest’s control), including the following:
•	changes in Coeur’s and SilverCrest’s respective businesses, operations and prospects;
•
investor behavior and strategies, including market assessments of the likelihood that the Arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the Arrangement;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Coeur’s and SilverCrest’s shares; and
•	foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Coeur and SilverCrest operate.
The price of shares of Coeur Common Stock at the completion of the Arrangement will vary from its price on the date the Arrangement Agreement was executed, the date of this Proxy Statement, the date of the special meeting and the date of the consummation of the Arrangement. As a result, the market value represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of Coeur Common Stock during the period from October 3, 2024, the trading day before the date of the public announcement of the Arrangement, through to December 10, 2024, the latest practicable date before the date of this Proxy Statement, the Exchange Ratio represented a market value ranging from a low of $9.47 to a high of $11.86 for each SilverCrest Common Share.
The Arrangement is subject to a number of conditions which may not be satisfied or waived, may delay the completion of the Arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the Arrangement Agreement and Coeur may have to pay a termination fee.
Each of Coeur’s and SilverCrest’s obligations to consummate the Arrangement are subject to the satisfaction (or waiver by Coeur or SilverCrest, to the extent permissible under applicable laws) of a number of conditions described in the Arrangement Agreement, including, among others, the approval by Coeur stockholders of the Stock

Issuance Proposal and the Charter Amendment Proposal, the approval and adoption of the Arrangement by SilverCrest securityholders, the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Coeur and SilverCrest and receipt of certain regulatory clearances and approvals, including the Mexico Antitrust Approval. Many of the conditions to completion of the Arrangement are not within Coeur’s control and Coeur cannot predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date set out in the Arrangement Agreement, it is possible that the Arrangement Agreement may be terminated. The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Coeur or SilverCrest would be required to pay the other party a termination fee of $100 million and $60 million, respectively. In addition, in certain circumstances, the terminating party is required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $17 million. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing.”
Although Coeur and SilverCrest have each agreed to use commercially reasonable best efforts for specific covenants, subject to certain limitations, to complete the Arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the Arrangement may take longer and could cost more than we expect. The requirements for obtaining the required regulatory approvals and clearances, including the Mexico Antitrust Approval, could delay the completion of the Arrangement for a significant period of time or prevent them from occurring. Any delay in completing the Arrangement may adversely affect the synergies and other benefits that Coeur expects to achieve if the Arrangement and the integration of businesses were to be completed within the expected timeframe.
Termination of the Arrangement Agreement could negatively impact Coeur.
Each of Coeur and SilverCrest has the right to terminate the Arrangement Agreement in certain circumstances, including if the Arrangement is not consummated by May 19, 2025 (subject to certain extension terms). The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Coeur or SilverCrest would be required to pay the other party a termination fee of $100 million and $60 million, respectively. In addition, in certain circumstances, the terminating party is required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $17 million. Failure to complete the Arrangement could negatively impact the trading price of our common stock or otherwise adversely affect Coeur’s business.
If a governmental authority asserts objections to the Arrangement, Coeur may be unable to complete the Arrangement or, in order to do so, Coeur or SilverCrest may be required to comply with material restrictions or satisfy material conditions.
Closing is subject to the condition that there is no law applicable to the Arrangement that makes consummation of the Arrangement illegal as well as the procurement of relevant approvals.
There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the Arrangement. If Coeur or SilverCrest takes such actions, it may be detrimental to them or to the combined company following the consummation of the Arrangement. Furthermore, these actions may have the effect of delaying or preventing consummation of the Arrangement or imposing additional costs on or limiting the revenue or cash available for distribution of the combined company following the consummation of the Arrangement. Depending on the nature of any objections by any governmental authorities to the Arrangement, Coeur may decline to agree to take such actions resulting in the failure of the Arrangement to be completed.
The Arrangement may be completed even though material adverse changes may result from the announcement of the Arrangement, industry-wide changes or other causes.
In general, Coeur or SilverCrest can refuse to complete the Arrangement if a material adverse effect has occurred in respect of the other party and is continuing as of the Effective Time. However, some types of changes that would result in a material adverse effect of either party are excluded from the definition of a material adverse effect according to the Arrangement Agreement and do not permit either party to refuse to complete the Arrangement. If such adverse changes occur but Coeur and SilverCrest still complete the Arrangement, it may have a negative impact on the market price of Coeur Common Stock.

Coeur or SilverCrest may waive one or more of the closing conditions without re-soliciting approval by Coeur stockholders.
Coeur or SilverCrest may determine to waive, in whole or part, one or more of the conditions to closing prior to Coeur or SilverCrest, as the case may be, being obligated to consummate the Arrangement. Coeur expects to evaluate the materiality of any proposed waiver and its effect on Coeur stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this Proxy Statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this Proxy Statement as a result of a waiver will be made by Coeur at the time of such waiver based on the facts and circumstances as they exist at that time.
The business relationships of Coeur and SilverCrest, as applicable, may be subject to disruption due to uncertainty associated with the Arrangement, which could have a material adverse effect on the results of operations, cash flows and financial position of Coeur pending and following the Arrangement.
Parties with which Coeur and SilverCrest, as applicable, does business may experience uncertainty associated with the Arrangement, including with respect to current or future business relationships with Coeur following the Arrangement. Coeur’s and SilverCrest’s business relationships may be subject to disruption as business partners, including, but not limited to, smelters, refiners, contractors, third-party providers of materials, equipment or services or any other third parties, may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Coeur or SilverCrest, as applicable, following the Arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Coeur, regardless of whether the Arrangement is completed, as well as a material and adverse effect on Coeur’s ability to realize the expected synergies and other benefits of the Arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Arrangement or termination of the Arrangement Agreement.
The Arrangement Agreement subjects Coeur to restrictions on its business activities prior to the Closing, limits its ability to pursue alternatives to the Arrangement and may discourage other companies from making a favorable alternative transaction proposal.
The Arrangement Agreement subjects Coeur to restrictions on its business activities prior to the closing of the Arrangement. The Arrangement Agreement obligates Coeur to generally conduct its businesses and maintain facilities in the ordinary course until the closing of the Arrangement and to, among other things, use its commercially reasonable efforts to (i) maintain and preserve in all material respects its present business organization, operations, assets, properties and goodwill, (ii) keep available the services of its officers and employees as a group and (iii) maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and governmental entities having business relationships with them. Further, the Arrangement Agreement restricts Coeur from taking certain actions without the consent of SilverCrest, including making certain acquisitions, entering into, amending or terminating certain contracts, incurring certain indebtedness and expenditures, repurchasing or issuing securities outside of existing equity award programs, and other specified actions.
These restrictions could prevent Coeur from pursuing certain business opportunities that arise prior to the Closing and are outside the ordinary course of business, which could have the effect of delaying or preventing other strategic transactions. See “The Arrangement Agreement and the Plan of Arrangement—Covenants—Covenants relating to General Conduct of Business” for additional details.
Coeur is subject to customary restrictions on its ability to solicit alternative acquisition proposals or engage in discussions with, third parties regarding such proposals, except that Coeur is permitted to engage, subject to limitations set out in the Arrangement Agreement, with an unsolicited acquisition proposal that the Coeur Board has determined constitutes or would reasonably be expected to constitute a superior proposal. Furthermore, in limited circumstances, prior to receiving stockholder approval, the Coeur Board may effect a change of its recommendation if it determines in good faith that another acquisition proposal constitutes a superior proposal.
Under specified circumstances, upon termination of the Arrangement Agreement in connection with a superior proposal, Coeur may be required to pay SilverCrest a termination fee of $100 million. These provisions could affect the decision by a third party to make a competing acquisition proposal, including the structure, pricing, and terms proposed by a third party seeking to acquire or merge with Coeur.

The issuance of a significant number of shares of Coeur Common Stock and a resulting “market overhang” could adversely affect the market price of shares of Coeur Common Stock after completion of the Arrangement.
On completion of the Arrangement, a significant number of additional shares of Coeur Common Stock will be issued and available for trading in the public market. The increase in the number of shares of our common stock may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, shares of our common stock.
Coeur does not currently control SilverCrest and its subsidiaries.
Coeur will not control SilverCrest and its subsidiaries until completion of the Arrangement and the business and results of operations of SilverCrest may be adversely affected by events that are outside of Coeur’s control during the interim period. The performance of SilverCrest may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which SilverCrest operates, changes in applicable laws, increased regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with business partners, delays in ongoing exploration and development projects and other factors beyond Coeur’s control. As a result of any one or more of these factors, among others, the operations and financial performance of SilverCrest may be negatively affected, which may adversely affect the future financial results of the combined company.
The Arrangement could negatively affect the price of our common stock as a result of market response to the Arrangement, significant delays in the consummation of the Arrangement or the termination of the Arrangement Agreement.
The market price of our common stock may vary significantly from the price on the date of the Arrangement Agreement. Negative market response to the Arrangement, the issuance of shares of Coeur Common Stock resulting in dilution of our existing shareholders, or any significant delays in the consummation of the Arrangement could negatively affect our stock price. In addition, there can be no assurance that the conditions to the consummation of the Arrangement will be satisfied in a timely manner or at all. If the Arrangement is not consummated or is delayed, the market price of our common stock may decline significantly, particularly to the extent the market price reflects a market assumption that the Arrangement will be consummated or will be consummated in a particular timeframe.
Stock price changes may result from a variety of factors that are beyond our control, including:
•	market reaction to the announcement of the Arrangement and market assessment of the likelihood of the Arrangement being consummated;
•	changes in the respective businesses, operations or prospects of Coeur or SilverCrest, including their respective ability to meet earnings estimates;
•	governmental or litigation developments or regulatory considerations affecting Coeur or SilverCrest or the mining industry;
•	general business, market, industry or economic conditions or global supply chain disruptions;
•	volatility in metal prices, the worldwide supply/demand balance for metals and the prevailing commodity price environment; and
•	other factors beyond our control, including those described elsewhere in, or incorporated by reference into, this “Risk Factors” section.
Failure to complete the Arrangement could negatively impact Coeur’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.
The failure to complete the Arrangement for any reason, including as a result of failure to obtain all requisite regulatory and stock exchange approvals or if the Coeur stockholders fail to approve the Stock Issuance Proposal and the Charter Amendment Proposal or SilverCrest securityholders fail to approve the Arrangement, the ongoing business of Coeur may be materially adversely affected and, without realizing any of the benefits of having completed the Arrangement, Coeur would be subject to a number of risks, including the following:
•	Coeur may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	Coeur and its subsidiaries may experience negative reactions from their business partners;
•	Coeur will still be required to pay certain significant costs relating to the Arrangement, such as legal, accounting, financial advisor and printing fees;
•	Coeur may be required to pay a termination fee or reimburse SilverCrest for certain expenses as required by the Arrangement Agreement;
•
matters relating to the Arrangement (including integration planning) require substantial commitments of time and resources by Coeur’s management, which may have resulted in the distraction of Coeur’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to Coeur; and

•	litigation related to any failure to complete the Arrangement or related to any enforcement proceeding commenced against Coeur to perform its obligations pursuant to the Arrangement Agreement.
If the Arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Coeur’s results of operations, cash flows, financial position and stock price.
Completion of the Arrangement will trigger change in control or other provisions in certain agreements to which SilverCrest is a party.
The completion of the Arrangement will trigger change in control or other provisions in certain agreements to which SilverCrest is a party. If SilverCrest is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminating such agreements, or seeking monetary damages. Even if SilverCrest is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to SilverCrest.
Coeur and SilverCrest are expected to incur significant transaction costs in connection with the Arrangement, which may be in excess of those anticipated by them.
Coeur and SilverCrest have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Arrangement, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Coeur whether or not the Arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Coeur will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Coeur and SilverCrest will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Arrangement and the integration of the two companies’ businesses. While Coeur and SilverCrest have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Coeur even if the Arrangement is not completed, could have an adverse effect on Coeur’s financial condition and operating results.
Coeur and SilverCrest may be the targets of legal claims, securities class actions, derivative lawsuits and other claims and negative publicity related to the Arrangement.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Coeur’s and SilverCrest’s respective liquidity and financial condition.
Lawsuits that may be brought against Coeur, SilverCrest or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Arrangement Agreement already implemented and to otherwise enjoin the parties from consummating the Arrangement. One of the conditions to the Closing is that no law (including injunction or judgements) is in effect that makes the Arrangement illegal or enjoins or prohibits Coeur or SilverCrest from consummating the Arrangement. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Arrangement, that injunction may delay or prevent the Arrangement from being completed within the expected timeframe or at all, which may adversely affect Coeur’s and SilverCrest’s respective business, financial position, results of operations and cash flows.
There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Arrangement is completed may adversely affect Coeur’s or SilverCrest’s business, financial condition, results of operations and cash flows.
In addition, political and public attitudes towards the Arrangement could result in negative press coverage and other adverse public statements affecting Coeur or SilverCrest. There is an increasing level of public concern relating to the perceived effect of mining activities on indigenous communities. Local communities and stakeholders can become dissatisfied with our activities or with changes in personnel following the Arrangement. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims or otherwise negatively impact the ability of the combined company to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on the combined company’s business, financial condition and results of operations.
SilverCrest may have liabilities that are not known to Coeur.
SilverCrest may have liabilities that Coeur was unable to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to SilverCrest has been provided in exclusive reliance on the information made available to us by SilverCrest and its representatives. Through the completion of the Arrangement, SilverCrest continues to be obligated to file certain reports with the SEC and on SEDAR+. Additionally, pursuant to the Arrangement Agreement, during the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the termination thereof, SilverCrest is required to notify us, subject to certain exceptions, of (i) changes that are or are reasonably expected to be material and adverse to the business, results of operations or condition (financial or otherwise) of SilverCrest and its subsidiaries, taken as a whole, (ii) communication from third parties alleging that their consent is required in connection with the Arrangement, and (iii) material proceedings commenced or threatened in connection with the Arrangement. Coeur may learn additional information about SilverCrest that materially adversely affects it, including, without limitation, unknown or contingent liabilities, environmental liabilities, significant capital expenditures that may not be known to Coeur or liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Coeur’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about Coeur Common Stock.
The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.
The combined company will account for the Arrangement as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of SilverCrest and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of Coeur. The reported financial condition and results of operations of Coeur for periods after completion of the Arrangement will reflect SilverCrest’s balances and results after completion of the Arrangement, but will not be restated retroactively to reflect the historical financial position or results of operations of SilverCrest and its subsidiaries for periods prior to the Arrangement.
Under the acquisition method of accounting, the total purchase price will be allocated to SilverCrest’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the completion date of the Arrangement, with any excess purchase price over those fair values recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

Potential payments to SilverCrest shareholders who exercise dissent rights could have an adverse effect on the combined company’s financial condition or result in the Arrangement not being completed.
SilverCrest shareholders have the right to exercise dissent rights and demand payment equal to the fair value of their SilverCrest Common Shares. If dissent rights are properly exercised in respect of a significant number of SilverCrest Common Shares, a substantial payment may be required to be made to such SilverCrest shareholders by SilverCrest, which could have an adverse effect on the combined company’s financial condition and cash flows. If, as of the Effective Date, the aggregate number of SilverCrest Common Shares in respect of which SilverCrest shareholders have validly exercised dissent rights exceeds 5% of the SilverCrest Common Shares outstanding, Coeur is entitled, in its discretion, not to complete the Arrangement.
Risk Factors Relating to the Combined Company Following the Arrangement
The combined company may be unable to integrate the businesses of Coeur and SilverCrest successfully or realize the anticipated benefits of the Arrangement.
The Arrangement involves the combination of two companies that currently operate as independent public companies. The combination of two independent businesses is complex, costly and time consuming, and significant management attention and resources will be required to integrate the business practices and operations of SilverCrest into Coeur. This may divert our focus and resources from other strategic opportunities and/or operational matters during this integration stage. The success and the ability to realize the anticipated benefits of the Arrangement will depend upon our ability to effectively manage the integration, performance and operations of entities or properties of SilverCrest. As an example, the ramp up of the Silvertip exploration property, acquired in late 2017, was slower and less profitable than originally anticipated, due primarily to more significant mill availability and maintenance challenges than were anticipated at the time Silvertip was acquired, as well as deteriorating zinc and lead market conditions. Potential difficulties and risks that may accompany this Arrangement include the following:
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the inability to successfully combine the business or personnel of Coeur and SilverCrest in a manner that permits the combined company to achieve, on a timely basis, or at all, the cost savings and other benefits anticipated to result from the Arrangement;

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complexities associated with managing and supporting the combined businesses and the expanded operations, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees, business partners and other constituencies;

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complexities associated with realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization;

•	the assumption of contractual obligations with less favorable or more restrictive terms;
•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Arrangement; a material ore body may prove to be below our expectations;
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loss of employees, labor disruptions, work stoppages or other disruptions in production; such labor disruptions may also be used to advocate labor, political or social goals, particularly at non-U.S. mines;

•	processing facilities may not operate as well as anticipated, and may require significant maintenance, downtime and capital investment; and
•	difficulties or loss of social license to operate resulting from failure of efforts to establish positive relationships and/or agreements with local communities or local indigenous peoples.
In addition, Coeur and SilverCrest have operated and, until the completion of the Arrangement, will continue to operate, independently. It is possible that the integration process could result in:
•	diversion of the attention of each company’s management; and
•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees, smelters, refiners, contractors, third-party providers of materials, equipment or services and other constituencies or achieve the anticipated benefits of the Arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company following the Arrangement.
Significant demands will be placed on the combined company as a result of the Arrangement.
As a result of the pursuit and completion of the Arrangement, significant demands will be placed on the managerial, operational and financial personnel and systems of the combined company. We cannot provide any assurance that the systems, procedures and controls of the combined company will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the Arrangement. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions, to integrate the acquisition of SilverCrest, to implement a new business strategy and to improve its operational and financial controls and reporting systems.
The trading price and volume of the combined company common stock may be volatile following the Arrangement.
The trading price and volume of the combined company common stock may be volatile following completion of the Arrangement. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the combined company common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for the combined company common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for the combined company common stock to fluctuate substantially, which may negatively affect the price and liquidity of the combined company common stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.
The consummation of the Arrangement may result in one or more ratings organizations taking actions which may adversely affect the combined company's business, financial condition and operating results, as well as the market price of our common stock.
Rating organizations regularly analyze the financial performance and condition of companies and may reevaluate the combined company's credit ratings following the consummation of the Arrangement. Factors that may impact the combined company's credit ratings include debt levels, planned asset purchases or sales and near-term and long-term production growth, opportunities, liquidity, asset quality, cost structure, product mix and commodity pricing levels. If a ratings downgrade were to occur in connection with the Arrangement, the combined company could experience higher borrowing costs in the future and more restrictive covenants which would reduce profitability and diminish operational flexibility. We cannot provide assurance that any of our current ratings will remain in effect following the consummation of the Arrangement for any given period of time or that a rating will not be lowered by a rating agency if, in its judgment, circumstances so warrant.
The market price of Coeur Common Stock may decline if large amounts of Coeur Common Stock are sold following the Arrangement and may be affected by factors different from those that historically have affected or that are currently affecting the market price of Coeur Common Stock.
The market price of Coeur Common Stock may fluctuate significantly following completion of the Arrangement and holders of Coeur Common Stock could lose some or all of the value of their investment. If the Arrangement is consummated, Coeur will issue shares of Coeur Common Stock to former SilverCrest shareholders. The Arrangement Agreement contains no restrictions on the ability of former SilverCrest shareholders to sell or otherwise dispose of such shares following completion of the Arrangement. Former SilverCrest shareholders may decide not to hold the shares of Coeur Common Stock that they receive in the Arrangement, and Coeur’s historic stockholders may decide to reduce their investment in Coeur as a result of the changes to Coeur’s investment profile as a result of the Arrangement. These sales of Coeur Common Stock (or the perception that these sales may occur) could have the effect of depressing the market price for Coeur Common Stock. In addition, Coeur’s financial position after completion of the Arrangement may differ from its financial position before the completion of the Arrangement, and the results of Coeur’s operations and cash flows after the completion of the Arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Coeur Common Stock. Accordingly, the market price and performance of

Coeur Common Stock is likely to be different from the performance of Coeur Common Stock prior to the Arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Coeur Common Stock, regardless of our actual operating performance.
SilverCrest public filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.
Coeur’s public disclosures are governed by the Exchange Act, including Regulation S-K 1300 thereunder, whereas SilverCrest discloses estimates of “measured,” “indicated,” and “inferred” mineral resources and “proven” and “probable” mineral reserves as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, public disclosures by SilverCrest prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The foregoing is not an exhaustive summary of Canadian or U.S. financial reporting requirements.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Coeur included in this Proxy Statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the combined company after the Arrangement may differ materially.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this Proxy Statement is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that Coeur believes are reasonable, and is not necessarily indicative of what Coeur’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the combined company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this Proxy Statement. The unaudited pro forma condensed combined financial statements have been prepared with Coeur as the accounting acquirer under U.S. GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the section “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Coeur management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Coeur’s control and may not be realized. Many factors mentioned in this Proxy Statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from Coeur’s estimates. In view of these uncertainties, the inclusion of financial estimates in this Proxy Statement is not and should not be viewed as a representation that the forecasted results will be necessarily predictive of actual future results.
Coeur’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Coeur does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forecasted financial information included in this Proxy Statement has been prepared by, and is the responsibility of, Coeur management. Neither Coeur’s independent registered public accounting firm, Grant Thornton LLP (“GT”), nor any other independent registered public accounting firm, including SilverCrest’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the company’s forecasted financial information and, accordingly, GT and PwC do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. See “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” for more information.

The synergies and other anticipated benefits attributable to the Arrangement may vary from expectations.
The combined company may fail to realize the anticipated benefits and synergies expected from the Arrangement, which could adversely affect the combined company’s business, financial condition and operating results. The mineral reserves and mineral resource figures presented in public filings are also based on estimates made by technical personnel and are a function of geological and engineering analyses that require assumptions about production costs, recoveries, and gold, silver, zinc and lead market prices. Thus, irrespective of well-established controls, the estimation of mineral reserves and mineral resource figures are based on subjective factors. No assurances can be given that any mineral resource estimate will ultimately be reclassified as proven or probable mineral reserves or that inferred resources will be upgraded to measured or indicated resources. Any of these adjustments or updates to mining plans of the combined company or new or updated technical or geological information may also impact anticipated metal recovery rates. Any of these adjustments may adversely affect actual operating performance, production, financial condition, results of operations and cash flows.
Expected benefits from the Arrangement are based on estimates of a variety of key factors, including mineral reserves and resources, grade, recovery rates, the ability of processing infrastructure to meet desired throughput rates, and operating costs, among others. However, achieving results in line with those estimates is subject to risks and uncertainties such as variability in grade, recovery rates and cost inputs and any inability of infrastructure to accommodate higher throughput. We cannot provide assurance that we will be able to successfully expand or extend the lives of existing mining operations, and a completed project may not yield the anticipated operational or financial benefits, such as expected availability, throughput, metal recovery rates, concentrate quality, unit costs, operating margin and/or cash flows, any of which may have a material negative impact on returns on invested capital, operating costs or cash flows.
The success of the Arrangement will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. Coeur and SilverCrest believe that the combination of the companies will provide operational and financial scale, increase free cash flow, and generate meaningful stockholder return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Arrangement. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Arrangement within the anticipated timing or at all, the combined company’s business, financial condition and operating results may be adversely affected.
The Las Chispas mine may become economically unfeasible.
As a result of the Arrangement, Coeur’s business will be expanded to include the Las Chispas mine at 84656 Arizpe, Sonora, Mexico. There are risks inherent in operating a precious metals mine. The commercial viability of the Las Chispas operation hinges on various elements, including mining and processing costs, deposit characteristics such as size, grade, and infrastructure accessibility, as well as the cyclical nature of metal prices and governmental regulations. Factors such as flooding, permit issues, infrastructure failures, and community-related concerns also pose threats to Las Chispas. While the precise impact of these factors is uncertain, their convergence could render the Las Chispas mine economically unfeasible, potentially leading to closure.
The combined company will be an international company and will be exposed to political and social risks associated with its foreign operations.
A significant portion of the combined company’s revenues are expected to be generated by operations outside the United States, particularly Mexico. Exploration, development, production and closure activities in many countries are potentially subject to heightened political, sovereign and social risks that are beyond our control and could result in increased costs, capacity constraints and potential disruptions to our business. These risks include the possible unilateral cancellation or forced renegotiation of contracts in which we, directly or indirectly, may have an interest, unfavorable changes in foreign laws and regulations, royalty and tax increases (including taxes associated with the import or export of goods), risks associated with tax recovery and collection process, aggressive or punitive tax audits, policy-driven interference with or moratoriums on processing of permit applications or granting water or mineral concessions, erection of trade barriers, including tariffs and duties, claims by governmental entities or indigenous communities, changes to mining and related laws impacting current and future operations, expropriation or nationalization of property and other risks arising out of foreign sovereignty over areas in which our operations are conducted. Any material adverse changes in government policies or legislation in Mexico or any other country where the combined company has economic interests that affect mining or mineral exploration activities may affect the viability and profitability of the combined company following the Arrangement. There is no assurance that governments outside the United States will not in the future adopt different regulations, policies or interpretations with respect to, but not limited to, foreign ownership of mineral resources, royalty rates, taxation, exchange rates, environmental protection, labor relations, repatriation of income or return of capital, restrictions on production or processing, price controls, export controls, currency remittance, or obligations of the combined company under its respective mining codes and stability conventions. The right to import and export gold and silver may depend on obtaining certain licenses and quotas, which could be delayed or denied at the discretion of the relevant regulatory authorities, or could become subject to new taxes, tariffs or duties imposed by U.S. or foreign jurisdictions, which could have a material adverse effect on our business, financial condition, or future prospects. In addition, the combined company’s rights under local law may be less secure in countries where judicial systems are susceptible to manipulation and intimidation by governmental agencies, non-governmental organizations or civic groups. Any of these developments could require us to curtail or terminate operations or otherwise adversely modify operations at our mines, incur significant costs to renegotiate contracts, meet newly-imposed environmental or other standards, pay greater royalties or higher prices for labor or services and recognize higher taxes, address aggressive or punitive tax audit assessments including through litigation, or experience significant delays or obstacles in the recovery of VAT or income tax refunds owed, which could materially and adversely affect financial condition, results of operations and cash flows.
The combined company’s operations outside the United States may also expose the company to economic and operational risks.
The combined company’s operations outside the United States, and in particular its increased operations in Mexico following the Arrangement, further expose us to economic and operational risks. Local economic conditions, as well as epidemics, pandemics or natural disasters, can cause shortages of skilled workers and supplies, increase costs and adversely affect the security of operations. In addition, higher incidences of criminal activity and violence in the area of some of our foreign operations, including drug cartel-related violence in Mexico, could adversely affect the combined company’s ability to operate in an optimal fashion and may impose greater risks of extortion and theft, greater risks to personnel, and greater risks to the supply of goods and services to operations and property of the combined company. These conditions, including security concerns in certain communities surrounding the Palmarejo complex or, following the Arrangement, the Las Chispas mine and mineral exploration projects in Sonora, Mexico, impacting third-party deliveries of supplies to such locations, could adversely impact the combined company’s operations and lead to lower productivity and higher costs, which would adversely affect results of the combined company’s operations and cash flows.
In addition, acts of civil disobedience are not uncommon in areas of Mexico where the combined company’s operations or projects are located. In recent years, many mining companies have been the targets of actions to restrict their legally entitled access to mining concessions or property. Such acts of civil disobedience often occur with no warning and can result in significant direct and indirect costs. We cannot provide assurance that there will be no disruptions to site access in the future, which could adversely affect the business of the combined company.
The combined company is expected to conduct operations outside the United States in local currency. Currency exchange movements could also adversely affect results of operations of the combined company.
The combined company may not acquire surface rights to its mineral concessions in respect of its operations in Mexico.
The majority of SilverCrest’s mineral properties are located in remote and relatively uninhabited areas in Mexico. A mineral concession in Mexico does not confer any ownership of surface rights. There are currently no areas of interest within SilverCrest’s mineral concessions in Mexico that are overlain by significant habitation or industrial users. However, there are potential overlapping surface usage issues in some areas. Some surface rights are owned by local communities or “Ejidos”, and some surface rights are owned by private ranching or residential interests. Following the Arrangement, the combined company may be required to negotiate the acquisition of surface rights in those areas where it may wish to develop mining operations. Following the Arrangement, an increased portion of the combined company's mineral interests will be located on community or private land in Mexico, and it will be necessary to deal with the owners for access and any potential development or exploitation rights. There can be no assurance that the combined company will be able to negotiate and acquire surface access rights on terms acceptable to the combined company or at all. Following the Arrangement, the combined company will face an increased risk that its surface rights may be subject to challenge or litigation in Mexico. There can be no assurance that the combined company will be successful against such challenges or ligation.
The combined company will face increased exposure to mining law reforms in Mexico.
Following the Arrangement, a significant portion of the combined company’s operations are expected to occur in Mexico. On May 8, 2023, the Mexican Congress instituted a number of changes to the Mexican mining law and other related laws, including the process by which mining concessions are granted, the term and scope of mining concessions, the legal nature of mining activities and the ability to transfer title to mining concessions. Given that the legislation contains substantial reforms, and associated regulations have not yet been enacted to give effect to the more general provisions of the legislation for the purpose of interpretation and clarification on operating parameters, it is too early to know how the mining law reforms will be interpreted and apply to the combined company’s increased operations in Mexico. As such, the legislation and its implementation has not yet been advanced to the level of clarity required for the combined company to analyze all potential business impacts. Until such time as a full analysis of the legislation and the pending regulation is complete or the outcome of certain unconstitutionality actions are known, there can be no assurance that the mining law reforms will not have a material impact on the combined company’s operations or plans.
Continuation of the combined company’s mining operations is dependent on the availability of sufficient and affordable water supplies.
The combined company’s mining operations will require significant quantities of water for mining, ore processing and related support facilities. In particular, the combined company’s properties in Mexico (including through the acquisition of the Las Chispas mine and mineral exploration projects in connection with the Arrangement) will be in areas where water is scarce and competition among users for continuing access to water is significant. Continuous production and mine development is dependent on the combined company’s ability to acquire and maintain water rights and claims and to defeat claims adverse to current water uses in legal proceedings. For example, in January 2024, the Supreme Court of Justice of the Nation issued a ruling that invalidated certain non-material surface water rights previously utilized at Palmarejo. Although each of Coeur’s operating mines currently has sufficient water rights and claims to cover its operational demands, we cannot predict the potential outcome of pending or future legal proceedings relating to enforcement of water rights, claims and uses, or potential pressure from other users of water, government agencies and officials, and/or non-governmental organizations to limit the amount of water made available to or used for mining activities, regardless of legally valid water rights.
Water shortages may also result from weather or environmental and climate impacts outside of our control. Shortages in water supply could result in production and processing interruptions. In addition, the scarcity of water in certain regions could result in increased costs to obtain sufficient quantities of water to conduct the combined company’s operations. The loss of some or all water rights, ongoing litigation to enforce existing water rights, ongoing shortages of water to which the combined company has rights and/or significantly higher costs to obtain sufficient quantities of water could result in the combined company’s inability to maintain production at current or expected levels, require the combined company to curtail or shut down mining operations or could prevent the combined company from pursuing expansion or development opportunities, which could adversely affect the results of operations and financial condition of the combined company. Laws and regulations may be introduced in some jurisdictions in which the combined company operates which could also limit access to sufficient water resources, adversely affecting the combined company’s operations or its expansion or development plans.
Recent amendments to mining, water and environmental laws in Mexico, and the subsequent corresponding regulations thereto, could impose additional restrictions on our ability to obtain and maintain mining and water rights and operate in Mexico, among other potentially adverse provisions. Legal actions challenging the validity and implementation of these recent amendments have been filed by various groups and the proceedings remain ongoing.
Mexican inflation, restrictive exchange control policies and fluctuations in the peso exchange rate may adversely affect the combined company’s financial condition and results of operations.
A substantial portion of the combined company’s costs will be denominated in pesos, given the increased operations of the combined company’s operations in Mexico. Accordingly, when inflation in Mexico increases without a corresponding depreciation of the peso, the net income generated by the Mexican operations of the combined company may be adversely affected. The peso has been subject in the past to significant volatility, which may not have been proportionate to the inflation rate and may not be proportionate to the inflation rate in the future. Currently, the Mexican government does not restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies. While we do not expect the Mexican government to impose any restrictions or exchange control policies in the future, it is an area we will closely monitor. We cannot assure you the Mexican government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The imposition of exchange control policies could impair the combined company’s ability to obtain imported goods and to meet its U.S. dollar-denominated obligations and could have an adverse effect on the combined company’s business and financial condition.
The future results of the combined company following the Arrangement will suffer if the combined company does not effectively manage its expanded operations.
Following the Arrangement, the size of the business of the combined company will increase significantly. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Arrangement.
Other Risk Factors Relating to Coeur and SilverCrest
As a result of entering into the Arrangement Agreement, Coeur’s and SilverCrest’s businesses are and will be subject to the risks described above. In addition, Coeur is, and following completion of the Arrangement, Coeur will be, subject to the risks described in Coeur’s most recent Annual Report on Form 10-K as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this Proxy Statement, and SilverCrest is subject to the risks described in SilverCrest’s most recent annual information form for the year ended December 31, 2023 and its most recent management’s discussion and analysis for the three and nine months ended September 30, 2024, which are filed with the SEC and on SEDAR+. See “Where You Can Find More Information” for the location of information incorporated by reference into this Proxy Statement.

THE SPECIAL MEETING
General
This proxy statement is being provided to Coeur stockholders as part of a solicitation of proxies by the Coeur Board for use at the special meeting and at any adjournments or postponements of such special meeting. This proxy statement provides Coeur stockholders with important information about the special meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2025SM, on February 6, 2025 at 12:00 p.m., Central Time.
Purpose of the Special Meeting
At the special meeting, Coeur is asking holders of shares of Coeur Common Stock to vote on the following proposals:
(a)	Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares; and
(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement.
Board Recommendation
After determining that it is advisable and in the best interests of Coeur and Coeur stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment, conditioned upon the Closing, the Coeur Board unanimously authorized, approved, and declared advisable the issuance of shares of Coeur Common Stock. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote “FOR” each of the proposals to be considered and voted upon at the special meeting.
Coeur stockholders can cast separate votes on each proposal.
There are certain risks associated with the Arrangement. See the “Risk Factors” section of this Proxy Statement for more information regarding such risks. Coeur stockholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Arrangement. In particular, Coeur stockholders are directed to the Arrangement Agreement, which is attached as Annex A to this Proxy Statement.
Record Date; Outstanding Shares; Shares Entitled to Vote
The Coeur Board has fixed the close of business on December 24, 2024 as the record date for determination of Coeur stockholders entitled to notice of, and to vote at, the special meeting. Only Coeur stockholders of record holding shares of Coeur Common Stock as of the record date will receive notice of, and be entitled to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting.
As of the record date for the special meeting, there were 399,314,953 shares of Coeur Common Stock outstanding and held by 1,028 Coeur stockholders of record. Each Coeur stockholder is entitled to one vote at the special meeting for each share of Coeur Common Stock held by that stockholder at the record date. Coeur Common Stock is the only security the holders of which are entitled to notice of, and to vote at, the special meeting. Coeur does not have any other class of securities issued and outstanding, other than the Coeur Common Stock.
If you own shares that are registered in the name of someone else, such as a bank, broker or other nominee, you need to direct that organization to vote those shares or vote the shares yourself at the special meeting.
Quorum
The holders of a majority of the shares of Coeur Common Stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. A quorum must be present in order for there to be a vote on each of the proposals to be considered at the special meeting. It is important that Coeur stockholders vote promptly so that their shares are counted toward the quorum.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Charter Amendment Proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the Stock Issuance Proposal or the Charter Amendment Proposal with a broker non-vote. Because all of the proposals to be voting on at the special meeting are “non-routine” matters, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Charter Amendment Proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the Stock Issuance Proposal and the Charter Amendment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposal.
Coeur’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date if a quorum is not present or for any other reason (subject to the terms of the Arrangement Agreement), without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Coeur will provide notice of the adjourned special meeting to each Coeur stockholder of record entitled to vote at that special meeting scheduled to a later date.
Security Ownership of Certain Beneficial Owners and Management
To Coeur’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Coeur Common Stock as of December 24, 2024 by (i) each person who is known by Coeur to own (or have the right to acquire within 60 days) beneficially more than five percent of the outstanding shares of Coeur Common Stock, (ii) each named executive officer of Coeur, (iii) each director of Coeur and (iv) all directors and executive officers as a group. It is expected that each of Coeur’s directors and executive officers will vote “FOR” each of the proposals.
Coeur has determined beneficial ownership in accordance with the rules of the SEC. Information set forth in the tables below with respect to beneficial ownership of Coeur Common Stock has been obtained from filings made by the named beneficial ownership with the SEC as of December 24, 2024 or, in the case of Coeur’s current executive officers and directors, has been provided to us by such individuals. Except as indicated by the footnotes below, Coeur believes, based on the information furnished to Coeur, that the persons and entities named in the table below have sole voting and investment power with respect to all Coeur Common Stock that he, she or it beneficially owns.
Unless otherwise noted, the mailing address of each person or entity named below is 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.

Name of Person or Identity of Group	Shares Beneficially Owned	Percent of Outstanding
BlackRock, Inc.	36,307,720(1)	9.09%
The Vanguard Group, Inc.	35,854,316(2)	8.98%
Van Eck Associates Corporation	25,887,107(3)	6.48%
Mitchell J. Krebs	2,268,099	*
Robert E. Mellor	273,317	*
J. Kenneth Thompson	140,719	*
Randolph E. Gress	267,511	*
Linda L. Adamany	222,521	*
Eduardo Luna	101,841(4)	*
Paramita Das	57,840	*
Jeane L. Hull	11,473(4)	*
Casey M. Nault	720,703	*
Thomas S. Whelan	648,853(5)	*
Michael Routledge	470,010	*

Name of Person or Identity of Group	Shares Beneficially Owned	Percent of Outstanding
Emilie C. Schouten	412,451	*
Aoife McGrath	196,490
All current executive officers, directors and director nominees as a group (14 persons)	5,894,928	1.48%

*	Holding constitutes less than 1% of the outstanding shares on December 24, 2024 of 399,314,953.
(1)
As of December 31, 2023, based on information contained in a Schedule 13G/A filed on January 24, 2024, Blackrock, Inc. had sole voting power over 35,027,816 shares and sole dispositive power over 36,307,720 shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)
As of December 31, 2023, based on information contained in a Schedule 13G/A filed on February 13, 2024, The Vanguard Group, Inc. had sole voting power over zero shares, shared voting power over 219,776 shares, sole dispositive power over 35,261,777 shares and shared dispositive power over 592,539 shares. The address for the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
As of December 31, 2022, based on information contained in a Schedule 13G/A filed on February 14, 2023, Van Eck Associates Corporation had sole voting and dispositive power over 25,887,107 shares. The shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which individually owns more than 5% of the outstanding shares. The address for Van Eck Associates Corporation is 666 Third Ave. 9th Floor, New York, New York 10017. A Form 13F Information Table filed by Van Eck Associates Corporation on February 5, 2024 reported sole voting authority over 35,951,194 shares, which would equate to approximately 9.31% of our outstanding shares as of March 1, 2024.

(4)
Excludes 55,899 and 34,129 deferred stock units (“DSU”) for Ms. Hull and Mr. Luna, respectively. Each DSU represents a right to receive one share of Company common stock, which will be delivered on the 60th day after separation from Board service.

(5)	Includes 6,000 shares held in a college savings plan for Mr. Whelan's daughter.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
Voting by Proxy
This Proxy Statement is being sent to you on behalf of the Coeur Board for the purpose of requesting that you allow your shares of Coeur Common Stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Coeur Common Stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:
•
“FOR” Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares; and

•	“FOR” Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement.
How to Vote
You may vote by any of the four methods listed below. If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Shares of Coeur Common Stock are held in “street name” by my bank, broker or other nominee?”.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 10:59 p.m. (Central Time) February 5, 2025.

Telephone. You may vote by telephone by following the instructions on the instructions that accompanied your proxy materials. You may call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 10:59 p.m. (Central Time) on February 5, 2025.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Coeur Board. If mailed, your completed and signed proxy card must be received by February 5, 2025.

Meeting. You may attend (online) and vote electronically at the special meeting.

The Coeur Board recommends that you vote by internet, telephone or mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.
If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Revoking Your Proxy
You may revoke your proxy before the voting polls are closed at the special meeting, by the following methods:
•	voting at a later time by Internet or telephone until 10:59 p.m. (Central Time) on February 5, 2025;
•	voting in person (online) at the special meeting;
•	delivering to our Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or
•	giving notice to the inspector of elections at the special meeting.
If your Coeur Common Stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed to a later date. Regardless of whether a quorum is present at the special meeting, the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Coeur will provide notice of the adjourned special meeting to each Coeur stockholder of record entitled to vote at that special meeting scheduled to a later date. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Coeur stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting.

Householding
One copy of this Proxy Statement and notice will be sent to Coeur stockholders that share an address, unless they have notified Coeur that they want to continue receiving multiple packages. Each Coeur stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at a household and helps to reduce Coeur’s expenses. A copy will also be sent upon written or oral request to any Coeur stockholder of a shared address to which a single copy was delivered. If two or more Coeur stockholders with a shared address are currently receiving only one copy, then they may request to receive multiple packages in the future, or if a Coeur stockholder is currently receiving multiple packages, then the Coeur stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, by calling (312) 489-5800 or by emailing at investors@coeur.com.
Solicitation of Proxies
The Coeur Board is soliciting your proxy in connection with the special meeting and Coeur will bear all costs of solicitation related to the special meeting. Solicitation initially will be by mail. In addition to sending and making available these materials, some of Coeur’s directors, officers and other employees may solicit proxies by contacting Coeur stockholders via the Internet, by mail, personal interview, telephone or other electronic medium. None of Coeur’s officers or employees will receive any extra compensation for soliciting Coeur stockholders. Coeur may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Coeur will reimburse the forwarding expenses.
In addition, Coeur has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies. For these proxy solicitation services, we will pay MacKenzie Partners, Inc. and estimated fee of approximately $20,000, plus reasonable out-of-pocket expenses and fees for any additional services.
Other Business
Coeur does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote on such matters in their discretion.
Assistance in Completing the Proxy Card
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com

THE ARRANGEMENT
This section of the Proxy Statement describes the material aspects of the proposed Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this Proxy Statement, including the full text of the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A, for a more complete understanding of the proposed Arrangement. In addition, important business and financial information about each of SilverCrest and Coeur is included in, or incorporated by reference into, this Proxy Statement. See the “Where You Can Find More Information” section of this Proxy Statement.
Structure of the Arrangement
On October 3, 2024, Coeur entered into an Arrangement Agreement with, among others, SilverCrest, pursuant to which, among other things, Coeur has agreed to acquire SilverCrest in a stock-for-stock transaction, subject to satisfaction of certain closing conditions. The transaction will be effected by way of a plan of arrangement under the BCBCA. Under the terms of the Arrangement Agreement, SilverCrest shareholders (other than dissenting SilverCrest shareholders), will receive 1.6022 shares of Coeur Common Stock in exchange for each SilverCrest Common Share held immediately prior to the Effective Time. Further, Coeur will also issue Coeur Replacement Options to option-holders of SilverCrest, which will entitle the option-holders to receive shares of Coeur Common Stock upon exercise of the Coeur Replacement Options, in accordance with the terms of the Plan of Arrangement.
Background of the Arrangement
In the ordinary course, the Coeur board of directors (“Coeur Board”) and management (“Coeur Management”) continually evaluate Coeur’s operations, performance, strategy, financial position, and future business prospects and risks in light of current business and economic conditions, with a focus on generating long-term value. In connection with such evaluation, the Coeur Board and Coeur Management also review and assess potential strategic alternatives available to Coeur, including potential mergers and acquisitions. Coeur has from time to time engaged various financial advisors to assist the Coeur Board and Coeur Management in connection with such assessments, including BMO Capital Markets and Goldman Sachs, as well as legal counsel to assist with potential transactions and other corporate matters, including Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and Goodmans LLP (“Goodmans”).
As part of its regular strategic assessment process, in January 2020, Coeur Management reviewed the risks and benefits of potential strategic transactions during its strategy meetings, including a combination with SilverCrest. However, Coeur Management determined that first completing and ramping-up the multi-year expansion project at its Rochester silver-gold mine in Nevada would better position Coeur to drive value creation as a catalyst for consolidation.
Regularly throughout 2020 – 2023, including at Coeur’s annual strategic review sessions, the Coeur Board discussed potential strategic alternatives and strategic counterparties, including SilverCrest, as Coeur looked beyond the completion and ramp-up of the multi-year expansion project at its Rochester silver-gold mine in Nevada.
Coeur management attended the Gold Forum Americas conference in Colorado Springs, Colorado from September 17, 2023 to September 20, 2023 to meet with institutional shareholders as well as have a series of initial Corporate Development meetings with potential strategic counterparties. On September 18, 2023, Mr. Thomas Whelan, Senior Vice President and Chief Financial Officer of Coeur, who also heads Coeur’s Corporate Development team, held an introductory meeting with Mr. N. Eric Fier, the Chief Executive Officer and a Director of SilverCrest, and Ms. Tara Hassan, P.Eng, the Vice President, Corporate Development of SilverCrest.
As part of its regular strategic assessment process, during December 11-13, 2023, the Coeur Board held a regularly scheduled meeting. At such meeting, members of the Coeur Board and Coeur Management discussed potential strategic transactions, including a combination with SilverCrest. The Coeur Board did not make any determination at this meeting of whether a business combination transaction would be the optimal strategic opportunity for Coeur but noted that SilverCrest’s Las Chispas mine presented a potentially attractive opportunity given its higher-grade, lower-cost profile that generates compelling free cash flow. As such, the Coeur Board expressed support for Coeur Management to engage in preliminary discussions with select potential counterparties, including SilverCrest, regarding a strategic transaction and monitor the market for other potential strategic opportunities.
From September 18, 2023 through December 10, 2023, each of Coeur and SilverCrest continued to execute on their strategic business plans, and did not engage in negotiations or have any significant interactions regarding terms of a business combination, and then on December 11, 2023, a representative of Cormark Securities Inc. (“Cormark”), which SilverCrest subsequently engaged as its financial advisor in connection with the Arrangement, indicated to Mr. Whelan that SilverCrest was interested in exploring a strategic transaction, and suggested that representatives of Coeur and SilverCrest have an initial meeting to discuss their interest in exploring a potential transaction.
During late December 2023 and early January 2024, Coeur performed a preliminary desktop due diligence review of SilverCrest.
On January 25, 2024, a representative of Cormark and Mr. Whelan held a telephonic meeting. During such meeting, Cormark indicated that SilverCrest continued to be interested in exploring a strategic transaction. Cormark and Coeur agreed to schedule an initial meeting between representatives of Coeur and SilverCrest to discuss a potential strategic transaction.
During February 15-16, 2024, the Coeur Board held a regular meeting, which was attended by members of Coeur Management. At such meeting, the directors again discussed potential strategic transactions and potential counterparties, including a potential combination with SilverCrest. During such meeting, the directors and Coeur Management discussed the potential benefits and risks of a transaction with SilverCrest, including that the combination could potentially create a leading global silver company, generate synergies, improve near-term free cash flow, and accelerate Coeur’s balance sheet deleveraging. The Coeur Board also considered that the combination would increase Coeur’s operating exposure to Mexico. Considering such potential benefits and risks, the Coeur Board encouraged Coeur Management to continue to evaluate potential strategic transactions, including with SilverCrest and other potential strategic counterparties, and to continue monitoring the market for potential strategic opportunities.
On February 25, 2024, while attending the BMO Global Metals, Mining & Critical Minerals Conference, Mr. Mitchell Krebs, Chairman, President and Chief Executive Officer of Coeur, and Mr. Whelan met with Mr. Fier and Ms. Hassan. At such meeting, SilverCrest management indicated an interest in pursuing a strategic transaction during the 2024 calendar year, in particular a transaction that would give SilverCrest exposure to other precious metals mines in North America, but noted at such time that SilverCrest was not specifically considering a transaction with Coeur. Coeur Management similarly expressed an interest in exploring a strategic transaction later in the year. Following the meeting, the parties agreed to exchange confidential information and initiate high-level due diligence processes in the coming weeks.
On March 25, 2024, Coeur and an intermediate precious metals producer “Party 1” (“Party 1”) entered into a mutual confidentiality agreement, and each began to share confidential information with, and perform due diligence on, the other. Such confidentiality agreement contained a reciprocal standstill, which would fall away upon the public announcement by the other party of an acquisition transaction.
On April 17, 2024, Coeur and SilverCrest entered into a mutual confidentiality agreement. Following such date, Coeur and SilverCrest requested and shared confidential information with, and performed due diligence on, each other, and reciprocal data room access was granted by the parties in mid-June 2024. The parties agreed that as part of such mutual due diligence processes, representatives of SilverCrest would visit certain of Coeur’s mines and representatives of Coeur would visit SilverCrest’s Las Chispas mine to perform technical and other onsite due diligence.
Between April 18 and 20, 2024, representatives of SilverCrest met with representatives of Coeur at Coeur’s Palmarejo mine in Mexico and SilverCrest performed technical due diligence on the site.
During May 15-16, 2024, the Coeur Board held a regular meeting, which was attended by members of Coeur Management. At such meeting, the Coeur Board discussed, among other things, potential strategic transactions, including with SilverCrest, and the ongoing due diligence process of SilverCrest. The Coeur Board discussed that a strategic transaction could increase Coeur’s scale while improving its cost profile, and that a combination with SilverCrest or other similarly situated potential counterparties could meaningfully reduce Coeur’s pro forma leverage and increase its pro forma free cash flow, which would accelerate its deleveraging efforts. After its discussion, the Coeur Board encouraged Coeur Management (together with Coeur’s advisors) to continue evaluating a potential business combination with SilverCrest and other potential counterparties.

During the months of March through July 2024, Coeur continued to conduct due diligence on SilverCrest and Party 1. In addition, during such time, Coeur entered into confidentiality agreements and conducted due diligence with respect to two additional potential acquisition transactions. Following the respective due diligence processes, Coeur determined that valuation and risks of those two other opportunities outweighed the expected benefits and determined not to move forward with either counterparty.
On July 15, 2024, the Coeur Board received an update from Coeur Management on a videoconference. At such videoconference, the Coeur Board discussed the advantages and disadvantages of engaging in a strategic transaction with SilverCrest, Party 1 and other potential counterparties. The Coeur Board further discussed the ongoing due diligence processes with respect to SilverCrest and Party 1, including that an information-sharing session was scheduled with Party 1 for later that day on July 15, 2024 and that Coeur representatives were scheduled to visit SilverCrest’s Las Chispas mine later in the week to further refine their technical view of the asset. Following such discussion, the Coeur Board reaffirmed its support for Coeur Management continuing to engage with SilverCrest and Party 1 and monitoring other potential strategic opportunities in the market.
Later on July 15, 2024, Coeur and Party 1 held a mutual information-sharing session. Following such session, Coeur and Party 1 continued to share confidential information with, and perform due diligence on, each other. Coeur and Party 1 additionally continued to engage in negotiations, but were not able to agree on a mutually acceptable framework for a transaction, including pricing and valuation approaches, through which both parties would further explore a potential strategic transaction. Coeur ceased negotiations with Party 1 prior to submitting a non-binding indication of interest to SilverCrest on August 2, 2024.
Between July 16-17, 2024, representatives of SilverCrest met with representatives of Coeur at Coeur’s recently expanded Rochester mine in Nevada and SilverCrest performed technical and other due diligence at the site. Later the same week, between July 17-19, 2024, representatives of SilverCrest met with representatives of Coeur at SilverCrest’s Las Chispas mine in Sonora, Mexico and Coeur performed technical and other due diligence on the site.
On July 24, 2024, Mr. Krebs and Mr. Fier held a telephonic meeting. During such meeting, both parties indicated that their respective due diligence processes on the other were progressing well, aided by the mutual site visits to Coeur’s Palmarejo and Rochester mines and to SilverCrest’s Las Chispas mine. Mr. Krebs indicated that subject to consultation with the Finance & Technical Committee of the Coeur Board (“F&T Committee”), Coeur would be prepared by the end of the following week to submit a preliminary non-binding indication of interest, which would include a proposed period of exclusivity during which each party could conduct priority due diligence.
On July 31, 2024, the F&T Committee held a special meeting, which the full Coeur Board and members of Coeur Management attended. At such meeting, the F&T Committee and other directors discussed Coeur’s due diligence process to date with respect to SilverCrest, including the site visit to Las Chispas. The F&T Committee noted that the Las Chispas mine generates strong positive free cash flow and, as a combined company, there would be opportunities to further increase production with higher throughput rates. The F&T Committee also discussed the advantages and disadvantages of submitting a non-binding indication of interest to SilverCrest with respect to a strategic transaction, including potential impacts of entering a period of exclusivity with SilverCrest. At the meeting, the F&T Committee expressed support for Coeur Management to submit such non-binding indication of interest to SilverCrest, pending further due diligence, including at a fixed exchange ratio that implied a spot premium for SilverCrest shares equal to approximately 15% based on the closing share prices as of July 30, 2024.
On August 2, 2024, Coeur submitted a non-binding indication of interest to SilverCrest to acquire SilverCrest at a fixed exchange ratio of 1.7660 shares of Coeur common stock for each outstanding SilverCrest common share, which implied a spot and 20-day volume-weighted average price (“VWAP”) premium for SilverCrest shares equal to approximately 15.6% and 19.8%, respectively, based on the closing share prices as of August 1, 2024. On August 2, 2024, Mr. Krebs discussed with Mr. Fier Coeur’s vision for the combined company and key components of a potential business combination transaction between Coeur and SilverCrest, including consideration to be offered, governance matters, and conditions to the consummation of the proposed transaction. Following this discussion, on the same day, Coeur delivered an indication of interest which provided for a proposed acquisition of all of the outstanding SilverCrest Common Shares pursuant to a plan of arrangement under the BCBCA for consideration of Coeur Shares and a request for a five-week period for SilverCrest to negotiate exclusively with Coeur.
On August 8, 2024, following the close of trading, SilverCrest delivered a revised indication of interest (the “August 8 Indication of Interest”) that included a fixed exchange ratio of 1.850 shares of Coeur common stock for each outstanding SilverCrest common share. At the close of business on August 8, 2024, the price per share of Coeur common stock was $5.38 and the price per SilverCrest common share on the NYSE American was $7.68, and the exchange ratio set forth in the August 8 Indication of Interest implied a premium of approximately 22.6% to the 20-day VWAP for SilverCrest shares.
On August 9, 2024, representatives of Coeur and SilverCrest discussed the August 8 Indication of Interest and agreed, subject to due diligence, to a fixed exchange ratio of 1.7660 shares of Coeur common stock for each outstanding SilverCrest common share that implied a spot and 20-day VWAP premium for SilverCrest shares equal to approximately 24% and 18%, respectively, based on the closing share prices as of August 8, 2024. The parties signed the final indication of interest (the “August 9 Indication of Interest”) after the closing of trading on August 9, 2024 reflecting such terms. The August 9 Indication of Interest also contemplated a binding exclusivity period for both parties to negotiate exclusively for a three-week period until August 30, 2024, which would be automatically extended for an additional two weeks (until September 13, 2024) upon the reconfirmation by Coeur of the offer consideration in the August 9 Indication of Interest.
Between August 13-20, 2024, representatives of Coeur’s management, operations and exploration teams conducted a second site visit at SilverCrest’s Las Chispas mine. On August 30, 2024, Mr. Krebs and Mr. Fier held a telephonic meeting. During such meeting, the parties discussed that each of their respective due diligence processes were progressing and that they remained interested in moving SilverCrest’s counsel later that day. As such, the parties agreed to extend the exclusivity period until September 13, 2024, which was subsequently confirmed in writing.
Later on August 30, 2024, Goodmans sent an initial draft of the Arrangement Agreement to Cassels Brock & Blackwell LLP (“Cassels”), SilverCrest’s Canadian legal counsel, and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), SilverCrest’s U.S. legal counsel. The draft Arrangement Agreement included, among other things, (i) limited representations and warranties and covenants of Coeur relative to those applicable to SilverCrest, (ii) mutual non-solicitation covenants with customary exceptions, (iii) provisions allowing each party to terminate the Arrangement Agreement in order to accept a “superior proposal”, subject to paying a reverse termination fee to the other, and (iv) provisions allowing either party to terminate the Arrangement Agreement if the other had suffered a material adverse effect or breached its non-solicitation covenants in any material respect.
On September 4, 2024, representatives of Coeur Management and SilverCrest management, together with representatives of BMO Capital Markets and Cormark, held a telephonic meeting. During such meeting, Coeur and SilverCrest discussed the remaining due diligence that each party would need to complete and the potential timeline for announcing a definitive transaction. The parties also discussed potentially extending the exclusivity period beyond September 13, 2024.
On September 6, 2024, the Coeur Board convened a special meeting with members of Coeur Management and representatives of BMO Capital Markets in attendance to discuss, among other things, the status of the review and evaluation of a potential business combination with SilverCrest. At the meeting, members of Coeur Management provided an update on the status of due diligence and negotiations with SilverCrest, including developments since the last meeting, such as the draft Arrangement Agreement that had been shared to SilverCrest. After discussion, the Coeur Board provided its support for Coeur Management (together with Coeur’s advisors) to continue its evaluation and negotiation of a business combination with SilverCrest.
Also on September 6, 2024, Cassels delivered a revised draft of the Arrangement Agreement to Goodmans and Gibson Dunn. Among the revisions in the updated draft were (i) expanding the Coeur representations and warranties and covenants to be generally reciprocal with those of SilverCrest, (ii) adding amounts payable by either party if its stockholders or shareholders, as applicable, voted on and failed to approve the transaction and (iii) removing each party’s right to terminate the Arrangement Agreement if a material adverse effect of the other party had occurred or the other party had breached its non-solicitation covenants in any material respect.
On September 11, 2024, Mr. Krebs and Mr. Fier held a telephonic meeting. During such call, Mr. Krebs indicated Coeur’s desire to extend the exclusivity period until October 3, 2024 to facilitate the completion of reciprocal due diligence and the negotiation of the Arrangement Agreement by the parties, which request was formalized in writing on September 12, 2024.
On September 13, 2024, Mr. Krebs held a telephonic meeting with Mr. Fier. During such meeting, the parties expressed confidence that their respective teams would be able to complete their due diligence processes and negotiate definitive documentation in a timely manner. Mr. Krebs and Mr. Fier also discussed the offer consideration set forth in the August 9 Indication of Interest, and agreed that the offer consideration would be discussed again prior to entering into the Arrangement Agreement. The parties entered into an amending agreement to the August 9 Indication of Interest, which extended the exclusivity period until October 3, 2024, amongst other things.
Also on September 13, 2024, Goodmans delivered a revised draft of the Arrangement Agreement to Cassels and Paul, Weiss. Among the revisions in the updated draft were reinstating each party’s right to terminate the Arrangement Agreement if a material adverse effect of the other had occurred or if the other party had breached its non-solicitation covenants in any material respect.
On September 22-23, 2024, the Coeur Board held a regular meeting, which representatives of BMO Capital Markets attended. During such meeting, the directors discussed Coeur’s due diligence process with respect to SilverCrest. Members of Coeur’s Management and Coeur’s advisors presented the Coeur Board with the due diligence findings to date, which indicated that no material adverse items had been raised and that the Las Chispas mine was a well-run, consistent, high-quality operation that was expected to have material positive impacts on Coeur following a combination. The Coeur Board discussed that, due to the benefits of combining with SilverCrest’s Las Chispas operation and for the reasons included in the section entitled “Coeur’s Reasons for the Arrangement”, the offer consideration set forth in the August 9 Indication of Interest could be adjusted prior to an announcement and the Coeur Board agreed that a 15% premium on the 20-day VWAP of SilverCrest was an appropriate target.
On September 23, 2024, Goodmans delivered an initial draft of the plan of arrangement to Cassels and Paul, Weiss.
On September 24 and 25, 2024, members of the Coeur Board and Coeur Management met with representatives of SilverCrest and visited the Las Chispas mine. Also on September 24, 2024, Cassels delivered a revised draft of the Arrangement Agreement to Goodmans and Gibson Dunn. Among the revisions in the updated draft of the Arrangement Agreement were removing each party’s right to terminate solicitation covenants in any material respect.
On September 25, 2024, representatives of BMO Capital Markets provided the Coeur Board with certain information regarding BMO Capital Markets’ material investment banking relationships with Coeur and SilverCrest during the approximately prior two-year period.
During the course of September 29, 2024 through October 1, 2024, Cassels and Paul, Weiss, on the one hand, and Goodmans and Gibson Dunn, on the other, exchanged revised drafts of the Arrangement Agreement and plan of arrangement. Among other things, such drafts provided that SilverCrest equity incentive awards would be converted into equity incentive awards of Coeur, as proposed by Coeur.
On October 1 and 2, 2024, Messrs. Krebs and Fier had discussions and exchanged correspondence on the proposed consideration under the Arrangement, taking into consideration the performance of Coeur Common Stock since the announcement by Coeur of the achievement of key milestones at its expanded Rochester mine on September 12, 2024. The parties also discussed how the SilverCrest equity awards would be treated in the transaction.
Over the course of October 1, 2024 and October 2, 2024, Mr. Krebs (along with BMO Capital Markets) and Mr. Fier (along with Cormark) continued to negotiate the proposed consideration. Mr. J. Kenneth Thompson, the independent lead director of Coeur and Mr. Krebs met with Mr. Fier and Mr. John Wright, the Chair of the SilverCrest special committee and the SilverCrest board, to negotiate the proposed premium of the consideration under the Arrangement as well as other open issues relating to the Arrangement. The meeting was concluded with an alignment by both parties that the proposed consideration under the Arrangement would reflect an implied 18% premium for SilverCrest Common Shares, based on the 20-day VWAPs of Coeur and SilverCrest as of the date of the Arrangement Agreement, which was consistent with the premium implied by the proposed consideration set forth in the August 9 Indication of Interest.
On October 3, 2024, Coeur and SilverCrest agreed to the exchange ratio of 1.6022 shares of Coeur common stock for each outstanding SilverCrest common share (“Exchange Ratio”), representing an implied 18% premium based on the 20-day VWAPs of Coeur and SilverCrest on the NYSE and NYSE American, respectively, as of the close of business on October 3, 2024.
Later on October 3, 2024, the Coeur Board convened a meeting in which certain members of Coeur Management and representatives of BMO Capital Markets, Goldman Sachs, Gibson Dunn and Goodmans were present to review the final proposed transaction terms. Ms. Jeane L. Hull, a member of the Coeur Board, was unable to attend the meeting, though had attended each prior Coeur Board meeting in 2023 and 2024 that discussed the transaction and prior to the meeting expressed strong support for the transaction and stated her availability to execute an action by unanimous written consent following the meeting. At this meeting, BMO Capital Markets and Goldman Sachs reviewed their respective financial analyses of the Exchange Ratio with the Coeur Board and each separately rendered an oral opinion, confirmed by delivery of a written opinion dated October 3, 2024, to the Coeur Board to the effect that, as of such date and based on the factors and assumptions set forth in their respective written opinions, the Exchange Ratio was fair, from a financial point of view, to Coeur. Representatives of Gibson Dunn and Goodmans also discussed with the Coeur Board the final terms of the Arrangement Agreement. The Coeur Board discussed, among other things, that the Exchange Ratio represented the same implied 20-day VWAP premium for SilverCrest shares compared to the premium implied by the exchange ratio set forth in the August 9 Indication of Interest. After such discussion, the Board concluded the Exchange Ratio still represented a competitive and desirable ratio to consummate a transaction with SilverCrest due to, among other things, the benefits described in the section entitled “Coeur’s Reasons for the Arrangement”.
Following discussion, all directors present unanimously (i) determined that the Arrangement Agreement, the plan of arrangement and the transactions contemplated thereby were fair to, and in the best interests of, Coeur and its stockholders, (ii) approved and declared advisable to enter into the Arrangement Agreement, the plan of arrangement and the transactions contemplated thereby, including the issuance of shares of Coeur common stock and amending the Coeur’s certificate of incorporation in connection with the Arrangement, and (iii) resolved to recommend that Coeur stockholders approve such stock issuance and amendment to Coeur’s certificate of incorporation. All directors, including Ms. Hull, signed a unanimous written consent following the meeting to document the foregoing.
Following the meeting, representatives of each of Coeur and SilverCrest working with Goodmans, Gibson Dunn, Cassels, and Paul, Weiss finalized the Arrangement Agreement, plan of arrangement and all ancillary documentation. Later that evening, the parties executed and delivered the Arrangement Agreement and related documents.
On October 4, 2024, Coeur and SilverCrest issued a joint news release publicly announcing the execution of the Arrangement Agreement and the proposed Arrangement that would combine the businesses of Coeur and SilverCrest. As announced by the parties on October 4, 2024, the Exchange Ratio represented an implied 18% premium based on the 20-day VWAPs of Coeur and SilverCrest on the NYSE and NYSE American, respectively, as of the close of business on October 3, 2024.
Coeur’s Reasons for the Arrangement
In evaluating the Arrangement Agreement and the transactions contemplated thereby, the Coeur Board consulted with Coeur’s senior management and legal and financial advisors. The Coeur Board considered a number of factors when evaluating the Arrangement, many of which support the Coeur Board’s determination that the transactions contemplated by the Arrangement Agreement are advisable to and in the best interests of Coeur and its stockholders. The Coeur Board considered these factors as a whole and without assigning relative weight to each such factor, and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
•
the belief that the Arrangement will materially increase Coeur’s scale with the combination of the Las Chispas operation, which, together with Coeur’s growing silver production from its recently expanded Rochester mine in Nevada and its Palmarejo underground mine in northern Mexico, is expected to generate peer-leading 2025 silver production of approximately 21 million ounces from five North American operations, with approximately 56% of revenue generated from U.S.-based mines and approximately 40% of revenue from silver. In addition to the peer-leading silver production, the combined company is expected to produce approximately 432,000 ounces of gold next year, which increased scale is expected to drive efficiencies and improve investor relevance;

•	the belief that SilverCrest’s Las Chispas underground mine in Sonora, Mexico is one of the world’s highest-grade, lowest cost, and highest-margin silver and gold operations;
•	the belief that the Arrangement will materially increase Coeur’s pro forma EBITDA and free cash flow to US$700 million and US$350 million, respectively;
•
the belief that given SilverCrest’s strong balance sheet consisting of total treasury assets of $122 million (cash and equivalents position of $98 million and $24 million of bullion) and no debt (in each case, as of June 30, 2024) and its strong cash flow profile, the Arrangement is expected to accelerate Coeur’s debt reduction initiative and result in an immediate 40% expected reduction in Coeur’s leverage ratio upon closing of the Arrangement;

•	the belief that the expected material increase in Coeur’s market capitalization will increase Coeur’s capital markets presence and provide greater trading liquidity to Coeur stockholders;
•
the belief that the combined company will have an improved credit profile and lower cost of capital, positioning Coeur for stronger credit ratings, and lower cost future financings, as compared to Coeur on a standalone basis;

•	the belief that Coeur stockholders will have exposure to a high-grade, low-cost, underground primary silver mine with a strong operational track record and compelling exploration potential;
•	the belief that the restrictions imposed on Coeur’s business and operations during the pendency of the Arrangement are reasonable and not unduly burdensome;
•
that the Exchange Ratio to SilverCrest shareholders is fixed and will not fluctuate in the event that the market price of SilverCrest Common Shares increases relative to the market price of Coeur common stock between the date of the Arrangement Agreement and the Closing;

•
that the boards of directors of both SilverCrest and Coeur have unanimously recommended support for the Arrangement, and the directors and senior officers of SilverCrest and Coeur have entered into Voting Agreements pursuant to which they have agreed, among other things, to vote in favor of the Arrangement and in favor of the Stock Issuance Proposal and the Charter Amendment Proposal, as applicable;

•	the likelihood of consummation of the Arrangement and the Coeur Board’s evaluation of the likely timeframe necessary to close the Arrangement;
•	that Coeur stockholders will have the opportunity to vote on the Stock Issuance Proposal and the Charter Amendment Proposal, which are conditions precedent to the Arrangement;
•
that following the Arrangement, two of the current directors of SilverCrest, including N. Eric Fier (the CEO and a director of SilverCrest), will join the board of directors of the combined company, and management of the combined company will feature proven and experienced mining and business leaders at both the board and executive management levels;

•
the Coeur Board’s knowledge of, and discussions with, Coeur’s senior management and advisors regarding Coeur’s and SilverCrest’s business operations, financial condition, results of operations and prospects, taking into account Coeur’s due diligence investigation of SilverCrest;

•
the opinion, dated October 3, 2024, of BMO Capital Markets to the Coeur Board as to the fairness, from a financial point of view and as of the date of the opinion, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets as more fully described below under the section titled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.” beginning on page 21 and Annex C-1 to this Proxy Statement; and

•
the oral opinion of Goldman Sachs, subsequently confirmed in writing by delivery of a written opinion, to the effect that, as of October 3, 2024, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the Exchange Ratio pursuant to the Arrangement Agreement was fair from a financial point of view to Coeur. For additional information, see the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of Goldman Sachs & Co. LLC” beginning on page 21 and Annex C-2 to this Proxy Statement.

The Coeur Board also considered a variety of risks and other potentially negative factors associated with the Arrangement Agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
•
the possibility that the Arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Coeur or SilverCrest, including the failure to receive necessary regulatory approvals (including the Mexico Antitrust Approval) in a timely manner, or the failure to receive the requisite Coeur stockholder approval of the Stock Issuance Proposal or the Charter Amendment Proposal or SilverCrest Securityholder Approval of the Arrangement resolution;

•
that the Exchange Ratio in the Arrangement Agreement is fixed and, as a result, Coeur stockholders cannot be certain at the time of the special meeting of the total market value of the consideration to be paid, and the possibility that Coeur stockholders could be adversely affected in the event that the market price of Coeur Common Stock increases relative to the market price of SilverCrest Common Shares between the date of the Arrangement Agreement and the Closing;

•
that there are significant risks inherent in integrating the operations of SilverCrest into Coeur, including that expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•
that the Arrangement Agreement provides that, in certain circumstances, Coeur could be required to pay a termination fee of $100 million to SilverCrest or reimburse SilverCrest’s reasonable and documented third party expenses up to $17 million;

•
the negative effect that the length of time from announcement of the Arrangement until completion of the Arrangement could have on the market price of Coeur Common Stock, Coeur’s operating results and Coeur’s relationship with its employees, stockholders and industry contacts and others who do business with Coeur;

•
that the restrictions on the conduct of Coeur’s business prior to the consummation of the Arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Coeur from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Coeur pending the consummation of the Arrangement;

•
that while the Arrangement Agreement only permits the SilverCrest board of directors to change its recommendation in certain circumstances, the Arrangement Agreement permits SilverCrest to terminate the Arrangement Agreement in certain circumstances in order to enter into a definitive agreement with respect to a superior proposal (subject to limitations set out in the Arrangement Agreement, including payment of a $60 million termination fee by SilverCrest to Coeur);

•	that the Arrangement Agreement restricts Coeur’s ability to entertain alternative transactions unless certain conditions are satisfied;
•
the substantial costs to be incurred in connection with the Arrangement, including integrating the businesses of Coeur and SilverCrest, and advisor and other transaction costs to be incurred in connection with the Arrangement;

•	the possibility of losing key employees and skilled workers as a result of the expected consolidation of Coeur’s and SilverCrest’s personnel when the Arrangement is completed;
•	the potential for litigation relating to the Arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;
•
the potential that Coeur’s management team will need to expend a significant amount of its time and attention to implementing the Arrangement, including making arrangements for the integration of SilverCrest’s and Coeur’s operations, assets and employees following the Arrangement;

•
the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of SilverCrest and its subsidiaries but that may not entitle Coeur to terminate the Arrangement Agreement;

•
that SilverCrest’s operations are principally conducted in Mexico and, as such, the combined company’s operations following the Arrangement will face increased exposure to certain political, regulatory, economic, and other risks and uncertainties that could have an adverse effect on the combined company’s operations and profitability;

•	that SilverCrest shareholders are entitled to dissent rights under the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order; and
•	other risks of the type and nature described in the section titled “Risk Factors.”

After taking into account the factors set forth above, among others, the Coeur Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Arrangement were outweighed by the potential benefits of the Arrangement to Coeur stockholders.
This foregoing discussion of the information and factors considered by the Coeur Board, as a whole, in reaching its conclusion and recommendations includes the principal factors considered by the Coeur Board with respect to the Arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Coeur Board in evaluating the Arrangement Agreement and the transactions contemplated thereby, and the complexity of these matters, the Coeur Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Coeur Board may have given different weight to different factors. The Coeur Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Arrangement Agreement and the issuance of shares of Coeur Common Stock pursuant to the Arrangement Agreement.
In considering the recommendation of the Coeur Board to approve each of the proposals, Coeur stockholders should be aware that Coeur directors and executive officers may have interests in the Arrangement that are different from, or in addition to, the interests of Coeur stockholders generally, as further described in the section titled “The Arrangement—Interests of Coeur Directors and Executive Officers in the Arrangement.”
It should be noted that this explanation of the reasoning of the Coeur Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Coeur Board of Directors
After careful consideration, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote:
•	“FOR” the Charter Amendment Proposal; and
•	“FOR” the Stock Issuance Proposal.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
Effect of the Charter Amendment
The Charter Amendment will increase the authorized capital of Coeur from 600,000,000 shares of common stock to 900,000,000 shares of common stock. The Charter Amendment will enable Coeur to issue the Consideration Shares and the Coeur Replacement Options as well as enable the combined company to issue additional shares of Coeur Common Stock in the future. Coeur undertakes to obtain approval of its stockholders for security issuances, when required under applicable law.
Opinions of Financial Advisors to Coeur
Opinion of BMO Capital Markets Corp.
Coeur has engaged BMO Nesbitt Burns, an affiliate of BMO Capital Markets, as a financial advisor to Coeur in connection with the Arrangement. In connection with this engagement, the Coeur Board requested that BMO Capital Markets evaluate the fairness, from a financial point of view, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement. On October 3, 2024, at a meeting of the Coeur Board held to evaluate the Arrangement, BMO Capital Markets rendered an oral opinion, confirmed by delivery of a written opinion dated October 3, 2024, to the Coeur Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, the Exchange Ratio provided for pursuant to the Arrangement was fair, from a financial point of view, to Coeur.
The full text of BMO Capital Markets’ written opinion, dated October 3, 2024, to the Coeur Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C-1 to this Proxy Statement and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth below is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the benefit and use of the Coeur Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement. BMO Capital Markets’ opinion did not constitute a recommendation to the Coeur Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters.
In connection with BMO Capital Markets’ opinion, BMO Capital Markets made such reviews, analyses and inquiries as BMO Capital Markets deemed necessary and appropriate under the circumstances. Among other things, BMO Capital Markets:
•	reviewed a draft, dated October 2, 2024, of the Arrangement Agreement;
•	reviewed certain publicly available business, financial and market information relating to Coeur and SilverCrest that BMO Capital Markets deemed relevant;
•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of SilverCrest made available by or on behalf of SilverCrest and Coeur and discussed with BMO Capital Markets by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to SilverCrest provided by the management of Coeur;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Coeur made available to or discussed with BMO Capital Markets by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to Coeur and certain estimates as to potential cost savings expected by the management of Coeur to result from the Arrangement provided by the management of Coeur;

•
participated in discussions with members of the senior management, and certain representatives and advisors, of Coeur concerning the businesses, operations, financial condition and prospects of SilverCrest and Coeur, the Arrangement and related matters;

•	reviewed certain financial and stock market information for SilverCrest, Coeur and selected publicly traded companies that BMO Capital Markets deemed relevant;
•	reviewed certain financial terms, to the extent publicly available, of selected transactions that BMO Capital Markets deemed relevant in evaluating SilverCrest;
•
reviewed current and historical market prices for SilverCrest Common Shares and Coeur Common Stock, and reviewed selected research analysts’ published price targets for SilverCrest Common Shares and Coeur Common Stock; and

•	performed such other studies and analyses and conducted such discussions as BMO Capital Markets deemed appropriate.
BMO Capital Markets assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to BMO Capital Markets by or on behalf of Coeur, SilverCrest or their respective representatives or advisors or obtained by BMO Capital Markets from other sources. BMO Capital Markets did not independently verify (nor assume any obligation to verify) any such information or undertake an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of SilverCrest, Coeur or any other entity, nor was BMO Capital Markets furnished with any such valuations or appraisals. Furthermore, BMO

Capital Markets did not assume any obligation to conduct, and it did not conduct, any physical inspection of the properties or facilities of SilverCrest, Coeur or any other entity. BMO Capital Markets is not an expert in the evaluation of mining resources or reserves and BMO Capital Markets expressed no view or opinion as to the exploration, development or production (including, without limitation, as to the costs, feasibility, timing or financeability thereof) with respect to any properties or projects of SilverCrest, Coeur or any other entity. BMO Capital Markets did not evaluate the solvency or fair value of SilverCrest, Coeur or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. BMO Capital Markets expressed no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting SilverCrest, Coeur or any other entity or the potential impact thereof and BMO Capital Markets assumed that sufficient reserves have been established with respect thereto and that the outcome thereof would not be meaningful in any respect to its analyses or opinion.
BMO Capital Markets assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement would be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, would be imposed or occur that would have an adverse effect on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to BMO Capital Markets’ analyses or opinion. BMO Capital Markets also assumed that the Arrangement would be consummated in accordance with the terms of the Arrangement Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Arrangement Agreement would be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Arrangement would be satisfied, in each case without waiver, modification or amendment. BMO Capital Markets further assumed that the Arrangement would qualify for the intended tax treatment contemplated by the Arrangement Agreement. In addition, BMO Capital Markets assumed that the final Arrangement Agreement would not differ in any material respect from the draft of the Arrangement Agreement reviewed by BMO Capital Markets.
As the Coeur Board was aware, BMO Capital Markets did not hold direct discussions with the management of SilverCrest regarding SilverCrest’s business, operations, financial condition and prospects and, accordingly, at the direction of Coeur, BMO Capital Markets relied upon Coeur with respect to such matters and BMO Capital Markets assumed, at the direction of Coeur, that had such direct access been provided, any information received would not be meaningful in any respect to BMO Capital Markets’ analyses or opinion. With respect to the financial forecasts, commodity price estimates and other estimates and data that BMO Capital Markets was directed to utilize in its analyses and opinion (including, without limitation, estimates as to potential cost savings expected by the management of Coeur to result from the Arrangement), BMO Capital Markets was advised by the management of Coeur, and BMO Capital Markets assumed, without independent investigation, that such financial forecasts, commodity price estimates and other estimates and data were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Coeur as to, and are a reasonable basis upon which to evaluate, the expected future financial performance of SilverCrest and Coeur, such potential cost savings and the other matters covered thereby. BMO Capital Markets also assumed that the financial results reflected in such financial forecasts, commodity price estimates and other estimates and data (including, without limitation, with respect to potential cost savings) would be realized in the amounts and at the times projected. BMO Capital Markets understood that the financial statements, financial forecasts and other information relating to SilverCrest were prepared in accordance with international financial reporting standards (“IFRS”) and BMO Capital Markets assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. generally accepted accounting principles would not be meaningful in any respect to BMO Capital Markets’ analyses or opinion. BMO Capital Markets expressed no opinion with respect to any financial forecasts, commodity price estimates or other estimates or data or the assumptions on which they were based. With respect to financial statements, financial forecasts and other information and data utilized in BMO Capital Markets’ analyses that were prepared in foreign currencies and converted based on certain exchange rates, BMO Capital Markets assumed that such exchange rates were reasonable to utilize for purposes of its analyses and opinion and BMO Capital Markets expressed no view as to currency or exchange rate fluctuations or the impact thereof on its analyses or opinion. BMO Capital Markets also assumed, without independent verification, that there were no changes in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of SilverCrest or Coeur since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO Capital Markets that would be meaningful in any respect to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by BMO Capital Markets incomplete or misleading.
BMO Capital Markets relied upon the assessments of the management of Coeur as to, among other things, (i) the potential impact on SilverCrest and Coeur of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which SilverCrest and Coeur operate, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects and activities of SilverCrest and Coeur, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on BMO Capital Markets’ analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers, service providers and other commercial relationships of SilverCrest and Coeur and (iii) the ability of Coeur to integrate the businesses of SilverCrest and Coeur and to realize the potential cost savings expected by the management of Coeur to result from the Arrangement as contemplated. BMO Capital Markets assumed that there would be no developments with respect to any such matters or any reorganization or related transactions contemplated by the Arrangement Agreement that would have an adverse effect on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.
BMO Capital Markets’ opinion was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO Capital Markets, as of the date of its opinion. BMO Capital Markets did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider events occurring or coming to BMO Capital Markets’ attention after the date of its opinion, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof). As the Coeur Board was aware, the industries and geographies in which SilverCrest and Coeur operate (including commodity prices relating to such industries) and the securities of SilverCrest and Coeur have experienced and may continue to experience volatility and disruptions and BMO Capital Markets expressed no view or opinion as to any potential effects of such volatility or disruptions on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof).
BMO Capital Markets’ opinion, as expressed in such opinion, related to the relative values of SilverCrest and Coeur and related solely to the fairness of the Exchange Ratio, from a financial point of view, to Coeur as of the date of such opinion. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement, nor did BMO Capital Markets express any view or opinion on the form or structure of the Arrangement or any terms, aspects or implications of any voting agreements, governance arrangements, reorganization or related transactions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement or otherwise. In addition, BMO Capital Markets did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement relative to the Exchange Ratio or otherwise. BMO Capital Markets is not an expert in and expressed no view as to, and BMO Capital Markets’ opinion did not address, any legal, regulatory, tax, accounting or similar matters. BMO Capital Markets relied upon the fact that Coeur had received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Coeur as to such matters. BMO Capital Markets expressed no view or opinion as to the actual value of Coeur Common Stock when issued in the Arrangement or the prices at which Coeur Common Stock, SilverCrest Common Shares or any other securities of Coeur or SilverCrest may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement.
In preparing its opinion, BMO Capital Markets performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of BMO Capital Markets’ opinion or the analyses underlying, and factors considered in connection with, BMO Capital Markets’ opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. BMO Capital Markets arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, BMO Capital Markets believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, BMO Capital Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Coeur and SilverCrest. No company, business or transaction reviewed is identical or directly comparable to Coeur, SilverCrest or the Arrangement and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in BMO Capital Markets’ analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, BMO Capital Markets’ analyses are inherently subject to substantial uncertainty.
BMO Capital Markets was not requested to, and it did not, recommend or determine the specific consideration payable in the Arrangement. The type and amount of consideration payable in the Arrangement were determined through negotiations between Coeur and SilverCrest and the decision to recommend and enter into the Arrangement Agreement was solely that of the Coeur Board. BMO Capital Markets’ opinion was only one of many factors considered by the Coeur Board in its evaluation of the Arrangement and should not be viewed as determinative of the views of the Coeur Board or the management of Coeur with respect to the Arrangement or the consideration payable in the Arrangement.
Financial Analyses
The summary of the financial analyses described below under this heading “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses” is a summary of the material financial analyses prepared and reviewed with the Coeur Board in connection with BMO Capital Markets’ opinion, dated October 3, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, BMO Capital Markets, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by BMO Capital Markets. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may differ from those described and such differences may be material.
In calculating implied exchange ratio reference ranges as reflected in the financial analyses and certain additional information described below, other than the historical exchange ratio reference range observed for Coeur Common Stock and SilverCrest Common Shares, BMO Capital Markets divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for SilverCrest from such analyses and additional information by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Coeur from such analyses and additional information in order to calculate the low-ends (or high-ends) of the implied exchange ratio reference ranges.
Selected Public Companies Analyses. BMO Capital Markets performed separate selected public companies analyses of Coeur and SilverCrest in which BMO Capital Markets reviewed certain financial and stock market information relating to Coeur, SilverCrest and the selected publicly traded companies referenced below.

Coeur. In its selected public companies analysis of Coeur, BMO Capital Markets reviewed certain financial and stock market information relating to Coeur and the following five selected companies that BMO Capital Markets considered generally relevant for purposes of analysis as publicly traded companies with operations in the silver production industry (collectively the “selected companies”):
•	Endeavour Silver Corp.
•	First Majestic Silver Corp.
•	Hecla Mining Company
•	Hochschild Mining PLC
•	MAG Silver Corp.
BMO Capital Markets reviewed, among other information, closing stock prices on October 2, 2024 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2025 cash flow per share estimates. Financial data of the selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of Coeur was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples observed for the selected companies were 0.89x to 1.98x (with a median of 1.30x) and 3.1x to 13.4x (with a median of 8.3x), respectively. BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the selected companies of 1.2x to 1.4x to the estimated net asset value per share of Coeur and a selected range of calendar year 2025 estimated cash flow per share multiples derived from the selected companies of 6.5x to 9.0x to the calendar year 2025 estimated cash flow per share of Coeur, in each case based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for Coeur based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of $5.33 to $6.22 and $6.88 to $9.53, respectively.
SilverCrest. In its selected public companies analysis of SilverCrest, BMO Capital Markets reviewed certain financial and stock market information relating SilverCrest and the selected companies described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—Coeur.”
BMO Capital Markets reviewed, among other information, closing stock prices on October 2, 2024 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2025 cash flow per share estimates. Financial data of the selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of SilverCrest was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples observed for the selected companies were as described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—Coeur.” BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the selected companies of 1.4x to 1.8x to the estimated net asset value per share of SilverCrest and a selected range of calendar year 2025 estimated cash flow per share multiples derived from the selected companies of 9.0x to 11.0x to the calendar year 2025 estimated cash flow per share of SilverCrest, in each case based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for SilverCrest based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of $7.26 to $9.34 and $9.95 to $12.16, respectively.
Utilizing the approximate implied per share equity value reference ranges derived for Coeur and SilverCrest as described above, BMO Capital Markets calculated the following approximate implied exchange ratio reference ranges, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Ranges Based On:		Exchange Ratio
Estimated Net Asset Value Per Share	CY2025 Estimated Cash Flow Per Share
1.168x – 1.752x	1.044x – 1.767x	1.6022x

SilverCrest Selected Precedent Transactions Analysis. Using publicly available information, BMO Capital Markets reviewed financial data relating to the following 15 selected transactions that BMO Capital Markets considered generally relevant for purposes of analysis as transactions involving target companies with operations in the precious metals production industry (collectively, the “selected transactions”):

Announcement Date	Acquiror		Target
September 2024	•	AngloGold Ashanti plc	•	Centamin plc
September 2024	•	First Majestic Silver Corp.	•	Gatos Silver, Inc.
April 2024	•	Westgold Resources Limited	•	Karora Resources Inc.
March 2024	•	Alamos Gold Inc.	•	Argonaut Gold Inc.
November 2021	•	Newcrest Mining Limited	•	Pretium Resources Inc.
November 2021	•	Chifeng Jilong Gold Mining Co., Ltd.	•	Golden Star Resources Ltd.
April 2021	•	Fortuna Silver Mines Inc.	•	Roxgold Inc.
December 2020	•	Equinox Gold Corp.	•	Premier Gold Mines Limited
November 2020	•	Endeavour Mining Corporation	•	Teranga Gold Corporation
October 2020	•	Northern Star Resources Ltd	•	Saracen Mineral Holdings Ltd
May 2020	•	SSR Mining Inc.	•	Alacer Gold Corp.
March 2020	•	Endeavour Mining Corporation	•	SEMAFO Inc.
December 2019	•	Equinox Gold Corp.	•	Leagold Mining Corporation
November 2019	•	Kirkland Lake Gold Ltd.	•	Detour Gold Corporation
May 2019	•	ST Barbara Ltd.	•	Atlantic Gold Corporation

BMO Capital Markets reviewed, among other information and to the extent publicly available, the implied value of the consideration paid or payable in the selected transactions as multiples of net asset value per share and cash flow per share estimates for the target companies involved in the applicable selected transaction. Financial data of the selected transactions were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of SilverCrest was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high estimated net asset value per share and estimated cash flow per share multiples observed for the selected transactions were 0.56x to 1.74x (with an overall median of 0.88x and a median for the selected transactions that involved target companies solely with underground mining assets of 1.68x) and 3.3x to 10.1x (with an overall median of 6.9x and a median for the selected transactions that involved target companies solely with underground mining assets of 9.9x), respectively. BMO Capital Markets noted that First Majestic Silver Corp.’s acquisition of Gatos Silver, Inc. was the only selected transaction that involved the acquisition of a silver production company and that the estimated net asset value per share and estimated cash flow per share multiples observed for such transaction based on the implied value of the consideration payable in such transaction were 1.74x and 10.1x, respectively (utilizing the closing price of First Majestic Silver Corp.’s common shares on September 4, 2024, one trading day prior to public announcement of such transaction), and 2.1x and 12.2x, respectively (utilizing the closing price of First Majestic Silver Corp.’s common shares on October 2, 2024). BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the selected transactions of 1.6x to 2.0x to the estimated net asset value per share of SilverCrest and a selected range of estimated cash flow per share multiples derived from the selected transactions of 10.0x to 12.0x to the calendar year 2025 estimated cash flow per share of SilverCrest, in each case based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for SilverCrest based on estimated net asset value per share and estimated cash flow per share multiples of $8.30 to $10.37 and $11.06 to $13.27, respectively. BMO Capital Markets noted that, based on the closing price of Coeur Common Stock on October 2, 2024 of $7.03 per share, the Exchange Ratio implied an equity value for SilverCrest of $11.26 per share.

Certain Additional Information
BMO Capital Markets also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
Relative Contributions. BMO Capital Markets reviewed the relative contributions of Coeur and SilverCrest to the combined company’s fully-diluted in-the-money market capitalization, estimated net asset value and calendar year 2025 estimated cash flow based, in the case of estimated net asset value and calendar year 2025 estimated cash flow, both on publicly available equity research analysts’ estimates and financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur. This indicated overall approximate implied relative equity contribution percentages of Coeur and SilverCrest to the combined company’s (i) fully-diluted in-the-money market capitalization of approximately 67% in the case of Coeur and approximately 33% in the case of SilverCrest, (ii) estimated net asset value of approximately 69% to 70% in the case of Coeur and approximately 30% to 31% in the case of SilverCrest, and (iii) calendar year 2025 estimated cash flow of approximately 72% to 76% in the case of Coeur and approximately 24% to 28% in the case of SilverCrest, as compared to the pro forma ownership for holders of Coeur Common Stock in the combined company upon consummation of the Arrangement of approximately 62.8% implied by the Exchange Ratio and the corresponding pro forma percentage ownership for holders of SilverCrest Common Shares in the combined company upon consummation of the Arrangement of approximately 37.2%.
Other. BMO Capital Markets also observed the following:
•
historical closing prices of Coeur Common Stock and SilverCrest Common Shares during the 52-week period ended October 2, 2024, which indicated low and high closing prices of Coeur Common Stock of approximately $2.00 per share and $7.72 per share, respectively, and low and high closing prices of SilverCrest Common Shares of approximately $4.27 per share and $10.26 per share, respectively, and an approximate implied exchange ratio reference range of 0.553x to 5.130x;

•
historical exchange ratios of Coeur Common Stock and SilverCrest Common Shares during the 52-week period ended October 2, 2024, which indicated low and high exchange ratios of approximately 1.299x and 2.537x;

•
undiscounted publicly available equity research analysts’ price targets for Coeur Common Stock and SilverCrest Common Shares, which indicated overall low and high target price ranges for Coeur Common Stock and SilverCrest Common Shares of $5.25 per share and $9.50 per share (with a median of $8.25 per share) and $8.51 per share and $12.59 per share (with a median of $9.80 per share), respectively, and an approximate implied exchange ratio reference range of 0.896x to 2.398x;

•
approximate implied per share equity value reference ranges for Coeur and SilverCrest utilizing the same methodologies and selected ranges of estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—Coeur” and “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—SilverCrest,” but applying such selected multiple ranges to the estimated net asset value per share and calendar year 2025 estimated cash flow per share of Coeur or SilverCrest, as the case may be, based on publicly available equity research analysts’ estimates, which indicated approximate implied per share equity value reference ranges for Coeur based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of $6.44 to $7.52 and $6.57 to $9.09, respectively, and for SilverCrest based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of $8.51 to $10.94 and $7.83 to $9.57, respectively, and approximate implied exchange ratio reference ranges based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of 1.131x to 1.697x and 0.861x to 1.458x, respectively; and

•
approximate implied per share equity value reference ranges for SilverCrest utilizing the same methodologies and selected ranges of estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—SilverCrest Selected Precedent Transactions Analysis,” but applying such selected multiple ranges to the estimated net asset value per share and calendar year 2025 estimated cash flow per share of SilverCrest based on publicly available equity research analysts’ estimates, which indicated approximate implied per share equity value reference ranges for SilverCrest based on estimated net asset value per share and calendar year 2025 estimated cash flow per share multiples of $9.72 to $12.15 and $8.70 to $10.44, respectively.
Miscellaneous
Coeur has agreed to pay BMO Capital Markets’ affiliate, BMO Nesbitt Burns, for its financial advisory services in connection with the proposed Arrangement an aggregate fee of $10 million, of which a portion was payable upon delivery of BMO Capital Markets’ opinion regardless of the conclusion reached in such opinion and $7 million is contingent upon consummation of the Arrangement. In addition, Coeur has agreed to reimburse BMO Nesbitt Burns and its affiliates for certain expenses, including reasonable fees and disbursements of counsel, incurred in connection with the engagement of BMO Nesbitt Burns and to indemnify BMO Nesbitt Burns and its affiliates against certain liabilities, including liabilities under federal securities laws, arising out of such engagement.
BMO Capital Markets and certain of its affiliates, as part of their investment banking business, are engaged regularly in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and its affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of its employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, effect transactions in, acquire, hold or sell long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Coeur, SilverCrest or any other party that may be involved in the Arrangement and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement. As at September 16, 2024, BMO Capital Markets and its affiliates held less than 1% of the outstanding Coeur Common Stock (with an aggregate implied value of approximately $6.7 million as of September 16, 2024) and less than 1% of the outstanding SilverCrest Common Shares (with an aggregate implied value of approximately $9 million as of September 16, 2024), in each case excluding holdings on behalf of clients of BMO Capital Markets and its affiliates.
As the Coeur Board was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to Coeur and/or certain of its affiliates, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, having acted or acting as a lender under certain credit facilities and as a sales agent for certain equity offerings of Coeur, for which lending and sales agent services BMO Capital Markets and/or certain of its affiliates received during such period aggregate fees of approximately $12 million. As the Coeur Board also was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to SilverCrest and/or certain of its affiliates, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, having acted or acting as joint lead arranger, joint bookrunner and syndication agent for, and as a lender under, certain credit facilities of SilverCrest, for which lending services BMO Capital Markets and/or certain of its affiliates received during such period aggregate fees of approximately $1.5 million.
Coeur selected BMO Nesbitt Burns to act as a financial advisor to Coeur based on the reputation and experience of BMO Nesbitt Burns and its affiliates and their familiarity with Coeur and its business and industry. BMO Nesbitt Burns and its affiliates, as part of their investment banking businesses, are continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, corporate and other purposes.
Opinion of Goldman Sachs & Co. LLC
At a meeting of the Coeur Board to consider and approve the Arrangement, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Coeur Board that, as of October 3, 2024, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the Exchange Ratio pursuant to the Arrangement Agreement was fair from a financial point of view to Coeur.
The full text of the written opinion of Goldman Sachs, dated October 3, 2024, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C-2 to this Proxy Statement. The summary of Goldman Sachs’ opinion contained in this Proxy Statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Coeur Board in connection with its consideration of the Arrangement. Goldman Sachs’ opinion is not a recommendation as to how any holder of Coeur Common Stock should vote with respect to the Arrangement or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Arrangement Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Coeur for the five years ended December 31, 2023;
•	Annual Reports on Form 40-F of SilverCrest, including Annual Information Forms and Annual Management’s Discussions and Analysis, for the five years ended December 31, 2023;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Coeur;
•
certain interim reports to shareholders of SilverCrest, including quarterly unaudited condensed interim consolidated financial statements and notes and quarterly management’s discussion and analysis reports;

•	certain other communications from Coeur and SilverCrest to their respective stockholders and shareholders;
•	certain publicly available research analyst reports for Coeur and SilverCrest;
•	certain internal financial analyses and forecasts for SilverCrest prepared by its management; and
•
certain internal financial analyses and forecasts for Coeur standalone and pro forma for the Arrangement and certain financial analyses and forecasts for SilverCrest, in each case, as prepared by the management of Coeur and approved for Goldman Sachs’ use by Coeur (the “Forecasts”), including certain operating synergies projected by the management of Coeur to result from the Arrangement, as approved for Goldman Sachs’ use by Coeur (the “Synergies”).

Goldman Sachs also held discussions with members of the senior management of Coeur regarding their assessment of the past and current business operations, financial condition and future prospects of SilverCrest and Coeur and the strategic rationale for, and the potential benefits of, the Arrangement; reviewed the reported price and trading activity for the shares of Coeur Common Stock and the SilverCrest Common Shares; compared certain financial and stock market information for Coeur and SilverCrest with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the consent of the Coeur Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Coeur Board that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Coeur. Goldman Sachs did not make an independent evaluation or appraisal or geological or technical assessment of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Coeur or SilverCrest or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Arrangement would be obtained without any adverse effect on Coeur or SilverCrest or on the expected benefits of the Arrangement in any way meaningful to its analysis. Goldman Sachs assumed that the Arrangement would be consummated on the terms set forth in the Arrangement Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Coeur to engage in the Arrangement, or the relative merits of the Arrangement as compared to any strategic alternatives that may be available to Coeur; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to Coeur, as of the date of the opinion, of the Exchange Ratio pursuant to the

Arrangement Agreement. Goldman Sachs did not express any view on, and its opinion does not address, any other term or aspect of the Arrangement Agreement or the Arrangement, or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into or amended in connection with the Arrangement, including the fairness of the Arrangement to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Coeur; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Coeur or SilverCrest, or any class of such persons, in connection with the Arrangement, whether relative to the Exchange Ratio pursuant to the Arrangement Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Coeur Common Stock or SilverCrest Common Shares would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Coeur, SilverCrest or the Arrangement, or as to the impact of the Arrangement on the solvency or viability of Coeur or SilverCrest or the ability of Coeur or SilverCrest to pay their respective obligations when they would come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Coeur Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 2, 2024, the last trading day before Goldman Sachs rendered to the Coeur Board its oral opinion, and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis—Coeur Stand-Alone
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Coeur to derive a range of illustrative present values per share of Coeur Common Stock on a standalone basis.
Using the mid-year convention for discounting cash flows and discount rates ranging from 6.9% to 12.5%, reflecting estimates of Coeur’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2024 estimates of unlevered free cash flow for Coeur for July 1, 2024 through December 31, 2053 (adjusted to exclude negative cash flows associated with the development of Coeur’s Silvertip polymetallic critical minerals exploration project in British Columbia (“Silvertip”)) as reflected in the Forecasts, to derive enterprise values for Coeur on a standalone basis. Goldman Sachs derived such discount rates by application of the capital asset pricing model (“CAPM”), which requires certain company-specific inputs, including the Coeur’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the Coeur, as well as certain financial metrics for financial markets generally.
Goldman Sachs then added to the range of illustrative enterprise values it derived for Coeur the illustrative in-situ value of Silvertip and subtracted the net debt and other debt like items of Coeur, each as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of illustrative equity values for Coeur. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Coeur Common Stock, as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of illustrative present values per share of Coeur Common Stock ranging from $2.91 to $3.96.
Illustrative Discounted Cash Flow Analysis of Coeur Giving Effect to the Arrangement
Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis on Coeur giving effect to the Arrangement to derive a range of illustrative present values per share of Coeur Common Stock giving effect to the Arrangement.
Using the mid-year convention for discounting cash flows and discount rates ranging from 4.6% to 11.1%, reflecting estimates of the weighted average cost of capital of Coeur giving effect to the Arrangement, Goldman Sachs discounted to present value as of June 30, 2024 estimates of unlevered free cash flow for Coeur giving effect to the Arrangement after giving effect to the Synergies for July 1, 2024 through December 31, 2053 (adjusted to exclude negative cash flows associated with the development of Silvertip) as reflected in the Forecasts, to derive a range of illustrative enterprise values for Coeur giving effect to the Arrangement. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific and peer derived inputs, including Coeur’s target capital structure weightings giving effect to the Arrangement, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Coeur giving effect to the Arrangement, as well as certain financial metrics for financial markets generally.
Goldman Sachs then added to the range of illustrative enterprise values it derived for Coeur, giving effect to the Arrangement, the illustrative in-situ value of Silvertip and SilverCrest’s El Picacho exploration project, and subtracted the net debt and other debt-like items and estimated transaction costs, as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of illustrative equity values for Coeur giving effect to the Arrangement. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of common stock of Coeur giving effect to the Arrangement as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of illustrative present values per share of Coeur Common Stock giving effect to the Arrangement ranging from $3.00 to $4.07.
Illustrative Present Value of Future Share Price Analysis—Coeur Standalone
Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Coeur Common Stock. For this analysis, Goldman Sachs first calculated the implied equity values for Coeur as of December 31 for each of the calendar years 2024, 2025 and 2026, by applying a range of multiples of illustrative next 12 months (“NTM”) price to operating cash flow (“NTM P / OCF”) of 6.5x to 9.5x to estimates of Coeur’s operating cash flow for each of the calendar years 2025, 2026 and 2027. This illustrative range of NTM P / OCF multiple estimates was derived by Goldman Sachs using its professional judgment and experience, taking into account historical NTM P / OCF multiples for Coeur as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.”
Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Coeur Common Stock as of December 31 for each of calendar years 2024, 2025 and 2026, as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of implied future values per share of Coeur Common Stock. Goldman Sachs then discounted these implied future equity values per share of Coeur Common Stock to June 30, 2024, using an illustrative discount rate of 12.5% and year-end convention, reflecting an estimate of Coeur’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Coeur, as well as certain financial metrics for financial markets generally. This analysis resulted in a range of implied present values of $3.68 to $9.48 per share of Coeur Common Stock.
Illustrative Present Value of Future Share Price Analysis of Coeur Giving Effect to the Arrangement
Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Coeur Common Stock giving effect to the Arrangement. For this analysis, Goldman Sachs first calculated the implied equity values for Coeur giving effect to the Arrangement as of December 31 for each of the calendar years 2024, 2025 and 2026, by applying a range of multiples of illustrative NTM P / OCF of 9.0x to 11.0x to estimates of Coeur’s operating cash flow giving effect to the Arrangement for each of the calendar years 2025, 2026 and 2027. This illustrative range of NTM P / OCF multiple estimates was derived by Goldman Sachs using its professional judgment and experience, taking into account historical NTM P / OCF multiples for Coeur, SilverCrest, and other peer companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.”
Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Coeur Common Stock giving effect to the Arrangement as of December 31 for each of calendar years 2024, 2025 and 2026, as provided by the management of Coeur and approved for Goldman Sachs’ use by Coeur, to derive a range of implied future values per share of Coeur Common Stock giving effect to the Arrangement. Goldman Sachs then discounted these implied future equity values per share of Coeur Common Stock giving effect to the Arrangement to June 30, 2024, using an illustrative discount rate of 10.5% and year-end convention, reflecting an estimate of Coeur’s cost of equity giving effect to the Arrangement. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific and peer derived inputs, including a beta for Coeur giving effect to the Arrangement, as well as certain financial metrics for financial markets generally. This analysis resulted in a range of implied present values of $5.16 to $9.97 per share of Coeur Common Stock giving effect to the Arrangement.
Selected Publicly Traded Companies Trading Multiples
Goldman Sachs reviewed and compared certain financial information of Coeur to corresponding publicly available financial information and valuation multiples for SilverCrest and the following publicly traded companies in the precious metals industry, which are referred to in this section as the “selected companies”:
•	First Majestic Silver Corp.;
•	Hecla Mining Company; and
•	Pan American Silver Corp.
Although none of the selected companies is directly comparable to Coeur or SilverCrest, the selected companies were chosen because they are publicly traded companies in the precious metals industry with certain operations and financial characteristics that, for purposes of analysis, may be considered similar to certain operations or financial characteristics of Coeur and SilverCrest.
For each of Coeur and the selected companies as a group, Goldman Sachs calculated and compared the 25th Percentile, median and 75th Percentile NTM P / OCF multiples for the three-year period ended October 2, 2024. For SilverCrest, Goldman Sachs calculated and compared the NTM P / OCF multiples for the period beginning July 2022 (to account for initial commercial production in November 2022) and ended October 2, 2024.
The results of these calculations are summarized as follows:

NTM P / OCF
	25th Percentile	Median	75th Percentile
Coeur	6.5x	8.1x	9.8x
SilverCrest	6.9x	8.7x	10.5x
Selected Companies	8.9x	10.0x	10.8x

General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to Coeur or SilverCrest.
Goldman Sachs prepared these analyses for purposes of providing its opinion to the Coeur Board as to the fairness from a financial point of view to Coeur, as of the date of the opinion, of the Exchange Ratio pursuant to the Arrangement Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Coeur, SilverCrest, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The Exchange Ratio was determined through arm’s-length negotiations between Coeur and SilverCrest and was approved by the Coeur Board. Goldman Sachs did not recommend any specific exchange ratio to Coeur or that any specific exchange ratio constituted the only appropriate exchange ratio for the Arrangement.

As described above, Goldman Sachs’ opinion to the Coeur Board was one of many factors taken into consideration by the Coeur Board in making its determination to approve the Arrangement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs, attached as Annex C-2 to this Proxy Statement.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Coeur, SilverCrest, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Arrangement. Goldman Sachs has acted as financial advisor to Coeur in connection with the Arrangement. During the two-year period ended October 3, 2024, Goldman Sachs has not been engaged by Coeur or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended October 3, 2024, Goldman Sachs has not been engaged by SilverCrest or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Coeur, SilverCrest, and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
The Coeur Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Arrangement. Pursuant to a letter agreement, dated September 28, 2024, by and between Coeur and Goldman Sachs, Coeur engaged Goldman Sachs to act as its financial advisor in connection with the Arrangement. The engagement letter provides for a transaction fee of $2 million, none of which is contingent upon consummation of the Arrangement. In addition, Coeur has agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Prospective Financial and Operating Information
Coeur and SilverCrest do not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Arrangement, SilverCrest management prepared and provided to Coeur management certain unaudited internal financial forecasts with respect to SilverCrest on a standalone basis (the “SilverCrest Management Forecasts”) and Coeur management prepared and provided to the Coeur Board (i) certain unaudited internal financial forecasts with respect to Coeur on a standalone basis and giving effect to the Arrangement and (ii) certain unaudited financial forecasts with respect to SilverCrest on a standalone basis utilizing the SilverCrest management forecasts and Coeur management assumptions (the “Coeur Management Forecasts” and, collectively, the “Forecasted Financial Information”). The Forecasted Financial Information also were provided to BMO Capital Markets and Goldman Sachs, but BMO Capital Markets and Goldman Sachs were directed by Coeur to use and rely solely on the Coeur Management Forecasts for purposes of their respective financial analyses and opinions as described in the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur.” Certain financial information underlying the Coeur Management Forecasts also was provided to SilverCrest and its financial advisors.
The Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The inclusion of this Forecasted Financial Information should not be regarded as an indication that Coeur, SilverCrest, or their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information includes non-GAAP and non-IFRS financial measures, including free cash flow. Please see the tables below for a description of how Coeur and SilverCrest define these non-GAAP and non-IFRS financial measures. Coeur believes that free cash flow provides a useful measure of available cash generated by operating activities for investing, to reduce leverage or make distributions. Non-GAAP and non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP or IFRS, and non-GAAP and non-IFRS financial measures used by Coeur or SilverCrest, as applicable, may not be comparable to similarly titled measures used by other companies.
This Forecasted Financial Information was prepared for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Coeur and SilverCrest, including, among others, Coeur’s and/or SilverCrest’s future results, precious metals mining activity, commodity prices, demand for precious metals, the availability of sufficient cash flow or financing to fund the exploration and development costs associated with their respective projected mining programs, takeaway capacity and the availability of services in the areas in which Coeur and SilverCrest operate, geopolitical uncertainties, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Coeur nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Coeur Management Forecasts included in this Proxy Statement has been prepared by, and is the responsibility of, Coeur management, and the SilverCrest Management Forecasts included in this Proxy Statement has been prepared by, and is the responsibility of, SilverCrest’s management. None of Coeur’s independent registered public accounting firm, GT, SilverCrest’s independent registered public accounting firm, PwC, or any other independent registered public accounting firm have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, GT and PwC do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Coeur cannot give assurance that, had the Forecasted Financial Information been prepared either as of the date of the Arrangement Agreement or as of the date of this Proxy Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Coeur does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Arrangement under U.S. GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Arrangement on Coeur or SilverCrest, the effect on Coeur or SilverCrest of any business or strategic decision or action that has been or will be taken as a result of the Arrangement Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Arrangement. Further, the Forecasted Financial Information does not take into account the effect on Coeur or SilverCrest of any possible failure of the Arrangement to occur. None of Coeur, SilverCrest or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Coeur stockholder or SilverCrest shareholder regarding Coeur’s or SilverCrest’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Coeur, SilverCrest or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Coeur or SilverCrest, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this Proxy Statement to influence any Coeur stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Coeur special meeting, but is provided solely because the Forecasted Financial Information was made available to the Coeur Board and Coeur’s financial advisors in connection with the Arrangement.

In light of the foregoing, and considering that the Coeur special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Coeur stockholders are cautioned not to place undue reliance on such information, and Coeur urges you to review Coeur’s and SilverCrest’s most recent public filings with the SEC and on SEDAR+ for a description of Coeur’s and SilverCrest’s reported financial results included therein. See the section entitled “Where You Can Find More Information.”
In preparing the prospective financial and operating information described below, Coeur management used the following gold and silver price assumptions, which were based on Wall Street consensus pricing estimates as of October 2, 2024, and MXN:USD exchange rate assumptions, which were based on Wall Street consensus estimates:

	Prices
	2024E	2025E	2026E	2027E	2028E	2029E	2030E+
Gold (Real Terms, $/oz)	$2,350	$2,340	$2,250	$2,175	$2,022	$2,022	$2,022
Silver (Real Terms, $/oz)	$27.00	$29.66	$29.30	$27.67	$25.98	$25.98	$25.98
MXN:USD FX Rate	18.33	18.92	18.92	18.92	18.92	18.92	18.92

The following tables set forth certain summarized prospective financial and operating information of Coeur and SilverCrest for the fiscal years 2024 through 2040 each on a standalone basis. In addition to different pricing scenarios based on the gold and silver price assumptions and exchange rates indicated above, Coeur management prepared the following forecasts for each of SilverCrest and Coeur.
The table below sets forth prospective information related to SilverCrest as prepared by Coeur management.

	SilverCrest Standalone
US$ in millions	H2 2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Net Revenue	$156	$402	$371	$315	$302	$249	$238	—	—	—	—	—	—	—	—	—	—
EBITDA(1)	$91	$276	$261	$210	$205	$155	$158	—	—	—	—	—	—	—	—	—	—
Operating Cash Flow	$57	$166	$197	$155	$154	$127	$126	$(7)	—	—	—	—	—	—	—	—	—
Unlevered Free Cash Flow(2)	$29	$114	$142	$111	$122	$117	$126	$(11)	$(6)	$(2)	$(0)	$(0)	$(0)	$(0)	$(0)	$(0)	$(0)

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is a non-GAAP financial measure and defined as EBITDA less income taxes, less mining duties and value-added taxes, plus or less net working capital and inventory variation adjustments, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

The table below sets forth prospective information related to SilverCrest as prepared by SilverCrest management.

	SilverCrest Standalone
US$ in millions	H2 2024	2025	2026	2027	2028	2029	2030	2031
Net Revenue	$143	$298	$292	$260	$294	$297	$318	$123
EBITDA(1)	$93	$204	$200	$174	$219	$222	$252	$89
Operating Cash Flow	$64	$145	$145	$131	$162	$167	$186	$70
Unlevered Free Cash Flow(2)	$46	$109	$119	$102	$140	$142	$188	$74

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is a non-GAAP financial measure and defined as EBITDA less income taxes, less mining duties and value-added taxes, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

The table below sets forth prospective information related to Coeur as prepared by Coeur management.

	Coeur Standalone
US$ in millions	H2 2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040-53
Net Revenue	$528	$1,345	$1,388	$1,190	$1,112	$1,081	$1,024	$819	$530	$390	$343	$327	$305	$287	$415	$320	$1,584
EBITDA(1)	$131	$502	$524	$404	$330	$375	$331	$301	$194	$148	$115	$112	$85	$53	$116	$84	$278
Unlevered Free Cash Flow(2)	$(7)	$258	$327	$273	$227	$280	$243	$220	$117	$128	$77	$83	$46	$53	$143	$63	$137
UFCF (excl. Silvertip)(3)	$16	$334	$395	$342	$282	$280	$243	$220	$117	$128	$77	$83	$46	$53	$143	$63	$137

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is a non-GAAP financial measure and is defined as EBITDA less income taxes, plus or less net working capital and inventory variation adjustments, plus or less other non-cash adjustments, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(3)	Adjusted to exclude negative cash flows associated with the development of Silvertip.
The table below sets forth prospective information related to Coeur, giving effect to the Arrangement, as prepared by Coeur management.

	Combined Company Forecasted Financial Information
US$ in millions	H2 2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040-53
Net Revenue	$684	$1,747	$1,759	$1,504	$1,414	$1,330	$1,262	$819	$530	$390	$343	$327	$305	$287	$415	$320	$1,584
EBITDA(1)	$228	$786	$796	$625	$546	$541	$501	$301	$194	$147	$114	$112	$85	$53	$116	$84	$278
Unlevered Free Cash Flow(2)	$27	$381	$479	$395	$360	$408	$380	$209	$111	$126	$77	$83	$45	$53	$143	$63	$136
UFCF (excl. Silvertip)(3)	$50	$456	$547	$464	$415	$408	$380	$209	$111	$126	$77	$83	$45	$53	$143	$63	$136

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is a non-GAAP financial measure and is defined as EBITDA less income taxes, less mining duties and value-added taxes, plus or less net working capital and inventory variation adjustments, plus or less other non-cash adjustments, plus tax savings on general and administrative expenses and management fee withholding taxes due to Synergies net of one-time costs to achieve, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

(3)	Adjusted to exclude negative cash flows associated with the development of Silvertip.
COEUR DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Board of Directors Following the Arrangement
Coeur has agreed with SilverCrest that it will take all actions necessary to ensure that, as of the Effective Time, N. Eric Fier and Pierre Beaudoin shall be appointed to the Coeur Board and at the next annual general meeting of Coeur held to consider the election of directors that occurs following the Effective Date of the Arrangement, N. Eric Fier and Pierre Beaudoin shall be nominated by Coeur for election as a director of Coeur, provided that (i) such nominees meet any applicable qualification requirements to serve as directors under applicable laws, and (ii) such nominees have each delivered to Coeur a consent to act as a director of Coeur.
Mr. Fier is a Certified Professional Geologist (USA) and Engineer (Canada) with over 35 years of experience in the international mining industry including exploration, acquisition, development and production of numerous mining projects in Guyana, Chile, Brazil, Central America, Mexico and Peru. He has in-depth knowledge of project evaluation and management, reserve estimation and economic analysis, construction, as well as operations management. Mr. Fier previously worked as Chief Geologist with Pegasus Gold Corp., Senior Engineer & Manager with Newmont Mining Corp. and Project Manager with Eldorado Gold Corp. and is also currently the Executive Chairman of Goldsource Mines Inc.
Mr. Beaudoin joined the SilverCrest board in June 2018 and subsequently became the Chief Operating Officer in November 2018. During his five years in the role he successfully led the technical studies, build and ramp-up of the Las Chispas Operation. He retired from this role in early 2024 and rejoined the SilverCrest board.
Coeur anticipates that the current members of its board of directors shall continue to serve as directors upon closing of the Arrangement. Accordingly, the board of directors of the combined company will consist of: Linda L. Adamany, Pierre Beaudoin, Paramita Das, N. Eric Fier, Randolph E. Gress, Jeane L. Hull, Mitchell J. Krebs, Eduardo Luna, Robert E. Mellor, and Kenneth Thompson.
Management Following the Arrangement
Coeur anticipates the current members of its management team shall continue to serve as officers of the combined company: Mitchell J. Krebs, Chairman, President, & Chief Executive Officer, Thomas S. Whelan, Senior Vice President & Chief Financial Officer, Michael Routledge, Senior Vice President & Chief Operating Officer, Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer, Emilie C. Schouten, Senior Vice President & Chief Human Resources Officer, and Aoife McGrath, Senior Vice President, Exploration.
Interests of Coeur Directors and Executive Officers in the Arrangement
In considering the recommendation of the Coeur Board that you vote “FOR” each of the proposals, you should be aware that certain of Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Coeur stockholders generally. The Coeur Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Coeur stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Coeur are expected to continue as directors and executive officers of Coeur following the consummation of the Arrangement.
In addition, each director on the board of directors of Coeur and certain officers of Coeur have entered into a voting agreement with SilverCrest which provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Arrangement Agreement or approving the stock issuance and the Charter Amendment, as applicable, and against any alternative business combination transaction.
See “The Arrangement—Voting Agreements” for a detailed summary of the Voting Agreements.
Accounting Treatment
Coeur prepares its financial statements in accordance with U.S. GAAP and SilverCrest prepares its financial statements in accordance with IFRS. In accordance with FASB ASC 805, Business Combinations, Coeur will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.
Federal Securities Laws Consequences; Stock Transfer Restrictions
Exemption from the Registration Requirements of the Securities Act
The Consideration Shares and Coeur Replacement Options issued to SilverCrest securityholders pursuant to the Arrangement, will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.

Under the Arrangement Agreement, SilverCrest is required to submit the Plan of Arrangement to the Court and it so expected to submit the Plan of Arrangement on January 6, 2025 for an Interim Order after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons who are entitled to receive the Consideration Shares or the Coeur Replacement Options under the Arrangement. The Interim Order is expected to be obtained on January 8, 2025. Under the Arrangement Agreement, SilverCrest is required to ensure that each person entitled to receive the Consideration Shares or the Coeur Replacement Options will be given adequate notice of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary to exercise that right. The Interim Order also specifies such a right of SilverCrest shareholders and option-holders to appear before the Court so long as they enter an appearance within a reasonable time. Persons entitled to receive the Consideration Shares and the Coeur Replacement Options will also be advised that the Consideration Shares and the Coeur Replacement Options, respectively, will not be registered under the Securities Act and will be issued in reliance on the exemption under section 3(a)(10) of the Securities Act. Following SilverCrest’s receipt of the Interim Order, the SilverCrest securityholder approval of the Arrangement and a hearing at which such persons will have the right to appear, SilverCrest will seek a Final Order from the Court as to the substantive and procedural fairness of the Plan of Arrangement. Such Final Order is a condition to the consummation of the Plan of Arrangement and the issuance of the Consideration Shares and Coeur Replacement Options. Coeur therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of such Final Order from the Court), the issuance of Consideration Shares and Coeur Replacement Options to holders of SilverCrest shares and options, respectively, will each be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.
Resales of Coeur Common Stock After the Effective Time
The shares of Coeur Common Stock to be received by the SilverCrest shareholders in exchange for their SilverCrest Common Shares pursuant to the Arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Coeur after the Effective Time, or were “affiliates” of Coeur within 90 days prior to the Effective Time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.
Any resale of shares of Coeur Common Stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.
The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of shares of Coeur Common Stock to SilverCrest shareholders and SilverCrest option-holders pursuant to the Plan of Arrangement. All recipients of such shares of Coeur Common Stock are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable securities laws.
Court Approval
The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing is anticipated to be on a date that is on or about 15 calendar days immediately following the date of filing of this Proxy Statement with the SEC (subject to obtaining clearance of this Proxy Statement by the SEC). Under the Arrangement Agreement, SilverCrest is required to diligently pursue an application for Final Order pursuant to Section 291 of the BCBCA if the Interim Order, required SilverCrest Securityholder Approval and Coeur Stockholder Approval are obtained, but in any event no later than four business days after the approval of the Arrangement by SilverCrest securityholders. The Court hearing in respect of the Final Order is expected to take place two to three business days following the date of the SilverCrest Securityholder Meeting.
Shareholder Approvals
Coeur Stockholder Approvals
At the special meeting, Coeur stockholders will be required to consider and vote on the Stock Issuance Proposal and the Charter Amendment Proposal. The Stock Issuance Proposal and the Charter Amendment Proposal will be required to be approved by the Coeur stockholders in order for the Arrangement to be completed. Approval of the Stock

Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal.
SilverCrest Securityholder Approval
At the SilverCrest Securityholder Meeting, SilverCrest securityholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement resolution must be approved by (i) at least 66 2∕3% of the votes cast by SilverCrest shareholders present or in person or represented by proxy and entitled to vote at the meeting, (ii) at least 66 2∕3% of the votes cast by the shareholders and option holders of SilverCrest, voting together as a single class, present or in person or represented by proxy and entitled to vote at the meeting, and (iii) a majority of the votes cast by SilverCrest shareholders present or in person or represented by proxy and entitled to vote at the meeting, excluding the SilverCrest Common Shares held by persons required to be excluded under applicable Canadian securities laws.
Regulatory Approvals
It is a mutual condition precedent to the consummation of the Arrangement that the Mexico Antitrust Approval shall have been obtained and shall not have been modified or rescinded.
TSX Delisting
SilverCrest has undertaken covenants in the Arrangement Agreement to use commercially reasonable efforts to cause the SilverCrest Common Shares to be delisted from the Toronto Stock Exchange following the Effective Time.
Fees, Costs and Expenses
All legal and accounting costs and expenses incurred in connection with the Arrangement Agreement will be paid by the party incurring such costs and expenses, subject to certain exceptions listed below (among others).
Expense Reimbursement Fees Payable by SilverCrest
In the event that the Arrangement Agreement is terminated by either Coeur or SilverCrest upon circumstances described in the paragraph “Failure to Obtain SilverCrest Securityholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” below and SilverCrest’s board of directors has not made a Change in Recommendation (as defined below), SilverCrest will reimburse Coeur for all reasonable and documented expenses incurred by Coeur’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $17,000,000. However, if SilverCrest is required to pay the SilverCrest Termination Payment (as defined below) to Coeur due to a SilverCrest Termination Payment Event (as defined below) occurring, SilverCrest will not be required to pay an expense reimbursement fee to Coeur.
Expense Reimbursement Fees Payable by Coeur
In the event that the Arrangement Agreement is terminated by either Coeur or SilverCrest upon circumstances described in the paragraph “Failure to Obtain Coeur Stockholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” below and the Coeur Board has not made a Change in Recommendation, Coeur will reimburse SilverCrest for all reasonable and documented expenses incurred by SilverCrest’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $17,000,000. However, if Coeur is required to pay the Coeur Termination Payment (as defined below) due to a Coeur Termination Payment Event (as defined below) occurring, Coeur will not be required to pay an expense reimbursement fee to SilverCrest.
Fees Associated with Regulatory Filings
Fees associated with any filings made to any governmental entity in connection with the required regulatory approvals will be borne by Coeur.

Voting Agreements
In connection with the execution of the Arrangement Agreement, Coeur has entered into a SilverCrest Voting Agreement with each of the directors and certain officers of SilverCrest, who collectively held approximately 2.2% of the outstanding SilverCrest Common Shares as of the date of the Arrangement Agreement and SilverCrest has entered into a Coeur Voting Agreement with each of the directors and certain officers of Coeur, who collectively held approximately 1.1% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. Each Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of SilverCrest signatories) or adopting the Stock Issuance Proposal and Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters inconsistent with the Arrangement, including any alternative business combination. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which the board of directors of Coeur or SilverCrest, as applicable, changes its recommendation with respect to the Arrangement and (d) the completion of the Coeur Stockholder Meeting or SilverCrest Securityholder Meeting, as applicable.
Copies of the forms of the SilverCrest Voting Agreement and the Coeur Voting Agreement are attached as Schedule E and Schedule F to the Arrangement Agreement, respectively.
General
Following completion of the Arrangement, Coeur will continue to be the publicly traded parent company of the combined business with the Coeur Common Stock traded on the NYSE, and SilverCrest will be, through Canadian Sub, an indirect wholly owned subsidiary of Coeur. The combined company will remain a corporation governed by the laws of the state of Delaware. Coeur’s head office will continue to be located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.

NO APPRAISAL RIGHTS
Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT
Coeur
Founded in 1928, Coeur is a precious metals mining company that operates certain gold and silver mines in the United States, Canada and Mexico and is headquartered in Chicago, Illinois.
Shares of Coeur Common Stock currently trade on the NYSE under the symbol “CDE.” Coeur’s principal executive offices are located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606. Its telephone number is (312) 489-5800 and its website address is www.coeur.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Canadian Sub
Canadian Sub is an unlimited liability company formed under the laws of the Province of British Columbia, Canada and is a wholly-owned subsidiary of Coeur formed for the purpose of effecting the Arrangement.
SilverCrest
SilverCrest is a Canadian-based precious metals producer headquartered in Vancouver, British Columbia, with an ongoing initiative to increase its silver-gold assets by expanding current resources and reserves, acquiring, discovering, developing and operating high value precious metal projects in the Americas. SilverCrest’s principal focus is operating its Las Chispas operation, located near Hermosillo, Sonora, Mexico. SilverCrest has a portfolio of three other mineral exploration properties in Sonora, Mexico, comprised of El Picacho, Cruz de Mayo, and Angel de Plata properties.
SilverCrest Common Shares are traded on the TSX under the symbol “SIL” and the NYSE American under the symbol “SILV.” SilverCrest’s head offices are located at 570 Granville Street, Suite 501, Vancouver, British Columbia V6C 3P1. Its telephone number is (604) 694-1730 and its website address is www.silvercrestmetals.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Coeur Rochester, Inc.
Coeur Rochester, Inc., incorporated in Delaware, is a wholly-owned subsidiary of Coeur and operates the Rochester mine, an open pit silver and gold mine located in Pershing County, Nevada.
Compañía Minera La Llamarada, S.A. de C.V.
Compañía Minera La Llamarada, S.A. de C.V., incorporated in Mexico, is a wholly-owned subsidiary of SilverCrest.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT
The summary of the material provisions of the Arrangement Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A. This summary may not contain all of the information about the Arrangement Agreement that is important to you. We urge you to carefully read the Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Arrangement. The Arrangement Agreement contains representations and warranties that SilverCrest, Coeur and Canadian Sub have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and the arrangement and agreements contemplated thereby among SilverCrest and Coeur, and may be subject to important qualifications and limitations agreed to by SilverCrest and Coeur in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC or on SEDAR+, as applicable, and the assertions embodied in the representations and warranties contained in the Arrangement Agreement (and summarized below) are qualified by information in disclosure letters provided by SilverCrest to Coeur and by Coeur to SilverCrest in connection with the signing of the Arrangement Agreement and by certain information contained in certain of Coeur’s and SilverCrest’s public filings with the SEC or on SEDAR+, as applicable. The disclosure letters and filings with the SEC or on SEDAR+, as applicable, contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after October 3, 2024 and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. In addition, if specific material facts arise that contradict the representations and warranties in the Arrangement Agreement, Coeur or SilverCrest, as applicable, will disclose those material facts in the public filings that it makes with the SEC or on SEDAR+, as applicable, in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Arrangement Agreement and their description in this Proxy Statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Coeur and SilverCrest publicly file with the SEC or on SEDAR+, as applicable. For more information, see the “Where You Can Find More Information” section of this Proxy Statement.
The Arrangement
On October 3, 2024, Coeur, SilverCrest, Canadian Sub, Coeur Rochester, Inc., and Compañía Minera La Llamarada, S.A. de C.V., entered into the Arrangement Agreement. The Arrangement Agreement provides that at the Effective Time, Canadian Sub will acquire all of the issued and outstanding common shares of SilverCrest in exchange for stock consideration, with SilverCrest continuing as a wholly-owned subsidiary of Coeur.
The Arrangement will be implemented by way of a plan of arrangement under the BCBCA and requires approval by: (i) the Court; and (ii) at least two-thirds of the votes cast by the shareholders of SilverCrest; at least two-thirds of the votes cast by the shareholders and option holders of SilverCrest, voting together as a single class; and a majority of the votes cast by the shareholders of SilverCrest, excluding those votes attached to SilverCrest Common Shares held by persons required to be excluded pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions at the SilverCrest Securityholder Meeting.
If the Final Order is granted, and all other conditions to completion of the Arrangement, as set out in the Arrangement Agreement, are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Effective Date and, if waived, are not prohibited from being waived), the Arrangement will become effective at the Effective Time in accordance with the terms of the Plan of Arrangement.
Consideration Issuable Pursuant to the Arrangement
At the Effective Time, each SilverCrest shareholder (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders) will receive consideration of 1.6022 shares of Coeur Common Stock for each SilverCrest Common Share they hold.
No fractional shares of Coeur Common Stock will be issued as part of the Arrangement. Where the aggregate number of shares of Coeur Common Stock to be issued to a SilverCrest shareholder as stock consideration would result in a fractional share of Coeur Common Stock being issuable, such fractional share of Coeur Common Stock shall be rounded up to the nearest whole share of Coeur Common Stock in the event that a SilverCrest shareholder is entitled to a fractional share representing 0.5 or more of a share of Coeur Common Stock and shall be rounded down to the nearest whole share of Coeur Common Stock in the event that a SilverCrest shareholder is entitled to a fractional share representing less than 0.5 of a share of Coeur Common Stock.
Treatment of SilverCrest Equity Awards in the Arrangement
SilverCrest equity-based awards that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the applicable SilverCrest equity incentive plan.
SilverCrest Options
At the Effective Time, each outstanding SilverCrest Option immediately prior to the Effective Time will be automatically exchanged for a Coeur Replacement Option. The Coeur Replacement Option will allow the holder to purchase shares of Coeur Common Stock equal to the product of (i) the number of SilverCrest Common Shares subject to the original SilverCrest Option, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole number of shares of Coeur Common Stock). The exercise price per share will be equal to the quotient of (x) the exercise price per share of the SilverCrest Option divided by (y) the Exchange Ratio (rounded up to the nearest whole cent). It is intended that (i) the provisions of subsection 7(1.4) of the Income Tax Act (Canada) apply to the exchange of SilverCrest Options and (ii) such exchange of options be treated as other than the grant of a new stock right or a change in the form of payment pursuant to section 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations. Accordingly, if required, the exercise price of a Coeur Replacement Option will be adjusted such that the in-the-money-value of the Coeur Replacement Option immediately after the exchange does not exceed the in-the-money-value of the SilverCrest Option for which it was exchanged immediately prior to the exchange. The terms of each Coeur Replacement Option, including expiration and exercise conditions, will mirror the terms of the original SilverCrest Option.
SilverCrest Restricted Share Units, Performance Share Units, and Deferred Share Units
At the Effective Time, on the terms and subject to the conditions of the Arrangement Agreement and the applicable equity incentive plan of SilverCrest, each outstanding (i) restricted share unit granted pursuant to the SilverCrest equity share unit plan effective June 3, 2021 (the “SilverCrest Share Unit Plan”); (ii) performance share unit granted pursuant to the SilverCrest Share Unit Plan; (iii) deferred share unit granted pursuant to the SilverCrest Share Unit Plan or the SilverCrest deferred unit plan effective December 19, 2019, as applicable, in each case, will become fully vested, and the holder thereof will receive a cash payment to be calculated in accordance with the terms of the applicable equity incentive plan of SilverCrest.
Dissent Rights of SilverCrest Shareholders
Registered SilverCrest shareholders as of the record date of the SilverCrest Securityholder Meeting may exercise rights of dissent with respect to the Arrangement resolution pursuant to Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order.
None of the following shall be entitled to exercise dissent rights: (i) a holder of any SilverCrest incentive awards in respect of such holder’s SilverCrest incentive awards; (ii) SilverCrest shareholders who vote or have instructed a proxyholder to vote their common shares in favor of the Arrangement resolution; and (iii) any other person who is not a registered SilverCrest shareholder as of the record date for the SilverCrest Securityholder Meeting.
Payment of Consideration
Coeur and SilverCrest have appointed Computershare Investor Services Inc. to act as depositary to handle the exchange of the SilverCrest Common Shares for shares of Coeur Common Stock. Following receipt of the Final Order and no later than one business day prior to the Effective Date, Coeur will deposit in escrow, or cause to be deposited in escrow, with the depositary, sufficient shares of Coeur Common Stock to satisfy the consideration payable to the SilverCrest shareholders pursuant to the Plan of Arrangement.
Upon surrender to the depositary for cancellation of a certificate or a direct registration statement (DRS) advice (“DRS Advice”), which immediately prior to the Effective Time represented one or more SilverCrest Common Shares that were transferred pursuant to the Plan of Arrangement, together with a duly completed and executed letter of transmittal and such other documents and instruments as the depositary or Coeur may reasonably require, the holder of such SilverCrest Common Shares represented by such surrendered certificate or DRS Advice will be entitled to receive in exchange therefor, and the depositary will deliver to such holder (less any withholding or tax amounts, as applicable) the consideration such holder has the right to receive, and the surrendered certificate or DRS Advice will be cancelled.
After the Effective Time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the Effective Time represented one or more outstanding SilverCrest Common Shares (other than SilverCrest Common Shares held by dissenting SilverCrest shareholders) shall be deemed at all times to represent only the right to receive in exchange therefor the consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the Plan of Arrangement (less any withholding or tax amounts, as applicable).
Efforts to Obtain Required SilverCrest Securityholder Approval
SilverCrest is required to take all action necessary in accordance with the Interim Order, applicable laws and its constating documents to duly call, give notice of, convene and conduct a meeting of its securityholders for the purpose of obtaining the requisite approvals of the SilverCrest securityholders relating to the Arrangement, to be held as promptly as reasonably practicable following the clearance of this Proxy Statement by the SEC (and, in any event, will use reasonable best efforts to convene such meeting within 35 days of the SEC clearance).
Notwithstanding the foregoing, SilverCrest will be required to adjourn or postpone its securityholder meeting if required by applicable law or a governmental entity or as required for quorum purposes, and may adjourn its securityholder meeting: (i) if SilverCrest reasonably determines in good faith that the requisite SilverCrest Securityholder Approval is unlikely to be obtained; (ii) if SilverCrest’s board of directors determines in good faith that it is necessary or appropriate to postpone or adjourn the SilverCrest securityholder meeting in order to give securityholders sufficient time to evaluate any information or disclosure that SilverCrest has sent or otherwise made available to such holders by issuing a press release, filing materials with Canadian securities authorities or otherwise; (iii) if a notice of termination of the Arrangement Agreement is delivered by a party prior to the date of the SilverCrest Securityholder Meeting; or (iv) with Coeur’s prior written consent, and in each case, subject to the restrictions and time periods set out in the Arrangement Agreement.
Unless the SilverCrest board of directors has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, SilverCrest will include in its circular the unanimous recommendation of the SilverCrest board of directors to the SilverCrest securityholders that they vote in favor of the Arrangement resolution.
Efforts to Obtain Required Coeur Stockholder Approval
Coeur is required to take all action necessary in accordance with applicable laws and its constating documents to duly call, give notice of, convene and conduct a meeting of its stockholders for the purpose of obtaining the requisite approvals of its stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, to be held as promptly as reasonably practicable following the clearance of this Proxy Statement by the SEC (and, in any event, will use reasonable best efforts to convene such meeting within 35 days of receipt of the SEC clearance).
Notwithstanding the forgoing, Coeur will be required to adjourn or postpone its stockholder meeting if required by applicable law or a governmental entity or as required for quorum purposes and may adjourn its stockholder meeting: (i) if Coeur reasonably determines in good faith that the requisite Coeur Stockholder Approval is unlikely to be obtained; (ii) if the Coeur Board determines that it is necessary or appropriate to postpone or adjourn the stockholder meeting in order to give stockholders sufficient time to evaluate any information or disclosure that Coeur has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise; (iii) if a notice of termination of the Arrangement Agreement is delivered by a party prior to the date of the Coeur stockholder meeting; or (iv) with SilverCrest’s prior written consent, and in each case, subject to the restrictions and time periods set out in the Arrangement Agreement.
Unless the Coeur Board has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Coeur will include in its proxy statement the unanimous recommendation of the Coeur Board to the Coeur stockholders that they vote in favor of the Stock Issuance Proposal and the Charter Amendment Proposal.

Final Court Approval
After the Interim Order of the Court has been obtained, the SilverCrest securityholders have approved the Arrangement and the Coeur stockholders have approved the Stock Issuance Proposal and the Charter Amendment Proposal, SilverCrest is required to (i) diligently pursue and take all steps necessary to submit the Arrangement before the Court as promptly as reasonably practicable, and (ii) diligently pursue an application for the Final Order pursuant to Section 291 of the BCBCA as reasonably practicable but, in any event, within four business days after the SilverCrest Securityholder Approval is obtained. The Court will consider, among other things, the procedural and substantive fairness of the Arrangement to the SilverCrest securityholders.
Conditions to Closing
Mutual Conditions Precedent
The completion of the Arrangement is subject to satisfaction of the following conditions precedent which may only be waived with the mutual consent of Coeur and SilverCrest:
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SilverCrest Securityholder Approval. The Arrangement resolution shall have been approved and adopted by the SilverCrest securityholders at the SilverCrest Securityholder Meeting in accordance with the Interim Order.

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Interim and Final Order. The Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to either SilverCrest or Coeur, each acting reasonably, on appeal or otherwise.

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Coeur Stockholder Approval. The requisite approvals of the Stock Issuance Proposal and the Charter Amendment Proposal by the Coeur stockholders shall have been obtained in accordance with the rules of the NYSE (with respect to the Stock Issuance Proposal) and the DGCL (with respect to the Charter Amendment Proposal) at the Coeur stockholder meeting.

•	Coeur Charter Amendment. The Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware and be in full force and effect.
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Illegality. No law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins SilverCrest or Coeur from consummating the Arrangement (including, any law prohibiting the issuance of the shares of Coeur Common Stock or the Coeur Replacement Option pursuant to the Arrangement Agreement without an exemption from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10)).

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Exempt from Prospectus or Registration Requirements. The distribution of the Consideration Shares and the Coeur Replacement Options shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws, either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada, or by virtue of applicable exemptions under Canadian securities laws, and shall not be subject to resale restrictions under applicable Canadian securities laws.

•	Listing of Consideration Shares. The Consideration Shares to be issued pursuant to the Arrangement shall have been approved for listing on the NYSE (subject only to official notice of issuance).
•	Mexico Antitrust Approval. The Mexico Antitrust Approval shall have been obtained and shall not have been modified or rescinded.
•	No Termination. The Arrangement Agreement shall not have been terminated in accordance with its terms.
Conditions in Favor of Coeur
The obligation of Coeur to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Coeur and may be waived by Coeur, in whole or in part, at any time):
•	Performance of Covenants. All covenants of SilverCrest under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by SilverCrest in all material respects and Coeur shall have received a certificate of SilverCrest addressed to Coeur and dated the Effective Date, signed on behalf of SilverCrest by a senior executive officer of SilverCrest (on SilverCrest’s behalf and without personal liability), confirming the same as of the Effective Date.
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Representations and Warranties. (i) The representations and warranties of SilverCrest set forth in the Arrangement Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a material adverse effect with respect to SilverCrest; (ii) the representations and warranties of SilverCrest relating to organization and qualification, authority relative to the Arrangement Agreement, no conflict and absence of a material adverse effect shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of SilverCrest relating to subsidiaries, capitalization and listing and brokers shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Arrangement Agreement) as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and Coeur shall have received a certificate of SilverCrest addressed to Coeur and dated the Effective Date, signed on behalf of SilverCrest by a senior executive officer of SilverCrest (on SilverCrest’s behalf and without personal liability), confirming the same.

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No SilverCrest Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred a material adverse effect with respect to SilverCrest that is continuing as of the Effective Time.

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Dissent Rights. Dissent rights exercisable by the SilverCrest shareholders in respect of the Arrangement shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding SilverCrest Common Shares.

Conditions in Favor of SilverCrest
The obligation of SilverCrest to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of SilverCrest and may be waived by SilverCrest, in whole or in part, at any time):
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Performance of Covenants. All covenants of Coeur under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Coeur in all material respects and SilverCrest shall have received a certificate of Coeur, addressed to SilverCrest and dated the Effective Date, signed on behalf of Coeur by a senior executive officer (on Coeur’s behalf and without personal liability), confirming the same as of the Effective Date.

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Representations and Warranties. (i) the representations and warranties of Coeur set forth in the Arrangement Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a material adverse effect with respect to Coeur; (ii) the representations and warranties of Coeur related to organization and qualification, authority relative to the Arrangement Agreement, no conflict and absence of a material adverse effect with respect to Coeur shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of Coeur relating to subsidiaries, capitalization and listing and brokers shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Arrangement Agreement) as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and SilverCrest shall have received a certificate of Coeur addressed to SilverCrest and dated the Effective Date, signed on behalf of Coeur by a senior executive officer of Coeur (on Coeur’s behalf and without personal liability), confirming the same.
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Payment of Consideration. Coeur shall have deposited, or caused to be deposited, with the depositary sufficient shares of Coeur Common Stock to satisfy its obligations under the Arrangement Agreement, and the depositary shall have confirmed to SilverCrest its receipt of such shares of Coeur Common Stock.

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No Coeur Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred a material adverse effect with respect to Coeur that is continuing as of the Effective Time.

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SilverCrest Director Nominees’ Appointment. The two SilverCrest director nominees (to the extent they have consented to their appointment) shall have been appointed to the Coeur Board to be effective as of the Effective Time.

Representations and Warranties
The Arrangement Agreement contains certain representations and warranties made by Coeur, SilverCrest and Canadian Sub, in each case of a nature customary for transactions of this type. The representations and warranties were made solely for the purposes of the Arrangement Agreement and, in some cases, are subject to important qualifications, limitations and exceptions agreed to by SilverCrest and Coeur in connection with negotiating the Arrangement Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents publicly filed by Coeur or SilverCrest. Accordingly, the SilverCrest securityholders and the Coeur stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are also modified, by SilverCrest’s and Coeur’s respective disclosure letters delivered in connection with the Arrangement Agreement. The disclosure letters contain information that has been included in the respective party’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the public record.
The representations and warranties of each of SilverCrest, Coeur and Canadian Sub relate to the following matters: organization and qualification; authority relative to the Arrangement Agreement; no conflict, required filings and consent; subsidiaries; compliance with laws and constating documents; authorizations; capitalization and listing; shareholder and similar agreements; reporting issuer status; reports; stock exchange matters; financial statements; no undisclosed liabilities; interest in properties and mineral rights; mineral reserves and resources; scientific and technical information; employment matters; absence of certain changes or events; litigation; indigenous claims; community relations; no expropriation; taxes; insurance; non-arm’s length transactions; employee benefit plans; environmental matters; material contracts; whistleblower reporting; restrictions on business activities; brokers; corrupt practices legislation; sanctions; modern slavery laws; Competition Act (Canada); bankruptcy; and privacy and security.
In addition to the foregoing representations and warranties, SilverCrest has provided additional representations and warranties to Coeur and Canadian Sub with respect to auditors; personal property; intellectual property; books and records; and standstill agreements, and Coeur and Canadian Sub have provided additional representations and warranties to SilverCrest with respect to the Investment Canada Act (Canada) and the absence of applicable anti-takeover statutes.
Covenants
Covenants Relating to the Arrangement
The Arrangement Agreement contains customary negative and affirmative covenants of SilverCrest and Coeur. Pursuant to the Arrangement Agreement, each of SilverCrest and Coeur has covenanted that it shall and shall cause its subsidiaries to perform all obligations required to be performed by the party or any of its subsidiaries under the Arrangement, cooperate with the other party in connection with the Arrangement, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in the Arrangement Agreement, including, among other things: (a) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by governmental entities; (b) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the other party challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated thereby; (c) use commercially reasonable efforts to satisfy all conditions precedent to the Arrangement Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by law on it or its subsidiaries with respect to the Arrangement Agreement or the Arrangement; (d) use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the Securities Act and applicable U.S. state securities laws; (e) not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by the Arrangement Agreement; and (f) promptly notify the other party of (i) any material adverse effect, or any change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a material adverse effect (ii) any notice or other communication from any person alleging that a consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is required in connection with the Arrangement Agreement or the Arrangement, or (iii) any material proceedings commenced or, to the knowledge of Coeur or SilverCrest, as applicable, threatened against, relating to or involving or otherwise affecting Coeur or SilverCrest or any of their respective subsidiaries, as applicable, in connection with the Arrangement Agreement or the Arrangement. SilverCrest has covenanted to give Coeur a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against SilverCrest or its directors or officers relating to the Arrangement, and no such settlement (to the extent a material monetary amount is involved) shall be agreed to without the prior written consent of Coeur, which consent shall not be unreasonably withheld, conditioned or delayed.
Covenants relating to General Conduct of Business
The Arrangement Agreement also contains customary covenants of SilverCrest and Coeur pertaining to the conduct of their respective businesses, including with respect to, among other things, corporate matters, issuing shares or other equity, distributions, dispositions and acquisitions, capital expenditures, preservation of mineral rights and properties and indebtedness, and in the case of SilverCrest, employment and compensation arrangements, material contracts, maintenance of insurance policies and taxes.
Covenants Specific to SilverCrest
SilverCrest has covenanted in the Arrangement Agreement to: (i) use commercially reasonable efforts to cause the SilverCrest Common Shares to be delisted from the TSX following the Effective Time; (ii) use commercially reasonable efforts to obtain resignations of all directors of SilverCrest and its subsidiaries and separation agreements of each member of senior management who will be terminated, as requested by Coeur; and (iii) effect certain reorganizations of SilverCrest’s or its subsidiaries’ business, operations and assets or such other transactions, as requested by Coeur subject to the conditions in the Arrangement Agreement.
Covenants Specific to Coeur
Coeur has undertaken covenants in the Arrangement Agreement to: (i) use commercially reasonable efforts to ensure that the Consideration Shares and the Coeur Replacement Options will be, at the Effective Time, registered or qualified under applicable U.S. state securities laws, or exempt from such registration and qualification requirements; (ii) file the Charter Amendment with the Secretary of the State of Delaware prior to the Effective Time; and (iii) provide compensation and benefits to certain SilverCrest employees (described further below under “Certain Employee Matters”).
Other Covenants and Agreements
The Arrangement Agreement contains certain other covenants and agreements by both Coeur and SilverCrest, including covenants relating to:
•	efforts to obtain applicable regulatory approvals related to the Arrangement;
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efforts to mutually determine and implement any necessary, appropriate or desirable arrangements in respect of Coeur’s and SilverCrest’s and their respective subsidiaries’ credit agreements, indentures or other documents governing or relating to indebtedness;

•	cooperation between Coeur and SilverCrest in connection with public announcements and communications;
•	cooperation between Coeur and SilverCrest in the preparation and filing of SilverCrest’s circular and this Proxy Statement;
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cooperation between Coeur and SilverCrest in connection with Coeur’s application for the listing of the shares of Coeur Common Stock issuable pursuant to the Arrangement on the NYSE prior to the Effective Time;

•	access by each party to certain information about the other party during the period prior to the Effective Time and the parties’ agreement to keep information exchanged confidential;
•	cooperation between Coeur and SilverCrest in respect of applicable tax filings related to the Arrangement; and
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indemnification of directors and officers of SilverCrest and its subsidiaries in respect of claims arising from facts or events which occurred on or prior to the Effective Time (described further below under “Insurance Matters”).

Covenants Regarding Non-Solicitation and Acquisition Proposals
Non-Solicitation
Except as expressly provided in the Arrangement Agreement, each of Coeur and SilverCrest has agreed to not, and to cause each of its subsidiaries to not, and shall not authorize any of their respective representatives (including directors, officers, employees, advisors, agents, or other authorized representatives) to:
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solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of a party or any of its subsidiaries) any inquiry, proposal, or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal (as defined in the Arrangement Agreement) in respect of such party;

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engage or participate in any discussions or negotiations with any person (other than the other party or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal, provided that either party may (a) advise any person of the restrictions of the Arrangement Agreement, (b) clarify the terms of any proposal in order to determine if it may reasonably be expected to result in a superior proposal, and (c) advise any person making an acquisition proposal that the board of directors of such party has determined that such acquisition proposal does not constitute, or is not reasonably expected to result in, a superior proposal (as defined in respect of each party in the Arrangement Agreement); or

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(a) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal, (b) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the party’s board recommendation in respect of the Arrangement, (c) if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal within ten business days after the other party’s written request to do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the other party, such rejection of such acquisition proposal) and reaffirm the board recommendation in respect of the Arrangement within such ten business day period (or, with respect to any acquisition proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed acquisition proposal that are publicly disclosed within the last ten days prior to the then scheduled stockholder or securityholder meeting, as applicable, fail to take the actions referred to in this paragraph, with references to the applicable ten business day period being replaced with three business days), (d) fail to include the board recommendation in respect of the Arrangement in the circular or proxy statement, as applicable, (e) approve or authorize, or cause or permit the party or any subsidiary thereof to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any acquisition proposal (other than an acceptable confidentiality agreement entered into in accordance with the Arrangement Agreement), or commit or agree to do any of the foregoing (a “Change in Recommendation”).
Each of Coeur and SilverCrest has agreed to, and to cause its subsidiaries and its representatives to, immediately cease and cause to be terminated, any existing solicitation, encouragement, discussion or negotiation with any person (other than the other party or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal and, in respect of such party, and, in connection therewith, such party has agreed to discontinue access to any of its and its subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by the Arrangement Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the other party and its subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). Each of Coeur and SilverCrest has agreed to not, and not authorize or permit any of its subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of the Arrangement Agreement shall not be a violation of the Arrangement Agreement, or terminate, modify, amend or waive the terms thereof).
Notification of Acquisition Proposals
Each of Coeur and SilverCrest has agreed that if it or any of its subsidiaries or representatives, receives (a) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an acquisition proposal, or (b) any request for non-public information relating to the party or any of its subsidiaries or access to the properties, books or records of the party or any subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an acquisition proposal, then such party shall:
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promptly notify the other party orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such acquisition proposal, inquiry, proposal, offer or request; and

•	indicate the identity of the person or group of persons making such proposal, inquiry or contact and all material terms and conditions thereof; and
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provide a copy of any such acquisition proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto; and

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keep the other party promptly (and, in any event, within 24 hours) informed of the status, including any change to the material terms, of any such acquisition proposal, inquiry, proposal, offer or request.

Responding to an Acquisition Proposal
Notwithstanding the covenants described under “Non-Solicitation” above, if prior to obtaining, in the case of Coeur, the requisite Coeur Stockholder Approval of the Stock Issuance Proposal and the Charter Amendment Proposal, or in the case of SilverCrest, the requisite approval by the SilverCrest securityholders of the Arrangement resolution, either Coeur or SilverCrest receives a bona fide written acquisition proposal, such party may (x) engage in or participate in discussions or negotiations with the person or group of persons making such acquisition proposal, and (y) provide such person or group of persons non-public information relating to such party or any of its subsidiaries or access to the properties, books or records of such party or any subsidiary, if and only if:
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the board of directors of such party determines, in good faith after consultation with its legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute or lead to a superior proposal, and has provided the other party with written notice of such determination;

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the board of directors of such party determines, in good faith after consultation with its legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties under applicable law;

•	such acquisition proposal did not result from a breach of its non-solicitation covenants described above under “Non-Solicitation” in any material respect; and
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prior to providing any such copies, access or disclosures, (i) such party enters into a confidentiality agreement with such person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the confidentiality agreement dated April 17, 2024 between Coeur and SilverCrest, (ii) such party provides the other party with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such person shall have already been or shall concurrently be provided to the other party.

Superior Proposals and Right to Match
Coeur and SilverCrest have agreed that if, in the case of Coeur being the receiving party, prior to obtaining the Coeur Stockholder Approval of the Stock Issuance Proposal and the Charter Amendment Proposal, or in the case of SilverCrest being the receiving party, prior to obtaining the SilverCrest Securityholder Approval of the Arrangement resolution, a party receives a written acquisition proposal that its board of directors (after consultation with its legal and financial advisors) determines in good faith constitutes a superior proposal, such receiving party’s board of directors may make a Change in Recommendation to its stockholders or securityholders, as applicable, in respect of the Arrangement and/or enter into a definitive agreement with respect to such superior proposal if and only if:
•	such acquisition proposal did not result from a breach of its non-solicitation covenants described above under “Non-Solicitation” in any material respect;
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prior to such receiving party’s board of directors making a Change in Recommendation and/or such receiving party entering into a definitive agreement with respect to such superior proposal, such receiving party has provided the other party with notice in writing, which notice shall contain (a) a statement as to the intention of the board of directors of the receiving party to determine such acquisition proposal constitutes a superior proposal, (b) the value in financial terms that the board of directors of the receiving party has determined should be ascribed to any non-cash consideration offered under such superior proposal, (c) a copy of any definitive agreement relating to such superior proposal, and (d) copies of any material financing documents provided to the receiving party in connection therewith (with customary redactions);

•	at least five business days (the “Matching Period”) have elapsed from the date that the other party received the notice from the receiving party in respect of the superior proposal;
•	during the Matching Period, the other party shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with the terms as described below;
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after the Matching Period, the board of directors of the receiving party (after consultation with its legal and financial advisors) has determined in good faith that such acquisition proposal continues to constitute a superior proposal, compared to any proposed amendments to the terms of the Arrangement by the other party; and

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prior to or concurrently with entering into such definitive agreement in respect of the superior proposal, the receiving party shall have terminated the Arrangement Agreement and shall have paid to the other party the applicable termination payment as described below.

Coeur and SilverCrest acknowledge and agree that, during the Matching Period, (i) the other party shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the receiving party shall negotiate in good faith with the other party to enable the other party to make such amendments to the terms of the Arrangement as would enable the receiving party to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the board of directors of the receiving party shall review any proposal by the other party to amend the terms of the Arrangement in order to determine in good faith whether such proposal would result in the acquisition proposal previously constituting a superior proposal, ceasing to constitute a superior proposal, compared to the proposed amendments to the terms of the Arrangement. If the board of directors of the receiving party determines that such acquisition proposal would cease to constitute a superior proposal, as compared to the proposed amendments to the terms of the Arrangement, Coeur and SilverCrest will promptly amend the Arrangement Agreement and the Plan of Arrangement to reflect such proposed amendments.

The board of directors of the receiving party shall promptly reaffirm its recommendation in respect of the Arrangement by press release after: (i) any acquisition proposal which the board of directors of the receiving party determines not to constitute a superior proposal is publicly announced; or (ii) the board of directors of the receiving party determines that a proposed amendment to the terms of the Arrangement as described in the foregoing paragraph would result in any acquisition proposal which has been publicly announced no longer constituting a superior proposal. The other party and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the receiving party, acting reasonably.
Nothing in the Arrangement Agreement shall prevent the board of directors of the receiving party from: (a) calling and holding a meeting of SilverCrest shareholders requisitioned by the SilverCrest shareholders in accordance with the BCBCA, or calling and holding a meeting of Coeur stockholders requisitioned by the Coeur stockholders in accordance with Coeur’s constating documents, as applicable; (b) calling and holding a meeting of Coeur stockholders or SilverCrest shareholders, as applicable, ordered to be held by a court in accordance with law; (c) in the case of SilverCrest, responding through a directors’ circular or otherwise, as required by applicable securities laws, to an acquisition proposal that it determines is not a superior proposal; or (d) in the case of Coeur, (i) disclosing to the Coeur stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in a proxy statement by applicable laws, and (ii) making any “stop, look and listen” communication to the Coeur stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed acquisition proposal; provided that any “stop, look and listen” statement, or any such similar statement also includes an express reaffirmation of Coeur’s board of directors’ recommendation in respect of the Arrangement.
Each successive amendment or modification of any acquisition proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Coeur stockholders or SilverCrest securityholders, as applicable, or other material terms or conditions thereof, shall constitute a new acquisition proposal for the purposes of Coeur’s and SilverCrest’s obligations described under this section (except that the Matching Period in respect of any successive amendment or modification shall be two business days).
Certain Employee Matters
The Arrangement Agreement sets forth certain provisions relating to compensation and benefits of SilverCrest employees that generally apply following the Effective Time. From and after the Effective Time, Coeur shall cause SilverCrest and any successor to SilverCrest, to honor and fully comply in all material respects with the terms of all existing employment, consulting, indemnification, change in control, severance, termination or other compensation arrangements and employment and severance obligations of SilverCrest and any of its subsidiaries that were entered into prior to the date of the Arrangement Agreement in the ordinary course or otherwise disclosed to Coeur. During the first 12 months following the Effective Time, Coeur will provide each SilverCrest employee who remains employed following the Effective Time (the “Continuing Employees”) with base salary or wages, target annual cash-based incentive opportunities, retirement and welfare benefits and severance benefits (excluding retention, change of control or transaction compensation and long-term, equity or equity-based incentive opportunities (the “Excluded Benefits”)), in each case, that are, in the aggregate, no less favorable than the practices, plans or policies in effect and provided to such employees immediately prior to the Effective Time.
Coeur shall use commercially reasonable efforts to cause the Coeur benefit plans to be available to Continuing Employees, to take into account each Continuing Employee’s service with SilverCrest or any of its subsidiaries, as applicable, (but not for purposes of any Excluded Benefits) to the same extent recognized by comparable plans of SilverCrest and its subsidiaries prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.
Coeur shall use commercially reasonable efforts to: (i) cause insurance carriers to waive all limitations as to pre-existing conditions, exclusions and waiting periods under applicable Coeur benefit plans for each Continuing Employee to the same extent waived under the comparable SilverCrest benefit plan prior to the Effective Time; and (ii) cause insurance carriers to honor under the applicable Coeur benefit plan, in determining any deductible and maximum out-of-pocket limitations, amounts paid by such Continuing Employees (and their covered dependents) with respect to similar plans maintained by SilverCrest or its subsidiaries, only to the same extent recognized by SilverCrest or its subsidiaries under the comparable SilverCrest benefit plan prior to the Effective Time. Credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

The Arrangement Agreement does not: (i) guarantee employment or service of any person, or continued receipt of any specific employee benefit, or preclude the ability of Coeur, SilverCrest or any of their respective subsidiaries, to terminate any Continuing Employee or the employment or service of any person; (ii) amend or terminate any SilverCrest benefit plan or other employee benefit plan, program, agreement or arrangement; or (iii) create any third party beneficiary rights in any individual or person.
Insurance Matters
Pursuant to the Arrangement Agreement, SilverCrest will purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favorable in the aggregate to the protection provided by the policies maintained by SilverCrest and its subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and Coeur will, or will cause SilverCrest and its subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date; provided that (i) Coeur will not be required to pay any amounts in respect of such coverage prior to the Effective Time, and (ii) the cost of such policy shall not exceed 400% of SilverCrest’s current annual aggregate premium for policies currently maintained by SilverCrest or its subsidiaries. Coeur has also agreed to honor all rights to indemnification or exculpation existing in favor of present and former officers and directors of SilverCrest and its subsidiaries, which will survive the completion of the Arrangement and will continue in full force and effect for a period of not less than six years from the Effective Date.
Termination of the Arrangement Agreement
Termination by Either Party
The Arrangement Agreement may be terminated prior to the Effective Time by the mutual written agreement of Coeur and SilverCrest, or by either SilverCrest or Coeur if:
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Occurrence of Outside Date. The Effective Time shall not have occurred on or before May 19, 2025, provided, however, that if the Effective Time has not occurred by such date by reason of the Mexico Antitrust Approval having not been obtained and all other conditions have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by law) waived, the outside date will be extended to August 19, 2025; except that the right to terminate the Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the outside date.

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Illegality. After the date of the Arrangement Agreement, there shall have been enacted, made or enforced any applicable law (or any applicable law shall have been amended) that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins SilverCrest or Coeur from consummating the Arrangement and such applicable law, prohibition or enjoinment shall have become final and non-appealable.

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Failure to Obtain SilverCrest Securityholder Approval. The requisite approval by the SilverCrest securityholders of the Arrangement resolution has not been obtained at the SilverCrest securityholder meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order, except that the right to terminate the Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Arrangement Agreement has been the cause of, or resulted in, the failure to receive the required SilverCrest securityholder approval.

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Failure to Obtain Coeur Stockholder Approval. The requisite approvals by the Coeur stockholders of the stock issuance proposal and the charter amendment proposal has not been obtained at the meeting of the Coeur stockholders (or any adjournment(s) or postponement(s) thereof) in accordance with applicable law, except that the right to terminate the Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Arrangement Agreement has been the cause of, or resulted in, the failure to receive the required Coeur stockholder approvals.

Termination by Coeur
The Arrangement Agreement may be terminated prior to the Effective Time by Coeur if:
•	SilverCrest Change in Recommendation. The board of directors of SilverCrest makes a Change in Recommendation described under “Non-Solicitation” above;
•	SilverCrest Material Breach of Non-Solicit. SilverCrest breaches its non-solicitation covenants described under “Non-Solicitation” above in any material respect;
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Breach of Representation or Warranty or Failure to Perform Covenants by SilverCrest. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of SilverCrest set forth in the Arrangement Agreement (other than the non-solicitation covenants described under “Non-Solicitation” above), in each case, shall have occurred that would cause the mutual conditions precedent or additional conditions precedent to Coeur’s obligations not to be satisfied, and such breach or failure is incapable of being cured prior to the outside date; provided that Coeur is not then in breach of the Arrangement Agreement so as to cause any mutual condition precedent or additional conditions precedent to SilverCrest’s obligations not to be satisfied; or

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Coeur Superior Proposal. Prior to the receipt of the Coeur Stockholder Approval, Coeur wishes to enter into a definitive agreement with respect to a superior proposal (other than a confidentiality agreement permitted by the Arrangement Agreement); provided that Coeur is then in compliance with its covenants relating to non-solicitation and acquisition proposals under the Arrangement Agreement in all material respects and that, prior to or concurrently with such termination, Coeur pays the $100 million termination payment described below.

Termination by SilverCrest
The Arrangement Agreement may be terminated prior to the Effective Time by SilverCrest if:
•	Coeur Change in Recommendation. The board of directors of Coeur makes a Change in Recommendation described under “Non-Solicitation” above;
•	Coeur Material Breach of Non-Solicit. Coeur breaches its non-solicitation covenants described under “Non-Solicitation” above in any material respect;
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Breach of Representation or Warranty or Failure to Perform Covenants by Coeur. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of Coeur set forth in the Arrangement Agreement (other than the non-solicitation covenants described under “Non-Solicitation” above), in each case, shall have occurred that would cause the mutual conditions precedent or additional conditions precedent to SilverCrest’s obligations not to be satisfied, and such breach or failure is incapable of being cured prior to the outside date; provided that SilverCrest is not then in breach of the Arrangement Agreement so as to cause any mutual condition precedent or additional conditions precedent to Coeur’s obligations not to be satisfied; or

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SilverCrest Superior Proposal. Prior to the receipt of the SilverCrest Securityholder Approval, SilverCrest wishes to enter into a definitive agreement with respect to a superior proposal (other than a confidentiality agreement permitted by the Arrangement Agreement); provided that SilverCrest is then in compliance with the covenants relating to non-solicitation and acquisition proposals described above in all material respects and that, prior to or concurrently with such termination, SilverCrest pays the $60 million termination payment described below.

Termination Payments
The Arrangement Agreement provides that (a) if a Coeur Termination Payment Event (as defined below) occurs, Coeur shall pay, as liquidated damages in consideration for the loss of SilverCrest’s rights under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $100,000,000 to SilverCrest (the “Coeur Termination Payment”); and (b) if a SilverCrest Termination Payment Event (as defined below) occurs, SilverCrest shall pay, as liquidated damages in consideration for the loss of Coeur’s rights under the

Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $60,000,000 to Coeur (the “SilverCrest Termination Payment”).
A “SilverCrest Termination Payment Event” means the termination of the Arrangement Agreement:
•
by Coeur upon the circumstances described in the paragraph “SilverCrest Change in Recommendation” or “SilverCrest Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement—Termination by Coeur” above;

•	by SilverCrest upon circumstances described in the paragraph “SilverCrest Superior Proposal” under the heading “Termination of the Arrangement Agreement—Termination by SilverCrest” above; or
•
by either party upon circumstances described in the paragraphs “Occurrence of Outside Date” or “Failure to Obtain SilverCrest Securityholder Approval” under the heading “Termination of the Arrangement Agreement—Termination by Either Party” above, or by Coeur upon circumstances described in the paragraph “Breach of Representation or Warranty or Failure to Perform Covenants by SilverCrest” under the heading “Termination of the Arrangement Agreement—Termination by Coeur” above, but, in each case, only if:

○
prior to such termination, a bona fide acquisition proposal in respect of SilverCrest shall have been made to SilverCrest and publicly announced by any person making the acquisition proposal (other than Coeur or its affiliates),

○	such acquisition proposal has not expired or been withdrawn at least five business days prior to the SilverCrest Securityholder Meeting, and
○
within 12 months following the date of such termination, either (1) SilverCrest or one or more of its subsidiaries enters into a definitive agreement in respect of an acquisition proposal other than a confidentiality agreement permitted by the Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) and such acquisition proposal is subsequently consummated (whether or not within such 12-month period), or (2) an acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated.

A “Coeur Termination Payment Event” means the termination of the Arrangement Agreement:
•
by SilverCrest upon the circumstances described in the paragraphs “Coeur Change in Recommendation” or “Coeur Material Breach of Non-Solicit” under the heading “Termination of the Arrangement Agreement—Termination by SilverCrest” above;

•	by Coeur upon circumstances described in the paragraph “Coeur Superior Proposal” under the heading “Termination of the Arrangement Agreement—Termination by Coeur” above; or
•
by either party upon circumstances described in the paragraphs “Occurrence of Outside Date” or “Failure to Obtain Coeur Stockholder Approval” under the heading “Termination of the Arrangement Agreement—Termination by Either Party” above, or by SilverCrest upon circumstances described in the paragraph “Breach of Representation or Warranty or Failure to Perform Covenants by Coeur” under the heading “Termination of the Arrangement Agreement—Termination by SilverCrest” above, but, in each case, only if:

○
prior to such termination, a bona fide acquisition proposal in respect of Coeur shall have been made to Coeur and publicly announced by any person making the acquisition proposal (other than SilverCrest or its affiliates),

○	such acquisition proposal has not expired or been withdrawn at least five business days prior to the Coeur stockholders meeting, and
○
within 12 months following the date of such termination, either (1) Coeur or one or more of its subsidiaries enters into a definitive agreement in respect of an acquisition proposal other than a confidentiality agreement permitted by the Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) and such acquisition proposal is subsequently consummated (whether or not within such 12-month period), or (2) an acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated.
For purposes of the SilverCrest Termination Payment Event and the Coeur Termination Payment Event referred to above, the term “acquisition proposal” has the meaning assigned to that term in the Arrangement Agreement, except that references to “20% or more” are deemed to be references to “50% or more.”
Expense Reimbursement Fees Payable by SilverCrest
In the event that the Arrangement Agreement is terminated by either Coeur or SilverCrest upon circumstances described in the paragraph “Failure to Obtain SilverCrest Securityholder Approval” under the heading “Termination of the Arrangement Agreement—Termination by Either Party” above, and SilverCrest’s board of directors has not made a Change in Recommendation, SilverCrest will reimburse Coeur for all reasonable and documented expenses incurred by Coeur’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $17,000,000. However, if SilverCrest is required to pay the SilverCrest Termination Payment to Coeur due to a SilverCrest Termination Payment Event occurring, SilverCrest will not be required to pay a reimbursement fee to Coeur.
Expense Reimbursement Fees Payable by Coeur
In the event that the Arrangement Agreement is terminated by either Coeur or SilverCrest upon circumstances described in the paragraph “Failure to Obtain Coeur Stockholder Approval” under the heading “Termination of the Arrangement Agreement—Termination by Either Party” above, and the Coeur Board has not made a Change in Recommendation, Coeur will reimburse SilverCrest for all reasonable and documented expenses incurred by SilverCrest’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $17,000,000. However, if Coeur is required to pay the Coeur Termination Payment due to a Coeur Termination Payment Event occurring, Coeur will not be required to pay the reimbursement fee to SilverCrest.
Amendments
Subject to the provisions of the Interim Order, Final Order, the Plan of Arrangement and applicable laws, the Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the SilverCrest Securityholder Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties, without further notice to or authorization on the part of the SilverCrest securityholders, and any such amendment may, without limitation:
•	change the time for performance of any of the obligations or acts of the parties;
•	waive any inaccuracies or modify any representation or warranty contained therein or in any document delivered pursuant thereto;
•	waive compliance with or modify any of the covenants therein contained and waive or modify performance of any of the obligations of the parties; and
•	waive compliance with or modify any mutual conditions precedent therein contained.
In addition, pursuant to the Plan of Arrangement:
•
Coeur and SilverCrest reserve the right to amend, modify or supplement the Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by SilverCrest and Coeur, (ii) filed with the Court and, if made following the SilverCrest Securityholder Meeting, approved by the Court, and (iii) communicated to SilverCrest securityholders if and as required by the Court.

•
Subject to the provisions of the Interim Order, any amendment, modification or supplement to the Plan of Arrangement may be proposed by Coeur and SilverCrest at any time prior to the SilverCrest Securityholder Meeting (provided, however, that Coeur and SilverCrest shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the SilverCrest Securityholder Meeting (other than as may be required under the Interim Order), shall become part of the Plan of Arrangement for all purposes.

•
Any amendment, modification or supplement to the Plan of Arrangement that is approved or directed by the Court following the SilverCrest Securityholder Meeting shall be effective only if: (i) it is consented to in writing by each of Coeur and SilverCrest (each acting reasonably); and (ii) if required by the Court, it is consented to by the SilverCrest shareholders voting in the manner directed by the Court.

•
Any amendment, modification or supplement to the Plan of Arrangement may be made by SilverCrest and Coeur without the approval of or communication to the Court or the SilverCrest securityholders, provided that it concerns a matter which, in the reasonable opinion of SilverCrest and Coeur, is of an administrative or ministerial nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the financial or economic interests of any of the SilverCrest shareholders or the holders of SilverCrest options.

•	The Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
Governing Law
The Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
Specific Performance
In addition to any other remedy that may be available to each party under the terms of the Arrangement Agreement, a non-breaching party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief or specific performance, and the parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

PROPOSAL NO. 1 – THE CHARTER AMENDMENT PROPOSAL
The Coeur Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Coeur stockholders for their approval the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 600,000,000 shares to 900,000,000 shares.
The Coeur Certificate of Incorporation currently authorizes 600,000,000 shares of Coeur Common Stock. The Coeur Board believes that the increased number of authorized shares of Coeur Common Stock contemplated by the Charter Amendment is required to issue the Consideration Shares and Coeur Replacement Options required under the Arrangement as well as to have available for issuance from time to time, without further action or authorization by Coeur stockholders (except as required by applicable law or the NYSE rules), if needed for such corporate purposes as may be determined by the Coeur Board. The additional shares of Coeur Common Stock authorized would be part of the existing class of Coeur Common Stock and, if issued, would have the same rights and privileges as the shares of Coeur Common Stock presently issued and outstanding. The terms of the Coeur Replacement Options are summarized in this Proxy Statement.
As of December 24, 2024, Coeur had an aggregate of 399,314,953 shares of Coeur Common Stock issued and outstanding. Upon the consummation of the Arrangement, Coeur anticipates issuing up to 240,000,000 shares of Coeur Common Stock, resulting in a requirement that at least 663,000,000 shares of Coeur Common Stock be issued and outstanding. Coeur currently has only 600,000,000 shares of Coeur Common Stock authorized for issuance, which the Coeur Board believes is not sufficient to complete the Arrangement.
In addition, the Coeur Board believes that an additional 237,000,000 shares of Coeur Common Stock should be authorized for issuance in order to enable Coeur as well as the combined company to raise equity and honor its past commitments to several counterparties to issue equity. The Coeur Board also desires to increase the number of shares available for issuance in order to provide the combined company with the ability to consummate the Arrangement and flexibility for business and financial purposes. The additional shares, after completion of the Arrangement, may be used for various purposes without further stockholder approval. These purposes may include: (1) raising capital, if Coeur has an appropriate opportunity, through offerings of shares of Coeur Common Stock or securities that are convertible into or exchangeable for shares of Coeur Common Stock; (2) exchanges of Coeur Common Stock or securities that are convertible into or exchangeable for shares of Coeur Common Stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding Coeur’s business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.
In the event the Charter Amendment Proposal is approved by Coeur stockholders but the Arrangement Agreement is terminated (without the Arrangement being completed), Coeur will not adopt the Charter Amendment.
Required Vote
Assuming the presence of a quorum, approval of the Charter Amendment Proposal requires the number of shares voted FOR the Charter Amendment Proposal exceed the number of votes cast AGAINST the Charter Amendment Proposal. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Charter Amendment Proposal.
Board Recommendation
The Coeur board of directors unanimously recommends that you vote “FOR” this charter amendment proposal.

PROPOSAL NO. 2 – THE STOCK ISSUANCE PROPOSAL
The Coeur Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Coeur stockholders for their approval the issuance of shares of Coeur Common Stock to SilverCrest shareholders in connection with the Arrangement.
Section 312.03(c) of the NYSE Listed Company Manual sets out that shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The number of shares of Coeur Common Stock to be issued to SilverCrest shareholders as consideration for the Arrangement and the number of shares of Coeur Common Stock issuable upon the exercise of the Coeur Replacement Options to be issued to SilverCrest option-holders will exceed 20% of the number of shares of Coeur Common Stock outstanding before the issuance. Therefore, NYSE Listed Company Section 312.03(c) requires stockholder approval of the Stock Issuance Proposal.
As of December 24, 2024, approximately 399.3 million shares of Coeur Common Stock were issued and outstanding. Upon the consummation of the Arrangement, SilverCrest shareholders would acquire an aggregate of up to approximately 238 million shares of Coeur Common Stock, which represents approximately 37.5% of the shares of Coeur Common Stock issued and outstanding prior to the consummation of the Arrangement. SilverCrest option holders would acquire an aggregate of up to approximately 2 million Coeur Replacement Options, which represents approximately 0.3% of the shares of Coeur Common Stock issued and outstanding prior to the Arrangement, on a fully diluted basis. Upon the consummation of the Arrangement, SilverCrest shareholders would represent approximately 37% of the shares of the combined company on a fully diluted basis. In the event the Stock Issuance Proposal is approved by Coeur stockholders but the Arrangement Agreement is terminated (without the Arrangement being completed) prior to the issuance of shares of Coeur Common Stock pursuant to the Arrangement Agreement, Coeur will not issue any shares of Coeur Common Stock or Coeur Replacement Options as a result of the approval of the Stock Issuance Proposal.
Approval by Coeur stockholders of the issuance of shares of Coeur Common Stock to SilverCrest shareholders is a condition to the Closing and is necessary for Coeur to issue the common stock to SilverCrest at the Closing. Accordingly, if this Proposal No. 2—The Stock Issuance Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the Arrangement will not be completed.
Required Vote
Assuming the presence of a quorum, approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Stock Issuance Proposal must exceed the number of votes cast AGAINST the Stock Issuance Proposal. Except with respect to determining whether a quorum is present at the special meeting, abstentions or the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal.
The Stock Issuance Proposal is not conditioned on the approval of any other proposals at the special meeting.
Board Recommendation
The Coeur board of directors unanimously recommends that you vote “FOR” this stock issuance proposal.

FUTURE STOCKHOLDER PROPOSALS
The deadline for proposals of stockholders intended to be submitted and presented at the 2025 annual stockholders’ meeting (the “2025 Annual Meeting”) pursuant to the SEC Rule 14a-8 to be received by our Corporate Secretary, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, in order for them to be considered for inclusion in the proxy statement for the 2025 Annual Meeting has already passed.
A stockholder wishing to submit a proposal, including a director nomination, to be voted on at the 2025 Annual Meeting under the advance notice provisions included in our Coeur Bylaws for our 2025 Annual Meeting, must deliver notice of such proposal or director nomination as applicable, including the information specified in the Coeur Bylaws, to our Corporate Secretary at the address indicated above no earlier than the close of business on January 14, 2025 and no later than the close of business on February 13, 2025. If the 2025 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2024 annual stockholders’ meeting (the “2024 Annual Meeting”), such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made. In addition, the deadline for providing notice to Coeur under Rule 14a-19, the SEC's universal proxy rule, of a stockholder's intent to solicit proxies in support of nominees submitted under Coeur’s advance notice bylaws is March 15, 2025, in addition to complying with all applicable requirements under our Coeur Bylaws.
Our Coeur Bylaws permit a stockholder, or a group of up to 20 stockholders, who continuously own at least 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements included in our Coeur Bylaws. Notice of director nominations submitted under these proxy access by-law provisions must be delivered to our Corporate Secretary at the address indicated above no earlier than the close of business on December 1, 2024 and no later than the close of business on January 4, 2025. If the 2025 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2024 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made.
Failure to comply with the advance notice requirements will permit management to use its discretionary voting authority if and when the proposal is raised at the 2025 Annual Meeting without having had a discussion of the proposal in the proxy statement. For purposes of the above-mentioned deadlines, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

OTHER MATTERS
Other Matters For Action at the Special Meeting
As of the date of this Proxy Statement, the Coeur Board knows of no matters that will be presented for consideration at the special meeting other than as described in this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION
Where Stockholders Can Find More Information About Coeur
Coeur files annual, quarterly and current reports, proxy statements and other information with the SEC. Coeur’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Coeur’s website at www.coeur.com. Unless otherwise provided below, the information provided in Coeur’s SEC filings (or available on Coeur’s website) is not part of this Proxy Statement and is not incorporated by reference.
The SEC allows Coeur to incorporate by reference into this Proxy Statement documents it files with the SEC. This means that, if you are a Coeur stockholder, Coeur can disclose important information to you by referring you to those documents.
The information filed by Coeur and incorporated by reference is considered to be a part of this document. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Coeur incorporates by reference the documents listed below (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this Proxy Statement and before the date of the special meeting:
•	Coeur’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 21, 2024;
•	Portions of Coeur's definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2024, and incorporated into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•
The description of the Coeur securities set forth in Exhibit 4.1 of Coeur's Annual Report on Form 10-K filed with the SEC on February 21, 2024, including any amendment or report filed for the purposes of updating such description;

•	Coeur’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 1, 2024, August 7, 2024, and November 6, 2024; and
•
Coeur’s Current Reports on Form 8-K filed with the SEC on January 29, 2024, February 21, 2024, February 27, 2024, March 29, 2024, April 8, 2024, May 1, 2024, May 16, 2024, July 11, 2024, August 7, 2024, September 19, 2024, September 27, 2024, October 4, 2024 and November 6, 2024 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K).

Coeur undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any and all of the information that has been incorporated by reference into this Proxy Statement, other than the exhibits to the information that is incorporated by reference, unless the exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.
Requests for copies of Coeur filings should be directed to the Corporate Secretary at Coeur Mining, Inc. at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606 or by telephone at (312) 489-5800.
Document requests from Coeur should be made by January 30, 2025, which is five business days prior to the date of the special meeting, in order to receive them before the special meeting. Requests for documents should be directed to the Corporate Secretary at Coeur Mining, Inc. at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.
Stockholders should not rely on information other than that contained or incorporated by reference in this Proxy Statement. Coeur has not authorized anyone to provide information that is different from that contained in this Proxy Statement. This Proxy Statement is dated December 30, 2024. No assumption should be made that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement will not create any implication to the contrary.

If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
Where Stockholders Can Find More Information About SilverCrest
SilverCrest files reports with and furnishes other information to the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. SilverCrest’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at SilverCrest’s website at www.silvercrestmetals.com. Unless otherwise provided below, the information provided in SilverCrest’s SEC filings (or available on SilverCrest’s website) is not part of this Proxy Statement and is not incorporated by reference.
The SEC allows Coeur to incorporate by reference into this Proxy Statement documents SilverCrest files with the SEC. This means that, if you are a Coeur stockholder, Coeur can disclose important information to you by referring you to those documents.
The information filed by SilverCrest and incorporated by reference is considered to be a part of this document. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. The documents listed below (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this Proxy Statement and before the date of the special meeting are incorporated by reference into this Proxy Statement:
•	SilverCrest’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the SEC on March 11, 2024; and
•
SilverCrest’s Current Reports on Form 6-K furnished to, or filed with, the SEC on March 11, 2024, March 22, 2024, April 17, 2024, May 1, 2024, May 14, 2024, June 13, 2024, July 11, 2024, July 16, 2024, August 7, 2024, October 4, 2024, October 9, 2024, October 10, 2024, November 12, 2024 and

December 17, 2024.

Annex A
ARRANGEMENT AGREEMENT

AMONG

COEUR MINING, INC.

AND

SILVERCREST METALS INC.

AND

1504648 B.C. UNLIMITED LIABILITY COMPANY

AND

COEUR ROCHESTER, INC.

AND

COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V.

October 3, 2024

A-i

Schedules:

Schedule A	-	Plan of Arrangement
Schedule B	-	Arrangement Resolution
Schedule C	-	Form of Parent Charter Amendment
Schedule D	-	Form of Resignation and Mutual Release
Schedule E	-	Form of Company Voting Agreement
Schedule F	-	Form of Parent Voting Agreement

A-ii

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT dated October 3, 2024,
BY AND AMONG:
COEUR MINING, INC., a corporation existing under the laws of the State of Delaware (the “Parent”),
- and -
SILVERCREST METALS INC., a corporation existing under the laws of the Province of British Columbia (the “Company”),
- and -
1504648 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company existing under the laws of the Province of British Columbia (“Parent Canadian Sub”),
- and -
COEUR ROCHESTER, INC., a company existing under the laws of the State of Delaware (“Parent U.S. Sub”),
- and -
COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V., a company existing under the laws of Mexico (“Company Mexican Sub”).
RECITALS:
A.	The Parent and the Parent Canadian Sub desire to acquire all of the outstanding Company Shares pursuant to the Arrangement as provided in this Agreement.
B.	The Parties intend to carry out the transactions contemplated herein by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
C.
The Special Committee, after receiving financial and legal advice and the Company Fairness Opinions, has unanimously determined that the Arrangement is fair and reasonable to the Company Shareholders and in the best interests of the Company and recommended to the Company Board that the Company Board (a) approve this Agreement and the Arrangement, and (b) recommend that the Company Securityholders vote in favour of the Arrangement.

D.
The Company Board, after receiving financial and legal advice and the Company Fairness Opinions and upon the recommendation of the Special Committee, has unanimously (a) determined that the Arrangement is fair and reasonable to the Company Shareholders and in the best interests of the Company, and (b) resolved to recommend that the Company Securityholders vote in favour of the Arrangement Resolution.

E.
The Parent Board, after evaluating the Arrangement, in consultation with Parent’s management and legal and financial advisors, has unanimously (a) determined that the Arrangement is advisable and fair to, and in the best interests of the Parent and the Parent Stockholders, (b) determined it advisable for the Parent Stockholders to approve an amendment to the certificate of incorporation of Parent, substantially in the form of Schedule C (the “Parent Charter Amendment”) to effect an increase to the number of authorized shares of common stock, par value $0.01 per share, of Parent (the “Parent Shares”), and (c) resolved to recommend that the Parent Stockholders vote in favor of the Parent Charter Amendment and the issuance of the Parent Shares, pursuant to this Agreement as contemplated by, and subject to the terms and conditions set forth in, this Agreement (the “Parent Stock Issuance”).

F.	The Parent Canadian Sub Board has unanimously determined that the Arrangement is fair and reasonable to the sole shareholder of the Parent Canadian Sub.
G.
The Parties intend that the issuance of the Consideration Shares and the Parent Replacement Options be exempt from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10) thereof.

H.	The Parent has received duly executed Company Voting Agreements from certain of the Company’s shareholders, substantially in the form of Schedule E.
I.	The Company has received duly executed Parent Voting Agreements from certain of the Parent’s stockholders, substantially in the form of Schedule F.

THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Definitions
In this Agreement, unless the context otherwise requires:
“Acquisition Proposal” means, in respect of a Party, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons (other than the other Party or any controlled affiliate of the other Party), whether written or oral, made after the date hereof, relating to: (a) any direct or indirect sale or disposition (or any joint venture, lease, license, long-term supply agreement, royalty agreement or other arrangement having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of (i) assets of such Party and or one or more of its Subsidiaries (including shares of Subsidiaries of such Party) that, individually or in the aggregate, (A) represent 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole and measured by the fair market value thereof, or (B) contribute 20% or more of the consolidated revenue of such Party and its Subsidiaries, taken as a whole, or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of such Party); (b) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of such Party); or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction involving such Party and/or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of such Party);
“Acts of Adoption of Full Ownership” has the meaning ascribed thereto in Section 3.1(w);
“affiliate” except where otherwise indicated, has the meaning ascribed thereto in NI 45-106, in force as of the date of this Agreement;
“Agreement” means this arrangement agreement, including all Schedules annexed hereto, together with the Company Disclosure Letter and Parent Disclosure Letter, in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;
“Arrangement” means the arrangement of the Company under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order (with the prior written consent of both the Company and the Parent, each acting reasonably);

“Arrangement Resolution” means the special resolution of the Company Securityholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B hereto;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in New York, New York, Mexico City, Mexico or Vancouver, British Columbia;
“Canadian Securities Authorities” means the British Columbia Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada;
“Canadian Securities Laws” means the Securities Act and any other applicable Canadian provincial or territorial securities Laws (including published policies thereunder);
“COFECE” means the Federal Competition Commission of Mexico (Comisión Federal de Competencia Económica), or the body or department that replaces it;
“COFECE Approval” means the unconditional approval of the concentration consisting in the transactions contemplated in this Agreement issued by COFECE, pursuant to the provisions set forth in the Mexican Antitrust Law;
“Company” has the meaning ascribed thereto on the first page of this Agreement;
“Company Applicable Anti-Corruption Law” has the meaning ascribed thereto in Section 3.1(kk)(ii);
“Company Benefit Plans” means all employee benefit plans, including all health, dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life, short term disability, long term disability or other medical insurance, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, option, incentive, performance, equity, equity-based, phantom, deferred compensation, severance, retention, change of control, termination, pension, retirement, saving, and supplemental retirement agreements, policies, programs, arrangements, practices or undertakings, whether funded or unfunded, insured or uninsured, registered or unregistered, which are maintained by or binding upon the Company or any of its Subsidiaries or for which the Company or its Subsidiaries has any liability or contingent liability for the benefit of any current or former Company Employees excluding any Multiemployer Plans or Statutory Plans;
“Company Board” means the board of directors of the Company as the same is constituted from time to time;
“Company Board Recommendation” has the meaning ascribed thereto in Section 2.2(a)(iii);
“Company Budget” means the forecasted 2024 and 2025 capital and operating budget of the Company and its Subsidiaries, as attached as Schedule 1.1(a) to the Company Disclosure Letter;
“Company Canadian Sub” has the meaning ascribed thereto in the Plan of Arrangement;
“Company Change in Recommendation” has the meaning ascribed thereto in Section 7.1(a)(iii);
“Company Circular” means the notice of the Company Meeting to be sent to the Company Securityholders, and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference therein, in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement;

“Company Credit Agreement” means the Credit Agreement dated November 29, 2022 between, amongst others, the Company as borrower, The Bank of Nova Scotia as Administrative Agent, The Bank of Nova Scotia and Bank of Montreal as joint lead arrangers and joint bookrunners, Bank of Montreal as the syndication agent and the lenders thereto from time to time;
“Company Director Nominees” has the meaning ascribed thereto in Section 2.17;
“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement (including all schedules, exhibits and appendices thereto) and executed by the Company and delivered to the Parent prior to or concurrently with the execution of this Agreement;
“Company DSU Plan” means the deferred share unit plan of the Company effective December 19, 2019;
“Company DSUs” means the outstanding deferred share units granted under the Company DSU Plan and the Company Share Unit Plan;
“Company Employees” means all individuals who are employed by the Company and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees, and any officers who provide services to the Company as consultants;
“Company Equity Incentive Plans” means, collectively, the Company Share Unit Plan, the Company Option Plans and the Company DSU Plan;
“Company Fairness Opinion” has the meaning ascribed thereto in Section 2.2(a)(i);
“Company Financial Advisors” means, collectively, Raymond James Ltd. and Cormark Securities Inc. as financial advisors to the Company;
“Company Incentive Awards” means, collectively, the Company DSUs, Company RSUs, Company Options and Company PSUs;
“Company Independent Fairness Advisor” means Scotia Capital Inc., as independent financial advisor to the Special Committee;
“Company Leased Real Property” has the meaning ascribed thereto in Section 3.1(o);
“Company Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to: (a) the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company with customers, suppliers, service providers and employees); (b) any change in the market price or trading volume of any securities of the Company (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred); (c) any change affecting the gold and silver mining industry as a whole; (d) any change (on a current or forward basis) in the price of gold or silver or any changes in commodity prices or general market prices affecting the mining industry; (e) general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions in the United States, Canada or Mexico; (f) any change or prospective change after the date hereof in IFRS or changes or prospective changes in applicable Law or regulatory accounting requirements; (g) the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism, or the occurrence of any cyber-attacks or data breaches; (h) any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof; (i) the failure of the Company to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect may be considered to determine whether such failure constitutes a

Company Material Adverse Effect); (j) any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); or (k) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes); provided, however, that with respect to clauses (c), (d), (e), (f), (g), (h), (j) and (k), to the extent any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities operating in the industries in which the Company and its Subsidiaries, taken as a whole, operate (in which case the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect, and only to the extent otherwise permitted by this definition);
“Company Material Contract” means any Contract: (a) that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Company Material Adverse Effect; (b) under which the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course) in excess of $3 million in the aggregate; (c) relating to indebtedness for borrowed money of the Company or any of its Subsidiaries or any guarantee by the Company or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $5 million; (d) that is a material partnership, limited liability company agreement, shareholder agreement, joint venture, alliance agreement or other similar agreement or arrangement in respect of any Person that is not a wholly-owned Subsidiary of the Company (other than any such agreement or arrangement relating to the operation or business of a Company Property in the ordinary course and which is not material with respect to such Company Property); (e) under which the Company or any of its Subsidiaries is obligated to make payments to, or expects to receive payments from, a third party on an annual basis in excess of $5 million in the aggregate; (f) that limits or restricts the Company or any of its Subsidiaries from engaging in any line of business or any geographic area in any material respect; (g) that contains any right on the part of any third party to acquire Mineral Rights or other property rights from the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole, or that form any part of the Company Mineral Interests which are material to the Company and its Subsidiaries, taken as a whole; (h) that contains any rights on the part of the Company or any of its Subsidiaries to acquire Mineral Rights or other property rights from any third party that, if acquired, would be material to the Company and its Subsidiaries, taken as a whole; (i) that is a contractual royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement that has a value in excess of $3 million; (j) that is an agreement with a Governmental Entity, or an agreement with any Indigenous group, or other organizations with authority to represent such groups, in each case, that is material to the Company and its Subsidiaries, taken as a whole; (k) that is a registration rights agreement; (l) an earn-in, back-in, right of first refusal or right first offer in respect of the Company Mineral Interests; and (o) that is material to the Company and its Subsidiaries, taken as a whole, and related to the operation of, or the exploitation, extraction or production of metals from, the Company Mineral Interests; and, for greater certainty, includes the Company Material Contracts listed on Schedule 3.1(ff) of the Company Disclosure Letter;
“Company Meeting” means the special meeting of Company Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Parent;
“Company Mexican Sub” has the meaning ascribed thereto on the first page of this Agreement;
“Company Mineral Interests” has the meaning ascribed thereto in Section 3.1(o)(i);
“Company Option Plans” means, collectively, the Legacy Company Option Plan and the New Company Option Plan;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plans;
“Company Owned Real Property” has the meaning ascribed thereto in Section 3.1(o);

“Company Permitted Liens” means, in respect of the Company or any of its Subsidiaries, any one or more of the following:
(a)
Liens for Taxes not at the time overdue or statutory Liens for overdue Taxes the validity of which the Company or a Subsidiary thereof is contesting in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with IFRS;

(b)
easements, including rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that there has been material compliance with the provisions thereof and that such easements, rights of way, reservations, or rights do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Company Properties, as the case may be, as currently enjoyed, used or operated;

(c)	zoning by Laws, ordinances, or other similar restrictions of any Governmental Entity as to the use of real property;
(d)
mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens (inchoate or otherwise) if, individually or in the aggregate, (A) they are not material, (B) they arose or were incurred in the ordinary course in respect of obligations which are not overdue or which are being contested in good faith and for which appropriate reserves have been established in accordance with IFRS, and (C) they have not been filed, recorded, or registered in accordance with Law;

(e)
minor title defects or irregularities consisting of minor surveyor exceptions, provided that such defects, irregularities, or exceptions do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Company Properties as currently enjoyed, used or operated;

(f)	Liens securing indebtedness under the revolving credit facilities of the Company as described in the Company Public Documents;
(g)
any Liens arising pursuant to the terms and conditions of any Contract that provides for a royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement providing for the payment of consideration measured, quantified or calculated based on, in whole or in part, any minerals produced, mined, recovered and extracted from any of the Company Mineral Interests;

(h)
any other Liens, that are, as of the date of this Agreement, (i) registered against title to real property in any applicable land registry office, or (ii) registered against the Company, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system; and

(i)	as disclosed in Schedule 3.1(o) of the Company Disclosure Letter;
“Company Property” has the meaning ascribed thereto in Section 3.1(o)(i);
“Company Proposed Agreement” has the meaning ascribed thereto in Section 7.4(a);
“Company PSUs” means the outstanding performance share units granted under the Company Share Unit Plan;
“Company Public Documents” means all forms, reports, schedules, statements and other documents filed by the Company on SEDAR+ or with the U.S. SEC, in each case since January 1, 2024;
“Company RSUs” means the outstanding restricted share units granted under the Company Share Unit Plan;
“Company Share Unit Plan” means the equity share unit plan of the Company effective June 3, 2021;
“Company Securityholder Approval” has the meaning ascribed thereto in Section 2.3(e);
“Company Securityholders” means the Company Shareholders and holders of Company Options;
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;

“Company Standstill Agreement” means a Contract entered by the Company and/or any of its Subsidiaries that currently, or after the Effective Time, other than a confidentiality and standstill agreement permitted by Section 7.3, restricts the ability of the Company or any of its Subsidiaries to offer to purchase the assets or equity securities of another Person;
“Company Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50%) in respect of the Company and its Subsidiaries that did not result from a breach of Section 7.1: (a) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate such Acquisition Proposal to the satisfaction of the Company Board, acting in good faith (after consultation with the Company’s legal and financial advisors); (c) that is not, as of the date that the Company provides a Superior Proposal Notice, subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant); (d) complies with applicable Canadian Securities Laws in all material respects; and (e) in respect of which the Company Board (after consultation with the Company’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction that is more favourable, from a financial point of view, to the Company Shareholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Parent pursuant to Section 7.4(b));
“Company Technical Report” has the meaning ascribed thereto in Section 3.1(q);
“Company Termination Payment” means $60,000,000;
“Company Termination Payment Event” has the meaning ascribed thereto in Section 9.4(b);
“Company Voting Agreements” means the voting agreements between the Parent and the Company Securityholders party thereto setting forth the terms and conditions upon which they have agreed, among other things, to vote their Company Shares and/or Company Options in favour of the Arrangement Resolution;
“Competition Act” means the Competition Act (Canada) and the regulations promulgated thereunder;
“Confidentiality Agreement” means the mutual confidentiality agreement between the Parent and the Company dated April 17, 2024;
“Consideration” means the consideration to be received by Company Shareholders pursuant to the Plan of Arrangement;
“Consideration Shares” means the Parent Shares to be issued to Company Shareholders pursuant to the Plan of Arrangement;
“Contract” means any legally binding contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) and any amendment thereto to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;
“Corporate Records” shall mean, in respect of the Company and each of its Subsidiaries, the original or electronic corporate books, duly signed by such Persons as required under applicable Law and under its corresponding the by-laws, including (as applicable) the shareholders’ meeting minutes, share register, the capital variations book, and the directors’ meeting minutes;
“Court” means the Supreme Court of British Columbia;
“COVID-19” means the coronavirus disease 2019 (dubbed as COVID-19), caused by the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and/or any other virus or disease developing from or arising as a result of SARS-CoV-2 and/or COVID-19;

“Depositary” means Computershare Investor Services Inc., or such other Person as the Company and the Parent may appoint (each acting reasonably) to act as depositary in respect of the Arrangement;
“DGCL” means the Delaware General Corporation Law, as amended from time to time.
“Dissent Rights” means the rights of dissent exercisable by the Company Shareholders in respect of the Arrangement described in the Plan of Arrangement;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with Section 2.11(a);
“Effective Time” means the time on the Effective Date that the Arrangement becomes effective, as set out in the Plan of Arrangement;
“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, Release, destruction, transfer, import, export or sale, rehabilitation, reclamation, or remediation of Hazardous Substances;
“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, responses, losses, damages, punitive damages, property damages, consequential damages, treble damages, costs (including control, rehabilitation, reclamation, closure, remedial and removal costs, investigation costs, capital costs, operation and maintenance costs), expenses, fines, penalties and sanctions incurred as a result of or related to any claim, suit, action, administrative or court order, investigation, proceeding or demand by any Person, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any: (a) Release or threatened Release or presence of a Hazardous Substance; (b) tailings impoundment areas; (c) tank, drum, pipe or other container that contains or contained a Hazardous Substance; or (d) use, generation, disposal, treatment, processing, recycling, handling, transport, Release, transfer, import, export or sale of Hazardous Substance;
“Environmental Permits” means all Authorizations or program participation requirements with or from any Governmental Entity under any Environmental Laws;
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder;
“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;
“Excluded Benefits” has the meaning ascribed thereto in Section 5.11(b);
“Final Order” means the final order of the Court contemplated by Section 2.7, in a form and substance acceptable to the Company and the Parent, each acting reasonably, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Parent, each acting reasonably) on appeal;
“GAAP” means the generally accepted accounting principles in the United States;
“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX, the NYSE and the NYSE American; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Hazardous Substance” means any radioactive, ignitable, corrosive, reactive or otherwise, toxic or hazardous material, substance or waste or any pollutant, contaminant or chemical, including petroleum or any fraction thereof, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, mold or urea-formaldehyde, in each case as defined, designated, classified, regulated or that could result in liability under, any applicable Environmental Law, including, without limitation, those that are (i) labeled as “pollutants”, “contaminants”, “hazardous material” and/or “hazardous waste”, pursuant to Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente; (ii) listed, characterized (or subject to characterization) as “hazardous” under Mexican Official Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993; (iii) labeled as “hazardous wastes” under Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos and/or its regulations; (iv) classified as hazardous or toxic under Mexico’s Ley General de Salud or any of its regulations; (v) capable of causing harm to the Environment or to human health from exposure thereto if and to the extent such capability or exposure (or prevention thereof) is regulated under Environmental Laws; and/or (vi) any used recipients or containers that may have contained or stored Hazardous Substances, including above-ground or underground storage tanks or underground pipes or aboveground pipelines, if and to the extent controlled, regulated or prohibited under Environmental Laws;
“IFRS” means International Financial Reporting Standards;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Indigenous” means any and all Indian or Indian bands (as those terms are defined in the Indian Act, R.S.C. 1985, c. I-5, as amended, superseded, or replaced from time to time), First Nation person, people, or group, Métis person, people, or group, aboriginal and/or indigenous person, people, or group, or any person or group asserting or otherwise claiming any right recognized and/or affirmed under applicable Laws, treaties or any other interest held by virtue of that person or group’s status as one of the aforementioned groups, and any person or group representing or purporting to represent any of the foregoing;
“Initial Outside Date” has the meaning ascribed thereto in Section 9.2(a)(ii)(A);
“Intellectual Property” means anything that is or may be protected by any intellectual property rights in any jurisdiction such as, but not limited to works (including software), performances, trade secrets, inventions (whether patentable or not), improvements to such inventions, industrial designs, mask work and integrated circuit topographies, trade-marks, trade names, business names, corporate names, domain names, website names and world wide web addresses, whether or not they may also be protected, at any given time, as a trade secret or confidential information, including proprietary and non-public business information, know-how, methods, processes, designs, technology, technical data, schematics, models, simulations and documentation relating to any of the foregoing;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention to rely upon the exemption from registration under section 3(a)(10) of the U.S. Securities Act with respect to the Consideration Shares issued pursuant to the Arrangement as contemplated by Section 2.3 and the Parent Replacement Options granted pursuant to section 2.3(g) of the Plan of Arrangement, in a form and substance acceptable to the Company and the Parent, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Parent, each acting reasonably;
“Intended U.S. Tax Treatment” has the meaning ascribed thereto in Section 2.15;
“In-The-Money Value” has the meaning ascribed thereto in the Plan of Arrangement;
“Investment Canada Act” means the Investment Canada Act (Canada) and the regulations promulgated thereunder;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Legacy Company Option Plan” means the legacy stock option plan of the Company effective August 24, 2015, as amended;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Matching Period” has the meaning ascribed thereto in Section 7.4(a)(iii);
“material fact” means a material fact relating to the Company or the Parent, as applicable, for purposes of applicable Securities Laws;
“Mexican Antitrust Law” means the Federal Economic Competition Law (Ley Federal de Competencia Económica) of Mexico;
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators;
“Mineral Rights” means all rights, whether contractual or otherwise, for the exploration for or exploitation of mineral resources and reserves together with surface rights, Water Rights, royalty interests, fee interests, joint venture interests and other leases, rights of way and enurements related to any such rights;
“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made;
“Modern Slavery Laws” means all Laws regarding the provision of slavery, servitude and forced or child labour and about human trafficking including the Supply Chains Act (Canada);
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA;
“New Company Option Plan” means the stock option plan of the Company effective June 15, 2022, as amended;
“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators;
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;
“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators;
“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators;
“NYSE” means the New York Stock Exchange;
“NYSE American” means the NYSE American Stock Exchange;
“ordinary course” means, with respect to an action taken by a Person, that such action is consistent with the past practice of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;
“Outside Date” has the meaning ascribed thereto in Section 9.2(a)(ii)(A);
“Parent” has the meaning ascribed thereto on the first page of this Agreement;

“Parent Applicable Anti-Corruption Law” has the meaning ascribed thereto in Section 4.1(ff)(ii);
“Parent Benefit Plans” means all employee benefit plans, including all health, dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life, short term disability, long term disability or other medical insurance, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, option, incentive, performance, equity, equity-based, phantom, deferred compensation, severance, retention, stay bonus, change of control, termination, pension, retirement, saving, and supplemental retirement agreements, policies, programs, arrangements, practices or undertakings, whether funded or unfunded, insured or uninsured, registered or unregistered, which are maintained by or binding upon the Parent or any of its Subsidiaries or for which the Parent or its Subsidiaries has any liability or contingent liability for the benefit of any current or former Parent Employees excluding any Multiemployer Plan or Statutory Plans;
“Parent Board” means the board of directors of the Parent, as the same is constituted from time to time;
“Parent Board Recommendation” has the meaning ascribed thereto in Section 2.2(b)(ii);
“Parent Canadian Sub” has the meaning ascribed thereto on the first page of this Agreement;
“Parent Canadian Sub Board” means the board of directors of the Parent Canadian Sub, as the same is constituted from time to time;
“Parent Change in Recommendation” has the meaning ascribed thereto in Section 8.1(a)(iii);
“Parent Charter Amendment” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Credit Agreement” means that certain credit agreement, dated as of September 29, 2017 (as subsequently amended), by and among, inter alia, the Parent, as borrower, Bank of America, N.A., as administrative agent, and Bank of America, N.A., Royal Bank of Canada, Bank of Montreal, Chicago Branch, National Bank of Canada, Fédération Des Caisses Desjardins Du Québec, ING Capital LLC and Goldman Sachs Bank USA, as lenders;
“Parent Disclosure Letter” means the disclosure letter dated the date of this Agreement (including all schedules, exhibits and appendices thereto) and executed by the Parent and delivered to the Company prior to or concurrently with the execution of this Agreement;
“Parent Employees” means those individuals who are employed by the Parent and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees;
“Parent Incentive Awards” means all outstanding restricted share units, performance share units, options and any other awards made in accordance with the Parent Incentive Plan;
“Parent Incentive Plan” means, collectively, the Amended & Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan effective as of May 11, 2021 and applicable form of award agreements thereunder;
“Parent Leased Real Property” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Matching Period” has the meaning ascribed thereto in Section 8.4(a)(iii);
“Parent Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to: (a) the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Parent with customers, suppliers, service providers and employees); (b) any change in the market price or trading volume of any securities of the Parent (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (c) any change affecting the gold and silver mining industry as a whole; (d) any change (on a current or forward basis) in the price of gold or silver or any changes in commodity prices or general market prices affecting the mining industry; (e) general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions in the United States, Canada or Mexico; (f) any change or prospective change after the date hereof in GAAP or changes or prospective changes in applicable law or regulatory accounting requirements; (g) the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism, or the occurrence of any cyber-attacks or data breaches; (h) any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof; (i) the failure of the Parent to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be considered to determine whether such failure constitutes a Parent Material Adverse Effect); (j) any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); or (k) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes); provided, however, that with respect to clauses (c), (d), (e), (f), (g), (h) and (j), to the extent any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Parent and its Subsidiaries, taken as a whole, compared to other entities operating in the industries in which the Parent and its Subsidiaries operate (in which case the incremental disproportionate effect may be taken into account in determining whether there has been a Parent Material Adverse Effect, and only to the extent otherwise permitted by this definition);
“Parent Material Contract” means any Contract: (a) that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Parent Material Adverse Effect; (b) under which the Parent or any of is Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course) in excess of $9 million in the aggregate; (c) relating to indebtedness for borrowed money of the Parent or any of is Subsidiaries or any guarantee by the Parent or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $15 million; (d) that is a material partnership, limited liability company agreement, shareholder agreement, joint venture, alliance agreement or other similar agreement or arrangement in respect of any Person that is not a wholly-owned Subsidiary of the Parent (other than any such agreement or arrangement relating to the operation or business of a Parent Property in the ordinary course and which is not material with respect to such Parent Property); (e) under which the Parent or any of its Subsidiaries is obligated to make or expects to receive payments on an annual basis in excess of $9 million in the aggregate; (f) that limits or restricts the Parent or any of the Parent Material Subsidiaries from engaging in any line of business or any geographic area in any material respect; (g) that contains any right on the part of any third party to acquire Mineral Rights or other property rights from the Parent or any of its Subsidiaries that are material to the Parent and its subsidiaries, taken as a whole, or that form any part of the Parent Mineral Interests which are material to the Parent and its Subsidiaries, taken as a whole; (h) that contains any rights on the part of the Parent or any of its Subsidiaries to acquire Mineral Rights or other property rights from any third party that, if acquired, would be material to the Parent and its Subsidiaries, taken as a whole; (i) that is a contractual royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement that has a value in excess of $15 million; (j) that is an agreement with a Governmental Entity, or an agreement with any Indigenous group, or other organizations with authority to represent such groups, in each case, that is material to the Parent and its Subsidiaries, taken as a whole; (k) that is a registration rights agreement; (l) an earn-in, back-in, right of first refusal or right first offer in respect of the Parent Mineral Interests; and (o) that is material to the Parent and its Subsidiaries, taken as a whole, and related to the operation of, or the exploitation, extraction or production of metals from, the Parent Mineral Interests; and for greater certainty, includes the Parent Material Contracts listed on Schedule 4.1(bb) of the Parent Disclosure Letter;
“Parent Material Subsidiaries” means the Subsidiaries set out in Schedule 1.1(a) of the Parent Disclosure Letter;
“Parent Meeting” means the meeting of the Parent Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law to consider the Parent Charter Amendment, Parent Stock Issuance and for any other purpose as may be set out in the Parent Proxy Statement;

“Parent Mineral Interests” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Owned Real Property” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Permitted Liens” means, in respect of the Parent or any of its Subsidiaries, any one or more of the following:
(a)
Liens for Taxes not at the time overdue or statutory Liens for overdue Taxes the validity of which the Parent or a Subsidiary thereof is contesting in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

(b)
statutory Liens incurred or deposits made in the ordinary course in connection with workers’ compensation, unemployment insurance and similar legislation, but only to the extent that each such statutory Lien or deposit relates to amounts not yet due;

(c)	Liens given by the Parent or a Subsidiary thereof to a public utility;
(d)
undetermined or inchoate construction or repair or storage Liens arising in the ordinary course, a claim for which has not been filed or registered pursuant to Law or which notice in writing has not been given to the Parent or a Subsidiary thereof;

(e)
any reservations or exceptions contained in the original Crown grants or patents relating to any Parent Properties (including the reservation of any mines and minerals in the Crown or any other Person);

(f)
easements, including rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that there has been material compliance with the provisions thereof and that such easements, rights of way, reservations, or rights do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Parent Properties, as the case may be, as currently enjoyed, used or operated;

(g)
zoning by Laws, ordinances, or other similar restrictions of any Governmental Entity as to the use of real property, which are not violated in any material respect by the current use of the Parent Properties;

(h)	all rights of expropriation of any federal, provincial or municipal authority or agency;
(i)
mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens (inchoate or otherwise) if, individually or in the aggregate, (A) they are not material, (B) they arose or were incurred in the ordinary course in respect of obligations which are not overdue or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, and (C) they have not been filed, recorded, or registered in accordance with Law;

(j)
minor title defects or irregularities consisting of minor surveyor exceptions, provided that such defects, irregularities, or exceptions do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Parent Properties as currently enjoyed, used or operated;

(k)
any Liens arising pursuant to the terms and conditions of any Contract that provides for a royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement providing for the payment of consideration measured, quantified or calculated based on, in whole or in part, any minerals produced, mined, recovered and extracted from any of the Company Mineral Interests; and

(l)
any other Liens, that are, as of the date of this Agreement, (i) registered against title to real property in any applicable land registry office, or (ii) registered against the Parent, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system, in each case, to the extent such Liens do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use or operation of the Parent Properties as currently enjoyed, used or operated;

“Parent Property” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Proposed Agreement” has the meaning ascribed thereto in Section 8.4(a);

“Parent Proxy Statement” means the proxy statement on Schedule 14A to be distributed to the Parent Stockholders, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference therein, in connection with the Parent Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement;
“Parent Public Documents” means all forms, reports, schedules, statements and other documents filed by the Parent on SEDAR+ or with the SEC since January 1, 2024;
“Parent Replacement Options” has the meaning ascribed thereto in the Plan of Arrangement;
“Parent Shares” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Stock Issuance” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Stockholder Approvals” means the approval (i) of the Parent Stock Issuance by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Parent Meeting in accordance with Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, and (ii) of the Parent Charter Amendment by the affirmative vote of Parent Stockholders required by the certificate of incorporation of Parent and the DGCL at the Parent Meeting;
“Parent Stockholders” means the registered and/or beneficial holders of the Parent Shares, as the context requires;
“Parent Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50%) in respect of the Parent and its Subsidiaries that did not result from a breach of Section 8.1: (a) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate such Acquisition Proposal to the satisfaction of the Parent Board, acting in good faith (after consultation with the Parent’s legal and financial advisors); (c) that is not, as of the date that the Parent provides a Parent Superior Proposal Notice, subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant); (d) complies with applicable Canadian Securities Laws in all material respects; and (e) in respect of which the Parent Board (after consultation with the Parent’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal, would, if consummated in accordance with its terms, result in a transaction that is more favourable, from a financial point of view, to the Parent Stockholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Company pursuant to Section 8.4(b));
“Parent Superior Proposal Notice” has the meaning ascribed thereto in Section 8.4(a)(ii);
“Parent Technical Reports” has the meaning ascribed thereto in Section 4.1(p);
“Parent Termination Payment” means $100,000,000;
“Parent Termination Payment Event” has the meaning ascribed thereto in Section 9.4(d);
“Parent U.S. Sub” has the meaning ascribed thereto in the first page of this Agreement;
“Parent Voting Agreements” means the voting agreements between the Company and the Parent Stockholders party thereto setting forth the terms and conditions upon which they have agreed, among other things, to vote their Parent Shares in favour of the Parent Charter Amendment and Parent Stock Issuance;
“Parties” means, together, the Parent, the Parent Canadian Sub, the Parent U.S. Sub, the Company Mexican Sub and the Company, and “Party” means any one of them, as the context requires;
“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Personal Information” means all information or data in any form, including paper, electronic and other forms, concerning any identified or identifiable individual, as provided under the applicable Privacy Laws;
“Plan of Arrangement” means the plan of arrangement of the Company, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of the Company and the Parent, each acting reasonably;
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.12;
“Privacy Laws” include applicable Laws that govern the collection, use, disclosure, retention, disposition and other processing of Personal Information, including the Personal Information Protection and Electronic Documents Act and applicable provincial Privacy Laws;
“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, Authorizations and other approvals (including the lapse, without objections, of a prescribed period of time under a statute or regulation that states that a transaction may be implemented if a prescribed period of time lapses following the giving of notice without an objection being made) of any Governmental Entity required in relation to the transactions contemplated hereby, including the COFECE Approval;
“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Substance in the environment;
“Representatives” means, with respect to a Party, such Party’s directors, officers, employees, counsel, financial advisors, accountants, agents, consultants and other authorized representatives and advisors;
“Restricted Party” means a person that is: (a) listed on, owned, held or controlled, directly or indirectly, by a person listed on, or acting on behalf of a person listed on, any Sanctions List, (b) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of Sanctions, or (c) otherwise a target of Sanctions;
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union; (d) the Canadian government; (e) the United Kingdom; or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), the United States Department of State, and Her Majesty’s Treasury (“HMT”), Global Affairs Canada and the Royal Canadian Mounted Police or any other relevant sanctions authority (together the “Sanctions Authorities”);
“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets, the Consolidated Canadian Autonomous Sanctions List and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities;
“SEC Clearance” has the meaning ascribed thereto in Section 2.4;
“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“Securities Laws” means, collectively, Canadian Securities Laws and U.S. Securities Laws;
“SEDAR+” means the System for Electronic Document Analysis and Retrieval;
“Special Committee” means the special committee of the Company Board;
“Statutory Plans” means statutory benefit plans which the Company or its Subsidiaries are required to participate in or comply with, including as applicable the Canada Pension Plan and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation;
“Subsidiary” has the meaning ascribed thereto in NI 45-106;
“Superior Proposal Notice” has the meaning ascribed thereto in Section 7.4(a)(ii);

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto and any claims for refund, declarations of estimated Tax and information returns, made, prepared, filed or required by a Governmental Entity to be made, prepared or filed by Law in respect of Taxes;
“Tax Sharing Agreement” means any agreement or arrangement binding the Company or the Parent, as applicable, or any of their respective Subsidiaries that provides for the allocation, apportionment, sharing, indemnification or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than customary Tax sharing or indemnification provisions contained in a commercial agreement entered into in the ordinary course of business the primary subject matter of which does not relate to Taxes).
“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, earnings, profits, mining, mineral, windfall, environmental, royalty, capital, capital stock, transfer, land transfer, disability, ad valorem, sales, net worth, goods and services, harmonized sales, use, value-added, excise, stamp, recording, withholding, business, franchising, property, premium, development, occupation, occupancy, employer health, alternative or add-on minimum, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada Pension Plan and other pension plan premiums or contributions imposed by any Governmental Entity, any transferee or predecessor liability in respect of any of the foregoing, and any liability for any such amounts imposed with respect to any other person, including under any agreements or arrangements;
“Third Party Beneficiaries” has the meaning ascribed thereto in Section 10.11;
“Transaction Personal Information” has the meaning ascribed thereto in Section 10.1;
“TSX” means the Toronto Stock Exchange;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the U.S. SEC promulgated thereunder;
“U.S. Investment Company Act” means the United States Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder;
“U.S. SEC” has the meaning ascribed thereto in Section 2.3;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;
“U.S. Securities Laws” means the U.S. Exchange Act, the U.S. Securities Act and all other applicable U.S. federal securities Laws;
“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;
“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and
“Water Rights” means water rights, water concessions, water leases and water supply agreements, ditch rights or other interests in water or water conveyance rights owned or leased by the relevant Person.
1.2	Interpretation Not Affected by Headings
The division of this Agreement into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section or Schedule by number or letter or both refer to the Article, Section or Schedule, respectively, bearing that designation in this Agreement.
1.3	Number and Gender
In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4	Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5	Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6	Currency
Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7	Accounting Matters
Unless otherwise stated, all accounting terms used in this Agreement (i) with respect to the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in a manner consistent with IFRS consistently applied, and (ii) with respect to the Parent shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP consistently applied.
1.8	Knowledge
In this Agreement, references to: (a) “the knowledge of the Company” means the actual knowledge of the Company’s (i) Chief Executive Officer, (ii) President, (iii) Interim Chief Financial Officer, (iv) Vice President, Operations, (v) Vice President, Governance, Risk and Sustainability, (vi) Vice President, Corporate Development, and (vii) Vice President, Financial Reporting, in each case, after making due enquiries regarding the relevant matter; and (b) “the knowledge of the Parent” means the actual knowledge of the Parent’s (i) Chairman, President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Senior Vice President, General Counsel and Chief ESG Officer, (iv) Senior Vice President, Exploration, (v) Senior Vice President and Chief Human Resources Officer and (vi) Senior Vice President and Chief Operating Officer, in each case, after making due enquiries regarding the relevant matter.
1.9	Company Disclosure Letter
The Company Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.10	Parent Disclosure Letter
The Parent Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.

1.11	Schedules
The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	-	Plan of Arrangement
Schedule B	-	Arrangement Resolution
Schedule C	-	Form of Parent Charter Amendment
Schedule D	-	Form of Resignation and Mutual Release
Schedule E	-	Form of Company Voting Agreement
Schedule F	-	Form of Parent Voting Agreement

ARTICLE 2
THE ARRANGEMENT
2.1	Arrangement
The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
2.2	Approvals
(a)	The Company represents and warrants to the Parent that:
(i)
the Company Board has received an oral opinion to be subsequently confirmed in writing (each, a “Company Fairness Opinion”) from each of the Company Financial Advisors and the Company Independent Fairness Advisor that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders;

(ii)
the Special Committee, after receiving financial and legal advice and the Company Fairness Opinions, has unanimously (A) determined that the Arrangement is fair and reasonable to the Company Shareholders and in the best interests of the Company, and (B) recommended to the Company Board that the Company Board (1) approve this Agreement and the Arrangement, and (2) recommend that the Company Securityholders vote in favour of the Arrangement; and

(iii)
the Company Board, after receiving financial and legal advice and the Company Fairness Opinions and the recommendation of the Special Committee, has unanimously (A) determined that the Arrangement is fair and reasonable to the Company Shareholders and in the best interests of the Company, and (B) resolved to recommend that the Company Securityholders] vote in favour of the Arrangement Resolution (the “Company Board Recommendation”).

(b)	The Parent represents and warrants to the Company that:
(i)
the Parent Board has received the separate opinions of BMO Capital Markets Corp. and Goldman Sachs & Co. LLC each to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to the Parent;

(ii)
the Parent Board, after evaluating the Arrangement in consultation with the Parent’s management and legal and financial advisors, has unanimously: (A) determined that the entering into of this Agreement is in the best interests of the Parent and the Parent Stockholders; and (B) has resolved to recommend that the Parent Stockholders vote to approve the Parent Charter Amendment and the Parent Stock Issuance (the “Parent Board Recommendation”).

2.3	Interim Order
As promptly as reasonably practicable following the execution of this Agreement, the Company shall apply to the Court in a manner acceptable to the Parent, acting reasonably, pursuant to Part 9, Division 5 of the BCBCA, to schedule the Interim Order hearing with the Court for a date on or about the fifteenth (15th) calendar day immediately following the date of filing of the Parent Proxy Statement with the U.S. Securities Exchange Commission (“U.S. SEC”); provided that the Company shall reschedule such hearing if the SEC Clearance is not obtained (or not obtainable) by the third (3rd) business day prior to the date of the hearing; provided further that in the event such hearing is rescheduled, the Company shall use reasonable best efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court and subject to and in accordance with the requirements of NI 54-101 with respect to the Company Meeting. Notwithstanding the foregoing, the Company shall not be required to schedule the Interim Order hearing for a date prior to the thirtieth (30th) day following the date of this Agreement. The Company shall prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:
(a)	for the class(es) of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;
(b)	for confirmation of the record date for the purposes of determining the Company Securityholders entitled to notice of and to vote at the Company Meeting in accordance with the Interim Order;
(c)
that the record date for Company Securityholders entitled to notice of and to vote at the Company Meeting will not change as a result of any adjournment(s) or postponement(s) of the Company Meeting unless required by the Court or by Law;

(d)
that the Company Meeting may be held as a virtual or hybrid meeting, and that Company Securityholders that participate in the Company Meeting through virtual means, if applicable, will be deemed to be present at the Company Meeting;

(e)	that the requisite approval (collectively, the “Company Securityholder Approval”) for the Arrangement Resolution shall be at least:
(i)	66 2∕3% of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or by proxy at the Company Meeting and voting as a single class;
(ii)	66 2∕3% of the votes cast on the Arrangement Resolution by the Company Securityholders present in person or by proxy at the Company Meeting and voting as a single class; and
(iii)
a majority of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or represented by proxy at the Company Meeting, voting as a single class, excluding, for this purpose, the votes cast by those Persons whose votes are required to be excluded by MI 61-101;

(f)
that, in all other respects, the terms, conditions and restrictions of the Company’s constating documents, including quorum requirements and other matters, shall apply in respect of the Company Meeting unless otherwise ordered by the Court;

(g)	for the grant of Dissent Rights to the Company Shareholders who are registered Company Shareholders as of the record date for the Company Meeting, as contemplated in the Plan of Arrangement;
(h)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(i)
that the Company Meeting may be adjourned or postponed from time to time by the Company Board subject to the terms of this Agreement or as otherwise agreed between the Parties without the need for additional approval of the Court;

(j)
that the Parties intend to rely on the exemption provided by section 3(a)(10) of the U.S. Securities Act for the issuance of Consideration Shares and the Parent Replacement Options pursuant to the Plan of Arrangement, subject to and conditioned upon the Court’s approval of the Arrangement and determination following a hearing that the Arrangement is substantively and procedurally fair and reasonable to each Person to whom Consideration Shares and the Parent Replacement Options will be issued; and

(k)	for such other matters as the Parent or the Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld or delayed.

2.4	Company Meeting
The Company shall, as soon as reasonably practicable after the earliest to occur of (x) the U.S. SEC informing the Parent that it has no remaining comments to, or will not review, the Parent Proxy Statement (and the Parent agrees to advise the Company of such matters promptly after the U.S. SEC informs the Parent of such) or (y) the passage of at least ten (10) calendar days (as calculated pursuant to Rule 14a-6 of the U.S. Exchange Act) since the filing of a preliminary Parent Proxy Statement with the U.S. SEC not informing the Parent that it intends to review the Parent Proxy Statement (in either case, “SEC Clearance”):
(a)
duly call, give notice of, convene and conduct the Company Meeting (including by virtual means) in accordance with the Interim Order, the Company’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Company Meeting as soon as practicable, and in any event, within thirty-five (35) days of the receipt of the SEC Clearance (and, in that regard, the Company shall abridge, as necessary, any time period that may be abridged under NI 54-101); provided that the Parent shall cooperate with the Company and use commercially reasonable best efforts to set the record dates for, schedule and convene the Company Meeting and the Parent Meeting on the same dates;

(b)	in consultation with the Parent, fix and publish a record date for the purposes of determining the Company Securityholders entitled to receive notice of and to vote at the Company Meeting;
(c)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting except (i) as required by applicable Laws or a Governmental Entity, (ii) as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), (iii) if at any time following the dissemination of the Company Circular, the Company reasonably determines in good faith that the Company Securityholder Approval is unlikely to be obtained at the Company Meeting (in which case the meeting shall be adjourned and not cancelled); (iv) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Meeting in order to give Company Securityholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the Canadian Securities Authorities or otherwise; (v) as permitted by Section 9.3(b), or (vi) with the Parent’s prior written consent; provided, that Company shall be permitted to postpone or adjourn the Company Meeting pursuant to clause (ii), (iii) and (iv) on no more than two occasions in the aggregate and no such adjournment shall delay the Company Meeting by more than ten (10) days from the prior-scheduled date or to a date that is on or after the fifth (5th) business day preceding the Outside Date;

(d)
promptly advise the Parent as the Parent may reasonably request, and at least on a daily basis on each of the last ten (10) business days prior to the date of the Company Meeting as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;

(e)
promptly (and in no event later than two (2) business days after receipt of notice) advise the Parent of any written communication from any Company Shareholder in opposition to the Arrangement (except for non-substantive communications from any Company Shareholder that purports to hold less than 0.1% of Company Shares (provided that communications from such Company Shareholder are not substantive in the aggregate)), written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement and any withdrawal of Dissent Rights received by the Company and, subject to applicable Law, any written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement;

(f)
unless the Company Board has made a Change in Recommendation in accordance with Section 7.4(a), solicit proxies in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder (unless otherwise consented to by the Parent) and, in connection therewith, in consultation with the Parent, use the services of one or more proxy solicitation services (at the expense of the Company);

(g)
provide the Parent with copies of or access to information regarding the Company Meeting generated by any proxy solicitation services engaged by the Company, as requested from time to time by the Parent;

(h)	not change the record date for the Company Securityholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law;
(i)
not make any compromise, payment or settlement offer, or agree to any compromise, payment or settlement with respect to, or otherwise negotiate any exercise of any Dissent Rights without the prior written consent of the Parent (not to be unreasonably withheld, conditioned or delayed); and

(j)	give notice to the Parent of the Company Meeting and allow its Representatives and legal counsel to attend the Company Meeting (including by virtual means).
2.5	Parent Meeting
Subject to the terms of this Agreement, as soon as reasonably practicable after SEC Clearance, the Parent shall:
(a)
duly call, give notice of, convene and conduct the Parent Meeting (including by virtual means) in accordance with the Parent’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Parent Meeting as soon as practicable, and in any event, within thirty-five (35) days of the receipt of the SEC Clearance; provided that the Parent shall cooperate with the Company and use commercially reasonable best efforts to schedule and convene the Company Meeting and the Parent Meeting on the same dates;

(b)	in consultation with the Company, fix and publish a record date for the purposes of determining the Parent Stockholders entitled to receive notice of and to vote at the Parent Meeting;
(c)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Parent Meeting except (i) as required by applicable Laws or a Governmental Entity, (ii) as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), (iii) if, after consultation with the Company and following the dissemination of the Parent Proxy Statement, Parent reasonably determines in good faith that the Parent Stockholder Approvals are unlikely to be obtained at the Parent Meeting (in which case the meeting shall be adjourned and not cancelled); (iv) the Parent Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Parent Meeting in order to give Parent Stockholders sufficient time to evaluate any information or disclosure that the Parent has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise; (v) as permitted by Section 9.3(b), or (vi) with the Company’s prior written consent; provided, that Parent shall be permitted to postpone or adjourn the Parent Meeting pursuant to clause (ii), (iii) and (iv) on no more than two occasions in the aggregate, and no such adjournment shall delay the Parent Meeting by more than ten (10) days from the prior-scheduled date or to a date that is on or after the fifth (5th) business day preceding the Outside Date;

(d)
promptly advise the Company as the Company may reasonably request, and at least on a daily basis on each of the last ten (10) business days prior to the date of the Parent Meeting, as to the aggregate tally of the proxies received by the Parent in respect of the Parent Charter Amendment and Parent Stock Issuance;

(e)
promptly (and in no event later than two (2) business days after receipt of notice) advise the Company of any written communication from any Parent Stockholder in opposition to the Arrangement, the Parent Charter Amendment or Parent Stock Issuance (except for non-substantive communications from any Parent Stockholder that purports to hold less than 0.1% of Parent Shares (provided that communications from such Parent Stockholder are not substantive in the aggregate));

(f)
unless the Parent Board has made a Parent Change in Recommendation in accordance with Section 8.4(a), solicit proxies in favour of the Parent Charter Amendment and Parent Stock Issuance and against any resolution submitted by any Parent Stockholder (unless otherwise consented to by the Company) and, in connection therewith, in consultation with the Company, use the services of one or more proxy solicitation services (at the expense of the Parent);

(g)
provide the Company with copies of or access to information regarding the Parent Meeting generated by any proxy solicitation services engaged by the Parent, as requested from time to time by the Company;

(h)	not change the record date for the Parent Stockholders entitled to vote at the Parent Meeting in connection with any adjournment or postponement of the Parent Meeting unless required by Law;
(i)	give notice to the Company of the Parent Meeting and allow its Representatives and legal counsel to attend the Parent Meeting (including by virtual means); and
(j)
propose that the only matters to be acted on by Parent Stockholders at the Parent Meeting are (i) the approval of the Parent Charter Amendment, (ii) the approval of the Stock Issuance and (iii) if the Parent has not received proxies representing a sufficient number of Parent Shares to obtain the Parent Stockholder Approvals, the adjournment of the Parent Meeting to solicit additional proxies.

2.6	Preparation of Company Circular and the Parent Proxy Statement
(a)
Promptly following the entry into this Agreement, the Company shall prepare, together with any other documents required by the BCBCA, Canadian Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the TSX and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to the Parent furnishing the information required under Section 2.6(e)), the Company Circular relating to matters to be submitted to the Company Securityholders at the Company Meeting. Company shall use reasonable best efforts to cause the Company Circular to comply as to form and substance in all material respects with the rules and regulations promulgated by Canadian Securities Laws and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSX, Canadian Securities Authorities or their respective staff. The Company will advise the Parent promptly after it receives any request by the TSX or Canadian Securities Authorities for amendment of the Company Circular or receives any comments thereon and responses thereto or any request by the TSX or Canadian Securities Authorities for additional information, and shall provide the Parent with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the TSX or Canadian Securities Authorities, on the other hand. The Company shall use its reasonable best efforts to resolve any comments from the TSX and Canadian Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. The Company agrees to permit the Parent (to the extent applicable) and its counsel, to participate in all substantive meetings and conferences with the TSX or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any substantive comments of the TSX or Canadian Securities Authorities with respect thereto, the Company will (A) provide the Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Parent and (C) not file or mail such document or respond to the TSX or Canadian Securities Authorities prior to receiving the approval of the Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)
Promptly following the entry into this Agreement, the Parent shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the U.S. SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to the Company furnishing the information required under Section 2.6(f)), the Parent Proxy Statement relating to matters to be submitted to the Parent Stockholders at the Parent Meeting. The Parent shall use reasonable best efforts to cause the Parent Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the U.S. SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the U.S. SEC or its staff. The Parent will advise the Company promptly after it receives any request by the U.S. SEC for amendment of the Parent Proxy Statement or receives any comments thereon and responses thereto or any request by the U.S. SEC for additional information, and the Parent shall provide the Company with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the U.S. SEC on the other hand. The Parent shall use its reasonable best efforts to resolve any comments from the U.S. SEC with respect to the Parent Proxy Statement as promptly as reasonably practicable after receipt thereof. The Parent agrees to permit the Company (to the extent practicable) and its counsel, to participate in all substantive meeting and conferences with the U.S. SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Parent Proxy Statement (or any amendment or supplement thereto) or responding in writing to any substantive comments of the U.S. SEC with respect thereto, the Parent will (A) provide the Company with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Company, and (C) not file or mail such document or respond to the U.S. SEC prior to receiving the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)
The Company Circular shall: (i) include a copy of the Company Fairness Opinions; (ii) state that the Company Board has received the Company Fairness Opinions and the recommendation of the Special Committee, and, subject to the terms of this Agreement, has unanimously determined, after receiving legal and financial advice, that the Consideration to be received by the Company Securityholders is fair to the Company Securityholders and that the Arrangement and entry into this Agreement are in the best interests of the Company; (iii), subject to the terms of this Agreement, contain the unanimous recommendation of the Company Board (subject to any abstentions due to entitlement to “collateral benefits” under MI 61-101) to Company Securityholders that they vote in favour of the Arrangement Resolution; and (iv) include statements that each of the directors and senior officers of the Company has signed a Company Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares and/or Company Options in favour of the Arrangement Resolution.

(d)
The Parent Proxy Statement shall: (i) state that the Parent Board has evaluated the Arrangement in consultation with Parent’s management and legal and financial advisors, and has unanimously determined that the Arrangement and entry into this Agreement are in the best interests of the Parent; (ii) subject to the terms of this Agreement, contain the unanimous recommendation of the Parent Board to Parent Stockholders that they vote in favour of the Parent Charter Amendment and Parent Stock Issuance; (iii) include a copy of the separate opinions of BMO Capital Markets Corp. and Goldman Sachs & Co. LLC to the Parent Board; (iv) include statements that each of the directors and senior officers of the Parent has signed a Parent Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Parent Shares in favour of the Parent Charter Amendment and Parent Stock Issuance; and (v) state the Company Director Nominees who shall become members of the Parent Board as of the Effective Time.

(e)
The Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including the Parent Canadian Sub), the Consideration Shares, and the holders of its capital stock, as is required by applicable Laws and as the Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto, including any information required for the preparation by the Parent of any pro forma financial statements. The Parent shall use reasonable best efforts to obtain any necessary consents from any of its auditors, Qualified Persons (as defined in NI 43-101), reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its Subsidiaries (including the Parent Canadian Sub) and to the identification in the Company Circular of each such advisor.

(f)
The Company will promptly furnish to the Parent such data and information relating to it, its Subsidiaries and the Company Securityholders, as is required by applicable Laws and as the Parent may reasonably request for the purpose of including such data and information in the Parent Proxy Statement and any amendments or supplements thereto, including any information required for the preparation by the Parent of any pro forma financial statements. The Company shall use reasonable best efforts to obtain any necessary consents from any of its auditors, Qualified Persons (as defined in NI 43-101), reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Parent Proxy Statement relating to it or its Subsidiaries and to the identification in the Parent Proxy Statement of each such advisor.

(g)
The Parent and the Company shall each use reasonable best efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Parent Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Parent Proxy Statement.

(h)
The Parent and the Company shall make all necessary filings with respect to the Arrangement under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Consideration Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction. Each of the Company and the Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(i)
If at any time prior to the Effective Time, any information relating to the Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Parent that should be set forth in an amendment or supplement to either of the Company Circular or the Parent Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the U.S. SEC, the Canadian Securities Authorities or any other Governmental Entity as required, as applicable, and, to the extent required by applicable Law, disseminated to the Company Securityholders or the Parent Stockholders, as applicable.

2.7	Final Order
If (A) the Interim Order is obtained, (B) the Company Securityholder Approval is obtained at the Company Meeting as provided for in the Interim Order and (C) the Parent Stockholder Approvals are obtained at the Parent Meeting, the Company shall (a) diligently pursue and take all steps necessary to submit the Arrangement before the Court as promptly and (b) diligently pursue an application for the Final Order pursuant to section 291 of the BCBCA as reasonably practicable but, in any event, within four (4) business days after the Company Securityholder Approval is obtained.
2.8	Court Proceedings
Subject to the terms of this Agreement, the Company will diligently pursue all Court proceedings relating to obtaining the Interim Order and Final Order, and the Parent will cooperate with, assist and consent to the Company in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any information reasonably requested or required to be supplied by the Parent in connection therewith. The Company will provide the Parent and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information to be supplied by the Parent for inclusion in such material, prior to the service and filing of such material, and will give reasonable consideration to all such comments. Subject to applicable Law, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with the Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Parent to agree or consent to any increase in Consideration or other modification or amendment to such filed or served materials that expands or increases the Parent’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Parent’s outside counsel on a timely basis copies of any notice of appearance or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to the Parent’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions at least 24 hours prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. The Company will also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Parent.

2.9	U.S. Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, and will use their commercially reasonable best efforts to ensure that, all Consideration Shares and the Parent Replacement Options issued pursuant to the Arrangement will be issued by the Parent in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereunder and pursuant to exemptions from applicable state securities laws. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act and to facilitate the Parent’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:
(a)	the Court will be asked to approve the procedural and substantive fairness of the Arrangement;
(b)
pursuant to Section 2.4, the Court will be advised of the intention of the Parties to rely upon the exemption of section 3(a)(10) of the U.S. Securities Act prior to the hearing required to approve the procedural and substantive fairness of the Arrangement to the Company Shareholders to whom the Consideration Shares will be issued and to the holders of the Company Options to whom the Parent Replacement Options will be issued;

(c)
the Court will be advised prior to the hearing to approve the Interim Order that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the Arrangement to all Company Shareholders who are entitled to receive Consideration Shares pursuant to the Arrangement and to all holders of Company Options who are entitled to receive the Parent Replacement Options pursuant to the Arrangement;

(d)
the Company will ensure that each Person entitled to receive the Consideration Shares or the Parent Replacement Options pursuant to the Arrangement will be given adequate notice, in a timely manner, advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(e)
each Person entitled to receive the Consideration Shares will be advised that the Consideration Shares issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by the Parent in reliance on the exemption under section 3(a)(10) of the U.S. Securities Act, and that certain restrictions on resale under U.S. Securities Laws, including, as applicable, Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to Persons who are, or have been within 90 days prior to the Effective Time, affiliates (as defined in Rule 144 under the U.S. Securities Act) of the Parent;

(f)
each Person entitled to receive the Parent Replacement Options will be advised that the Parent Replacement Options issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by the Parent in reliance on the exemption under section 3(a)(10) of the U.S. Securities Act, but that such exemption does not exempt the issuance of securities upon the delivery of the Parent Shares covered by such Parent Replacement Options and, as such, the underlying Parent Shares issuable in respect of the Parent Replacement Options cannot be issued in the U.S. or to a person in the U.S. in reliance upon the exemption from registration provided by section 3(a)(10) of the U.S. Securities Act and the Parent Replacement Options may only be exercised pursuant to an effective registration statement or a then-available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, if any;

(g)
the Interim Order will specify that each Company Shareholder and each holder of Company Options will have the right to appear before the Court at the hearing of the Court to give approval to the Arrangement so long as they enter an appearance within a reasonable time;

(h)	the Court will hold a hearing approving the fairness of the Arrangement before issuing the Final Order; and
(i)
the Final Order will expressly state that the Arrangement serves as the basis of a claim to the exemption under section 3(a)(10) of the U.S. Securities Act from the registration requirements otherwise imposed by the U.S. Securities Act regarding the distribution of securities pursuant to the Plan of Arrangement and is approved by the Court as being substantively and procedurally fair to the Company Shareholders and the holders of Company Options.

2.10	Treatment of Company Incentive Awards
(a)
Company Options. As provided by the Plan of Arrangement, and notwithstanding any vesting or exercise or other provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the applicable Company Option Plan governing such Company Option), each Company Option outstanding immediately prior to the Effective Time, shall, without any further action by or on behalf of a holder, be exchanged for a Parent Replacement Option exercisable to purchase from the Parent the number of Parent Shares equal to the product of (A) the number of Company Shares subject to the Company Option immediately before the Effective Time multiplied by (B) the Exchange Ratio (provided that if the foregoing would result in the issuance of a fraction of a Parent Share on any particular exercise of Parent Replacement Options, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares). The exercise price per Parent Share subject to any such Parent Replacement Option shall be an amount equal to the quotient of (X) the exercise price per Company Share underlying the exchanged Company Option immediately prior to the Effective Time divided by (Y) the Exchange Ratio (provided that the aggregate exercise price payable on any particular exercise of Parent Replacement Options shall be rounded up to the nearest whole cent). It is intended that (i) the provisions of subsection 7(1.4) of the Tax Act apply to the aforesaid exchange of options and (ii) such exchange of options be treated as other than the grant of a new stock right or a change in the form of payment pursuant to section 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Parent Replacement Option will be adjusted such that the In The Money Value of the Parent Replacement Option immediately after the exchange does not exceed the In-The-Money Value of the Company Option for which it was exchanged immediately before the exchange. All terms and conditions of a Parent Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Option for which it was exchanged, and shall be governed by the terms of the applicable Company Option Plan and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Parent Replacement Option, provided that the provisions of Section 7.1 of the New Company Option Plan shall apply to all Parent Replacement Options that would otherwise be governed by the Legacy Company Option Plan for a period of ninety (90) days following the Effective Time.

(b)
Company PSUs. The Company shall take such action as may be required in order to ensure that all Company PSUs shall be fully vested pursuant to Section 12.2(b) of the Company Share Unit Plan such that all the Company PSUs will all be redeemed by the Company for cash, to be calculated in accordance with Section 7 of the Company Share Unit Plan immediately prior to the Effective Time. The vesting multiplier for each Company PSU shall be calculated immediately prior to the Effective Time in accordance with the Company Share Unit Plan and the individual award agreements.

(c)
Company DSUs. The Company shall take such action as may be required in order to ensure that all Company DSUs shall be fully vested pursuant to Section 12.2(b) of the Company Share Unit Plan or Section 4.2 of the Company DSU Plan, as applicable, such that all the Company DSUs will, as of immediately prior to the Effective Time, be redeemed by the Company for cash in accordance with Section 10 of the Company Share Unit Plan or Section 5 of the Company DSU Plan, as applicable.

(d)
Company RSUs. The Company shall take such action as may be required in order to ensure that all Company RSUs shall be fully vested pursuant to Section 12.2(b) of the Company Share Unit Plan, such that all the Company RSUs will, as of immediately prior to the Effective Time, be redeemed by the Company for cash in accordance with Section 7 of the Company Share Unit Plan.

(e)
General. Prior to the Effective Time, the Parent Board (or an authorized committee thereof) and the Company Board (or an authorized committee thereof), as applicable, shall take any actions and adopt any resolutions as are required to effectuate the treatment of the Company Incentive Awards pursuant to the terms of this Section 2.10.

2.11	Effective Date
(a)
The Arrangement shall become effective on the date that is three business days following the date on which all the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived in accordance with the terms of this Agreement and the Plan of Arrangement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) unless another date or time is agreed to in writing by the Parties. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.

(b)
The closing of the Arrangement will take place remotely by electronic exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.12	Payment of Consideration
The Parent will, on or prior to the Effective Date determined in accordance with Section 2.11, deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Consideration Shares to satisfy the Consideration payable pursuant to the Arrangement. All payment of any kind in settlement or satisfaction of the rights of any Company Shareholder exercising Dissent Rights will be made by, and from the funds set aside prior to the Effective Time by, the Company.
2.13	Announcement and Shareholder Communications
The Parent and the Company shall jointly publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Parties, the text and timing of the announcement to be approved by each Party in advance, acting reasonably. The Parent and the Company agree to co-operate in the preparation of presentations, if any, to the Company Shareholders or the Parent Stockholders regarding the transactions contemplated by this Agreement, and neither the Parent nor the Company (except as permitted by Article 7) shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the consent of the other applicable Party (which consent shall not be unreasonably withheld or delayed) or (b) make any filing with any Governmental Entity with respect thereto without prior consultation with the other applicable Party; provided, however, that each Party shall be permitted to make any disclosure or filing required under applicable Laws and the applicable Party making such disclosure shall use its commercially reasonable efforts to give prior oral or written notice to the other applicable Party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not reasonably practicable, to give such notice immediately following the making of such disclosure or filing. To the extent reasonably practicable and permitted by Law, the Parent and the Company, as applicable, shall provide prior notice to the other applicable Party of any material public disclosure that it proposes to make regarding its business or operations, together with a draft copy of such disclosure. The receiving Party and its legal counsel shall be given a reasonable opportunity to review and comment on such information prior to such information being disseminated publicly or filed with any Governmental Entity and, if such prior notice is not possible, shall be given such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the receiving Party and its counsel pursuant to this Section 2.13. Notwithstanding the foregoing, the provisions of this Section 2.13 related to the approval or contents of filings with Governmental Entities will not apply with respect to filings in connection with the Regulatory Approvals, the Company Circular, the Parent Proxy Statement, the Interim Order or the Final Order which are governed by other sections of this Agreement. The restrictions set forth in this Section 2.13 shall not apply to any release or public statement in connection with any dispute regarding this Agreement or the transactions contemplated hereby.
2.14	Withholding Taxes
The Parent, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement and under this Agreement including amounts distributed to any former Company Shareholder or former holders of Company Incentive Awards, such amounts as the Parent, the Company, the Depositary and their respective Subsidiaries, or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law, in each case, as amended, or under the administrative practice of the relevant Governmental Entity administering such Law, and to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable, the Parent, the Company, the Depositary, their respective Subsidiaries, and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of such portion of the consideration as is necessary in order to fully fund such liability, and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.
2.15	Intended U.S. Tax Treatment
The Arrangement is intended to qualify as two independent reorganizations within the meaning of Section 368(a) of the U.S. Tax Code, and this Agreement and the Plan of Arrangement shall constitute a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the U.S. Tax Code (the “Intended U.S. Tax Treatment”). Each party hereto shall file all Tax Returns consistent with the Intended U.S. Tax Treatment, unless otherwise required by applicable Law. Following the Effective Date, Parent will prepare and file in accordance with Treasury Regulations (including by posting a copy on the investor relations section of its website) an IRS Form 8937 with respect to the Arrangement. Each party hereto shall act in a manner that is consistent with the Intended U.S. Tax Treatment, and, except as provided by this Agreement or by applicable Law, shall not take any action, or knowingly fail to take any action, if such action or failure to act would reasonably be expected to prevent the Arrangement from qualifying as a reorganization within the meaning of Section 368(a).
2.16	List of Shareholders
(a)
At the reasonable request of the Parent from time to time, the Company shall provide the Parent with a list (in both written and electronic form) of the registered Company Shareholders, together with their addresses and respective holdings of Company Shares, a list of the names and addresses and holdings of all Persons having rights issued by the Company to acquire Company Shares (including holders of Company Options, Company RSUs, Company PSUs and Company DSUs), a list of non-objecting beneficial owners of Company Shares, together with their addresses and respective holdings of Company Shares (provided such list may only be used in the manner prescribed in section 7.1 of NI 54-101). The Company shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Parent with such additional information, including updated or additional lists of the Company Shareholders, the holdings of such Company Shareholders, holders of Company Options, Company RSUs, Company PSUs, Company DSUs and other assistance as the Parent may reasonably request.

(b)
At the reasonable request of the Company from time to time, the Parent shall provide the Company with a list (in both written and electronic form) of the registered Parent Stockholders, together with their addresses and respective holdings of Parent Shares, and a list of the names and addresses and holdings of all Persons having rights issued by the Parent to acquire Parent Shares. The Parent shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Company with such additional information, including updated or additional lists of the Parent Stockholders, the holdings of such Parent Stockholders and other assistance as the Company may reasonably request.

2.17	Governance
The Parent covenants with the Company that it will take all actions necessary to provide that, as of the Effective Time, two of the members of the Company Board shall be members of the Parent Board (the “Company Director Nominees”) and at the next annual general meeting of the Parent held to consider the election of directors that occurs following the Effective Date, the Company Director Nominees shall be nominated by the Parent for election as a director of the Parent, provided that (i) the Company Director Nominees meet any applicable qualification requirements to serve as directors under applicable Laws, and (ii) the Company Director Nominees have delivered to the Parent a consent to act as a director of the Parent.
2.18	Appraisal Rights
In accordance with the DGCL, no appraisal rights shall be available to Parent Stockholders with respect to the Arrangement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Representations and Warranties
Except as disclosed in (x) the forms, documents and reports filed or furnished by the Company on SEDAR+ (including all exhibits, supplements and schedules thereto and information incorporated by reference) and publicly available since January 1, 2022 and prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein in each case to the extent they are predictive or forward-looking in nature), or (y) the Company Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent it should relate), the Company hereby represents and warrants to the Parent and the Parent Canadian Sub as follows, and acknowledges that the Parent and the Parent Canadian Sub are relying upon such representations and warranties in connection with the entering into of this Agreement:
(a)
Organization and Qualification. The Company and each of its Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation, and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. The Company and each of its Subsidiaries is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect . True and complete copies of the constating documents of the Company and each of its Subsidiaries have been delivered or made available to the Parent, and no action has been taken to amend or supersede such documents.

(b)
Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the Arrangement, other than the Interim Order, the Final Order, approval of the Company Circular by the Company Board and the Company Securityholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable by the Parent and the Parent Canadian Sub against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

(c)	No Conflict; Required Filings and Consent.
(i)
The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):

(A)	violate, conflict with or result in a breach of:
(1)	the constating documents of the Company or those of any of its Subsidiaries;
(2)
except as disclosed in Schedule 3.1(c)(i) of the Company Disclosure Letter, any Company Material Contract or Authorization to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(3)
any Law to which the Company or its Subsidiaries is subject or by which the Company or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals and except as would not, individually or in the aggregate, have a Company Material Adverse Effect;

(B)
except as disclosed in Schedule 3.1(c)(i) of the Company Disclosure Letter, give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Company or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(C)
give rise to any pre-emptive rights, including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Company Permitted Lien) upon any of the Company’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(ii)
Other than the Regulatory Approvals, the rules and policies of the TSX and the NYSE American, as applicable, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Company or any of its Subsidiaries in order for the Company to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, not prevent or materially delay the consummation of the Arrangement.

(d)	Subsidiaries.
(i)
The Company does not have Subsidiaries or hold, directly or indirectly, any interests in any Person, including any equity interests, other than those listed in Schedule 3.1(d)(i) of the Company Disclosure Letter. Other than for the Regulatory Approvals, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s shares, or from repaying to the Company any loans or advances made thereto.

(ii)
The following information with respect to each of the Company’s Subsidiaries is accurately set out in Schedule 3.1(d)(ii) of the Company Disclosure Letter: (A) its name; (B) the Company’s percentage equity ownership of it and if applicable, any other shareholder’s ownership of it; (C) capital stock; (D) its board of directors and any other officer; (E) its valid powers of attorney; and (F) its jurisdiction of incorporation, organization or formation.

(iii)
Except as disclosed in Schedule 3.1(d)(iii) of the Company Disclosure Letter, the Company beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any of the Company’s Subsidiaries.

(iv)
All of the issued and outstanding shares or other equity securities in the capital of each of the Company’s Subsidiaries are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens (other than Company Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.

(e)	Compliance with Laws and Constating Documents.
(i)
The Company and each of its Subsidiaries is and, since January 1, 2022, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.

(ii)
As of the date hereof, none of the Company or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(f)	Company Authorizations.
(i)
The Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law (including Environmental Law) that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Parent.

(ii)
The Company and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(iii)
No action, investigation or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 3.1(f) of the Company Disclosure Letter lists the Authorizations that are material to the operations of the Company and its Subsidiaries, taken as a whole.

(g)	Capitalization and Listing.
(i)
The authorized share capital of the Company consists of an unlimited number of Company Shares without par value and an unlimited number of preferred shares without par value. As at the close of business on September 30, 2024, there were: (A) 148,656,601 Company Shares validly issued and outstanding as fully-paid and non-assessable shares of the Company; (B) 2,897,503 outstanding Company Options providing for the issuance of up to 2,897,503 Company Shares upon the exercise thereof; (C) 498,215 outstanding Company RSUs providing for the issuance of up to 498,215 Company Shares upon the settlement thereof; (D) 188,150 outstanding Company PSUs providing for the issuance of 188,150 Company Shares upon the settlement thereof (assuming a 100% multiplier), and which are subject to a multiplier from 0% to 200% depending upon the achievement level of certain performance targets; (E) 346,800 outstanding Company DSUs; and (F) no outstanding preferred shares. Except for the Company Options, Company RSUs, Company PSUs and Company DSUs referred to in this Section 3.1(g)(i) and as set forth in Schedule 3.1(g)(i) of the Company Disclosure Letter, (1) there are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Company or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Company or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire, any securities of the Company (including Company Shares) or any Subsidiary of the Company, and (2) no Person is entitled to any pre-emptive or other similar right granted by the Company or any of its Subsidiaries. All Company Shares issuable upon the exercise of outstanding Company Options, Company

RSUs, and Company PSUs will, when issued in accordance with the terms of their respective plans, as the case may be, be duly authorized, validly issued, fully-paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.
(ii)
Schedule 3.1(g)(ii) of the Company Disclosure Letter sets forth, as of the date hereof, (A) the names and holdings of each Person who holds outstanding Company Options, Company RSUs, Company PSUs and Company DSUs, and (B) the exercise price of each Company Option.

(iii)
There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the voting or disposition of any securities of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Shares.

(iv)	All outstanding securities of the Company have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(v)
There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Company Shares on any matters, except Company Options, Company RSUs and Company PSUs.

(h)
Shareholder and Similar Agreements. Neither the Company nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Company Shares or the shares of any of the Company’s Subsidiaries.

(i)	Reporting Issuer Status.
(i)
The Company is a reporting issuer not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in each of the provinces of Canada, other than Quebec, and is in material compliance with all Securities Laws applicable therein.

(ii)
The Company has not taken any action to cease to be a reporting issuer in any province of Canada, nor has the Company received notification from the British Columbia Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province of Canada seeking to revoke the Company’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Company, has been threatened in writing with respect to the foregoing.

(j)
Reports. Since January 1, 2022, the Company has filed with all applicable Governmental Entities the Company Public Documents that the Company is required to file in accordance with applicable Securities Laws. The Company Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Company Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Company has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential.

(k)	Stock Exchange Matters.
(i)	The Company Shares are listed on the TSX and the NYSE American and are not listed or quoted on any market other than the TSX and the NYSE American.

(ii)
The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and the NYSE American. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Company Shares on or from the TSX or the NYSE American.

(l)	Financial Statements.
(i)
The audited consolidated financial statements for the Company and its Subsidiaries as at and for the fiscal years ended December 31, 2023 and 2022, including the notes thereto, the reports by the Company’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Company which are publicly disseminated by the Company in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position and results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Company’s accounting policies, except as described in the Company Public Documents, since December 31, 2023.

(ii)
The Company has: (A) designed such disclosure controls and procedures, or caused them to be designed under the supervision of its Chief Executive Officer, its Interim Chief Financial Officer and its Vice President, Governance, Risk and Sustainability, to provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the Chief Executive Officer and the Interim Chief Financial Officer of the Company by others, particularly during the periods in which annual or interim filings are being prepared; and (B) designed such internal controls over financial reporting, or caused them to be designed under such Chief Executive Officer’s and Interim Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.

(iii)
The Company has established “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) to the extent required by NI 52-109 and Securities Laws, and, as of the date hereof, the Company does not have knowledge, and has not been advised by its auditors, of any “material weakness” (as defined in NI 52-109), in each case, except as disclosed in the Company Public Documents.

(iv)
Since January 1, 2023, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any Representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices or internal auditing controls of the Company or any of its Subsidiaries, including any complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the Company Board.

(m)	Auditors. There is not now, and there has never been, any reportable event (as defined in NI 51-102) with respect to the present or any former auditor of the Company.
(n)
No Undisclosed Liabilities. The Company and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (i) liabilities and obligations that are specifically presented on the audited balance sheet of the Company as of December 31, 2023 or disclosed in the notes thereto; (ii) liabilities and obligations that are disclosed in the Company Public Documents; (iii) liabilities and obligations incurred in the ordinary course; or (iv) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).

(o)	Interest in Properties and Mineral Rights.
(i)
Schedule 3.1(o)(i) of the Company Disclosure Letter discloses, as of the date of this Agreement: (A) all material real property owned by the Company and its Subsidiaries (“Company Owned Real Property”); (B) all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Company or its Subsidiaries, in each case, in connection with the operation of the business of the Company and its Subsidiaries as it is now being conducted (“Company Leased Real Property” and together with the Company Owned Real Property, the “Company Property”); and (C) all Mineral Rights, concessions, leases or claims of the Company and its Subsidiaries that are material to operation to their business as currently conducted (collectively, with the Company Property, the “Company Mineral Interests”).

(ii)
The Company or one of its Subsidiaries is the sole holder of record of, and is the sole registered or beneficial owner of, and has valid title to the Company Mineral Interests, free and clear of all Liens (except Company Permitted Liens). The Company or a Subsidiary enjoys peaceful and undisturbed possession of the Company Leased Real Property under Contracts pursuant to which the Company or a Subsidiary holds its interest in the Company Leased Real Property. Neither the Company nor any of its Subsidiaries is in violation of any material covenants, or not in compliance with any material condition or restriction under any leasehold contracts.

(iii)
All of the mineral concessions comprising Company Mineral Interests have been properly located and are recorded or in the process of being recorded in compliance with applicable Law in all material respects and are comprised of valid and subsisting mineral claims.

(iv)
The Company Mineral Interests are in good standing under applicable Law and, to the knowledge of the Company, all work required to be performed and filed in respect thereof has been performed and filed in all material respects, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred in all material respects, and all material filings in respect thereof have been made. To the knowledge of the Company, the Company or a Subsidiary of the Company has a public or private right of access to all Company Mineral Interests.

(v)
Except as set out in Schedule 3.1(o)(v) of the Company Disclosure Letter, no Person other than the Company and its Subsidiaries has any material interest in the Company Mineral Interests or the production or profits therefrom or any royalty or streaming or similar interest in respect thereof or any right to acquire any such interest from the Company or any of its Subsidiaries.

(vi)
There are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would materially affect the Company’s or a Subsidiary’s interest in the Company Mineral Interests.

(vii)
There are no material restrictions on the ability of the Company and its Subsidiaries to (A) use or exploit the Company Mineral Interests in the manner currently used or exploited, or (B) transfer the Company Mineral Interests (other than as disclosed in Schedule 3.1(o)(vii) of the Company Disclosure Letter), except, in each case, any restrictions imposed by Law or the terms of the Company Mineral Interests.

(viii)
Neither the Company nor any of its Subsidiaries has received any notice, whether written or oral, from any Governmental Entity or any Person of any revocation, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of the Company or its Subsidiaries in any of the Company Mineral Interests and, to the knowledge of the Company, there is no intention or proposal to give such notice. There are no material disputes regarding boundaries, easements, covenants or other matters relating to any of the Company Mineral Interests.

(ix)
The Company and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licences from landowners or Governmental Entities permitting the use of land by the Company and its Subsidiaries, and mineral interests that are required as at the date of this Agreement to conduct its current operations.

(x)
All mines and mineral properties formerly owned by the Company or any of its Subsidiaries which were abandoned by the Company or any of its Subsidiaries were abandoned in all material respects in accordance with good mining industry practice and standards and in compliance with applicable Laws. The Company Public Documents accurately disclose, in all material respects, all material remediation and reclamation obligations known to the Company as of the applicable dates set forth in such Company Public Documents.

(xi)
With respect to the Company Mineral Interests, true and correct copies of all material title documents and any amendments thereto in the possession or control of the Company or its Subsidiaries have been made available to the Parent as of the date of this Agreement.

(xii)
The Company has provided the Parent with access to full and complete copies of all material exploration information and data within its possession or control including, without limitation, all material geological, geophysical and geochemical information and data (including all drill, sample and assay results and all maps) and all of its technical reports, feasibility studies and other similar reports and studies concerning the Company Mineral Interests and the Company or one of its Subsidiaries has the sole right, title and ownership of all such information, data, reports and studies.

(xiii)
The execution, delivery and performance of this Agreement by the Company will not violate, conflict with or result in a violation or breach of any provision of, or require a consent, approval or notice under or constitute a default under or result in a right of termination under or with respect to any Company Property or Mineral Right.

(xiv)
All activities conducted on the Company Mineral Interests by the Company or its Subsidiaries or, to the knowledge of the Company, by any other Person appointed by the Company, have been carried out in all material respects in accordance with good mining industry practice and standards and in compliance with all applicable Laws, and neither the Company, nor, to the knowledge of the Company, any other Person, has received any notice of any material breach of any such applicable Laws.

(xv)
There have been no incidents of material non-compliance with safety legislation in connection with operations or activities at the Company’s or any of its Subsidiaries’ mine sites in the 18 months preceding the date of this Agreement.

(xvi)
Neither the Company, nor any of its Subsidiaries, nor any Person owned or controlled by the Company or any of the Company’s Subsidiaries, nor to the knowledge of the Company, any Person which owns or controls the Company or any of its Subsidiaries, has been notified by any Governmental Entity, that the Company or any of its Subsidiaries is: (A) ineligible to receive any mining permit (including any surface mining permit); or (B) under investigation to determine whether their eligibility to receive such permits should be revoked.

(p)
Mineral Reserves and Resources. The estimates of mineral resources and mineral reserves for mineral properties for the Company or its Subsidiaries, as set forth in the Company Public Documents, were prepared, in all material respects, in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices and disclosed, in all material respects, in accordance with applicable Laws, including the requirements of NI 43-101. There has been no material reduction in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material with respect to such properties, from the amounts most recently set forth in the Company Public Documents, with the exception of depletion in the ordinary course. The information provided by the Company and its Subsidiaries to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was accurate and complete in all material respects as of the time such information was provided.

(q)
Scientific and Technical Information. The Las Chispas Operation is the only property material to the Company for the purpose of NI 43-101. The technical report prepared for the Company entitled “Las Chispas Operation Technical Report” with an effective date of July 19, 2023 and a report date of September 5, 2023 (the “Company Technical Report”) complied in all material respects with the requirements of NI 43-101 at the time of filing thereof. The Company made available to the authors of the Company Technical Report, prior to issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any Misrepresentation as of the time such information was provided. The Company is in compliance in all material respects with the provisions of NI 43-101, has filed all technical reports required thereby, and there has been no material change of which the Company is aware that would materially disaffirm or materially change any aspect of the Company Technical Report or that would require the filing of a new technical report under NI 43-101.
(r)
Personal Property. The Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is, individually or in the aggregate, material to the operation of the Company’s business as currently conducted, free and clear of any Liens (other than Company Permitted Liens).

(s)	Employment Matters.
(i)
Schedule 3.1(s)(i) of the Company Disclosure Letter sets forth a complete list of each management level Company Employee as at the date hereof, together with each such Company Employee’s (i) position or function, (ii) work location, (iii) date of hire, (iv) annual base salary or hourly rate of pay, (v) any employment benefits of over $15,000 per Company Employee, and incentive or bonus arrangement, (vi) bonus paid for the most recently completed year, (vii) accrued vacation time, (viii) monthly salary, (viii) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known), and (ix) type of contract (e.g., for a definite term, for an indefinite term, for initial training, etc.). The Company has provided a complete list of each Company Employee as at the date hereof setting forth each Company Employee’s (i) position or function, (ii) work location, (iii) date of hire, (iv) annual base salary or hourly rate of pay, (v) any incentive or bonus arrangement, (vi) bonus paid for the most recently completed year, (vii) accrued vacation time, and (viii) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known).

(ii)
Except as disclosed in Schedule 3.1(s)(i) of the Company Disclosure Letter, the Company and each of its Subsidiaries have made available to the Parent the form(s) of the Contracts executed by each management level Company Employee and the Contracts of all Company Employees are substantially in the form(s) of the Contracts made available to the Parent, and no Company Employee Contract materially deviates therefrom. Except as disclosed in Schedule 3.1(s)(ii) of the Company Disclosure Letter, no Company Employee has any agreement as to length of notice or severance payment required to terminate his or her employment in excess of the statutory minimum notice of termination (or payment in lieu of notice), and severance payment (if applicable) required pursuant to applicable employment standards legislation (other than such as results by Law for any employee without an agreement as to notice of termination or severance).

(iii)
Other than as disclosed in Schedule 3.1(s)(iii) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Company nor any of its Subsidiaries has entered into any written or oral agreement providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Company Employee in connection with the termination of their position or their employment with the Company or any of its Subsidiaries, in connection with the consummation of the Arrangement, or as a result of a change in control of the Company.

(iv)
Other than as disclosed in Schedule 3.1(s)(iv) of the Company Disclosure Letter, as at the date hereof, neither the Company nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Company, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting the Company or any of its Subsidiaries. As at the date hereof, there are no employee associations, voluntary recognized or certified unions authorized to represent any of the employees of the Company or any of its Subsidiaries.
(v)
All amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, sick days and benefits under the Company Benefit Plans have either been paid or are accurately reflected in the books and records of the Company and its Subsidiaries. All liabilities in respect of the Company Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.

(vi)
The Company and its Subsidiaries are in material compliance with all material terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing (participación de los trabajadores en las utilidades) obligations, subcontracting regime (régimen de subcontratación) in terms of the Mexican Federal Labor Law (Ley Federal del Trabajo), assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax, workers compensation and occupational health and safety.

(vii)
There are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or before any Governmental Entity as of the date of this Agreement.

(viii)
Each of the Company and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, and none of them has received any notice from any Governmental Entity disputing such classification.

(ix)
Each and every Company Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including without limitation any working visa that may be required. Each of the Company and its Subsidiaries has the necessary permits to employ each and every Company Employee in terms of applicable Laws, including without limitation any migratory permit to hire foreign employees, as applicable.

(x)	The individual employment agreements entered into by the Company and its Subsidiaries with the Company Employees respect and have respected the statutory grounds and requirements.
(xi)
Other than as disclosed in Schedule 3.1(s)(xi) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, other than in the ordinary course of business (including annual cost-of-living salary increases), (i) since December 31, 2023, the Company and its Subsidiaries have not granted or promised any Company Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, or deferred compensation or similar arrangement, and (ii) no Company Employee is entitled to any increase in compensation or bonus or other increase in benefits after, or as a result of, the transactions contemplated by this Agreement.

(xii)
No Company Employee has given written notice to the Company and/or its Subsidiaries of an intention to terminate employment and, no such Company Employee intends to terminate employment. To the knowledge of the Company, the termination of all past Company Employees have been implemented in accordance with applicable Laws and to the knowledge of the Company, the departure, either by resignation or termination, of all past Company Employees have been duly documented pursuant to applicable Laws.

(xiii)	To the knowledge of the Company, no Company Employee has been terminated for cause as provided by theLey Federal del Trabajo.

(t)	Absence of Certain Changes or Events. Except as disclosed in the Company Public Documents, since December 31, 2023:
(i)
the Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Parent’s consent pursuant to Section 5.1 of this Agreement;

(ii)
there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);

(iii)
there has not been any acquisition or disposition (including any reconveyance) by the Company or any of its Subsidiaries of any property or asset that would be material to the Company and its Subsidiaries, taken as a whole, other than the Arrangement or as expressly permitted by this Agreement;

(iv)	there has not been any material write down by the Company of the value of any of the material assets of the Company and its Subsidiaries, taken as a whole; and
(v)
through to the date of this Agreement, there has not been any change, effect, event, occurrence or state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(u)
Litigation. Except as disclosed in Schedule 3.1(u) of the Company Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the business of the Company or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect or would significantly impede the ability of the Company to consummate the Arrangement. To the knowledge of the Company, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Company or its Subsidiaries that materially and adversely impact the business, property or assets of the Company and its Subsidiaries. Each of the Company and its Subsidiaries does not intend to initiate any suits, actions, claims or arbitrations.

(v)
Intellectual Property. Schedule 3.1(v) of the Company Disclosure Letter sets forth a complete list of all registered and unregistered Company and its Subsidiaries Intellectual Property. The Company and its Subsidiaries have sufficient rights to use or otherwise exploit the Intellectual Property necessary to carry on the business now operated by them and (i) there is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others challenging the rights of the Company and its subsidiaries in or to any Intellectual Property which is used for the conduct of the business of the Company and its Subsidiaries as currently carried on, and as set out in the Company Public Documents, and (ii) to the knowledge of the Company, the conduct of the business as currently carried on as set forth in the Company Public Documents, including the use of Intellectual Property, does not infringe upon the Intellectual Property of any Person in any material respect. To the knowledge of the Company, no Person is currently infringing upon, misappropriating or otherwise violating any of the Intellectual Property owned by the Company or its Subsidiaries in any material respect.

(w)
Indigenous Claims. There are no material claims or actions with respect to Indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Company Property. There are no material land entitlement claims having been asserted or any legal actions relating to Indigenous rights having been instituted with respect to the Company Property, and no dispute in respect of the Company Property with any Indigenous group exists or, to the knowledge of the Company, is threatened or imminent which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect. The Company Properties that were ejidos or communal property, as applicable, were disincorporated from the ejido regime and passed to the private property regime through the adoption of full ownership duly approved by the relevant assembly of ejidatarios, in which the requirements and formalities established by the applicable agrarian laws were fully complied with (the “Acts of Adoption of Full Ownership”). The relevant Acts of Adoption of Full Ownership were duly notarized before a notary public and registered before the National Agrarian Registry (Registro Agrario Nacional) and the corresponding Public Registry of Property. (Registro Público de Propiedad). Except as disclosed in Schedule 3.1(w) of the Company Disclosure Letter, no Company Property is a national, ejidal or communal land and does not adjoin ejidal or communal land and no Company Property is encroaching on any private, ejidal or communal property in respect of which any third party, ejido or community may be the owner under any title of ownership or resolution of endowment and/or restitution of land whatsoever.
(x)
Community Relations. To the knowledge of the Company, no authorized representative of any community in the vicinity (including any ejido) of any of the Company Properties has communicated in writing to the Company or any of its Subsidiaries: (i) a requirement that the consent of such community be obtained as a condition to continued operation of any such Company Property, (ii) any violation related to agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Company Properties, or (iii) a material increase in the compensation payments payable by the Company or any of its Subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Company Properties, other than such communications in the ordinary course.

(y)
No Expropriation. No property or asset of the Company or its Subsidiaries (including any Company Mineral Interests) has been taken or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Company, is there any intent or proposal to give any such notice or to commence any such proceeding.

(z)	Taxes.
(i)
Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.

(ii)
No Tax Return of the Company or any of its Subsidiaries is under audit by any Governmental Entity, and no written or oral notice of such an audit has been received by the Company. The Company is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.

(iii)
Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including instalments) and has provided accruals in accordance with IFRS in the most recently published consolidated financial statements of the Company for any Taxes of the Company and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.

(iv)
No material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Company or any of its Subsidiaries, and neither the Company, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective assets.

(v)
No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction.

(vi)	There are no Liens with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries (other than Company Permitted Liens).
(vii)
Each of the Company and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Company and its Subsidiaries has complied with all related information reporting, withholding and record retention requirements.

(viii)
There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Company or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.

(ix)
The Company and each of its Subsidiaries has made available to the Parent true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

(x)
None of the Company or any of its Subsidiaries has, at any time, directly or indirectly transferred any property or supplied any services to, or acquired any property or services from, a Person with whom the Company or Subsidiary, as the case may be, was not dealing at arm’s length (within the meaning of the Tax Act) for consideration other than consideration equal to the fair market value of such property or services at the time of transfer, supply or acquisition, as the case may be, nor has the Company or any of its Subsidiaries been deemed to have done so for purposes of the Tax Act.

(xi)
The Company and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under section 247 of the Tax Act (and the corresponding provisions of any applicable provincial Law).

(xii)
There are no circumstances existing which could result in the material application of Section 78 or Sections 80 to 80.04 of the Tax Act, or any equivalent provision under provincial Law, to the Company or any of its Subsidiaries. Except as in accordance with past practices, the Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if, as a result, any material amount could be included in the income of the Company or its Subsidiaries for any period ending after the Effective Date.

(xiii)
For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (i) the Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian Corporation” and (ii) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.

(xiv)
Neither the Company nor any Subsidiary of the Company is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company or any Subsidiary of the Company.

(xv)	Neither the Company nor any of its Subsidiaries is a party to, or is bound by or has any obligation under any material Tax Sharing Agreement.
(xvi)
Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Arrangement from qualifying for the Intended U.S. Tax Treatment, and the Company is not aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying for the Intended U.S. Tax Treatment.

(xvii)
The Company and each of its Subsidiaries retains all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position, filing or claim made by them with respect to Taxes.

(xviii)	The Company and each of its Subsidiaries has not incurred any material liability for Taxes arising from transactions outside the ordinary course of business consistent with past practices.
(xix)
The Company and each of its Subsidiaries will not be required, as a result of (i) a change in accounting method for a Tax period ending on or before the closing of the Arrangement, (ii) any closing agreement or (iii) any amounts received prior to the closing of the Arrangement, to include any material amount of additional taxable income for any Tax period beginning on or after the closing of the Arrangement. The Company and each of its Subsidiaries does not have an application pending with any Governmental Entity requesting permission for any change in accounting method that relates to its business.

(xx)
Neither the Company, each of its Subsidiaries or any third party provider who has issued CFDIs in favor of the Company or any of its Subsidiaries are mentioned in the list provided under Article 69 B of the Código Fiscal de la Federación.

(aa)	Books and Records.
(i)
The Corporate Records have been maintained in accordance with all applicable Laws, and the minute books of the Company and each of its Subsidiaries as made available to the Parent are complete and accurate in all material respects, except for minutes relating to the Arrangement or this Agreement.

(ii)
The financial books and records and accounts of the Company and each of its Subsidiaries: (A) have been maintained, in all material respects, in accordance with IFRS; (B) are stated in reasonable detail and accurately and fairly reflect, in all material respects, the transactions and dispositions of assets of the Company and its Subsidiaries; and (C) accurately and fairly reflect, in all material respects, the basis for the Company’s consolidated financial statements.

(bb)
Insurance. As at the date hereof, the Company and its Subsidiaries have in place the insurance policies disclosed in Schedule 3.1(bb) of the Company Disclosure Letter specifying the insurer, amount and nature of coverage, and the date through which coverage will continue by virtue of premiums already paid. All insurance maintained by the Company or any of its Subsidiaries is in full force and effect and in good standing, and neither the Company nor its Subsidiaries are in default, whether as to payment of premium or otherwise. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has failed to make a claim thereunder on a timely basis, or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or its Subsidiaries or not to renew any policy of insurance on its expiry. The Company and its Subsidiaries maintain the insurance policies required by applicable Laws and any Company Material Contract, including all required insurance policies to operate their business as currently conducted.

(cc)
Non-Arm’s Length Transactions. Other than employment, indemnification or compensation agreements entered into in the ordinary course, there are no current Contracts or other transactions currently in place (including relating to indebtedness by or to the Company or its Subsidiaries) between the Company or its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Company, beneficial owner, of 10% or more of the voting securities of the Company, or (iii) to the knowledge of the Company, any affiliate or associate of any officer, director or beneficial owner, on the other hand.

(dd)	Benefit Plans.
(i)
Schedule 3.1(dd)(i) of the Company Disclosure Letter contains a true and complete list of all material Company Benefit Plans. Current and complete copies of all the Company Benefit Plans as amended as of the date hereof have been delivered or made available to the Parent together with copies of all material documents relating to the Company Benefit Plans.

(ii)	No Company Benefit Plan:
(A)	is a “registered pension plan”, a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(B)	is a “multi-employer plan” as such term is defined in subsection 8500(i) of the Regulations of Tax Act;
(C)	contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act;
(D)	provides for health and welfare benefits which are not fully-insured;
(E)	provides for retiree or post-termination benefits to Company Employees or former Company Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or
(F)	except as disclosed in Schedule 3.1(dd)(i) of the Company Disclosure Letter, provides benefits to independent contractors.
(iii)
Each Company Benefit Plan is, and has been, established, registered (if required), amended, funded, operated, communicated, administered and invested, in all material respects, in compliance with its terms and all Laws; all employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Company Benefit Plan, as of the date hereof, have been paid or remitted in a timely fashion in accordance with its terms and all Laws; and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the Company’s financial statements.

(iv)
To the knowledge of the Company, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Company Benefit Plan, and to the knowledge of the Company there exists no state of facts which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).

(v)
There has been no amendment to, or announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan and no Company Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi)
Except as disclosed in Schedule 3.1(dd)(vi) of the Company Disclosure Letter, neither the execution of this Agreement by the Company nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Company Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Company Benefit Plans, or (C) limiting or restricting the right of the Company or, after the consummation of the Arrangement, the Parent to merge, amend or terminate any of the Company Benefit Plans, other than those limits or restrictions pursuant to applicable Laws.

(vii)	There is no entity other than the Company or its Subsidiaries participating in any Company Benefit Plan.
(viii)
All data necessary to administer each Company Benefit Plan is in the possession of the Company or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Company Benefit Plan in accordance with its terms and, to the knowledge of the Company, such data is complete and correct in all material respects.

(ix)	Except as disclosed in Schedule 3.1(dd)(vi) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions provided herein (either alone or in conjunction with any other event (whether contingent or otherwise) entitle any current or former Company Employee, including any officer (administrador, directivo or gerente) or director (consejero) of the Company and/or its Subsidiaries to severance payment, unemployment compensation or any other similar termination payment by the Company and/or its Subsidiaries.
(ee)	Environmental. Except for any matters that, individually or in the aggregate, would not have or would not reasonably be expected to have a Company Material Adverse Effect:
(i)	since January 1, 2021, all facilities and operations of the Company and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;
(ii)
the Company and its Subsidiaries are in possession of, and in compliance with, all Environmental Permits that are required to own, lease and operate the Company Mineral Interests and to conduct their respective business as they are now being conducted, which are legal, valid, binding and in full force and effect, all of which appear in the name of the Company and/or its Subsidiaries;

(iii)
to the knowledge of the Company, no Environmental Liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of the Company and its Subsidiaries and, to the knowledge of the Company, there is no basis for any such Environmental Liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business;

(iv)
neither the Company nor any of its Subsidiaries is subject to or has received notice of any proceeding, application, order or directive from any Governmental Entity which relates to environmental matters and which may require any material work, repairs, construction or expenditures, and to the knowledge of the Company, there are no pending environmental claims;

(v)
to the knowledge of the Company, there are no changes in the status, terms or conditions of any Environmental Permits held by the Company or its Subsidiaries or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of the Company or its Subsidiaries following the Effective Date; and

(vi)
the Company and its Subsidiaries have made available to the Parent true, correct and complete copies of all material audits, studies, plans, assessments, investigation reports (including Phase I and Phase II environmental site assessments) and regulatory correspondence with respect to environmental matters in their possession or control.

(ff)
Company Material Contracts. Schedule 3.1(ff) of the Company Disclosure Letter lists all of the Company Material Contracts to which the Company and its Subsidiaries are parties and which are in full force and effect and are enforceable in accordance with their terms with respect to each of the Company and its Subsidiaries. The Company and each of its Subsidiaries has complied in all material respects with all the terms of the Company Material Contracts to which it is a party. Except as disclosed in Schedule 3.1(ff) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach of, or default under, any Company Material Contract to which it is a party or bound, nor does the Company have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults would not, individually or in the aggregate, reasonably be expected to be, or result in, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any such Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to be, or result in, a Company Material Adverse Effect. The Company has made available to the Parent true and complete copies of all of the Company Material Contracts. All Company Material Contracts are legal, valid, binding and in full force and effect and are enforceable by the Company (or a Subsidiary of the Company, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). Neither the Company nor any of its Subsidiaries has received notice that any party to a Company Material Contract intends to cancel, terminate, materially modify or not renew such Company Material Contract.
(gg)
Standstill Agreements. Neither the Company nor any of its Subsidiaries has waived any Company Standstill Agreement to which the Company or any of its Subsidiaries is a Party, except to permit submissions of expressions of interest prior to the date of this Agreement.

(hh)
Whistleblower Reporting. No employee of the Company or any of its Subsidiaries, nor any legal counsel representing the Company or any of its Subsidiaries, has reported evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Company’s management, or audit committee (or other committee designated for such purpose) of the Company Board.

(ii)
Restrictions on Business Activities. There is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Company or any such Subsidiary or the conduct of business by the Company or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement), other than the Company Credit Agreement and such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(jj)
Brokers. Except as set out in Schedule 3.1(jj) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. A true and complete copy of the engagement letter between the Company and each Company Financial Advisor has been made available to the Parent.

(kk)	Corrupt Practices Legislation.
(i)
None of the Company, its Subsidiaries and affiliates, nor, to the Company’s knowledge, any of their Representatives or other Persons acting on behalf of the Company or any its Subsidiaries has, directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Company or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:

(A)
influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;

(B)
inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or

(C)	to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.

(ii)
None of the Company and its Subsidiaries, nor, to the knowledge of the Company, any of their respective Representatives has, directly or indirectly, taken any action that is or would be otherwise inconsistent with or prohibited by or would cause the Company or one of its Subsidiaries to be in violation of the substantive prohibitions or requirements of theCorruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), as amended, or any law of similar effect prohibiting corruption, bribery and money laundering in any jurisdiction in which it conducts its business and to which it is subject (collectively, “Company Applicable Anti-Corruption Law”) for the purposes of this Section 3.1(kk)(ii)). Neither the Company, nor its Subsidiaries, nor, to the knowledge of the Company, their respective Representatives, has violated any Company Applicable Anti-Corruption Law and, to the knowledge of the Company, no condition or circumstances exist that would form the basis of any such allegations.

(iii)
All contracts and arrangements between the Company or one of its Subsidiaries and any other Person are in compliance with Company Applicable Anti-Corruption Law. Since January 1, 2022, the Company and its Subsidiaries have maintained policies and procedures applicable to it and their respective directors, officers, employees, agents and representatives in place in respect thereof as are appropriate to prevent and detect violations of Company Applicable Anti-Corruption Law.

(iv)
None of the Company or its Subsidiaries nor any of its directors, officers, employees, agents or representatives has (A) conducted or initiated any review, audit or internal investigation that concluded that the Company or one of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives has materially violated any Company Applicable Anti-Corruption Law, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Company Applicable Anti-Corruption Law, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Laws, or received any notice, request or citation from any person alleging material non-compliance with any such Laws.

(v)
The Company and its Subsidiaries have maintained systems of internal controls intended to ensure compliance by the foregoing and their respective directors, officers, employees, and agents, with Company Applicable Anti-Corruption Law.

(ll)	Sanctions.
(i)
Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Company, any agents or persons acting on any of their behalf: (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(ii)
None of the Company, any of its Subsidiaries or any director, officer, employee or to the knowledge of the Company, agent of the Company or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject/target of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including Russia, Crimea, Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria.

(iii)
The Company, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Company, the agents of the Company and its Subsidiaries are in compliance with all applicable Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(iv)
The Company represents and covenants that neither the Company nor any of its Subsidiaries has knowingly engaged in, or is now knowingly engaged in, or will engage in, any dealings or transactions with any Person or in property that is owned, held or controlled by or on behalf of any Person, or in any country or territory, that at the time of the dealing or transaction is or was a Restricted Party or the subject of Sanctions, in violation of Sanctions.

(mm)	Modern Slavery
(i)
The Company and its Subsidiaries consistently act in compliance with the fundamental principles defined and protected by the Universal Declaration of Human Rights, by the fundamental principles of the International Labor Organization, and in particular with rules relating to the prohibition of forced labour, child labour and human trafficking in their operations and supply chains.

(ii)	The Company and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(iii)	The Company and its Subsidiaries have policies and procedures in place reasonably designed to ensure compliance with applicable Modern Slavery Laws.
(nn)
Competition Act. The Company and its affiliates (as that term is defined in the Competition Act) do not have assets in Canada with an aggregate value of more than C$75 million or annual gross revenues from sales in, from or into Canada with an aggregate value of more than C$185 million, all as determined in accordance with the Competition Act.

(oo)
Bankruptcy. Neither the Company nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Company or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Company or any of its Subsidiaries.

(pp)	Privacy and Security.
(i)
The Company and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Company and its Subsidiaries: (i) comply with applicable Privacy Laws; and (ii) will not collect, acquire, fail to secure, share, disclose, use, or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which the each of the Company and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Company and its Subsidiaries to the Persons to whom the Personal Information relates.

(ii)
With respect to all Personal Information collected by the Company and its Subsidiaries, each of the Company and its Subsidiaries at all times has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Company and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Company, there has been no unauthorized access to, use or disclosure of, or other misuse of any Personal Information in the custody or control of the Parent or its Subsidiaries.

(iii)
Neither the Company nor its Subsidiaries have received any notice of any claims, investigations or alleged violations of applicable Privacy Laws including with respect to Personal Information collected or possessed by or otherwise subject to the control of the Company and its Subsidiaries.

3.2	Survival of Representations and Warranties
The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PARENT SUB
4.1	Representations and Warranties
Except as disclosed in (x) the forms, documents and reports filed or furnished by Parent on EDGAR and SEDAR+ (including all exhibits, supplements and schedules thereto and information incorporated by reference) and publicly available since January 1, 2022 and prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein in each case to the extent they are predictive or forward-looking in nature) or (y) the Parent Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent it should relate), the Parent and the Parent Canadian Sub jointly and severally hereby represent and warrant to the Company as follows, and acknowledge that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement:
(a)
Organization and Qualification. The Parent, the Parent Canadian Sub and each of the Parent Material Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. The Parent and each of the Parent Material Subsidiaries is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Parent Material Adverse Effect. True and complete copies of the constating documents of the Parent and each of the Parent Material Subsidiaries have been delivered or made available to the Company, and no action has been taken to amend or supersede such documents.

(b)
Authority Relative to this Agreement. Each of the Parent and the Parent Canadian Sub has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Parent and the Parent Canadian Sub and the performance by the Parent and the Parent Canadian Sub of their obligations under this Agreement have been duly authorized by the Parent Board and the Parent Canadian Sub Board and no other corporate proceedings on the part of the Parent or the Parent Canadian Sub or vote of any holders of any class of securities of the Parent are necessary to authorize this Agreement or consummate the Arrangement or other transactions contemplated hereby, other than the Parent Stockholder Approvals. This Agreement has been duly executed and delivered by the Parent and the Parent Canadian Sub and constitutes a valid and binding obligation of the Parent and the Parent Canadian Sub, enforceable by the Company against the Parent and the Parent Canadian Sub in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

(c)	No Conflict; Required Filings and Consent.
(i)
The execution and delivery by each of the Parent and the Parent Canadian Sub of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):

(A)	violate, conflict with or result in a breach of:
(1)	the constating documents of the Parent or those of any of its Subsidiaries;
(2)
any Parent Material Contract or Authorization to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect; or

(3)
any Law to which the Parent or its Subsidiaries is subject or by which the Parent or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals, and except as would not, individually or in the aggregate, have a Parent Material Adverse Effect;

(B)
give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Parent or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Parent or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect; or

(C)
give rise to any pre-emptive rights including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Parent Permitted Lien) upon any of the Parent’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(ii)
Other than the Regulatory Approvals, the rules and policies of the TSX, the NYSE and the NYSE American, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Parent or any of its Subsidiaries in order for the Parent to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(d)	Subsidiaries.
(i)	As of the date of this Agreement, the Parent owns, directly or indirectly, all of the outstanding equity interests in the Parent Canadian Sub.
(ii)
No Parent Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Parent, from making any other distribution on such Subsidiary’s shares to the Parent, or from repaying to the Parent any loans or advances made thereto.

(iii)
The following information with respect to each Parent Material Subsidiary (other than the Canadian Parent Sub) is accurately set out in the Parent’s annual report (Form 10-K) for the year ended December 31, 2023 forming part of the Parent Public Documents: (A) its name; (B) the Parent’s percentage equity ownership of it; and (C) its jurisdiction of incorporation, organization or formation.

(iv)
The Parent beneficially owns, directly or indirectly, all of the issued and outstanding securities of each Parent Material Subsidiary and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any Parent Material Subsidiary.

(v)
All of the outstanding stock or other equity securities in the capital of each Parent Material Subsidiary are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such stock or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such stock or other equity interests are owned free and clear of all Liens (other than Parent Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.

(e)	Compliance with Laws and Constating Documents.
(i)
The Parent and each of its Subsidiaries is and, since January 1, 2022, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, except as disclosed in Schedule 4.1(e)(i) of the Parent Disclosure Letter and to

the knowledge of the Parent, neither the Parent nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.
(ii)
As of the date hereof, none of the Parent or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(f)	Parent Authorizations.
(i)
The Parent and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law (including Environmental Law) that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Company.

(ii)
The Parent and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(iii)
Except as disclosed in Schedule 4.1(f)(iii) of the Parent Disclosure Letter, no action, investigation or proceeding is pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(g)	Capitalization and Listing.
(i)
The authorized capital stock of the Parent consists of 600,000,000 Parent Shares. As at the close of business on September 30, 2024, there were: (A) 399,287,506 Parent Shares validly issued and outstanding as fully-paid and non-assessable shares of the Parent; (B) 108,474 restricted share units providing for the issuance of up to 108,474 Parent Shares upon the settlement thereof; (C) 4,641,512 outstanding performance share units providing for the issuance of up to 11,603,780 Parent Shares upon the settlement thereof; and (D) 29,130 outstanding options to acquire Parent Shares providing for the issuance of up to 29,130 Parent Shares upon the exercise thereof. Except for the securities referred to in this Section, (1) there are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Parent or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Parent or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire any securities of the Parent (including Parent Shares) or any Subsidiary of the Parent, and (2) except as disclosed in the Parent Public Documents, no Person is entitled to any pre-emptive or other similar right granted by the Parent or any of its Subsidiaries.

(ii)
There are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the, voting or disposition of any securities of the Parent or any of its Subsidiaries. No Subsidiary of the Parent owns any Parent Shares.

(iii)	All outstanding securities of the Parent have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(iv)	There are no outstanding bonds, debentures or other evidences of indebtedness of the Parent or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Parent Shares on any matters, except for the securities of the Parent referred to in Section 4.1(g)(i).
(v)
All Consideration Shares will be issued in compliance with all applicable Securities Laws and, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully-paid and non-assessable Parent Shares, free and clear of all Liens (other than Liens created by the holders thereof on issuance).

(vi)
All Parent Replacement Options will be issued in compliance with all applicable Securities Laws and, when exercised in accordance with all applicable Law (including applicable Securities Laws), all the Parent Shares issued on such exercise shall be duly authorized, validly issued, fully-paid and non-assessable Parent Shares, free and clear of all Liens (other than Liens created by the holders thereof on issuance).

(h)
Shareholder and Similar Agreements. Neither the Parent nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Parent Shares or the shares in any Subsidiaries of the Parent.

(i)	Reporting Issuer Status.
(i)
As of the date hereof, the Parent is a reporting issuer and not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in each of the provinces and territories of Canada and is in material compliance with all Securities Laws applicable therein.

(ii)
The Parent has not taken any action to cease to be a reporting issuer in any province or territory of Canada nor has the Parent received notification from the Ontario Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province or territory of Canada seeking to revoke the Parent’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Parent and, to the knowledge of the Parent, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Parent, has been threatened in writing with respect to the foregoing.

(j)
Reports. Since January 1, 2022, the Parent has filed with all applicable Governmental Entities the Parent Public Documents that the Parent is required to file in accordance with applicable Securities Laws. The Parent Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Parent Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Parent has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential and does not have any unresolved comments from the staff of the U.S. SEC.

(k)	Stock Exchange Matters.
(i)	The Parent Shares are listed on the NYSE and are not listed or quoted on any market other than the NYSE.
(ii)
The Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. The Parent has not taken any action which would be reasonably expected to result in the delisting or suspension of the Parent Shares on or from the NYSE.

(l)	Financial Statements.
(i)
The audited consolidated financial statements for the Parent and its Subsidiaries as at and for the fiscal years ended December 31, 2023 and 2022, including the notes thereto, the reports by the Parent’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Parent which are publicly disseminated by the Parent in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with GAAP applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position and results of operations of the Parent and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Parent’s accounting policies, except as described in the Parent Public Documents, since December 31, 2023.
(ii)
The Parent has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in applicable U.S. Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to the Parent, including its consolidated Subsidiaries, required to be disclosed by the Parent in the reports that it files or submits under applicable U.S. Securities Laws is accumulated and communicated to the Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Parent in the reports that it files or submits under applicable U.S. Securities Laws is recorded, processed, summarized and reported within the time periods specified in applicable U.S. Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of the Parent’s financial reporting and the preparation of the Parent financial statements for external purposes in accordance with GAAP. There is no significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in applicable U.S. Securities Laws) utilized by the Parent or its Subsidiaries, and, since January 1, 2023, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls. The principal executive officer and the principal financial officer of the Parent have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the U.S. SEC with respect to the Parent Public Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.

(m)
No Undisclosed Liabilities. The Parent and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (i) liabilities and obligations that are specifically presented on the audited balance sheet of the Parent as of December 31, 2023 or disclosed in the notes thereto; (ii) liabilities and obligations incurred in the ordinary course; or (iii) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).

(n)	Interest in Properties and Mineral Rights.
(i)
The Parent Public Documents and Section 4.1(n)(i) of the Parent Disclosure Letter disclose, as of the date of this Agreement: (A) all material real property owned by the Parent and its Subsidiaries (“Parent Owned Real Property”); (B) all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Parent or its Subsidiaries, in each case, in connection with the operation of the business of the Parent and its Subsidiaries as it is now being conducted (“Parent Leased Real Property” and together with the Parent Owned Real Property, the “Parent Property”); and (C) all Mineral Rights, concessions, leases or claims of the Parent and its Subsidiaries that are material to operation to their business as currently conducted (collectively, with the Parent Property, the “Parent Mineral Interests”).

(ii)	The Parent or one of its Subsidiaries is the sole holder of record of, and is the sole registered and beneficial owner of, and has valid title to, or a valid leasehold interests in, the Parent

Mineral Interests, free and clear of all Liens (except the Parent Permitted Liens) and claims. Neither the Parent nor any of its Subsidiaries is in violation of any material covenants, or not in compliance with any material condition or restriction under any leasehold contracts.
(iii)
The Parent Mineral Interests are in good standing under applicable Law and, to the knowledge of the Parent, all work required to be performed and filed in respect thereof has been performed and filed in all material respects, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred in all material respects, and all material filings in respect thereof, including applications for renewals or extensions of the Mineral Rights comprising the Parent Mineral Interests, have been made. The Parent or a Subsidiary of the Parent has a public or private right of access to all the Parent Mineral Interests.

(iv)
Except as set out in the Parent Public Documents and as set out in Schedule 4.1(n)(iv) of the Parent Disclosure Letter, no Person other than the Parent and its Subsidiaries has any material interest in the Parent Mineral Interests or the production or profits therefrom or any royalty or streaming or similar interest in respect thereof or any right to acquire any such interest from the Parent or any of its Subsidiaries.

(v)
Except as set out in the Parent Public Documents, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would materially affect the Parent’s or a Subsidiary’s interest in the Parent Mineral Interests.

(vi)
There are no material restrictions on the ability of the Parent and its Subsidiaries to (A) use or exploit the Parent Mineral Interests in the manner currently used or exploited, or (B) transfer the Parent Mineral Interests, except, in each case, any restrictions imposed by Law or the terms of the Parent Mineral Interests.

(vii)
Except as disclosed in Schedule 4.1(n)(vii) of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries has received any notice, whether written or oral, from any Governmental Entity or any Person of any revocation, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of the Parent or its Subsidiaries in any of the Parent Mineral Interests and, to the knowledge of the Parent, there is no intention or proposal to give such notice. There are no material disputes regarding boundaries, easements, covenants or other matters relating to any of the Parent Mineral Interests.

(viii)
Except as disclosed in the Parent Public Documents, the Parent and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licences from landowners or Governmental Entities permitting the use of land by the Parent and its Subsidiaries, and mineral interests that are required as at the date of this Agreement to conduct its current operations.

(ix)
All mines and mineral properties formerly owned by the Parent or any of its Subsidiaries which were abandoned by the Parent or any of its Subsidiaries were abandoned in all material respects in accordance with good mining industry practice and standards and in compliance with applicable Laws. The Parent Public Documents accurately disclose, in all material respects, all material remediation and reclamation obligations known to the Parent as of the applicable dates set forth in such Parent Public Documents.

(x)
The execution, delivery and performance of this Agreement by the Parent will not violate, conflict with or result in a violation or breach of any provision of, or require a consent, approval or notice under or constitute a default under or result in a right of termination under or with respect to any Parent Property or Mineral Right.

(xi)
All activities conducted on the Parent Mineral Interests by the Parent or its Subsidiaries or, to the knowledge of the Parent, by any other Person appointed by the Parent, have been carried out in all material respects in accordance with good mining industry practice and standards and in compliance with all applicable Laws, and neither the Parent, nor, to the knowledge of the Parent, any other Person, has received any notice of any material breach of any such applicable Laws.

(xii)
There have been no incidents of material non-compliance with safety legislation in connection with operations or activities at the Parent’s or any of its Subsidiaries’ mine sites in the 18 months preceding the date of this Agreement.

(xiii)
Neither the Parent, nor any of its Subsidiaries, nor any Person owned or controlled by the Parent or any of the Parent’s Subsidiaries, nor to the knowledge of the Parent, any Person which owns or controls the Parent or any of its Subsidiaries, has been notified by any Governmental Entity, that the Parent or any of its Subsidiaries is: (A) ineligible to receive any mining permit (including any surface mining permit); or (B) under investigation to determine whether their eligibility to receive such permits should be revoked.

(o)
Mineral Reserves and Resources. The estimates of mineral resources and mineral reserves for mineral properties for the Parent or its Subsidiaries, as set forth in the Parent Public Documents, were prepared, in all material respects, in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices and disclosed, in all material respects, in accordance with applicable Laws, including the requirements of SEC Final Rule Release No. 33-10570, Modernization of Property Disclosures for Mining Registrants. There has been no material reduction in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material with respect to such properties, from the amounts most recently set forth in the Parent Public Documents, with the exception of depletion in the ordinary course. The information provided by the Parent and its Subsidiaries to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was accurate and complete in all material respects as of the time such information was provided.

(p)
Scientific and Technical Information. The Palmarejo, Rochester, Kensington and Wharf properties are the only properties material to the Parent for the purpose of SEC Final Rule Release No. 33-10570, Modernization of Property Disclosures for Mining Registrants. The technical reports prepared for the Parent in respect of the Palmarejo, Rochester, Kensington and Wharf properties (the “Parent Technical Reports”) complied in all material respects with the requirements of SEC Final Rule Release No. 33-10570, Modernization of Property Disclosures for Mining Registrants at the time of filing thereof. The Parent made available to the authors of the Parent Technical Reports, prior to issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any Misrepresentation as of the time such information was provided. The Company is in compliance in all material respects with the provisions of SEC Final Rule Release No. 33-10570, Modernization of Property Disclosures for Mining Registrants, has filed all technical reports required thereby, and there has been no material change of which the Parent is aware that would materially disaffirm or materially change any aspect of the Parent Technical Reports or that would require the filing of new technical reports under SEC Final Rule Release No. 33-10570, Modernization of Property Disclosures for Mining Registrants.

(q)	Employment Matters.
(i)
Other than as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Parent nor its Subsidiaries has entered into any agreement or understanding providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Parent Employee in connection with the termination of their position or their employment with the Parent or its Subsidiaries or in connection with the consummation of the Arrangement.

(ii)
As at the date hereof, neither the Parent nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Parent, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting the Parent or any of its Subsidiaries. As at the date hereof, there are no employee associations, voluntary recognized or certified unions authorized to represent any of the employees of the Company or any of its Subsidiaries.

(iii)
All amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, sick days and benefits under the Parent Benefit Plans have either been paid or are accurately reflected in the books and records of the Parent and its Subsidiaries. All liabilities in respect of the Parent Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.

(iv)
The Parent and its Subsidiaries are in material compliance with all material terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing (participación de los trabajadores en las utilidades) obligations, subcontracting regime (régimen de subcontratación) in terms of the Mexican Federal Labor Law (Ley Federal del Trabajo), assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax, workplace safety and insurance and occupational health and safety.

(v)
There are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries by or before any Governmental Entity as of the date of this Agreement.

(vi)
Each of the Parent and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, and none of them has received any notice from any Governmental Entity disputing such classification.

(vii)
Each and every Parent Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including without limitation any working visa that may be required. Each of the Parent and its Subsidiaries has the necessary permits to employ each and every Parent Employee in terms of applicable Laws, including without limitation any migratory permit to hire foreign employees, as applicable.

(viii)	The individual employment agreements entered into by the Parent and its Subsidiaries with the Parent Employees respect and have respected the statutory grounds and requirements.
(ix)
Other than in the ordinary course of business (including annual cost-of-living salary increases), (i) since December 31, 2023, the Parent and its Subsidiaries have not granted or promised any Parent Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, or deferred compensation or similar arrangement, and (ii) no Parent Employee is entitled to any increase in compensation or bonus or other increase in benefits after, or as a result of, the transactions contemplated by this Agreement.

(x)
No Parent Employee has given written notice to the Parent and/or its Subsidiaries of an intention to terminate employment and, no such Parent Employee intends to terminate employment. To the knowledge of the Parent, the termination of all past Parent Employees have been implemented in accordance with applicable Laws, and, to the knowledge of the Parent, the departure, either by resignation or termination, of all past Parent Employees have been duly documented pursuant to applicable Laws.

(xi)	To the knowledge of the Parent, no Parent Employee has been terminated for cause as provided by the Federal Labor Law (Ley Federal del Trabajo).
(r)	Absence of Certain Changes or Events. Except as disclosed in the Parent Public Documents, since December 31, 2023:
(i)
the Parent and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Company’s consent pursuant to Section 5.4 of this Agreement;

(ii)
there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Parent or any of its Subsidiaries that is material to the Parent and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);

(iii)
other than the Arrangement or as expressly permitted by this Agreement, there has not been any acquisition or disposition (including any reconveyance) by the Parent or any of its Subsidiaries of any property or asset that would be material to the Parent and its Subsidiaries, taken as a whole;

(iv)	there has not been any write down by the Parent of the value of any of the material assets of the Parent and its Subsidiaries, taken as a whole; and
(v)
through to the date of this Agreement, there has not been any change, effect, event, occurrence, state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(s)
Litigation. Except as disclosed in Schedule 4.1(s) of the Parent Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries, the business of the Parent or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Parent Material Adverse Effect or would significantly impede the ability of the Parent to consummate the Arrangement. Except as disclosed in Schedule 4.1(s) of the Parent Disclosure Letter and to the knowledge of the Parent, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Parent or its Subsidiaries that materially and adversely impact the business, property or assets of the Parent and its Subsidiaries. Each of the Parent and its Subsidiaries does not intend to initiate any suits, actions, claims or arbitrations.

(t)
Indigenous Claims. There are no material claims or actions with respect to Indigenous rights currently outstanding or, to the knowledge of the Parent, threatened or pending, with respect to the Parent Property. There are no material land entitlement claims having been asserted or any legal actions relating to Indigenous rights having been instituted with respect to the Parent Property, and no dispute in respect of the Parent Property with any Indigenous group exists or, to the knowledge of the Parent, is threatened or imminent which, if adversely determined, would have, or would reasonably be expected to have, a Parent Material Adverse Effect. The Parent Properties that were ejidos or communal property, as applicable, were disincorporated from the ejido regime and passed to the private property regime through the Acts of Adoption of Full Ownership. The relevant Acts of Adoption of Full Ownership were duly notarized before a notary public and registered before the National Agrarian Registry (Registro Agrario Nacional) and the corresponding Public Registry of Property. (Registro Público de Propiedad). No Parent Property is a national, ejidal or communal land and does not adjoin ejidal or communal land and no Parent Property is encroaching on any private, ejidal or communal property in respect of which any third party, ejido or community may be the owner under any title of ownership or resolution of endowment and/or restitution of land whatsoever.

(u)
Community Relations. To the knowledge of the Parent, no authorized representative of any community in the vicinity (including any ejido) of any of the Parent Properties has communicated in writing to the Parent or any of its Subsidiaries: (i) a requirement that the consent of such community be obtained as a condition to continued operation of any such Parent Property, (ii) any violation related to agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Parent Properties, or (iii) a material increase in the compensation payments payable by the Parent or any of its Subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Parent Properties, other than such communications in the ordinary course.
(v)
No Expropriation. No property or asset of the Parent or its Subsidiaries (including any Parent Mineral Interests) has been taken or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Parent, is there any intent or proposal to give any such notice or to commence any such proceeding.

(w)	Taxes.
(i)
Each of the Parent and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.

(ii)
No Tax Return of the Parent or any of its Subsidiaries is under audit by any Governmental Entity, and no written or oral notice of such an audit has been received by the Parent. The Parent is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.

(iii)
Each of the Parent and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including instalments), and has provided accruals in accordance with GAAP in the most recently published consolidated financial statements of the Parent for any Taxes of the Parent and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.

(iv)
Except as disclosed in Schedule 4.1(w) of the Parent Disclosure Letter, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Parent or any of its Subsidiaries, and neither the Parent, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or any of their respective assets.

(v)
No claim has been made by any Governmental Entity in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax Returns that the Parent, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction.

(vi)	There are no Liens with respect to Taxes upon any of the assets of the Parent or any of its Subsidiaries (other than Parent Permitted Liens).
(vii)
Each of the Parent and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity as required by Law.

(viii)
There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Parent or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.

(ix)	Neither the Parent nor any of its Subsidiaries is a party to, or is bound by or has any obligation under any material Tax Sharing Agreement.
(x)
Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Arrangement from qualifying for the Intended U.S. Tax Treatment, and the Parent is not aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying for the Intended U.S. Tax Treatment.

(xi)
The Parent and each of its Subsidiaries retains all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position filing or claim made by them with respect to Taxes.

(xii)	The Parent and each of its Subsidiaries has not incurred any material liability for Taxes arising from transactions outside the ordinary course of business consistent with past practices.
(xiii)
The Parent and each of its Subsidiaries will not be required, as a result of (i) a change in accounting method for a Tax period ending on or before the closing of the Arrangement, (ii) any closing agreement or (iii) any amounts received prior to the closing of the Arrangement, to include any material amount of additional taxable income for any Tax period beginning on or after the closing of the Arrangement. The Parent and each of its Subsidiaries does not have an application pending with any Governmental Entity requesting permission for any change in accounting method that relates to its business.

(xiv)
Neither the Parent, each of its Subsidiaries or any third party provider who has issued CFDIs in favor of the Parent or any of its Subsidiaries are mentioned in the list provided under Article 69 B of the Código Fiscal de la Federación.

(x)
Insurance. All insurance maintained by the Parent or any of its Subsidiaries is in full force and effect and in good standing, and neither the Parent nor its Subsidiaries are in default, whether as to payment of premium or otherwise, and such insurance is reasonable and prudent in light of the size of the Parent and its Subsidiaries and the nature of its business and operations. The Parent and its Subsidiaries maintain the insurance policies required by applicable Laws and any Contract to which the Parent and its Subsidiaries are a party or by which they are otherwise bound, including all required insurance policies to operate in the ordinary course of business, as currently conducted.

(y)
Non-Arm’s Length Transactions. Other than (i) as disclosed in the Parent Public Documents and (ii) employment or compensation agreements entered into in the ordinary course, there are no current contracts, commitments, agreements, arrangements or other transactions (including relating to indebtedness by or to the Parent or its Subsidiaries) between the Parent or its Subsidiaries, on the one hand, and any (i) officer or director of the Parent or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Parent, beneficial owner of 10% or more of the voting securities of the Parent, or (iii) any affiliate or associate of any officer, director or beneficial owner, on the other hand.

(z)	Parent Benefit Plans.
(i)
Schedule 4.1(z)(i) of the Parent Disclosure Letter contains a true and complete list of all material Parent Benefit Plans. Current and complete copies of all the Parent Benefit Plans as amended as of the date hereof have been delivered or made available to the Company together with copies of all material documents relating to the Parent Benefit Plans.

(ii)	No Parent Benefit Plan:
(A)	is a “registered pension plan”, a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(B)	is a “multi-employer plan” as such term is defined in subsection 8500(i) of the Regulations of Tax Act or a Multiemployer Plan;
(C)
contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act, or is a “defined benefit plan” (as defined in Section 3(35) of ERISA) whether or not subject to ERISA, or any plan subject to Section 412 of the U.S. Tax Code or Section 302 of ERISA;

(D)	provides for health and welfare benefits which are not fully-insured;
(E)	provides for retiree or post-termination benefits to Parent Employees or former Parent Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or

(F)	provides benefits to independent contractors.
(iii)
Each Parent Benefit Plan is, and has been, established, registered (if required), amended, funded, operated, communicated, administered and invested, in all material respects, in compliance with its terms and all Laws; all employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Parent Benefit Plan, as of the date hereof, have been paid or remitted in a timely fashion in accordance with its terms and all Laws; and all obligations in respect of each Parent Benefit Plan have been properly accrued and reflected in the Parent’s financial statements.

(iv)
To the knowledge of the Parent, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Parent Benefit Plan, and to the knowledge of the Parent and its Subsidiaries there exists no state of facts which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).

(v)
There has been no amendment to, or announcement by the Parent or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Parent Benefit Plan and no Parent Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi)
Neither the execution of this Agreement by the Parent nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Parent Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Parent Benefit Plans.

(vii)	There is no entity other than the Parent or its Subsidiaries participating in any Parent Benefit Plan.
(viii)
All data necessary to administer each Parent Benefit Plan is in the possession of the Parent or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Parent Benefit Plan in accordance with its terms and, to the knowledge of the Parent, such data is complete and correct in all material respects.

(ix)
Neither the execution and delivery of this Agreement nor the consummation of the transactions provided herein (either alone or in conjunction with any other event (whether contingent or otherwise) entitle any current or former Parent Employee, including any officer (administrador, directivo or gerente) or director (consejero) of the Parent and/or its Subsidiaries to severance payment, unemployment compensation or any other similar termination payment by the Parent and/or its Subsidiaries.

(aa)	Environmental. Except for any matters that, individually or in the aggregate, would not have or would not reasonably be expected to have a Parent Material Adverse Effect:
(i)	since January 1, 2021, all facilities and operations of the Parent and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;
(ii)
the Parent and its Subsidiaries are in possession of, and in compliance with, all Environmental Permits that are required to own, lease and operate the Parent Mineral Interests and to conduct their respective business as they are now being conducted, which are legal, valid, binding and in full force and effect, all of which appear in the name of the Parent and/or its Subsidiaries;

(iii)	to the knowledge of the Parent, no Environmental Liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property,

interests and rights or relating to the operations and business of the Parent and its Subsidiaries and, to the knowledge of the Parent, there is no basis for any such Environmental Liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business;
(iv)
except as disclosed in Schedule 4.1(aa)(iv) of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries is subject to or has received notice of any proceeding, application, order or directive from any Governmental Entity which relates to environmental matters and which may require any material work, repairs, construction or expenditures, and to the knowledge of the Parent, there are no pending environmental claims;

(v)
to the knowledge of the Parent, there are no changes in the status, terms or conditions of any Environmental Permits held by the Parent or any or its Subsidiaries or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of the Parent or its Subsidiaries following the Effective Date; and

(vi)
the Parent and its Subsidiaries have made available to the Company true, correct and complete copies of all material audits, studies, plans, assessments, investigation reports (including Phase I and Phase II environmental site assessments) and regulatory correspondence with respect to environmental matters in their possession or control.

(bb)
Parent Material Contracts. Schedule 4.1(bb) of the Parent Disclosure Letter lists all of the Parent Material Contracts to which the Parent and its Subsidiaries are parties and which are in full force and effect and are enforceable in accordance with their terms with respect to each of the Parent and its Subsidiaries. The Parent and each of its Subsidiaries has complied in all material respects with all the terms of all Parent Material Contracts. Neither the Parent nor any of its Subsidiaries is in breach of, or default under, any Parent Material Contract to which it is a party or bound, nor does the Parent have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults would not, individually or in the aggregate, reasonably be expected to be, or result in, a Parent Material Adverse Effect. As of the date hereof, neither the Parent nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any Parent Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to be, or result in, a Parent Material Adverse Effect. The Parent has made available to the Company true and complete copies of all of the Parent Material Contracts. All the Parent Material Contracts are legal, valid, binding and in full force and effect and are enforceable by the Parent (or a Subsidiary of the Parent, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). Neither the Parent nor any of its Subsidiaries has received notice that any party to a Parent Material Contract intends to cancel, terminate, materially modify or not renew such Parent Material Contract.

(cc)
Whistleblower Reporting. Except as disclosed in Schedule 4.1(cc) of the Parent Disclosure Letter, no employee of the Parent or any of its Subsidiaries, nor any legal counsel representing the Parent or any of its Subsidiaries, has reported evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Parent or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Parent’s management, or audit committee (or other committee designated for such purpose) of the Parent Board.

(dd)
Restrictions on Business Activities. There is no agreement, judgement, injunction, order or decree binding upon the Parent or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Parent or any such Subsidiary or the conduct of business by the Parent or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement) other than such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(ee)
Brokers. Except for the fees to be paid to BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC pursuant to separate engagement letters with the Parent, none of the Parent, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. A true and complete copy of each engagement letter executed in connection with the Arrangement between the Parent and BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC, as applicable, has been made available to the Company.

(ff)	Corrupt Practices Legislation.
(i)
None of the Parent, its Subsidiaries and affiliates, nor, to the Parent’s knowledge, any of their Representatives or other Persons acting on behalf of the Parent or any of its Subsidiaries has directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Parent or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:

(A)
influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;

(B)
inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Parent or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or

(C)	to assist the Parent or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)
None of the Parent and its Subsidiaries, nor, to the knowledge of the Parent, any of their respective Representatives has, directly or indirectly, taken any action that is or would be otherwise inconsistent with or prohibited by or would cause the Parent or one of its Subsidiaries to be in violation of the requirements of theCorruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), as amended, or any law of similar effect prohibiting corruption, bribery and money laundering in any jurisdiction in which it conducts its business and to which it is subject (collectively, the “Parent Applicable Anti-Corruption Law”). Neither the Parent nor its Subsidiaries, nor, to the knowledge of the Parent, their respective Representatives, has violated any Parent Applicable Anti-Corruption Law and, to the knowledge of the Parent, no condition or circumstances exist that would form the basis of any such allegations.

(iii)
All contracts and arrangements between the Parent or one of its Subsidiaries and any other Person are in compliance with Parent Applicable Anti-Corruption Law. Since January 1, 2022, the Parent and its Subsidiaries have maintained policies and procedures applicable to it and their respective directors, officers, employees, agents and representatives in place in respect thereof as are appropriate to prevent and detect violations of Parent Applicable Anti-Corruption Laws.

(iv)
None of the Parent or its Subsidiaries nor any of its directors, officers, employees, agents or representatives has (A) conducted or initiated any review, audit or internal investigation that concluded that the Parent or one of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives has materially violated any Parent Applicable Anti-Corruption Law, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Parent Applicable Anti-Corruption Law, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Laws, or received any notice, request or citation from any person alleging material non-compliance with any such Laws.

(v)
The Parent and its Subsidiaries have maintained systems of internal controls intended to ensure compliance by the foregoing and their respective directors, officers, employees, and agents with Parent Applicable Anti-Corruption Law.

(gg)	Sanctions.
(i)
Neither the Parent, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Parent, any agents or persons acting on any of their behalf: (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(ii)
None of the Parent, any of its Subsidiaries or any director, officer, employee or to the knowledge of the Parent, agent of the Parent or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject/target of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including Russia, Crimea, Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria.

(iii)
The Parent, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries are in compliance with all applicable Sanctions. The Parent and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(iv)
The Parent represents and covenants that neither the Parent nor any of its Subsidiaries has knowingly engaged in, or is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in property that is owned, held or controlled by or on behalf of any Person or in any country or territory in violation of Sanctions.

(hh)	Modern Slavery.
(i)
The Parent and its Subsidiaries consistently act in compliance with the fundamental principles defined and protected by the Universal Declaration of Human Rights, by the fundamental principles of the International Labor Organization, and in particular with rules relating to the prohibition of forced labour, child labour and human trafficking in their operations and supply chains.

(ii)	The Parent and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(iii)	The Parent and its Subsidiaries have policies and procedures in place reasonably designed to ensure compliance with Modern Slavery Laws.
(ii)
Competition Act. The Parent and its affiliates (as that term is defined in the Competition Act) do not have assets in Canada with an aggregate value of more than C$325 million or annual gross revenues from sales in, from or into Canada, with an aggregate value of more than C$215 million, all as determined in accordance with the Competition Act.

(jj)	Investment Canada Act. The Parent and the Parent Canadian Sub are trade agreement investors and are not state-owned enterprises, in each case within the meaning of the Investment Canada Act.

(kk)
Antitakeover Statutes. The Parent Board has taken all actions necessary to reasonably ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement. Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL or other Law applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

(ll)
Bankruptcy. Neither the Parent nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Parent or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Parent or any of its Subsidiaries.

(mm)	Privacy and Security.
(i)
The Parent and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Parent and its Subsidiaries: (i) comply with applicable Privacy Laws; and (ii) will not collect, acquire, fail to secure, share, disclose, use or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which each of the Parent and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Parent and its Subsidiaries to the Persons to whom the Personal Information relates.

(ii)
With respect to all Personal Information collected by the Parent and its Subsidiaries, each of the Parent and its Subsidiaries at all times has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Parent and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Parent, there has been no unauthorized access to, disclosure of, or other misuse of any Personal Information in the custody or control of the Parent or its Subsidiaries.

(iii)
Neither the Parent nor its Subsidiaries have received any notice of any claims, investigations or alleged violations of applicable Privacy Laws including with respect to Personal Information collected or possessed by or otherwise subject to the control of the Parent and its Subsidiaries.

4.2	Survival of Representations and Warranties
The representations and warranties of the Parent and the Parent Canadian Sub contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5
COVENANTS
5.1	Covenants of the Company Regarding the Conduct of Business
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law or any Governmental Entity; (ii) with the prior written consent of the Parent (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Company Disclosure Letter; or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)
the Company shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain their respective facilities in, the ordinary course and to use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, properties (including the Company Mineral Interests) and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;

(b)	without limiting the generality of Section 5.1(a), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)
other than as required by the terms of any Company Equity Incentive Plan or written employment agreement, issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, or agree to issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, on any Company Shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Company Shares or other equity or voting interests or other securities or any shares of its Subsidiaries (including, for greater certainty, Company Incentive Awards), other than pursuant to the exercise or settlement of any Company Incentive Awards that are outstanding as of the date hereof in accordance with their terms;

(ii)	amend or propose to amend the articles, by-laws or other constating documents of the Company and its Subsidiaries or the terms of any securities of the Company or any of its Subsidiaries;
(iii)
declare, accrue, set aside or pay any dividend or make any other distribution to Company Shareholders (whether in cash, securities or property or any combination thereof) in respect of any Company Shares or the securities of any of its Subsidiaries;

(iv)	split, combine or reclassify any outstanding Company Shares or the securities of any of its Subsidiaries;
(v)
redeem, purchase or offer to purchase any Company Shares or other securities of the Company or any shares or other securities of its Subsidiaries, other than pursuant to the settlement of any Company Incentive Awards that are outstanding as of the date hereof in accordance with their terms and except in connection with a Pre-Acquisition Reorganization;

(vi)	except in connection with a Pre-Acquisition Reorganization, reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person;
(vii)
except in connection with a Pre-Acquisition Reorganization, reduce the stated capital of the shares of the Company or of any of its Subsidiaries or otherwise change the capital structure of the Company and its Subsidiaries;

(viii)
other than as disclosed in Schedule 5.1(b)(viii) of the Company Disclosure Letter, sell, pledge, lease, dispose of, mortgage, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, pledge, dispose of, mortgage, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer any assets of the Company or any of its Subsidiaries or any interest in any assets of the Company and its Subsidiaries having a value greater than $2 million in the aggregate, other than sales of inventory, equipment or obsolete assets in the ordinary course and Liens that are incurred in the ordinary course;
(ix)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, other than acquisitions of assets, equipment and supplies in the ordinary course that do not exceed 115% of the amounts budgeted for such acquisitions in the Company Budget and, for certainty, excluding capital expenditures permitted by the Company’s Liquidity Management Policy or Section 5.1(b)(xxii);

(x)
incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Company, except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Company Credit Agreement), or (B) letters of credit, reclamation bonds, financial assurances or other guarantees in respect of environmental or other obligations otherwise permitted to be incurred, or not prohibited, under this Agreement;

(xi)	adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Company or any of its Subsidiaries;
(xii)
pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (A) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company’s financial statements or incurred in the ordinary course, (B) for an aggregate amount of no greater than $2 million, or (C) payment of any fees related to the Arrangement;

(xiii)
waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, (A) any existing material contractual rights in respect of any Company Mineral Interests, or (B) any material Authorization, lease, concession, contract or other document;

(xiv)
take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted;

(xv)
other than as disclosed in Schedule 5.1(b)(xv) of the Company Disclosure Letter, in the ordinary course, in accordance with this Agreement or the Plan of Arrangement, or as is necessary to comply with applicable Laws or the current terms of any Contracts or Company Benefit Plans: (A) grant to any Company Employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Company Employees in the ordinary course); (B) make any loan to any Company Employee (other than expense reimbursements in the ordinary course); (C) take any action with respect to the grant of any severance, retention, change of control or bonus to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with any Company Employee; (D) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Company Benefit Plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Company Employees or former directors or former Company Employees; (E) increase bonus levels or other benefits payable to any director or executive officer; (F) provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including stock options); (G) establish, adopt or amend (except as required by applicable Law) any collective bargaining agreement or similar agreement; or (H) hire or engage, or amend the terms of employment or engagement of, any Company Employee or independent contractor with total annual salaries exceeding $200,000 (other than to replace any existing Company Employee or independent contractor performing a similar function on substantially similar annual salaries);
(xvi)
enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course or pursuant to the Company’s Liquidity Management Policy;

(xvii)	materially change the business carried on by the Company and its Subsidiaries, as a whole;
(xviii)	amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
(xix)
enter into any Contract or series of Contracts, other than in the ordinary course, resulting in a new Contract or series of related new Contracts having a term in excess of twelve (12) months and that would not be terminable by the Company or its Subsidiaries upon notice of ninety (90) days or less from the date of the relevant Contract, or that would impose financial obligations on the Company or any of its Subsidiaries in excess of $3 million in the aggregate over the term of the Contract;

(xx)
(A) except in the ordinary course, alter, amend, or otherwise modify or supplement, or waive any material provision or condition of, any Company Material Contract or (B) enter into any Company Standstill Agreement;

(xxi)
enter into or renew any agreement, contract, lease, licence or other binding obligation of the Company or its Subsidiaries (A) containing (1) any limitation or restriction on the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Parent or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Parent or its Subsidiaries, is or would be conducted, or (3) any limit or restriction on the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Parent or its Subsidiaries, to solicit customers or employees or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement;

(xxii)
incur any capital expenditures or enter into any agreement obligating the Company or its Subsidiaries to provide for future capital expenditures involving payments in excess of the lesser of $5 million or 115% of the amounts budgeted for such capital expenditures in the Company Budget in the aggregate; or

(xxiii)	commence, as plaintiff, any legal proceeding before a Governmental Entity;
(c)
other than as disclosed in Schedule 5.1(c) of the Company Disclosure Letter, terminate, let lapse or amend or modify any insurance policy maintained by the Company and its Subsidiaries; and except as contemplated by Section 5.15, the Company shall use its commercially reasonable efforts to cause its and its Subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided that, subject to Section 5.15, neither the Company nor any of its Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;

(d)
the Company shall and shall cause each of its Subsidiaries to maintain and preserve all of its and its Subsidiaries rights under each of its Mineral Rights and Company Properties under each of its and its Subsidiaries’ Authorizations;

(e)	the Company and each of its Subsidiaries shall:
(i)	duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all respects;
(ii)	timely withhold, collect, remit and pay all Taxes which are required to be withheld, collected, remitted or paid by it to the extent due and payable;
(iii)	not make, change or rescind any election, information, return or designation relating to Taxes, except as may be required by applicable Laws;
(iv)
not make a request for a Tax ruling, voluntarily disclose any potential or actual Tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)
not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes affecting the Company or any of its Subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the audited consolidated financial statements of the Company for the year ended December 31, 2023);

(vi)	not enter into any Tax Sharing Agreement;
(vii)	terminate all Tax Sharing Agreements without further liability to Parent, the Company, or its Subsidiaries following the Effective Time;
(viii)
not amend any Tax Return or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2023, except as may be required by applicable Laws; and

(ix)	keep the Parent reasonably informed of any material events, discussions, correspondence or other action with respect to any Tax audit, investigation or assessment; and
(f)	the Company shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.1.
5.2	Covenants of the Company Relating to the Arrangement
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall, and shall cause its Subsidiaries to perform all obligations required to be performed by the Company or any of its Subsidiaries under this Agreement, co-operate with the Parent in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Company shall, and shall cause its Subsidiaries to:
(a)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(b)	use its commercially reasonable efforts to obtain all third party consents, approvals and notices required under any of the Company Material Contracts (other than the Company Credit Agreement);
(c)
use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Company challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(d)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(e)
use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws;

(f)
cooperate with, and provide commercially reasonable assistance to, Parent and Parent Canadian Sub in the preparation and filing, on the Effective Date, of an election pursuant to subparagraph (c)(i) of the definition of “public corporation” contained in subsection 89(1) of the Tax Act such that the Company ceases to be a “public corporation” for the purposes of the Tax Act;

(g)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement;

(h)	promptly (and, in any event, within twenty-four (24) hours) notify the Parent of:
(i)
any Company Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii)
any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or

(iii)
any material proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries in connection with this Agreement or the Arrangement. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against the Company or its directors or officers relating to the Arrangement, and no such settlement (to the extent a material monetary amount is involved) shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3	Covenants of the Company Regarding the TSX Delisting
Prior to the Effective Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the TSX to cause the delisting of the Company Shares from the TSX as promptly as practicable after the Effective Time.
5.4	Covenants of the Parent Regarding the Conduct of Business
The Parent covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law or any Governmental Entity; (ii) with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Parent Disclosure Letter; or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)
the Parent shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain their respective facilities in, the ordinary course and to use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, properties (including the Parent Mineral Interests) and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;

(b)	without limiting the generality of Section 5.4(a), the Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)
issue, sell, grant, award, pledge or dispose of or agree to issue, sell, grant, award, pledge or dispose of, any Parent Shares, or other equity or voting interests (including, for greater certainty, Parent Incentive Awards) or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Parent Shares, other than (A) in the ordinary course, (B) as contemplated in Section 5.4(b)(viii) and/or (C) other than pursuant to the exercise or settlement of any Parent Incentive Awards that are outstanding as of the date hereof in accordance with their terms or as required by the terms of any Parent Incentive Plan;

(ii)	amend or propose to amend the articles, by-laws or other constating documents of the Parent or the terms of any securities of the Parent, other than the Parent Charter Amendment;
(iii)
split, consolidate or reclassify any Parent Shares or undertake any other capital reorganization, or declare, set aside or pay any dividend or other distribution to the Parent Stockholders (whether in cash, securities or property or any combination thereof) in respect of any Parent Shares;

(iv)	redeem, purchase or offer to purchase any Parent Shares;
(v)	reorganize, amalgamate or merge the Parent or any of the Parent Material Subsidiaries with any other Person (other than an affiliate of the Parent);
(vi)	reduce the stated capital of the Parent Shares or any of its Subsidiaries or otherwise change the capital structure of the Parent and its Subsidiaries (other than an affiliate of the Parent);
(vii)
sell, pledge, lease, dispose of, mortgage, licence, permit a Lien to be created on or agree to sell, pledge, dispose of, mortgage, licence, permit a Lien to be created on or otherwise transfer any assets of the Parent or any of the Parent Material Subsidiaries that could reasonably be expected to prevent or delay the consummation the transactions contemplated hereby;

(viii)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, provided that the Parent may complete one or more acquisitions and/or investments so long as the fair market value of all such acquisitions and/or investments, as at the closing of such acquisitions and/or investments, when aggregated together, do not exceed $50 million;

(ix)
incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Parent, except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Parent Credit Agreement), or (B) letters of credit, reclamation bonds, financial assurances or other guarantees in respect of environmental or other obligations otherwise permitted to be incurred, or not prohibited, under this Agreement;

(x)	adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Parent or any of the Parent Material Subsidiaries;
(xi)	materially change the business carried on by the Company and its Subsidiaries, as a whole;
(xii)
pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due other than (A) in the ordinary course; (B) for an aggregate amount of no greater than $15 million; or (C) payment of any fees related to the Arrangement;

(xiii)
waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, (A) any existing material contractual rights in respect of any Parent Mineral Interests, or (B) any material Authorization;

(xiv)
commence, as plaintiff, any legal proceeding before a Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby or adversely affect the market price or value of the Parent Shares;

(xv)
take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted; or

(xvi)	amend its accounting policies or adopt new accounting policies except as required by concurrent changes in GAAP;
(c)
the Parent shall and shall cause each of its Subsidiaries to maintain and preserve all of its and its Subsidiaries rights under each of its Mineral Rights and Parent Properties under each of its and its Subsidiaries’ Authorizations, including but not limited to obtaining the required extensions and renewals of the Parent’s and its Subsidiaries’ Authorizations; and

(d)	the Parent shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.4.
5.5	Covenants Relating to the Consideration Shares
The Parent shall apply for and use commercially reasonable efforts to obtain approval of the listing for trading on the NYSE by the Effective Time of the Parent Shares issuable pursuant to the Arrangement, subject to official notice of issuance. The Company shall use commercially reasonable efforts to cooperate with the Parent in connection with the foregoing, including by providing information reasonably requested by the Parent in connection therewith.
5.6	Covenants of the Parent Regarding Blue-Sky Laws
The Parent shall use its commercially reasonable efforts to ensure that the Consideration Shares and the Parent Replacement Options shall, at the Effective Time, either be registered or qualified under all applicable U.S. state securities laws, or exempt from such registration and qualification requirements.
5.7	Covenants of the Parent Relating to the Arrangement
The Parent covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall and shall cause its Subsidiaries to perform all obligations required to be performed by the Parent or any of its Subsidiaries under this Agreement, co-operate with the Company in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Parent shall, and shall cause its Subsidiaries to:
(a)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(b)
use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Parent challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(c)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(d)
use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws;

(e)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(f)	promptly (and, in any event, within twenty-four (24) hours) notify the Company of:
(i)
any Parent Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(ii)
any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or

(iii)
any material proceedings commenced or, to the knowledge of the Parent, threatened against, relating to or involving or otherwise affecting the Parent or any of its Subsidiaries in connection with this Agreement or the Arrangement.

5.8	Indebtedness
During the period from the entry into this Agreement to the Effective Time, the Parties shall cooperate in good faith to mutually determine and use commercially reasonable efforts to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the Arrangement, regarding each Party’s and its Subsidiaries’ credit agreements, indentures or other documents governing or relating to the indebtedness of the Parties and their Subsidiaries, including arrangements by way of amendments, consents, offers to exchange, offers to purchase, redemption, payoff, new financing or otherwise, with respect to refinancing or retaining a Party’s or its Subsidiaries’ credit agreements or senior notes, including any security documents executed by the Company and its Subsidiaries in connection with such credit agreements and/or senior notes, or other documents governing or relating to the indebtedness of the Parties and their Subsidiaries, provided that the Company is not required to implement any such arrangements in respect of any indebtedness of the Company prior to the Effective Time. The Parent shall reimburse the Company for all reasonable out-of-pocket costs or expenses incurred by the Company and its Subsidiaries in connection with cooperation provided for in this Section 5.8 to the extent the information requested was not otherwise prepared or available in the ordinary course of business. The Parent acknowledges and agrees that the consummation of the transactions contemplated by this Agreement is not conditioned upon the consummation of, or the receipt by the Parent of the proceeds of, any such arrangements.
5.9	Regulatory Approvals
The Parent and the Company, as applicable to that Party, covenant and agree with respect to obtaining the Regulatory Approvals required for the completion of the transactions contemplated by this Agreement that, subject to the term and conditions of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:
(a)
In respect of the COFECE Approval, within thirty (30) business days of this Agreement or such other date as the Parties may reasonably agree, the Parent and the Company shall each submit a notification to COFECE to obtain the COFECE Approval.

(b)
The Parent and the Company shall (and shall cause their respective Subsidiaries, as applicable), to file, as promptly as practicable but in any event within thirty (30) business days after the date of this Agreement or such other date as the Parent and the Company may reasonably agree, any other filings or notifications under any other applicable federal, provincial, state or foreign Law required to obtain any other Regulatory Approvals.

(c)
The Parent and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to obtain the Regulatory Approvals as promptly as practicable after the date of this Agreement and, in any event, in order to allow the Effective Time to occur before the Outside Date; provided, however, nothing in this Agreement shall require either Party or their respective Subsidiaries to propose, negotiate, effect or agree to, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or other disposition of any assets or businesses of the Parent or the Company or their respective Subsidiaries or otherwise take any action that prohibits or limits either Parties’ or their respective Subsidiaries’ freedom of action with respect to, or either Parties’ or their respective Subsidiaries’ ability to own, retain, control, operate or exercise full rights of ownership with respect to any of the businesses or assets of the Parent, the Company or any of their respective Subsidiaries.
(d)	All filing fees (including any Taxes thereon) in respect of any filing made to any Governmental Entity in respect of any Regulatory Approvals shall be paid by the Parent.
(e)
With respect to obtaining the Regulatory Approvals, each of the Parent and the Company shall (and shall cause their respective Subsidiaries) to cooperate and coordinate with one another and shall provide such assistance as the other Party may reasonably request in connection with obtaining the Regulatory Approvals. In particular:

(i)
neither the Parent nor the Company (nor their respective Subsidiaries) shall extend or consent to any extension of any applicable waiting or review period or enter into any agreement with a Governmental Entity to not consummate the transactions contemplated by this Agreement, except upon the prior written consent of the other Party;

(ii)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) exchange drafts of all submissions, substantive correspondence, filings, presentations, applications, plans, consent agreements and other material documents made or submitted to or filed with any Governmental Entity in respect of the transactions contemplated by this Agreement, will consider in good faith any suggestions made by the other Party and its counsel and will provide the other Party and its counsel with final copies of all such material submissions, correspondence, filings, presentations, applications, plans, consent agreements and other material documents, and all pre-existing business records or other documents, submitted to or filed with any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, however, that, subject to Section 5.9(f), information indicated by a Party to be competitively sensitive shall be provided to the other Party only on an external counsel only basis;

(iii)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) cooperate on a timely basis in the preparation of any response by the other Party to any request for additional information received by such other Party from a Governmental Entity in connection with obtaining the Regulatory Approvals, and shall promptly provide or submit all documentation and information that is required by Law or a Governmental Entity, requested by any Governmental Entity, or necessary or advisable in the opinion of the Parent and the Company, acting reasonably, in connection with obtaining the Regulatory Approvals;

(iv)
the Parent and the Company will (and shall cause their respective Subsidiaries to) keep the other Party and its respective counsel fully apprised of all written (including email) and oral communications and all meetings with any Governmental Entity and their staff in relation to the Regulatory Approvals, and will not participate in such communications or meetings without giving the other Party and its counsel the opportunity to participate therein; provided, however, that, subject to Section 5.9(f), where competitively sensitive information may be discussed or communicated, the external legal counsel of the other Party shall be provided with any such communications or information on an external counsel only basis and shall have the right to participate in any such meetings on an external counsel only basis; and

(v)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) make available its Representatives, on the reasonable request of the other Party and its counsel, to assist in obtaining the Regulatory Approvals, including by (i) providing strategic input, including on any materials prepared for obtaining Regulatory Approvals, and (ii) responding promptly to requests for support, documents, information, comments or input where reasonably requested by the other Party in connection with the Regulatory Approvals.

(f)
With respect to Sections 5.9(e)(ii) and 5.9(e)(iv) above, where a Party (in this Section 5.9 only, the “Disclosing Party”) provides any submissions, communications, information, correspondence, filings, presentations, applications, plans, consent agreements or other documents to the Party (the “Receiving Party”) on an external counsel only basis, the Disclosing Party shall also provide the Receiving Party with a redacted version of any such submissions, communications, information, correspondence, filings, presentations, applications, plans, consent agreements or other documents.

(g)
The Parent and the Company shall not (and shall cause their respective Subsidiaries not to) enter into any transaction, investment, agreement, arrangement or joint venture or take any other action, the effect of which would reasonably be expected to make obtaining the Regulatory Approvals materially more difficult or challenging, or reasonably be expected to materially delay the obtaining of the Regulatory Approvals.

(h)
The Parent and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to defend any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) or pending by or before any Governmental Entity under any Law and to have any such action or proceeding withdrawn or discontinued and any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned.

5.10	Resignations
Subject to Section 2.17, the Company shall use commercially reasonable efforts to obtain and deliver to the Parent at the Effective Time (a) the resignations and mutual releases, effective as of the Effective Time, of all of the directors of the Company and its Subsidiaries requested by the Parent, in each case, substantially in the form and content of Schedule D hereto, and (b) separation agreements, effective as of the Effective Time, with each member of senior management who will be terminated by the Company as of the Effective Time as requested by the Parent on terms and conditions acceptable to the Company, the Parent and the applicable member of management, each acting reasonably, provided that each such separation agreement shall (i) be conditional upon consummation of the Arrangement; (ii) be effective as at the Effective Time; (iii) provide for the severance payments payable to such member of management pursuant to such member of management’s employment or consulting arrangements with the Company and applicable Law; and (iv) contain a mutual release substantially with the content of the mutual release contained in Schedule D hereto.
5.11	Employee Matters
(a)
The Parties acknowledge that the Arrangement will result in a “change in control” (or a term of similar import) for purposes of the Company Equity Incentive Plans and any employment agreements of the Company Employees. From and after the Effective Time, the Parent covenants and agrees to cause the Company and any successor to the Company, to honour and fully comply in all material respects with the terms of all existing employment, consulting, indemnification, change in control, severance, termination or other compensation arrangements and employment and severance obligations of the Company and any of its Subsidiaries that were entered into prior to the date of this Agreement in the ordinary course (or, if not in the ordinary course, have been disclosed to the Parent in Schedule 3.1(s) of the Company Disclosure Letter). Subject to Section 2.17, nothing in this Agreement shall confer upon any person any right to continue in the employ or service of the Parent, the Company or any of their respective Subsidiaries, or affect in any way the right of the Parent, the Company or any of their respective Subsidiaries to terminate his, her or its employment or service, as applicable, at any time. For the avoidance of doubt, the Parties acknowledge and agree that the Arrangement will not result in a “change in control” (or a term of similar import) for purposes of the Parent Incentive Plans, Parent Benefit Plans and employment, severance or other compensation arrangements or agreements of the Parent Employees.

(b)
For the period beginning on the Effective Time and ending on first anniversary of the Effective Time or the date of termination, if earlier, Parent shall provide, or shall cause the Company or any successor to the Company to provide, to each Company employee who remains employed after the Effective Time (the “Continuing Employees”), (i) base salary or wages, (ii) target annual cash-based incentive opportunities, (iii) retirement and welfare benefits and (iv) severance benefits (excluding retention, change of control or transaction compensation and long-term, equity or equity-based incentive opportunities (the “Excluded Benefits”)), in each case, that are, in the aggregate, no less favourable than the practices, plans or policies in effect and provided to such employees immediately prior to the Effective Time.
(c)
The Parent shall use commercially reasonable efforts to cause to be given to Continuing Employees, credit for purposes of eligibility to participate, vesting and, with respect to severance and vacation benefits only, determining level of benefits, under the Parent Benefit Plans which are made available to the Continuing Employees on or after the Effective Time, for such employees’ service prior to the Effective Time with the Company or any of its Subsidiaries, to the same extent recognized by the Company and its Subsidiaries under the comparable Company Benefit Plan prior to the Effective Time. Such crediting of service shall not apply for any purposes under any Excluded Benefit and shall not operate to duplicate any benefit or the funding of any such benefit.

(d)
With respect to any Parent Benefit Plans providing medical, dental, pharmaceutical, vision and other welfare benefits for the benefit of Continuing Employees after the Effective Time, the Parent and any of its applicable Subsidiaries shall (i) use commercially reasonable efforts to cause insurance carriers to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Continuing Employees (and their covered dependents) but, unless otherwise required by applicable Law, only to the same extent waived under the comparable Company Benefit Plan prior to the Effective Time, and (ii) use commercially reasonable efforts to cause insurance carriers to give effect under the applicable Parent Benefit Plan, in determining any deductible and maximum out-of-pocket limitations, amounts paid by such Continuing Employees (and their covered dependents) with respect to similar plans maintained by the Company or its Subsidiaries, only to the same extent recognized by the Company or its Subsidiaries under the comparable Company Benefit Plan prior to the Effective Time. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

(e)
Nothing in this Agreement, express or implied, shall (i) guarantee employment or service of any Person for any period of time for, or continued receipt of any specific employee benefit, or preclude the ability of Parent, the Company or any of their respective Subsidiaries, to terminate any Continuing Employee or the employment or service of any Person; (ii) amend or terminate any Company Benefit Plan or other employee benefit plan, program, agreement or arrangement; or (iii) create any third party beneficiary rights in any individual (including Continuing Employees or other service provider of the Parent or the Company or any of their respective Subsidiaries or beneficiaries or dependents thereof) or any other Person (other than the Parties).

5.12	Pre-Acquisition Reorganization
(a)
The Company agrees that, upon request by the Parent, the Company shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (a) effect such reorganizations of the Company’s or its Subsidiaries’ business, operations and assets or such other transactions as the Parent may request, acting reasonably (each a “Pre-Acquisition Reorganization”), (b) co-operate with the Parent and its advisors in order to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they might most effectively be undertaken; and (c) reasonably cooperate with the Parent and its advisors to seek to obtain any consents, approvals, waivers or authorizations reasonably required in connection with the Pre-Acquisition Reorganization; provided, however, that the Pre-Acquisition Reorganizations (i) are not prejudicial to the Company or its securityholders and do not result in Taxes being imposed on, or any adverse Tax or other consequences to, Company Shareholders or holders of Company Incentive Awards incrementally greater than the Taxes or other consequences to such Party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization; (ii) do not require the Company to obtain the approval of the Company Shareholders or any consent of any third party (including any Regulatory Approval); (iii) do not impede, delay or prevent the satisfaction of any other conditions set forth in Article 6; (iv) do not impair, impede or delay the consummation of the Arrangement, and would not reasonably be expected to prevent any Person from making a Company Superior Proposal; (v) do not unreasonably interfere with the Company’s operations prior to the Effective Time; (vi) do not result in any breach by the Company or any of its Subsidiaries of any Contract or Authorization or any breach by the Company of the Company’s constating documents or by any of its Subsidiaries of their respective organization documents or Law; (vii) are to be completed as close as reasonably practicable prior to the Effective Time, and can be unwound in the event the Arrangement is not consummated without adversely affecting the Company or any of its Subsidiaries in any manner; (viii) are not required to be completed unless and until the Parent has irrevocably confirmed in writing that all of the conditions in favour of the Parent in Section 6.2 have been either satisfied or waived and that the Parent is prepared to promptly and without condition proceed with the completion of the Arrangement; and (ix) do not require any director, Company Employee or agent of the Company to take any action in any capacity other than as a director, Company Employee or agent of the Company.
(b)
The Parent shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least fifteen (15) business days prior to the anticipated Effective Time. Upon receipt of such notice, the Parent and the Company shall work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are necessary (including all corporate documentation required to implement the Pre-Acquisition Reorganization) to give effect to such Pre-Acquisition Reorganization.

(c)
The Parent agrees that any action (and the result of any action) taken by or on behalf of the Company or its Subsidiaries in furtherance of or respect of a Pre-Acquisition Reorganization shall be deemed not to result in any breach of any representation, warranty, covenant or closing condition herein (including where any such Pre-Acquisition Reorganization requires the consent of any third party).

(d)	If the Arrangement is not completed, the Parent shall:
(i)
reimburse the Company and its Subsidiaries for all Taxes, costs and expenses, including reasonable legal fees and disbursements incurred by the Company or its Subsidiaries in respect of a Pre-Acquisition Reorganization, and including all amounts relating to the considering, effecting, voiding, reversing or unwinding of a Pre-Acquisition Reorganization; and

(ii)
indemnify and save harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, advisors and Representatives from and against any and all liabilities, losses, damages, Taxes, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in respect of or as a result of a Pre-Acquisition Reorganization, or to reverse, terminate, modify or unwind any Pre-Acquisition Reorganization.

5.13	Filings
The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable taxing authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by such Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
5.14	Access to Information; Confidentiality
(a)
From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford to the Parent and to its Representatives such access as the Parent may reasonably require at all reasonable times, to the Company’s officers, employees, agents, properties, books, records and Contracts (including Tax Returns and Tax work papers), and shall furnish the Parent with all data and information as the Parent may reasonably request, provided that the Company shall not be required to afford such access or furnish such information to the extent that the Company believes, in its reasonable good faith judgment, that doing so would (i) result in the loss of attorney-client, work product or other privilege, (ii) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any such effective Contract to which the Company or any Subsidiary of the Company is a party, or (iii) breach, contravene or violate any applicable Law. Without limiting the foregoing, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford the Parent and its Representatives such access to the Company Employees, the Company Property, the assets of the Company and its Subsidiaries and the data, information and records (including data, information and records relating to Company Employees and such monthly reports with respect to the operations of the Company and its Subsidiaries as the Parent may reasonably request) as is reasonably necessary in order for the Parent to observe the Company’s operations, to facilitate the closing of the Arrangement and the transition of the business of the Company and its Subsidiaries to the Parent, including the right to have Representatives of the Parent on-site at the Company’s mines and processing facilities on the Company Property from time to time at the Parent’s request; and instruct the Representatives of the Company and its Subsidiaries to cooperate with the Parent and its Representatives in its exercise of such rights; provided that any such access shall be during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and in such a manner as not to interfere with the conduct of the Company’s business or any other businesses of the Company; provided further that in no event shall Parent or any of its Representatives be permitted to conduct any invasive or subsurface environmental testing, sampling or investigation of any environmental media or building materials, including the mines or processing facilities on the Company Property. All such access shall be at the sole risk of the Parent and its Representatives, and the Parent shall comply with and cause its Representatives to comply with all of the Company’s policies with regard to health and safety while visiting any mines or processing facilities on the Company Property.
(b)	The Parent and the Company acknowledge and agree that information furnished pursuant to this Section 5.14 shall be subject to the terms and conditions of the Confidentiality Agreement.
5.15	Insurance and Indemnification
(a)
Prior to the Effective Date, the Company shall purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and the Parent will, or will cause the Company and its Subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date; provided that (i) the Parent shall not be required to pay any amounts in respect of such coverage prior to the Effective Time, and (ii) the cost of such policy shall not exceed 400% of the Company’s current annual aggregate premium for policies currently maintained by the Company or its Subsidiaries.

(b)
The Parent agrees that it shall honour all rights to indemnification or exculpation now existing in favour of present and former officers and directors of the Company and its Subsidiaries, and acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect for a period of not less than six (6) years from the Effective Date.

(c)
If the Company or the Parent or any of their respective successors or assigns shall (i) amalgamate, consolidate with or merge or wind-up into any other person and shall not be the continuing or surviving corporation or entity; or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns and transferees of the Company or the Parent, as the case may be, shall assume all of the obligations of the Company or the Parent, as applicable, set forth in this Section 5.15.

(d)
The provisions of this Section 5.15 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, the Company hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 5.15 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

5.16	Parent Charter Amendment
Prior to the Effective Time, and subject to obtaining the Parent Stockholder Approvals, Parent shall file with the Secretary of State of the State of Delaware the Parent Charter Amendment.

ARTICLE 6
CONDITIONS
6.1	Mutual Conditions Precedent
The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of the Parties:
(a)	the Arrangement Resolution shall have been approved and adopted by the Company Securityholders at the Company Meeting in accordance with the Interim Order;
(b)
the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either the Company or the Parent, each acting reasonably, on appeal or otherwise;

(c)
the Parent Stockholder Approvals shall have been obtained in accordance with the rules of the NYSE (with respect to the Parent Stock Issuance) and the DGCL (with respect to the Parent Charter Amendment) at the Parent Meeting;

(d)	the Parent Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware and be in full force and effect;
(e)
no Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Parent from consummating the Arrangement (including, for the avoidance of doubt, any Law prohibiting the issuance of the Consideration Shares or the Parent Replacement Options without an exemption from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10));

(f)
the distribution of the Consideration Shares and the Parent Replacement Options shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under applicable Canadian Securities Laws;

(g)	the Consideration Shares to be issued pursuant to the Arrangement shall have been approved for listing on the NYSE (subject only to official notice of issuance);
(h)	the COFECE Approval shall have been obtained and shall not have been modified or rescinded; and
(i)	this Agreement shall not have been terminated in accordance with its terms.
6.2	Additional Conditions Precedent to the Obligations of the Parent
The obligation of the Parent to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Parent and may be waived by the Parent, in whole or in part, at any time):
(a)
all covenants of the Company under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Company in all material respects and the Parent shall have received a certificate of the Company addressed to the Parent and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date;

(b)
(i) the representations and warranties of the Company set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Sections 3.1(a) [Organization and

Qualification], 3.1(b) [Authority Relative to this Agreement], 3.1(c)(i)(A)(1) [No Conflict] and 3.1(t)(v) [Absence of Certain Changes or Events – No Company Material Adverse Effect] shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of the Company set forth in Sections 3.1(d) [Subsidiaries], 3.1(g) [Capitalization and Listing] and 3.1(jj) [Brokers] shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and the Parent shall have received a certificate of the Company addressed to the Parent and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same;
(c)	between the date hereof and the Effective Time, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Effective Time; and
(d)	Dissent Rights shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding Company Shares.
6.3	Additional Conditions Precedent to the Obligations of the Company
The obligation of the Company to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Company and may be waived by the Company, in whole or in part, at any time):
(a)
all covenants of the Parent under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Parent in all material respects and the Company shall have received a certificate of the Parent, addressed to the Company and dated the Effective Date, signed on behalf of the Parent by a senior executive officer (on the Parent’s behalf and without personal liability), confirming the same as of the Effective Date;

(b)
(i) the representations and warranties of the Parent set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Parent Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Parent Material Adverse Effect; (ii) the representations and warranties of the Parent set forth in Sections 4.1(a) [Organization and Qualification], 4.1(b) [Authority Relative to this Agreement], 4.1(c)(i)(A)(1) [No Conflict], and 4.1(r)(v) [Absence of Certain Changes or Events – No Parent Material Adverse Effect] shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of the Parent set forth in Sections 4.1(d) [Subsidiaries], 4.1(g) [Capitalization and Listing] and 4.1(ee) [Brokers] shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and the Company shall have received a certificate of the Parent addressed to the Company and dated the Effective Date, signed on behalf of the Parent by a senior executive officer of the Parent (on the Parent’s behalf and without personal liability), confirming the same;

(c)
the Parent shall have deposited, or caused to be deposited, with the Depositary sufficient Parent Shares to satisfy its obligations under Section 2.12, and the Depositary shall have confirmed to the Company its receipt of such Parent Shares;

(d)	between the date hereof and the Effective Time, there shall not have occurred a Parent Material Adverse Effect that is continuing as of the Effective Time; and

(e)	the Company Director Nominees (to the extent they consented to their appointment) shall have been appointed to the Parent Board effective as of the Effective Time.
6.4	Satisfaction of Conditions
The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied at the Effective Time. For greater certainty, and notwithstanding the terms of any escrow arrangement entered into between the Parent and the Depositary, all Parent Shares held in escrow by the Depositary pursuant to Section 2.12 shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person.
ARTICLE 7
ADDITIONAL AGREEMENTS OF THE COMPANY REGARDING
ACQUISITION PROPOSALS
7.1	Non-Solicitation by the Company
(a)
Except as expressly provided in this Article 7, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize any of their respective Representatives to:

(i)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)
engage or participate in any discussions or negotiations with any Person (other than the Parent or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any proposal in order to determine if it may reasonably be expected to result in a Company Superior Proposal, and (C) advise any Person making an Acquisition Proposal that the Company Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Company Superior Proposal; or

(iii)
(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (C) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after Parent’s written request that the Company or the Company Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) business day period (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) days prior to the then-scheduled Company Meeting, fail to take the actions referred to in this clause (iii), with references to the applicable ten (10) business day period being replaced with three (3) business days), (D) fail to include the Company Board Recommendation in the Company Circular, (E) approve or authorize, or cause or permit the Company or any Company subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 7.3(d)) of (F) commit or agree to do any of the foregoing (any act described in clauses (A), (B), (C), (D) or (E) or (F) (to the extent related to the foregoing clauses (A), (B), (C), (D) or (E)) a “Company Change in Recommendation”).

(b)
The Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Parent or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal and, in connection therewith, the Company will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Company and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). The Company shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 7.1(b), or terminate, modify, amend or waive the terms thereof).

(c)
For the avoidance of doubt, any violation of the restrictions set forth in this Section 7.1 by the Company Board (including any committee thereof), by any of the Company’s officers, by any of the Company’s other affiliates or by any of their respective Representatives shall be a breach of this Section 7.1 by the Company.

7.2	Notification of Acquisition Proposals
If the Company or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal or (y) any request for non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal, then the Company shall promptly notify the Parent orally and then as soon as reasonably practicable thereafter (and, in any event, within twenty-four (24) hours) in writing of such Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Company shall keep the Parent promptly (and in any event within 24 hours) informed of the status, including any change to the material terms, of any such Acquisition Proposal, inquiry, proposal, offer or request. The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to the Parent in accordance with, or otherwise complying with, this Article 7.
7.3	Responding to Acquisition Proposals
Notwithstanding Section 7.1, if, prior to the approval of the Arrangement Resolution by the Company Securityholders, the Company receives a bona fide written Acquisition Proposal, the Company may (x) engage in or participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal, and (y) provide such Person or group of Persons non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary, if and only if:
(a)
the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Company Superior Proposal and has provided the Parent with written notice of such determination;

(b)
the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties under applicable Law;

(c)	such Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect; and
(d)
prior to providing any such copies, access or disclosures, (i) the Company enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Company provides the Parent with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Parent.

7.4	Superior Proposals and Right to Match
(a)
Notwithstanding any other provision of this Agreement, if, prior to the approval of the Arrangement Resolution by the Company Securityholders, the Company receives a written Acquisition Proposal that the Company Board (after consultation from the Company’s legal and financial advisors) determines in good faith constitutes a Company Superior Proposal, the Company Board may make a Company Change in Recommendation and/or enter into a definitive agreement (a “Company Proposed Agreement”) with respect to such Company Superior Proposal if and only if:

(i)	such Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;
(ii)
prior to making a Company Change in Recommendation and/or entering into a Company Proposed Agreement, the Company has provided the Parent with a notice in writing (a “Superior Proposal Notice”), which notice shall contain (A) a statement as to the intention of the Company Board to determine such Acquisition Proposal constitutes a Company Superior Proposal, (B) the value in financial terms that the Company Board has determined should be ascribed to any non-cash consideration offered under such Company Superior Proposal, (C) a copy of any Company Proposed Agreement relating to such Company Superior Proposal, and (D) copies of any material financing documents provided to the Company in connection therewith (with customary redactions);

(iii)	at least five business days (the “Matching Period”) shall have elapsed from the date that the Parent received the Superior Proposal Notice from the Company;
(iv)	during the Matching Period, the Parent shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with Section 7.4(b);
(v)
after the Matching Period, the Company Board (after consultation with the Company’s legal and financial advisors) has determined in good faith that such Acquisition Proposal continues to constitute a Company Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Parent; and

(vi)
prior to or concurrently with entering into such Company Proposed Agreement, the Company shall have terminated this Agreement pursuant to Section 9.2(a)(iv)(C) and shall have paid to the Parent the Company Termination Payment pursuant to Section 9.4(c)(ii).

(b)
The Company acknowledges and agrees that, during the Matching Period, (i) the Parent shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Company shall negotiate in good faith with the Parent to enable the Parent to make such amendments to the terms of the Arrangement as would enable the Parent to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Company Board shall review any proposal by the Parent to amend the terms of the Arrangement in order to determine in good faith whether such proposal would result in the Acquisition Proposal previously constituting a Company Superior Proposal ceasing to constitute a Company Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Company Board determines that such Acquisition Proposal would cease to constitute a Company Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Company and the Parent will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments.
(c)
The Company Board shall promptly reaffirm the Company Board Recommendation by press release after: (i) any Acquisition Proposal which the Company Board determines not to constitute a Company Superior Proposal is publicly announced; or (ii) the Company Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 7.4(b) would result in any Acquisition Proposal which has been publicly announced no longer constituting a Company Superior Proposal. The Parent and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Company, acting reasonably.

(d)
Nothing contained in this Agreement shall prohibit the Company Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Company Superior Proposal if: (i) in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law, (ii) the Company provides each of the Parent and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the Company considers all reasonable amendments to such disclosure as requested by the Parent and its legal counsel, acting reasonably. Nothing in this Agreement shall prevent the Company Board from (i) calling and holding a meeting of Company Shareholders requisitioned by Company Shareholders in accordance with the BCBCA, or (ii) calling and holding a meeting of Company Shareholders ordered to be held by a court in accordance with Law.

(e)
Each successive amendment or modification of any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of this Section 7.4 (except that the Matching Period in respect of any such successive amendment or modification shall be two business days).

ARTICLE 8
ADDITIONAL AGREEMENTS OF THE PARENT REGARDING ACQUISITION PROPOSALS
8.1	Non-Solicitation by the Parent
(a)
Except as expressly provided in this Article 8, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Parent shall not, and shall cause its Subsidiaries not to, and shall not authorize any of their respective Representatives to:

(i)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Parent or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)
engage or participate in any discussions or negotiations with any Person (other than the Company or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, provided that the Parent may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any proposal in order to determine if it may reasonably be expected to result in a Parent Superior Proposal, and (C) advise any Person making an Acquisition Proposal that the Parent Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Parent Superior Proposal; or

(iii)
(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the Company, the Parent Board Recommendation, (C) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after the Company’s written request that the Parent or the Parent Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Company, such rejection of such Acquisition Proposal) and reaffirm the Parent Board Recommendation within such ten (10) business day period (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) days prior to the then-scheduled Parent Meeting, fail to take the actions referred to in this clause (iii), with references to the applicable ten (10) business day period being replaced with three (3) business days), (D) fail to include the Parent Board Recommendation in the Parent Proxy Statement, (E) approve or authorize, or cause or permit the Parent or any Parent subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 8.3(d)) of (F) commit or agree to do any of the foregoing (any act described in clauses (A), (B), (C), (D) or (E) or (F) (to the extent related to the foregoing clauses (A), (B), (C), (D) or (E)) a “Parent Change in Recommendation”).
(b)
The Parent shall, and shall cause its Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Company or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal and, in connection therewith, the Parent will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Parent and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). The Parent shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 8.1(b)), or terminate, modify, amend or waive the terms thereof.

(c)
For the avoidance of doubt, any violation of the restrictions set forth in this Section 8.1 by the Parent Board (including any committee thereof), by any of the Parent’s officers, by any of the Parent’s other affiliates or by any of their respective Representatives shall be a breach of this Section 8.1 by the Parent.

8.2	Notification of Acquisition Proposals
If the Parent or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal or (y) any request for non-public information relating to the Parent or any of its Subsidiaries or access to the properties, books or records of the Parent or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal, then the Parent shall promptly notify the Company orally and then as soon as reasonably practicable thereafter (and, in any event, within twenty-four (24) hours) in writing of such Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Parent shall keep the Company promptly (and in any event within 24 hours) informed of the status, including any change to the material terms, of any such Acquisition Proposal, inquiry, proposal, offer or request. The Parent agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Parent from providing any information to Company in accordance with, or otherwise complying with, this Article 8.
8.3	Responding to Acquisition Proposals
Notwithstanding Section 8.1, if, prior to the Parent Stockholder Approvals, the Parent receives a bona fide written Acquisition Proposal, the Parent may (x) engage in or participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal, and (y) provide such Person or group of Persons non-public information relating to the Parent or any of its Subsidiaries or access to the properties, books or records of the Parent or any Subsidiary, if and only if:
(a)
the Parent Board first determines, in good faith after consultation with the Parent’s legal and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Parent Superior Proposal and has provided the Company with written notice of such determination;

(b)
the Parent Board first determines, in good faith after consultation with the Parent’s legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties under applicable Law;

(c)	such Acquisition Proposal did not result from a breach of Section 8.1 by the Parent in any material respect; and
(d)
prior to providing any such copies, access or disclosures, (i) the Parent enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Parent provides the Company with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Company.

8.4	Superior Proposals and Right to Match
(a)
Notwithstanding any other provision of this Agreement, if, prior to the Parent Stockholder Approvals, the Parent receives a written Acquisition Proposal that the Parent Board (after consultation with the Parent’s legal and financial advisors) determines in good faith constitutes a Parent Superior Proposal, the Parent Board may make a Parent Change in Recommendation and/or enter into a definitive agreement (a “Parent Proposed Agreement”) with respect to such Parent Superior Proposal if and only if:

(i)	such Acquisition Proposal did not result from a breach of Section 8.1 by the Parent in any material respect;
(ii)
prior to making a Parent Company Change in Recommendation and/or entering into a Parent Proposed Agreement, the Parent has provided the Company with a notice in writing (a “Parent Superior Proposal Notice”), which notice shall contain (A) a statement as to the intention of the Parent Board to determine such Acquisition Proposal constitutes a Parent Superior Proposal, (B) the value in financial terms that the Parent Board has determined should be ascribed to any non-cash consideration offered under such Parent Superior Proposal, (C) a copy of any Parent Proposed Agreement relating to such Parent Superior Proposal, and (D) copies of any material financing documents provided to the Parent in connection therewith (with customary redactions);

(iii)	at least five business days (the “Parent Matching Period”) shall have elapsed from the date that the Company received the Parent Superior Proposal Notice from the Parent;

(iv)	during the Parent Matching Period, the Company shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with Section 8.4(b);
(v)
after the Parent Matching Period, the Parent Board (after consultation with the Parent’s legal and financial advisors) has determined in good faith that such Acquisition Proposal continues to constitute a Parent Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Company; and

(vi)
prior to or concurrently with entering into such Parent Proposed Agreement, the Parent shall have terminated this Agreement pursuant to Section 9.2(a)(iii)(C) and shall have paid to the Company the Parent Termination Payment pursuant to Section 9.4(e)(ii).

(b)
The Parent acknowledges and agrees that, during the Parent Matching Period, (i) the Company shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Parent shall negotiate in good faith with the Company to enable the Company to make such amendments to the terms of the Arrangement as would enable the Parent to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Parent Board shall review any proposal by the Parent to amend the terms of the Arrangement in order to determine in good faith whether such proposal would result in the Acquisition Proposal previously constituting a Parent Superior Proposal ceasing to constitute a Parent Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Parent Board determines that such Acquisition Proposal would cease to constitute a Parent Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Parent and the Company will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments.

(c)
The Parent Board shall promptly reaffirm the Parent Board Recommendation by press release after: (i) any Acquisition Proposal which the Parent Board determines not to constitute a Parent Superior Proposal is publicly announced; or (ii) the Parent Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 8.4(b) would result in any Acquisition Proposal which has been publicly announced no longer constituting a Parent Superior Proposal. The Company and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Parent, acting reasonably.

(d)
Nothing in this Agreement shall prevent the Parent Board from (i) calling and holding a meeting of the Parent Stockholders requisitioned by the Parent Stockholders in accordance the Parent’s constating documents, (ii) calling and holding a meeting of the Parent Stockholders ordered to be held by a court in accordance with Law, (iii) disclosing to the Parent Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Parent Proxy Statement by applicable laws, and (iv) making any “stop, look and listen” communication to the Parent Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal; provided that any “stop, look and listen” statement, or any such similar statement also includes an express reaffirmation of the Parent Board Recommendation.

(e)
Each successive amendment or modification of any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Parent Stockholders or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of this Section 8.4 (except that the Matching Period in respect of any such successive amendment or modification shall be two business days).

ARTICLE 9
TERM, TERMINATION, AMENDMENT AND WAIVER
9.1	Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
9.2	Termination
(a)	This Agreement may be terminated at any time prior to the Effective Time:
(i)	by mutual written agreement of the Company and the Parent;
(ii)	by either the Company or the Parent, if:
(A)
the Effective Time shall not have occurred on or before May 19, 2025 (the “Initial Outside Date” and as may be extended pursuant to this Section 9.2(a)(ii)(A), the “Outside Date”)); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 6.1(h) and (y) all other conditions in Article VI have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by law) waived, the Outside Date will be August 19, 2025; provided, further that the right to terminate this Agreement under this Section 9.2(a)(ii)(A) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Outside Date;

(B)
after the date hereof, there shall have been enacted, made or enforced any applicable Law (or any applicable Law shall have been amended) that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins the Company or the Parent from consummating the Arrangement and such applicable Law, prohibition or enjoinment shall have become final and non-appealable;

(C)
the Company Securityholder Approval shall not have been obtained at the Company Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(C) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Company Securityholder Approval; or

(D)
the Parent Stockholder Approvals shall not have been obtained at the Parent Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with applicable Law, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(D) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Parent Stockholder Approvals; or

(iii)	by the Parent, if:
(A)	(1) there is a Company Change in Recommendation or (2) the Company shall have breached Section 7.1 in any material respect;
(B)
subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Company set forth in this Agreement (other than Section 7.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Parent is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.3 not to be satisfied; or
(C)
prior to the Parent Stockholder Approvals, the Parent wishes to enter into a Parent Proposed Agreement with respect to a Parent Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 8.3); provided that the Parent is then in compliance with Article 8 in all material respects and that, prior to or concurrently with such termination, the Parent pays the Parent Termination Payment pursuant to Section 9.4(e); or

(iv)	by the Company, if:
(A)	(1) there is a Parent Change in Recommendation or (2) the Parent shall have breached Section 8.1 in any material respect;
(B)
subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Parent set forth in this Agreement (other than in Section 8.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Company is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.2 not to be satisfied; or

(C)
prior to the approval of the Arrangement Resolution, the Company wishes to enter into a Proposed Agreement with respect to a Company Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 7.3); provided that the Company is then in compliance with Article 7 in all material respects and that, prior to or concurrently with such termination, the Company pays the Company Termination Payment pursuant to Section 9.4(c).

(b)
The Party desiring to terminate this Agreement pursuant to this Section 9.2 (other than pursuant to Section 9.2(a)(i)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)
If this Agreement is terminated pursuant to Section 9.1 or Section 9.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that: (i) in the event of termination under Section 9.1 as a result of the Effective Time occurring, the provisions of this Section 9.2(c) and Sections 5.12, 5.15, 10.2, 10.3 and 10.11 and all related definitions set forth in Section 1.1 shall survive for a period of six (6) years thereafter; and (ii) in the event of termination under Section 9.2, the provisions of this Section 9.2(c) and Sections 5.12, 5.15, 9.4, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive indefinitely; provided that, subject to Section 9.4(f), neither Party shall be relieved or released from any liabilities or damages arising out of fraud or wilful breach by it of any provision of this Agreement.

9.3	Notice and Cure
(a)
Each Party shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:

(i)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect from the date hereof to the Effective Time; or
(ii)	result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such Party hereunder prior to the Effective Time,

provided, however, that the delivery of any notice pursuant to this Section 9.3 shall not limit or otherwise affect the representations, warranties, covenants and agreements of the Parties (or remedies available hereunder to the Party receiving that notice) or the conditions to the obligations of the Parties under this Agreement.
(b)
No Party may elect to terminate this Agreement pursuant to the conditions set forth herein or any termination right arising therefrom under Section 9.2(a)(iii)(B) or Section 9.2(a)(iv)(B), as applicable, and no payments are payable as a result of such termination pursuant to Section 9.4 unless, prior to the Effective Date, the Party seeking to terminate this Agreement has delivered a written notice to the other Party indicating its intention to terminate this Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Agreement until the earlier of the Outside Date and the expiration of a period of fifteen (15) business days from the date of such notice. If such notice is delivered prior to the date of the Company Meeting, the Company may postpone or adjourn the Company Meeting to the earlier of a date that is five business days prior to the Outside Date and the date that is fifteen (15) business days following the delivery of such notice.

9.4	Termination Payments
(a)
Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Arrangement is consummated.

(b)	For the purposes of this Agreement, “Company Termination Payment Event” means the termination of this Agreement:
(i)	by the Parent pursuant to Section 9.2(a)(iii)(A) [Company Change in Recommendation or Material Breach of Non-Solicitation];
(ii)	by the Company pursuant to Section 9.2(a)(iv)(C) [Company Superior Proposal]; or
(iii)
by either Party pursuant to Section 9.2(a)(ii)(A) [Outside Date] or by either Party pursuant to Section 9.2(a)(ii)(C) [Company Securityholder Approval] or by the Parent pursuant to Section 9.2(a)(iii)(B) [Company Breach of Representations and Warranties or Covenants], but, in each case, only if (A) prior to such termination, a bona fide Acquisition Proposal in respect of the Company shall have been made to the Company and publicly announced by any Person making the Acquisition Proposal (other than the Parent or its affiliates), (B) such Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Company Meeting, and (C) within 12 months following the date of such termination, either (1) the Company or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal other than a confidentiality agreement permitted by Section 7.3 (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) and such Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or (2) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) is consummated (and, for purposes of this Section 9.4(b)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”).

(c)
If a Company Termination Payment Event occurs, the Company shall pay the Company Termination Payment to the Parent, or as the Parent may direct, as liquidated damages in consideration for the loss of the Parent’s rights under this Agreement, by wire transfer of immediately available funds, as follows:

(i)	if the Company Termination Payment is payable pursuant to Section 9.4(b)(i), the Company Termination Payment shall be payable within two (2) business days following such termination;

(ii)	if the Company Termination Payment is payable pursuant to Section 9.4(b)(ii), the Company Termination Payment shall be payable prior to or concurrently with such termination; or
(iii)
if the Company Termination Payment is payable pursuant to Section 9.4(b)(iii), the Company Termination Payment shall be payable concurrently with the consummation of the Acquisition Proposal referred to therein.

(d)	For purposes of this Agreement, “Parent Termination Payment Event” means the termination of this Agreement:
(i)	by the Company pursuant to Section 9.2(a)(iv)(A) [Parent Change in Recommendation or Material Breach of Non-Solicitation];
(ii)	by the Parent pursuant to Section 9.2(a)(iii)(C) [Parent Superior Proposal]; or
(iii)
by either Party pursuant to Section 9.2(a)(ii)(A) [Outside Date] or by either Party pursuant to Section 9.2(a)(ii)(D) [Parent Stockholder Approvals] or by the Company pursuant to Section 9.2(a)(iv)(B) [Parent Breach of Representations and Warranties or Covenants], but, in each case, only if (A) prior to such termination, a bona fide Acquisition Proposal in respect of the Parent shall have been made to the Parent and publicly announced by any Person making the Acquisition Proposal (other than the Company or its affiliates), (B) such Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Parent Meeting, and (C) within 12 months following the date of such termination, either (1) the Parent or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal other than a confidentiality agreement permitted by Section 8.3 (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) and such Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or (2) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) is consummated (and, for purposes of this Section 9.4(d)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”).

(e)
If a Parent Termination Payment Event occurs, the Parent shall pay the Parent Termination Payment to the Company, or as the Company may direct, as liquidated damages in consideration for the loss of the Company’s rights under this Agreement, by wire transfer of immediately available funds, as follows:

(i)	if the Parent Termination Payment is payable pursuant to Section 9.4(d)(i), the Parent Termination Payment shall be payable within two (2) business days following such termination;
(ii)	if the Parent Termination Payment is payable pursuant to Section 9.4(d)(ii), the Parent Termination Payment shall be payable prior to or concurrently with such termination; or
(iii)
if the Parent Termination Payment is payable pursuant to Section 9.4(d)(iii), the Parent Termination Payment shall be payable concurrently with the consummation of the Acquisition Proposal referred to therein.

(f)
In the event that either Party terminates this Agreement pursuant to Section 9.2(a)(ii)(C) [Company Securityholder Approval], and no Company Change in Recommendation has occurred, the Company shall reimburse the Parent in respect of the reasonable and documented expenses of the Parent’s third party Representatives incurred in respect of the Arrangement and this Agreement up to a maximum amount of $17,000,000. Such reimbursement shall be made by wire transfer in immediately available funds within three business days following such termination to an account specified by the Parent. Each of the Parties hereby acknowledges that in the event the Company Termination Payment is paid by the Company in accordance with Section 9.4(b), this Section 9.4(f) shall not apply and no reimbursement under this Section 9.4(f) shall be payable by the Company.

(g)	In the event that either Party terminates this Agreement pursuant to Section 9.2(a)(ii)(D) [Parent Stockholder Approvals], and no Parent Change in Recommendation has occurred, the Parent shall reimburse to the Company in respect of the reasonable and documented expenses of the Company’s third party Representatives incurred in respected of the Arrangement and this Agreement up to a maximum amount of $17,000,000. Such reimbursement shall be made by wire transfer in immediately available funds within three business days following such termination to an account specified by the Company. Each of the Parties hereby acknowledges that in the event the Parent Termination Payment is paid by the Parent in accordance with Section 9.4(d), this Section 9.4(g) shall not apply and no reimbursement under this Section 9.4(g) shall be payable by the Parent.
(h)
Each of the Parties acknowledges that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party acknowledges that all of the payment amounts set out in this Section 9.4 are payments in consideration for the disposition of rights of the Party entitled to receive such payments, and that the amounts set out in this Section 9.4 are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that, (a) upon any termination of this Agreement under circumstances where the Parent is entitled to the Company Termination Payment and the Company Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Parent in respect of the event giving rise to such payment and the Parent shall be precluded from any other remedy against the Company at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and (b) upon any termination of this Agreement under circumstances where the Company is entitled to the Parent Termination Payment and the Parent Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Company in respect of the event giving rise to such payment and the Company shall be precluded from any other remedy against the Parent at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Parent or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that the foregoing limitations shall not apply in the event of fraud or a wilful breach by the Company or the Parent of their respective obligations under this Agreement, as applicable. For clarity, nothing contained in this Section 9.4(f) shall preclude the Company or the Parent from seeking injunctive relief against the other party in accordance with Section 10.4 to restrain the breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such acts, covenants or agreements, without the necessity of posting a bond or security in connection therewith.

(i)
For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Payment on more than one occasion and in no event shall the Parent be obligated to pay the Parent Termination Payment on more than one occasion.

9.5	Amendment
Subject to the provisions of the Interim Order and Final Order and applicable Laws, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Securityholders, and any such amendment may without limitation:
(a)	change the time for performance of any of the obligations or acts of the Parties;
(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and
(d)	waive compliance with or modify any mutual conditions precedent herein contained.
9.6	Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party or Parties to be bound by the waiver. A Party’s failure or delay in exercising any right or remedy under this Agreement will not operate as a waiver of such right or remedy. A single or partial exercise of any right or remedy will not preclude a Party from any other or further exercise of that right or the exercise of any other right or remedy.
ARTICLE 10
GENERAL PROVISIONS
10.1	Privacy
Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated by this Agreement (the “Transaction Personal Information”). Prior to the Effective Date, the Parent shall not use or disclose Transaction Personal Information for any purposes other than those related to determining if it shall proceed with the transactions contemplated by this Agreement, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement. If the Parent completes the transactions contemplated by this Agreement, the Parent shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information for purposes other than those for which such Transaction Personal Information was collected by the Company or for which subsequent consent was obtained by the Company prior to the Effective Date. The Parent shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. The Parent shall cause its advisors to observe the terms of this Section 10.1 and to protect and safeguard Transaction Personal Information in their possession. If this Agreement shall be terminated, the Parent shall promptly deliver to the Company all Transaction Personal Information in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the Parent. Following the completion of the transactions contemplated by this Agreement, the Parent shall provide written notice to all individuals who are the subject of any Personal Information that their information has been disclosed in connection with the Arrangement.
10.2	Notices
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to the Parent, Parent Canadian Sub or Parent U.S. Sub:

Coeur Mining, Inc.
200 South Wacker Drive, Suite 2100
Chicago, IL 60606
United States

	Attention:	Mitchell J. Krebs
Email:

with a copy (which shall not constitute notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario M5H 2S7

	Attention:	Kari MacKay / Hari Marcovici
	Email:	/

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193

	Attention:	Steven Shoemate
Email:

(b)	if to the Company or Company Mexican Sub:

SilverCrest Metals Inc.
Suite 501, 570 Granville Street
Vancouver, British Columbia, V6C 3P1

	Attention:	N. Eric Fier
Email:
with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP
Suite 2200, 885 West Georgia Street
Vancouver, British Columbia V6C 3E8

	Attention:	Jen Hansen
Email:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019

	Attention:	Adam Givertz
Email:

10.3	Governing Law; Waiver of Jury Trial
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
10.4	Injunctive Relief
Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(h), the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties acknowledge and agree that, in order to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Parent pursuant to Section 2.12), the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(h), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties acknowledge and agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Parent would have entered into this Agreement.
10.5	Time of Essence
Time shall be of the essence in this Agreement.
10.6	Entire Agreement, Binding Effect
This Agreement (including the exhibits and schedules hereto and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.
10.7	No Liability
No director or officer of the Parent shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Parent. No director or officer of the Company shall have any personal liability whatsoever to the Parent under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company.
10.8	Further Assurances
Each Party shall use commercially reasonable efforts do all such things and provide reasonable assurances as may be required to consummate the Arrangement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
10.9	Assignment and Enurement
The Parent may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, its wholly-owned Subsidiary, provided that if such assignment and/or assumption takes place, the Parent shall continue to be liable jointly and severally with such Subsidiary for all of its obligations hereunder and such Subsidiary shall remain at all times up to and including the Effective Date a wholly-owned Subsidiary of the Parent. This Agreement shall not be otherwise assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns.
10.10	Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
10.11	No Third Party Beneficiaries
The provisions of Section 5.15 are: (i) intended for the benefit of all present and former directors and officers of the Company and its Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representations (collectively, the “Third Party Beneficiaries”) and the Company shall hold the rights and benefits of Section 5.15 in trust for and on behalf of the Third Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries; and (ii) in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except for the rights of the Company Shareholders to receive the consideration for their Company Shares following the Effective Time pursuant to the Arrangement, and the rights of Third Party Beneficiaries under Section 5.15, which rights are hereby acknowledged and agreed by the Parties, this Agreement is not intended to confer any rights or remedies upon any Person other than the Parties.
10.12	Counterparts, Execution
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

COEUR MINING, INC.

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: Chairman, President and Chief Executive Officer

1504648 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President

COEUR ROCHESTER INC.

By:	/s/ Mitchell J. Krebs
Name: Mitchell J. Krebs
Title: President

SILVERCREST METALS INC.

By:	/s/ N. Eric Fier
Name: N. Eric Fier
Title: Chief Executive Officer

COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V.

By:	/s/ N. Eric Fier
Name: N. Eric Fier
Title: President

SCHEDULE A
PLAN OF ARRANGEMENT
(Please see attached.)

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Plan of Arrangement, unless the context otherwise requires:
“Amalco” has the meaning given to it in Section 2.3(k);
“Amalco Shares” means the common shares in the authorized share structure of Amalco;
“Amalco Directors” means Mitchell J. Krebs, Thomas S. Whelan and Anne Beckelheimer;
“Amalco Officers” means Mitchell J. Krebs as President, Michael Routledge as Vice President, Casey M. Nault as Corporate Secretary, Emilie Schouten as Vice President, Kenneth J. Watkinson as Vice President, Anne Beckelheimer as Treasurer, Kyle J. Swanson as Assistant Secretary and Brad Vujtech as Assistant Treasurer;
“Amalgamation” has the meaning given to it in Section 2.3(k);
“Applicable Federal Rate” means the interest rate provided for under Section 1274(d) of the U.S. Tax Code;
“Arrangement” means the arrangement of Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, this Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of both Company and Parent, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement dated October 3, 2024 among Parent, Parent Canadian Sub, Parent U.S. Sub, Company Mexican Sub and Company to which this Plan of Arrangement is attached as Schedule A, including all schedules annexed thereto, together with the Company Disclosure Letter and the Parent Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;
“Arrangement Resolution” means the special resolution of the Company Securityholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B to the Arrangement Agreement;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction or decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“Bullion” means all gold bullion and silver bullion, whether finished goods produced by or on behalf of Company and its affiliates or acquired from third parties;
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in New York, New York, Mexico City, Mexico, or Vancouver, British Columbia;
“Company” means SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia;
“Company Canadian Sub” means NorCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada, that is a direct wholly owned subsidiary of the Company;
“Company Canadian Sub Shares” means the common shares in the authorized share structure of Company Canadian Sub;

“Company DSU Plan” means the deferred share unit plan of Company effective December 19, 2019;
“Company DSUs” means the outstanding deferred share units granted under the Company DSU Plan and the Company Share Unit Plan;
“Company Equity Incentive Plans” means, collectively, the Company Share Unit Plan, the Company Option Plans and the Company DSU Plan;
“Company Incentive Awards” means, collectively, the Company DSUs, Company RSUs, Company Options and Company PSUs;
“Company Loan” has the meaning given to it in Section 2.3(c);
“Company Meeting” means the special meeting of Company Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by Parent;
“Company Mexican Sub” means Compañía Minera La Llamarada, S.A. de C.V., a company existing under the laws of Mexico that is an indirect wholly owned subsidiary of Company;
“Company Optionholder” means a holder of Company Options;
“Company Option Plans” means, collectively, the New Company Option Plan and the Legacy Company Option Plan;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plans;
“Company PSUs” means the outstanding performance share units granted under the Company Share Unit Plan;
“Company RSUs” means the outstanding restricted share units granted under the Company Share Unit Plan;
“Company Securityholders” means the Company Shareholders and the Company Optionholders;
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the authorized share structure of Company;
“Company Share Unit Plan” means the equity share unit plan of the Company effective June 3, 2021;
“Consideration” means the consideration to be received by the Company Shareholders (other than Dissenting Shareholders) pursuant to this Plan of Arrangement for their Company Shares, consisting of such number of Parent Shares equal to the Exchange Ratio for each Company Share;
“Consideration Shares” means the Parent Shares to be issued to the Company Shareholders pursuant to this Plan of Arrangement;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as Parent and Company may appoint (acting reasonably) to act as depositary in respect of the Arrangement;
“Dissent Rights” has the meaning ascribed thereto in Section 4.1(a);
“Dissent Shares” means the Company Shares held by a Dissenting Shareholder in respect of which the Dissenting Shareholder has validly exercised Dissent Rights;
“Dissenting Shareholder” means a registered Company Shareholder who has properly and validly dissented in respect of the Arrangement Resolution in strict compliance with the Dissent Rights, who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Company Shares, but only in respect of the Dissent Shares;
“DRS Advice” has the meaning specified in Section 3.1;

“Effective Date” means the date upon which the Arrangement becomes effective in accordance with Section 2.11(a) of the Arrangement Agreement;
“Effective Time” means 9:00 a.m. on the Effective Date or such other time as Parent and Company agree to in writing before the Effective Date;
“Exchange Ratio” means 1.6022;
“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to Company and Parent, each acting reasonably, approving the Arrangement, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of both Company and Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Company and Parent, each acting reasonably) on appeal;
“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX, the NYSE and the NYSE American; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“In-The-Money Value” means, in respect of a stock option at a particular time, the amount, if any, by which (a) the aggregate fair market value at that time of the stock subject to such option exceeds (b) the exercise price of such option;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Interim Order” means the interim order of the Court made pursuant to Section 291 of the BCBCA, in a form and in substance acceptable to Company and Parent, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of Company and Parent, each acting reasonably);
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Legacy Company Option Plan” means the legacy stock option plan of Company effective August 24, 2015, as amended;
“Letter of Transmittal” means the letter of transmittal to be delivered to registered Company Shareholders for use in connection with the Arrangement;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“New Company Option Plan” means the stock option plan of Company effective June 15, 2022;
“Notice of Dissent” means a written notice provided by a Company Shareholder that is a registered holder of Company Shares to Company setting forth such Company Shareholder’s objection to the Arrangement Resolution and exercise of Dissent Rights;

“NYSE” means the New York Stock Exchange;
“NYSE American” means the NYSE American Stock Exchange;
“Parent” means Coeur Mining, Inc., a corporation existing under the laws of the State of Delaware;
“Parent Canadian Sub” means 1504648 B.C. Unlimited Liability Company, an unlimited liability corporation existing under the laws of the Province of British Columbia, Canada, that is a direct or indirect wholly owned subsidiary of Parent;
“Parent Canadian Sub Shares” means the common shares in the authorized share structure of Parent Canadian Sub;
“Parent Replacement Options” means the options to acquire Parent Shares to be issued in exchange for Company Options pursuant to this Plan of Arrangement;
“Parent Shares” means the common stock in the capital of Parent;
“Parent U.S. Sub” means Coeur Rochester, Inc.
“Parties” means, together, Parent, Parent Canadian Sub, Parent U.S. Sub, Company, Company Canadian Sub, Company Mexican Sub and Amalco (upon and following the Amalgamation), and “Party” means any one of them as the context requires;
“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Plan of Arrangement” means this plan of arrangement and any amendments or variations hereto made in accordance with this plan of arrangement or upon the direction of the Court in the Final Order with the consent of Company and Parent, each acting reasonably;
“Registrar” means the Registrar of Companies for the Province of British Columbia duly appointed under Section 400 of the BCBCA;
“Specified Cash Balance” means: (i) an amount to be specified by Parent no less than twenty-four (24) hours prior to the Effective Time; or (ii) in case no amount is specified pursuant to clause (i) no less than twenty-four (24) hours prior to the Effective Time, an amount that results in cash in value of no less than $25 million United States dollars as of the Effective Date remaining with the Company Mexican Sub;
“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“TSX” means the Toronto Stock Exchange; and
“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
1.2	Interpretation Not Affected by Headings
The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or Step by number or letter or both refer to the Article, Section or Step, respectively, bearing that designation in this Plan of Arrangement.
1.3	Number and Gender
In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4	Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.

1.5	Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6	Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.
1.7	No Strict Construction
The language used in this Plan of Arrangement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8	Statutory References
A reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute or any such regulation or rule.
1.9	Governing Law
This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.
1.10	Time
Time is of the essence in the performance of the Parties’ respective obligations hereunder.
1.11	Time References
In this Plan of Arrangement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.
1.12	Other Definitions
Capitalized terms that are used herein but not defined shall have the meanings ascribed thereto in the Arrangement Agreement.
ARTICLE 2
THE ARRANGEMENT
2.1	Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set out in this Plan of Arrangement.
2.2	Effectiveness
This Plan of Arrangement will become effective at the Effective Time (except as otherwise provided herein) and will be binding from and after the Effective Time on Parent, Parent Canadian Sub, Parent U.S. Sub, Company, Company Canadian Sub, Company Mexican Sub, Amalco (upon and following the Amalgamation), the Depositary, the Company Shareholders, including the Dissenting Shareholders, and the holders of Company Options, in each case, without any further authorization, act or formality on the part of any Person, except as expressly provided herein.

2.3	The Arrangement
The following steps shall occur and shall be deemed to occur, commencing at the Effective Time, sequentially in the following order, with each such step after the first occurring five minutes after the preceding step (except where otherwise indicated), and without any further authorization, act or formality on the part of any Person:
Transfer of Bullion and Payment of Intercompany Debt
(a)
All Bullion beneficially owned by the Company, in specie, in bullion accounts or otherwise, shall be, and shall be deemed to be, transferred to Company Canadian Sub pursuant to Section 85 of the Tax Act and, in consideration therefor, Company Canadian Sub shall (i) allot and issue one (1) Company Canadian Sub Share to Company, and (ii) issue a U.S. dollar denominated, non-interest bearing, demand promissory note in favour of Company with a principal amount equal to Company’s cost amount of the Bullion (for the purpose of the Tax Act), and Company and Company Canadian Sub shall file a joint election under Section 85 of the Tax Act and applicable provincial tax Laws with an elected amount determined by Company in its sole discretion.

(b)
Company Canadian Sub shall transfer, and shall be deemed to transfer, all Bullion referred to in Step 2.3(a) to Parent U.S. Sub and, in consideration therefor, Parent U.S. Sub shall issue and deliver to Company Canadian Sub a U.S. dollar denominated promissory note, with a principal amount equal to the purchase price of the Bullion, being the fair market value thereof, bearing interest at the short-term Applicable Federal Rate for U.S. tax purposes on the Effective Date plus 2% per annum, having a maturity date that is December 31 of the year following the Effective Date.

(c)	Company Mexican Sub shall transfer a cash amount:
(i)
to Company equal to the lesser of (A) the principal amount outstanding under the intercompany indebtedness owing by Company Mexican Sub to Company (the “Company Loan”) and (B) Company Mexican Sub’s Specified Cash Balance;

(ii)
if Company Mexican Sub’s Specified Cash Balance less the repayment described in (i) is positive, to Company equal to the lesser of (C) any accrued interest on the Company Loan and (D) Company Mexican Sub’s Specified Cash Balance less the amount of the repayment described in (i); and

(iii)
if Company Mexican Sub’s Specified Cash Balance less the repayments described in (i) and (ii) is positive, to Company Canadian Sub equal to the lesser of (E) the interest owing on that certain intercompany loan between Company Mexican Sub and Company Canadian Sub and (F) Company Mexican Sub’s Specified Cash Balance less the amount of the repayments described in (i) and (ii); and following Step 2.3(c), such amounts determined by this Step 2.3(c) shall be, and shall be deemed to be, repaid by Company Mexican Sub.

Dissenting Shareholders
(d)
Each Dissent Share shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to Company in accordance with, and for the consideration contemplated in, Section 4.1, and:

(i)
such Dissenting Shareholder shall cease to be, and shall be deemed to cease to be, the registered holder of each such Dissent Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register of Company in respect of each such Dissent Share, and at such time each Dissenting Shareholder will have only the rights set out in Section 4.1;

(ii)
such Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Dissent Share; and

(iii)	Company shall be the holder of all of the outstanding Dissent Shares, free and clear of all Liens, and the central securities register of Company shall be revised accordingly.

Issuance of Company Shares to Parent Canadian Sub
(e)
Each Company Shareholder, other than a Dissenting Shareholder, shall transfer and assign their Company Shares, free and clear of any Liens, to Parent Canadian Sub in exchange for the Consideration for each such Company Share so transferred, and in respect of the Company Shares so transferred:

(i)
the registered holder thereof shall cease to be, and shall be deemed to cease to be, the registered holder of each such Company Share and the name of such registered holder shall be removed from the central securities register of Company;

(ii)
the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Company Share; and

(iii)	Parent Canadian Sub shall be the holder of all of the outstanding Company Shares, free and clear of all Liens, and the central securities register of Company shall be revised accordingly.
(f)
Concurrently with Section 2.3(e), in consideration for the Consideration issued and delivered to the Company Shareholders by Parent on behalf and for the benefit of Parent Canadian Sub pursuant to Section 2.3(e), Parent Canadian Sub shall issue to Parent the number of Parent Canadian Sub Shares having an aggregate fair market value and capital equal to the aggregate fair market value of such Consideration issued to the Company Shareholders in Section 2.3(e).

Treatment of Company Options
(g)
30 minutes following Step 2.3(f), and notwithstanding any vesting or exercise or other provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the applicable Company Option Plan governing such Company Option), each Company Option outstanding immediately prior to the Effective Time shall, without any further action by or on behalf of a holder, be exchanged for a Parent Replacement Option exercisable to purchase from Parent the number of Parent Shares equal to the product of (A) the number of Company Shares subject to the Company Option immediately before the Effective Time multiplied by (B) the Exchange Ratio (provided that if the foregoing would result in the issuance of a fraction of a Parent Share on any particular exercise of Parent Replacement Options, then the number of Parent Shares otherwise issued shall be rounded down to the nearest whole number of Parent Shares). The exercise price per Parent Share subject to any such Parent Replacement Option shall be an amount equal to the quotient of (X) the exercise price per Company Share underlying the exchanged Company Option immediately prior to the Effective Time divided by (Y) the Exchange Ratio (provided that the aggregate exercise price payable on any particular exercise of Parent Replacement Options shall be rounded up to the nearest whole cent). It is intended that (i) the provisions of Subsection 7(1.4) of the Tax Act apply to the aforesaid exchange of options and (ii) such exchange of options be treated as other than the grant of a new stock right or a change in the form of payment pursuant to Section 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Parent Replacement Option will be adjusted such that the In-The-Money Value of the Parent Replacement Option immediately after the exchange does not exceed the In-The-Money Value of the Company Option for which it was exchanged immediately before the exchange. All terms and conditions of a Parent Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Option for which it was exchanged, and shall be governed by the terms of the applicable Company Option Plan and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Parent Replacement Option, provided that the provisions of Section 7.1 of the New Company Option Plan shall apply to all Parent Replacement Options that would otherwise be governed by the Legacy Company Option Plan for a period of ninety (90) days following the Effective Time.

Amalgamation of Company and Company Canadian Sub
(h)	At 9:00 a.m. on the day following the Effective Date, the notice of articles of Company shall be altered to the extent necessary for Company to become an unlimited liability company as contemplated pursuant to Section 51.31(1) of the BCBCA, such that (i) the statement required under Section 51.11 of the BCBCA shall be included in the notice of articles of the Company; (ii) the name of Company shall be changed to “SilverCrest Metals ULC” and Company shall thereupon be an unlimited liability company under the BCBCA and, as soon as practicable thereafter, Parent Canadian Sub, as sole shareholder of Company, shall return all share certificates representing the Company Shares for inclusion on the face of each such certificate the statement required pursuant to Section 51.2 of the BCBCA; and (iii) Parent Canadian Sub shall elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes effective the day following the Effective Date.
(i)
30 minutes following Step 2.3(h), the notice of articles of Company Canadian Sub shall be altered to the extent necessary for Company Canadian Sub to become an unlimited liability company as contemplated pursuant to Section 51.31(1) of the BCBCA, such that (i) the statement required under Section 51.11 of the BCBCA shall be included in the notice of articles of Company; and (ii) the name of Company shall be changed to “NorCrest Metals ULC” and Company shall thereupon be an unlimited liability company under the BCBCA and, as soon as practicable thereafter, Company, as sole shareholder of Company Canadian Sub, shall return all share certificates representing the Company Canadian Sub Shares for inclusion on the face of each such certificate the statement required pursuant to Section 51.2 of the BCBCA.

(j)	30 minutes following Step 2.3(i), the capital of the Company Canadian Sub Shares shall be reduced to $1.
(k)
30 minutes following Step 2.3(j), Company and Company Canadian Sub shall amalgamate to form one corporate entity, being a British Columbia unlimited liability company, with the same effect as if they were amalgamated under Section 270 of the BCBCA (the “Amalgamation”), except that the separate legal existence of Company Canadian Sub shall not cease (Company Canadian Sub, as such surviving entity, “Amalco”) notwithstanding the notation on the corporate register maintained by the Registrar or the issue of a Certificate of Amalgamation evidencing the amalgamation of the Company and Company Canadian Sub to form Amalco. Without limiting the foregoing, upon the occurrence of the Amalgamation, the separate legal existence of Company will cease without Company being liquidated or wound-up, and Company and Company Canadian Sub will continue as one company, and the property of Company (other than Company Canadian Sub Shares and any amounts receivable between Company and Company Canadian Sub, which are cancelled on the Amalgamation) will become the property of Amalco. For greater certainty, the Parties intend that the Amalgamation will qualify as an amalgamation for purposes of Subsection 87(11) of the Tax Act. On and after the Amalgamation, the following shall apply:

(i)	Name. The name of Amalco shall be “NorCrest Metals ULC”;
(ii)	Registered Office. The registered office of Amalco shall be the registered office of Company Canadian Sub;
(iii)	Business and Powers. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;
(iv)	Authorized Share Capital. Amalco shall be authorized to issue an unlimited number of Amalco Shares;
(v)
Shares. Each Company Share shall be exchanged into one fully paid and non-assessable Amalco Share, and each Company Canadian Sub Share shall be cancelled without any repayment of capital. No other securities will be issued and no assets will be distributed by Amalco in connection with the Amalgamation;

(vi)	Restrictions on Transfer. The restrictions on the issue, transfer or ownership of Company Shares shall apply to Amalco Shares, mutatis mutandis;
(vii)	Initial Directors. The initial directors of Amalco shall be the Amalco Directors;
(viii)	Initial Officers. The initial officers of Amalco shall be the Amalco Officers;

(ix)
Capital. The aggregate of the capital of the issued and outstanding Amalco Shares shall be equal to the aggregate of the capital of the issued and outstanding Company Shares immediately before the Amalgamation;

(x)	Effect of Amalgamation. Upon the amalgamation of Company Canadian Sub and Company to form Amalco becoming effective pursuant to Section 2.3(k):
(A)
Amalco shall possess all the property, rights, privileges and interests (other than the Company Canadian Sub Shares and any amounts receivable between Company and Company Canadian Sub, which are cancelled on the Amalgamation) and be subject to all liabilities (other than amounts receivable between Company and Company Canadian Sub, which are cancelled on the Amalgamation), including civil, criminal and quasicriminal, and all contracts, disabilities and debts of Company and Company Canadian Sub;

(B)
Amalco is liable for all of the liabilities and obligations of Company and Company Canadian Sub (other than amounts receivable between Company and Company Canadian Sub, which are cancelled on the Amalgamation), and all rights of creditors or others have been, and will continue to be, unimpaired by the Amalgamation, and all liabilities and obligations of Company and Company Canadian Sub, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by it;

(C)	any existing cause of action, claim or liability to prosecution has not been and will not be affected;
(D)	a civil, criminal or administrative action or proceeding pending by or against either Company or Company Canadian Sub may be continued by or against Amalco;
(E)	a conviction against, or ruling, order or judgment in favor of or against Company or Company Canadian Sub may be enforced by or against Amalco; and
(F)
Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Company or Company Canadian Sub before the amalgamation has become effective;

(xi)
Notice of Articles. The notice of articles and articles of Amalco shall be substantially in the form of the Company Canadian Sub notice of articles and articles, with the addition of the statement required under Section 51.11 of the BCBCA;

(xii)	Articles. The articles of Amalco shall be in the form of the Company Canadian Sub articles.
The exchanges and cancellations provided for in this Section 2.3 will be deemed to occur on the Effective Date or the day following the Effective Date, as applicable, notwithstanding that certain procedures related thereto are not completed until after the Effective Date.
ARTICLE 3
DELIVERY OF CONSIDERATION
3.1	Deposit and Payment of Consideration
(a)
Following receipt of the Final Order and no later than the business day prior to the Effective Date, Parent shall deposit in escrow, or cause to be deposited in escrow, with the Depositary, sufficient Parent Shares to satisfy the Consideration payable to the Company Shareholders in accordance with Section 2.3, which shall be held by the Depositary in escrow as agent and nominee for such former Company Shareholders for distribution to such former Company Shareholders in accordance with the provisions of this Article 3.

(b)
Upon surrender to the Depositary for cancellation of a certificate or a direct registration statement (DRS) advice (a “DRS Advice”) which immediately prior to the Effective Time represented one or more Company Shares that were transferred under the Arrangement, together with a duly completed and executed Letter of Transmittal and such other documents and instruments as the Depositary or

Parent may reasonably require, the holder of the Company Shares represented by such surrendered certificate or DRS Advice shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder (in each case less any amounts withheld pursuant to Section 3.7 (if any)), the Consideration that such holder has the right to receive, and the certificate or DRS Advice so surrendered shall forthwith be cancelled.
(c)
In the event of a transfer of ownership of Company Shares which was not registered in the transfer records of Company, the Consideration that such holder has the right to receive, subject to Section 2.3, shall be delivered to the transferee if the certificate or DRS Advice which immediately prior to the Effective Time represented Company Shares that were exchanged for the Consideration under the Arrangement is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer.

(d)
After the Effective Time and until surrendered for cancellation as contemplated by Section 3.1(b), each certificate or DRS Advice that immediately prior to the Effective Time represented one or more Company Shares, other than the Dissent Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with Section 2.3, less any amounts withheld pursuant to Section 3.7 (if any).

3.2	Distributions with Respect to Unsurrendered Certificates
No dividends or other distributions declared or made after the Effective Time with respect to Consideration Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged for Consideration Shares pursuant to Section 2.3(e) until the holder of such certificate shall surrender such certificate in accordance with Section 3.1. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Company Shares that were exchanged for Consideration Shares pursuant to Section 2.3(e), without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Consideration Shares to which such holder is entitled pursuant hereto, and (ii) to the extent not paid under clause (i), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Consideration Shares.
3.3	Deemed Fully Paid and Non-Assessable Shares
All Consideration Shares issued pursuant to this Plan of Arrangement shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares.
3.4	No Fractional Shares
No fractional Consideration Shares shall be issued upon the exchange of Company Shares pursuant to Sections 2.3(e) and 3.1. Where the aggregate number of Parent Shares to be issued to a Company Shareholder pursuant to Sections 2.3(e) and 3.1 as consideration under the Arrangement would result in a fractional Consideration Share being issuable, such fractional Consideration Share shall be rounded up to the nearest whole Parent Share in the event that a Company Shareholder is entitled to a fractional share representing 0.5 or more of a Parent Share and shall be rounded down to the nearest whole Parent Share in the event that a Company Shareholder is entitled to a fractional share representing less than 0.5 of a Parent Share.
3.5	Lost Certificates
In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Company Shares, which were exchanged in accordance with Section 2.3(e) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the aggregate Consideration which such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the aggregate Consideration which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom the Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to Parent and the Depositary in such amount as Parent and the

Depositary may direct (each acting reasonably), or otherwise indemnify Parent and the Depositary and/or any of their respective representatives or agents in a manner satisfactory to Parent and the Depositary (each acting reasonably), against any claim that may be made against Parent or the Depositary and/or any of their respective representatives or agents with respect to the certificate alleged to have been lost, stolen or destroyed.
3.6	Extinction of Rights
Any certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to Section 2.3(e) that is not deposited with all other instruments required by Section 3.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of Company, Parent Canadian Sub, Amalco. On such date, the Consideration Shares, as applicable, to which the former holder of the certificate or DRS Advice referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Parent Canadian Sub (or its successor(s)). None of Parent, Parent Canadian Sub, Company, Amalco or the Depositary shall be liable to any Person in respect of any Consideration Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
3.7	Withholding Rights; Tax Consequences
Parent, Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement or under this Plan of Arrangement (including without limitation, any amounts payable pursuant to Section 2.3, Article 3 and Article 4 of this Plan of Arrangement), and from all dividends, interest, and other amounts payable or distributable to former Company Shareholders or former holders of Company Incentive Awards, such amounts as Parent, Company, the Depositary and their respective Subsidiaries or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law, in each case, as amended, or under the administrative practice of the relevant Governmental Entity administering such Law, and to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable, Parent, Company, the Depositary, their respective Subsidiaries and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of such portion of the Consideration as is necessary in order to fully fund such liability, and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.
3.8	Transfer Free and Clear
For greater certainty, any transfer or exchange of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
3.9	Interest
Under no circumstances shall interest accrue or be paid by Company, Parent, Parent Canadian Sub, Amalco, the Depositary or any other Person to any Company Shareholder or other Persons depositing certificates or DRS Advices pursuant to this Plan of Arrangement in respect of the Company Shares immediately existing prior to the Effective Time.
ARTICLE 4
RIGHTS OF DISSENT
4.1	Dissent Rights
(a)
Pursuant to the Interim Order, Company Shareholders who are registered holders of Company Shares as of the record date of the Company Meeting may exercise rights to dissent in connection with the Arrangement under Division 2 of Part 8 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order (“Dissent Rights”), with respect to all (but not less than all) of the Company Shares held by such Company Shareholder, provided that the Notice of Dissent contemplated by Section 242 of the BCBCA, as may be modified by the Interim Order, must be received by Company by 4:00 p.m. on the date that is at least two business days prior to the date of the Company Meeting, or any date to which the Company Meeting may be postponed or adjourned, and provided further that holders who duly exercise such Dissent Rights and who:
(i)
are ultimately entitled to be paid the fair value of their Dissent Shares: (A) will be entitled to be paid the fair value of such Dissent Shares by Company, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be the fair value of such Dissent Shares determined as of the close of business on the day immediately before the approval of the Arrangement Resolution; (B) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(d), if applicable); (C) shall be deemed to have transferred and assigned such Dissent Shares, free and clear of any Liens, to Company in accordance with Section 2.3(d); and (D) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Shares; and

(ii)
are ultimately not entitled, for any reason, to be paid fair value for their Company Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting registered holder of Company Shares, and shall be entitled to receive only the Consideration pursuant to Section 2.3(e) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.

(b)
In no circumstances shall Parent, Parent Canadian Sub, Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Company Shares in respect of which such rights are sought to be exercised as of the record date of the Company Meeting and as of the deadline for exercising such Dissent Rights.

(c)
In no case shall Parent, Parent Canadian Sub, Company or any other Person be required to recognize holders of Company Shares who exercise Dissent Rights as holders of Company Shares after the time that is immediately prior to the Effective Time, and the names of the Dissenting Shareholders shall be deleted from the central securities register as holders of the Company at the time at which the step in Section 2.3(d) occurs.

(d)
For greater certainty, in addition to any other restrictions in the Interim Order and under Section 238 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) a holder of any Company Incentive Awards in respect of such holder’s Company Incentive Awards; (ii) Company Shareholders who vote or have instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution; and (iii) any other Person who is not a registered Company Shareholder as of the record date for the Company Meeting.

ARTICLE 5
GENERAL
5.1	Paramountcy
From and after the Effective Time (a) this Plan of Arrangement shall take precedence and priority over any and all rights related to the Company Shares and the Company Options issued prior to the Effective Time, and (b) the rights and obligations of the holders of Company Shares, the holders of Company Options, the Parties, the Depositary and any trustee or transfer agent therefor in relation thereto, and any other Person having any right, title or interest in or to Company Shares and Company Options, shall be solely as provided for in this Plan of Arrangement.
5.2	Amendment
(a)
Parent and Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by Company and Parent, (ii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iii) communicated to Company Shareholders and the holders of Company Options if and as required by the Court.

(b)	Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by Parent and Company at any time prior to the Company

Meeting (provided, however, that Company and Parent shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of Parent and Company (each acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made by Company and Parent without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of Company and Parent, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any of the Company Shareholders or holders of Company Options.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
5.3	Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to have occurred in the order set out herein, without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.
5.4	Plan of Reorganization
(a)
The transfer of the Company Shares to Parent Canadian Sub pursuant to this Plan of Arrangement is intended to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Tax Code for U.S. federal income tax purposes.

(b)
The (i) election by Parent Canadian Sub on Internal Revenue Service Form 8832 (to be filed and made effective as of one day after the Effective Date) to be classified as an association taxable as a corporation for U.S. federal income tax purposes and (ii) conversion of Company to a British Columbia unlimited liability company pursuant to Section 2.3(h) of this Plan of Arrangement, taken together, are intended to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Tax Code for U.S. federal income tax purposes.

(c)
The conversion of Company Canadian Sub to a British Columbia unlimited liability company pursuant to Section 2.3(i) of this Plan of Arrangement is intended to be treated as a complete liquidation of Company Canadian Sub pursuant to Section 332 of the U.S. Tax Code for U.S. federal income tax purposes.

(d)
The Arrangement Agreement and this Plan of Arrangement are intended to be a “plan of reorganization” with respect to each such reorganization within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the U.S. Code.

(e)	The Amalgamation pursuant to Section 2.3(k) of this Plan of Arrangement is intended to be a transaction that is disregarded for U.S. federal income tax purposes.

ARTICLE 6
U.S. SECURITIES LAW EXEMPTION
6.1	U.S. Securities Law Exemption
Notwithstanding any provision herein to the contrary, Company and Parent each agree that this Plan of Arrangement will be carried out with the intention that (i) all Consideration Shares issued under the Arrangement by Parent, and (ii) all Parent Replacement Options granted under the Arrangement by Parent, in each case, pursuant to this Plan of Arrangement, whether in the United States, Canada or any other country, be issued or granted, as the case may be, in reliance on the exemption from the registration requirements of the U.S. Securities Act, as provided by Section 3(a)(10) thereof and applicable state securities Laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement. To the extent necessary, Parent shall, on or as promptly as practicable following the Effective Date, file one or more registration statements on Form S-8 with the U.S. SEC to register the issuance of Parent Shares upon exercise of Parent Replacement Options.

SCHEDULE B
ARRANGEMENT RESOLUTION
BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:
(a)
The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”), involving Coeur Mining, Inc. (the “Parent”), SilverCrest Metals Inc. (the “Company”), 1504648 B.C. Unlimited Liability Company (the “Parent Canadian Sub”), Coeur Rochester, Inc. (“Parent U.S. Sub”), Compañía Minera La Llamarada, S.A. De C.V. (the “Company Mexican Sub”), and the holders of common shares of the Company (the “Shareholders”), all as more particularly described and set forth in the management information circular (the “Circular”) of the Company dated [•], 2024 accompanying the notice of the meeting (as the Arrangement may be modified, supplemented or amended in accordance with its terms), is hereby authorized, approved and adopted;

(b)
The plan of arrangement, as it may be or has been amended (the “Plan of Arrangement”), involving the Parent, the Parent Canadian Sub, the Company and the Shareholders and implementing the Arrangement, the full text of which is set out in Appendix [•] to the Circular (as the Plan of Arrangement may be, or may have been, modified, supplemented or amended in accordance with its terms), is hereby authorized, approved and adopted;

(c)
The arrangement agreement among the Parent, the Company, the Parent Canadian Sub, the Parent U.S. Sub and the Company Mexican Sub dated as of October 3, 2024, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Arrangement Agreement”) and all the transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto in accordance with its terms are hereby confirmed, ratified and approved in all respects;

(d)
The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (the “Court”) to approve the Arrangement in accordance with and subject to the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be, or may have been, modified, supplemented or amended from time to time in accordance with their terms);

(e)
Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the Shareholders or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered, at their discretion, without further notice to, or approval of, the shareholders of the Company:

(i)	to modify, supplement or amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or
(ii)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement;
(f)
Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under corporate seal of the Company or not, all such agreements, forms waivers, notices, certificate, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

(i)	all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and
(ii)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company;
such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

SCHEDULE C
FORM OF PARENT CHARTER AMENDMENT
CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
COEUR MINING, INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is Coeur Mining, Inc.
SECOND. This Certificate of Amendment (the “Certificate of Amendment”) amends provisions of the Corporation’s Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2013 and was amended by the Amendment to the Certificate of Incorporation on May 12, 2015 and the Amendment to the Certificate of Incorporation on May 10, 2022 (the “Certificate of Incorporation”).
THIRD. Section 4.1 of Article IV of the Certificate of Incorporation, which Section sets forth the Authorized Stock of the Corporation, is hereby amended and restated in its entirety as follows:
“Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 910,000,000 shares, of which 900,000,000 shares shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be designated as Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [•].

COEUR MINING, INC.

Date: [•] By: Name: Title:

SCHEDULE D
FORM OF RESIGNATION AND MUTUAL RELEASE
(Please see attached.)

RESIGNATION AND MUTUAL RELEASE
THIS RESIGNATION AND MUTUAL RELEASE (the “Release”) is made by and between SILVERCREST METALS INC. (the “Company”), and the undersigned individual (the “Undersigned”) dated as of •, 2025.
Reference is made to the arrangement agreement (the “Arrangement Agreement”) dated October 3, 2024 between the Company, COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V., COEUR MINING, INC., COEUR ROCHESTER, INC., 1504648 B.C. UNLIMITED LIABILITY COMPANY. Capitalized terms used in this Release and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
In consideration of the payments to the Undersigned contemplated in Sections 2(b)(iv) [and] 2(b)(v) [and 2(b)(vi)], respectively, and for other good and valuable consideration, including the mutual covenants and releases herein contained, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:
1.
Resignation. The Undersigned hereby irrevocably resigns as a director and/or officer of the Company and each of its direct and indirect Subsidiaries, effective as at the Effective Time and without need for acceptance or any further action by the Company and/or any Subsidiary thereof.

2.	Release by Undersigned.
(a)
Except as provided in Section 2(b), the Undersigned does for himself or herself and his or her heirs, executors, administrators, legal representatives, agents and assigns (collectively, or any one or more of them, as the context permits, the “Releasors”) hereby irrevocably and unconditionally release, remise and forever discharge the Company and its Subsidiaries and successors and assigns and each of their respective current and former directors, officers, employees and agents (collectively, or any one or more of them, as the context permits, the “Corporate Releasees”) of and from any and all actions, claims, counterclaims, complaints, disputes, demands, duties, causes of action, liabilities, obligations, damages, covenants (whether express or implied), contracts, proceedings, losses, interest, indemnity, fines, penalties, fees, costs, expenses, disbursements, suits, assessments, amounts and debts of every nature or kind whatsoever, in law or in equity, whether known or unknown, but excluding claims that cannot be waived under applicable laws (collectively, “Claims”) which the Releasors ever had, now have or hereafter shall or may have against the Corporate Releasees arising, directly or indirectly, from, in relation to or involving any cause whatsoever in the Undersigned’s capacity as a director and/or officer of the Company or any Subsidiaries thereof, up to and including the Effective Time.

(b)	Notwithstanding anything to the contrary herein, this Release shall not apply to or otherwise in any way limit the rights and recourses of the Releasors in respect of:
(i)
any rights or entitlements to indemnity, contribution or insurance that the Undersigned may have under applicable Law, including under the Business Corporations Act (British Columbia), the constating documents of the Company or any Subsidiary thereof, or any agreement with the Company or any Subsidiary thereof;

(ii)
any rights or entitlements, including, without limitation, rights or entitlements to contribution, advancement of costs, insurance or indemnification, that the Undersigned may have with respect to coverage under any applicable director’s and officer’s insurance policy of the Company or any Subsidiary thereof, including any tail or run-off insurance policy;

(iii)	any Claims by the Releasors arising out of or involving any fraud, illegal act, gross negligence or willful misconduct by the Company;
(iv)	any rights or entitlements to amounts payable in respect of any Company Incentive Awards held by the Undersigned pursuant to any Company Equity Incentive Plans or otherwise; [and]
(v)
any and all rights, benefits and entitlements of the Undersigned provided in (A) Section 2.10 of the Arrangement Agreement; (B) Section 2.12 of the Arrangement Agreement; (C) Section 5.10 of the Arrangement Agreement; (D) Section 5.15 of the Arrangement Agreement, and (E) the Arrangement, including any amounts payable to the Undersigned pursuant to the Plan of Arrangement; [and]

(vi)	[any and all amounts payable to and rights, benefits and entitlement of the Undersigned in his or her capacity as an officer or employee of the Company and each of its direct and indirect

Subsidiaries, as applicable, including but not limited to all salaries, wages, overtime, vacation, change of control, severance, termination, retention or similar payments pursuant to the terms of any existing contract with the Company or any Subsidiary thereof and any right to continued participation in certain benefit plans.]1
(c)
The Company confirms that it is acting as trustee for the Undersigned in respect of the provisions of Section 5.15 of the Arrangement Agreement, and agrees with the Undersigned that it will enforce the provisions of Section 5.15 on behalf of the Undersigned.

(d)
The Undersigned, for and on behalf of the Releasors, covenants and agrees not to directly or indirectly, join, assist, aid or act in concert in any manner whatsoever with any other Person in the making or continuing of any Claim or demand or in the bringing or continuing of any proceeding or action in any manner whatsoever against the Corporate Releasees or any of them with respect to the matters released by this Release.

3.	Release by the Company
(a)
The Company for and on behalf of itself and its Subsidiaries, affiliates, successors and all of their respective assigns (collectively, or any one or more of them, as the context permits, the “Corporate Releasors”) hereby irrevocably and unconditionally remise, release and forever discharge the Releasors of and from any and all Claims, which the Corporate Releasors ever had, now have or hereafter shall or may have against the Releasors arising, directly or indirectly, from, in relation to or involving any cause whatsoever in the Undersigned’s capacity as a director and/or officer of the Company or any Subsidiaries thereof, up to and including the Effective Time.

(b)
Notwithstanding anything to the contrary herein, this Release shall not in any way limit the rights and recourses of the Corporate Releasors in respect of any Claims by the Corporate Releasors arising out of or involving any fraud, illegal act, gross negligence or willful misconduct by the Undersigned.

(c)
The Company, for and on behalf of the Corporate Releasors, covenant and agree not to directly or indirectly, join, assist, aid or act in concert in any manner whatsoever with any other Person in the making or continuing of any Claim or demand or in the bringing or continuing of any proceeding or action in any manner whatsoever against the Releasors with respect to the matters released by this Release.

4.
Cross-Claims. The Undersigned and the Corporate Releasors each agree not to make or cause to be initiated any Claim (expressly including any cross-claim, counterclaim, third party action or application) against any other Person or corporation which would reasonably be expected to claim contribution or indemnity against the Persons or corporations discharged by this Release.

5.
Assignment. Each party hereby represents and warrants that there has been no assignment or other transfer and there will be no assignment or other transfer of any interest in any Claims hereby released by such party.

6.
Successors and Assigns. This Release shall be binding upon the Undersigned and the Company and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither the Undersigned nor the Company may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.

7.
Independent Legal Advice. The parties acknowledge that they have consulted with and been advised by their respective solicitors, or have been given the opportunity but have declined to do so, prior to entering into this Release and have fully read the terms and are fully informed of the contents hereof, and they have not been influenced to any extent in signing this Release by any representations or statements made by the other parties hereto regarding the rights of the parties that are being released, or by any Person representing them, and that they have acted independently in signing this Release.

8.
Severability. The parties acknowledge and agree that if any provision of this Release, or part thereof, shall be found under any circumstances to be void or invalid by a court of competent jurisdiction, such void or invalid provision, or part thereof, shall, with respect to such circumstances and in such jurisdiction, be deemed to be severed from this Release without in any way affecting the validity, enforceability or effect of any of the remaining provisions, or parts hereof which shall be and remain in full force and effect enforceable to the fullest possible extent.

[1]	To be included in the Release executed by any director who is also an officer.

9.
Confidentiality. Each party agrees that the terms of this Release will be kept confidential. No party hereto shall communicate any such terms to any third party under any circumstances whatsoever, other than legal and financial advisors, on the condition that they maintain the strict confidentiality thereof, and as required by law.

10.
Non-Disparagement. Each of the Releasors and Corporate Releasors agrees not to engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging in any material respect to the integrity, reputation or goodwill of the other, and in the case of the Company, it will direct its senior management and directors not to make or publish any such statements or remarks about the Undersigned, provided that the foregoing shall in no way restrict the making or prosecution of any legal or equitable claim.

11.
Governing Law. This Release shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non- exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.

12.
Entire Agreement. This Release constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior arrangements or undertakings, oral or written, between the parties hereto with respect to the subject matter hereof.

13.
Counterparts. This Release may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above.

•

SILVERCREST METALS INC.

By:
Name:
Title:

SCHEDULE E
FORM OF COMPANY VOTING AGREEMENT
(Please see attached.)

October 3, 2024

TO:	COEUR MINING, INC. (THE “PARENT”)

Dear Sirs/Madams:

Re:	Support and Voting Agreement

BACKGROUND
The undersigned understands that SILVERCREST METALS INC. (the “Company”), COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V., COEUR ROCHESTER, INC.,1504648 B.C. UNLIMITED LIABILITY COMPANY (the “Acquiror”) and the Parent wish to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”) contemplating the acquisition by the Acquiror of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
The undersigned is the beneficial owner of, or exercises control or direction over, • Company Shares, • Company RSUs, • Company PSUs, • Company DSUs and • Company Options. The Company Shares, the Company RSUs, the Company PSUs, the Company DSUs and the Company Options, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Company Shares and any other Subject Securities entitled to be voted held by the undersigned in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
From the date hereof until the earliest of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which a Company Change in Recommendation is undertaken by the Company Board and (d) the completion of the Company Meeting (the earliest such date, the “Termination Date”), the undersigned agrees, in his or her capacity as securityholder and not in his or her capacity as an officer or director of the Company:
1.
at any meeting of shareholders of the Company to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities (as hereinafter defined) entitled to be voted (a) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (b) against any resolution, action, proposal, transaction or agreement proposed by any other Person, that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;

2.
no later than ten days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with paragraph 1 hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the Company Circular in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (a) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (b) naming those individuals as may be designated by the Company in the Company Circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
3.
not to (a) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement or with respect to any annual business to be considered at the Company Meeting, or (b) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, its obligations pursuant to this letter agreement;

4.
not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws to delay or prevent the Arrangement;

5.
not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suits or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement; and

6.
except as contemplated by the Arrangement Agreement or upon the settlement of awards or other securities of the Company or the exercise of other rights to purchase Company Shares, including any purchases of Company Shares under any of the Company Incentive Awards, not to, directly or indirectly (a) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person without your prior written consent, other than pursuant to the Arrangement Agreement; or (b) agree to take any actions described in the foregoing clause (a).

Notwithstanding any provision of this letter agreement to the contrary, the Parent acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Company. Without limiting the provisions of the Arrangement Agreement: (a) nothing contained in this letter agreement shall in any way limit or restrict any actions the undersigned may take in the undersigned’s capacity as director or officer of the Company (including exercising rights of the Company or the Company Board under the Arrangement Agreement), or limit in any way whatsoever the exercise of the undersigned’s fiduciary duties as director or officer of the Company; and (b) the undersigned will be entitled to (i) Transfer any Subject Securities (1) to any member of such stockholder’s immediate family, or to a trust for the benefit of the undersigned or any member of undersigned’s immediate family, in each case for the purposes of estate planning, (2) upon the death of the undersigned, to any member of undersigned’s immediate family, or to a trust for the benefit of any member of the undersigned’s immediate family, (3) to any entity or Person controlled by the undersigned, or (4) pursuant to a trading plan pursuant to Rule 10b5-1 that exists as of the date of this letter agreement, (ii) exercise his or her rights under the Company Incentive Awards beneficially owned by him or her and (iii) sell or otherwise dispose of Subject Securities to the extent the proceeds of such sale or disposition are paid towards (or otherwise set-off from) the exercise price and/or tax liability incurred as a result of the exercise and/or settlement of a Company Incentive Award.
The undersigned hereby represents and warrants that (a) it is the sole registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto free of any and all encumbrances and demands of any nature or kind whatsoever, and the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities, (b) except for the Arrangement Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto, and (c) the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities.
The undersigned acknowledges that the Acquiror and the Parent are relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Parent’s execution and delivery of the Arrangement Agreement.

The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Parent in connection with the Arrangement and in any material change report prepared by the Company or the Parent in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of my identity and the nature of my commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
This letter agreement shall automatically terminate and be of no further force or effect upon the Termination Date.
This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
This letter agreement shall be binding upon the undersigned and the Parent and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither the undersigned nor the Parent may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
The undersigned acknowledges and agrees that the Parent would be damaged irreparably in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Parent will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof.
The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of, or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such performance, (b) he or she has read this letter agreement in its entirety, understands it and agrees to be bound by its terms and conditions; (c) he or she has been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and (d) he or she is entering into this letter agreement voluntarily.
This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Parent’s understanding and is agreed by the Parent, please signify the Parent’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Parent and return the same to the undersigned, upon which the letter agreement as so accepted shall constitute an agreement among the Parent and the undersigned.
[The remainder of this page is intentionally left blank; signature page follows.]

Yours truly,

by:
(Signature)

(Print Name)

(Place of Residency)

(Title)

Address:

Accepted and agreed on October 3, 2024.
COEUR MINING, INC.

Per:
Name:
Title:

SCHEDULE F
FORM OF PARENT VOTING AGREEMENT
(Please see attached.)

October 3, 2024

TO:	SILVERCREST METALS INC. (THE “COMPANY”)

Dear Sirs/Madams:

Re:	Support and Voting Agreement

BACKGROUND
The undersigned understands that COEUR MINING, INC. (the “Parent”), 1504648 B.C. UNLIMITED LIABILITY COMPANY (the “Acquiror”), COEUR ROCHESTER, INC., COMPAÑÍA MINERA LA LLAMARADA, S.A. DE C.V. and the Company wish to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”) contemplating the acquisition by the Acquiror of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
The undersigned is the beneficial owner of, or exercises control or direction over, • Parent Shares,• Parent restricted share units (the “Parent RSUs”), and • options to purchase Parent Shares (the “Parent Options”). The Parent Shares, the Parent RSUs, and the Parent Options, together with any other securities of the Parent directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Parent Shares and any other Subject Securities entitled to be voted held by the undersigned in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
From the date hereof until the earliest of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, (c) the date on which a Parent Change in Recommendation is undertaken by the Parent Board and (d) the completion of the Parent Meeting (the earliest such date, the “Termination Date”), the undersigned agrees, in his or her capacity as securityholder and not in his or her capacity as an officer or director of the Parent:
1.
at any meeting of shareholders of the Parent to be held to consider the Parent Stock Issuance and Parent Charter Amendment (including the Parent Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Parent Stock Issuance and Parent Charter Amendment or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities (as hereinafter defined) entitled to be voted (a) in favour of the approval, consent, ratification and adoption of the Parent Stock Issuance, Parent Charter Amendment and any other matter necessary for the consummation of the Arrangement, and (b) against any resolution, action, proposal, transaction or agreement proposed by any other Person, that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;

2.
no later than ten days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with paragraph 1 hereof, to deliver or to cause to be delivered to the Parent or its transfer agent in accordance with the instructions to be set out in the Parent Proxy Statement in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (a) instructing the holder thereof to vote (i) in favour of the Parent Stock Issuance, the Parent Charter Amendment and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (b) naming those individuals as may be designated by the

Parent in the Parent Proxy Statement in connection with the meeting of shareholders of the Parent at which the Parent Stock Issuance and Parent Charter Amendment will be voted on;
3.
not to (a) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement or with respect to any annual business to be considered at the Parent Meeting, or (b) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, its obligations pursuant to this letter agreement;

4.
not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws to delay or prevent the Arrangement;

5.
not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suits or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement; and

6.
except as contemplated by the Arrangement Agreement or upon the settlement of awards or other securities of the Parent or the exercise of other rights to purchase Parent Shares, including any purchases of Parent Shares under any of the Parent Incentive Awards, not to, directly or indirectly (a) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person without your prior written consent, other than pursuant to the Arrangement Agreement; or (b) agree to take any actions described in the foregoing clause (a).

Notwithstanding any provision of this letter agreement to the contrary, the Company acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Parent. Without limiting the provisions of the Arrangement Agreement: (a) nothing contained in this letter agreement shall in any way limit or restrict any actions the undersigned may take in the undersigned’s capacity as director or officer of the Parent (including exercising rights of the Parent or the Parent Board under the Arrangement Agreement), or limit in any way whatsoever the exercise of the undersigned’s fiduciary duties as director or officer of the Parent; and (b) the undersigned will be entitled to (i) Transfer any Subject Securities (1) to any member of such stockholder’s immediate family, or to a trust for the benefit of the undersigned or any member of undersigned’s immediate family, in each case for the purposes of estate planning, (2) upon the death of the undersigned, to any member of undersigned’s immediate family, or to a trust for the benefit of any member of the undersigned’s immediate family, (3) to any entity or Person controlled by the undersigned, or (4) pursuant to a trading plan pursuant to Rule 10b5-1 that exists as of the date of this letter agreement, (ii) exercise his or her rights under the Parent Incentive Awards beneficially owned by him or her and (iii) sell or otherwise dispose of Subject Securities to the extent the proceeds of such sale or disposition are paid towards (or otherwise set-off from) the exercise price and/or tax liability incurred as a result of the exercise and/or settlement of a Parent Incentive Award.
The undersigned hereby represents and warrants that (a) it is the sole registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto free of any and all encumbrances and demands of any nature or kind whatsoever, and the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities, (b) except for the Arrangement Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto, and (c) the only securities of the Parent beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities.
The undersigned acknowledges that the Company is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Company’s execution and delivery of the Arrangement Agreement.
The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Parent or the Company in connection with the Arrangement and in any material change report prepared by the Parent or the Company in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of my identity and the nature of my commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
This letter agreement shall automatically terminate and be of no further force or effect upon the Termination Date.
This letter agreement shall be governed, including as to validity, interpretation and effect, by the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.
This letter agreement shall be binding upon the undersigned and the Company and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither the undersigned nor the Company may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
The undersigned acknowledges and agrees that the Company would be damaged irreparably in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Company will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof.
The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of, or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such performance, (b) he or she has read this letter agreement in its entirety, understands it and agrees to be bound by its terms and conditions; (c) he or she has been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and (d) he or she is entering into this letter agreement voluntarily.
This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Company’s understanding and is agreed by the Company, please signify the Company’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Company and return the same to the undersigned, upon which the letter agreement as so accepted shall constitute an agreement among the Company and the undersigned.
[The remainder of this page is intentionally left blank; signature page follows.]

Yours truly,

by:
(Signature)

(Print Name)

(Place of Residency)

(Title)

Address:

Accepted and agreed on October 3, 2024.
SILVERCREST METALS INC.

Per:
Name:
Title:

Annex B
CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
COEUR MINING, INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is Coeur Mining, Inc.
SECOND. This Certificate of Amendment (the “Certificate of Amendment”) amends provisions of the Corporation’s Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2013 and was amended by the Amendment to the Certificate of Incorporation on May 12, 2015 and the Amendment to the Certificate of Incorporation on May 10, 2022 (the “Certificate of Incorporation”).
THIRD. Section 4.1 of Article IV of the Certificate of Incorporation, which Section sets forth the Authorized Stock of the Corporation, is hereby amended and restated in its entirety as follows:
“Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 910,000,000 shares, of which 900,000,000 shares shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be designated as Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [•].

COEUR MINING, INC.

Date:	[•]
By:
Name:
Title:

B-1

Annex C-1
Opinion of BMO Capital Markets Corp.
October 3, 2024
The Board of Directors
Coeur Mining, Inc.
200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
Dear Board of Directors:
We understand that Coeur Mining, Inc., a Delaware corporation (“Coeur”), 1504648 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia and wholly owned subsidiary of Coeur (“Coeur Canadian Sub”), Coeur Rochester, Inc., a Delaware corporation and wholly owned subsidiary of Coeur (“Coeur U.S. Sub”), SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia (“SilverCrest”), and Compañía Minera la Llamarada, S.A. de C.V., a company existing under the laws of Mexico and wholly owned subsidiary of SilverCrest (“SilverCrest Mexican Sub”), propose to enter into an Arrangement Agreement (together with the related plan of arrangement, the “Agreement”). The Agreement provides for, among other things, an arrangement under the Business Corporations Act (British Columbia) involving the acquisition by Coeur and Coeur Canadian Sub of all of the outstanding common shares in the capital of SilverCrest (“SilverCrest Common Shares” and, such arrangement, the “Arrangement”) in exchange for 1.6022 (the “Exchange Ratio”) shares of the common stock, par value $0.01 per share, of Coeur (“Coeur Common Stock”). The terms and conditions of the Arrangement are more fully described in the Agreement.
The Board of Directors of Coeur (the “Board”) has requested that BMO Capital Markets Corp. (“we” or “BMO Capital Markets”) render an opinion, as investment bankers and as of the date hereof, to the Board as to the fairness, from a financial point of view, to Coeur of the Exchange Ratio provided for pursuant to the Agreement (this “Opinion”).
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
(i)	reviewed a draft, dated October 2, 2024, of the Agreement;
(ii)	reviewed certain publicly available business, financial and market information relating to SilverCrest and Coeur that we deemed relevant;
(iii)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of SilverCrest made available by or on behalf of SilverCrest and Coeur and discussed with us by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to SilverCrest provided by the management of Coeur;

(iv)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Coeur made available to or discussed with us by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to Coeur and certain estimates as to potential cost savings expected by the management of Coeur to result from the Arrangement provided by the management of Coeur;

(v)
participated in discussions with members of the senior management, and certain representatives and advisors, of Coeur concerning the businesses, operations, financial condition and prospects of SilverCrest and Coeur, the Arrangement and related matters;

(vi)	reviewed certain financial and stock market information for SilverCrest, Coeur and selected publicly traded companies that we deemed relevant;
(vii)	reviewed certain financial terms, to the extent publicly available, of selected transactions that we deemed relevant in evaluating SilverCrest;
(viii)
reviewed current and historical market prices for SilverCrest Common Shares and Coeur Common Stock, and reviewed selected research analysts’ published price targets for SilverCrest Common Shares and Coeur Common Stock; and

(ix)	performed such other studies and analyses and conducted such discussions as we deemed appropriate.
C-1-1

We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of Coeur, SilverCrest or their respective representatives or advisors or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of SilverCrest, Coeur or any other entity and we have not been furnished with any such valuations or appraisals. Furthermore, we have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the properties or facilities of SilverCrest, Coeur or any other entity. We are not experts in the evaluation of mining resources or reserves and we express no view or opinion as to the exploration, development or production (including, without limitation, as to the costs, feasibility, timing or financeability thereof) with respect to any properties or projects of SilverCrest, Coeur or any other entity. We have not evaluated the solvency or fair value of SilverCrest, Coeur or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting SilverCrest, Coeur or any other entity or the potential impact thereof and we have assumed that sufficient reserves have been established with respect thereto and that the outcome thereof will not be meaningful in any respect to our analyses or this Opinion.
We have assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement will be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, will be imposed or occur that would have an adverse effect on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion. We also have assumed that the Arrangement will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Agreement will be true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement will be satisfied, in each case without waiver, modification or amendment. We further have assumed that the Arrangement will qualify for the intended tax treatment contemplated by the Agreement. In addition, we have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed.
As you are aware, we have not held direct discussions with the management of SilverCrest regarding SilverCrest’s business, operations, financial condition and prospects and, accordingly, at the direction of Coeur, we have relied upon Coeur with respect to such matters and we have assumed, with your consent, that had such direct access been provided, any information received would not be meaningful in any respect to our analyses or this Opinion. With respect to the financial forecasts, commodity price estimates and other estimates and data that we have been directed to utilize in our analyses and this Opinion (including, without limitation, estimates as to potential cost savings expected by the management of Coeur to result from the Arrangement), we have been advised by the management of Coeur, and we have assumed, without independent investigation, that such financial forecasts, commodity price estimates and other estimates and data have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of Coeur as to, and are a reasonable basis upon which to evaluate, the expected future financial performance of SilverCrest and Coeur, such potential cost savings and the other matters covered thereby. We also have assumed that the financial results reflected in such financial forecasts, commodity price estimates and other estimates and data (including, without limitation, with respect to potential cost savings) will be realized in the amounts and at the times projected. We understand that the financial statements, financial forecasts and other information relating to SilverCrest were prepared in accordance with international financial reporting standards (“IFRS”) and we have assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. generally accepted accounting principles will not be meaningful in any respect to our analyses or opinion. We express no opinion with respect to any financial forecasts, commodity price estimates or other estimates or data or the assumptions on which they are based. With respect to financial statements, financial forecasts and other information and data utilized in our analyses that are prepared in foreign currencies and converted based on certain exchange rates, we have assumed that such exchange rates are reasonable to utilize for purposes of our analyses and this Opinion and we express no view as to currency or exchange rate fluctuations or the impact thereof on our analyses or this Opinion. We also have assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of SilverCrest or
C-1-2

Coeur since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon the assessments of the management of Coeur as to, among other things, (i) the potential impact on SilverCrest and Coeur of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which SilverCrest and Coeur operate, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects and activities of SilverCrest and Coeur, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers, service providers and other commercial relationships of SilverCrest and Coeur and (iii) the ability of Coeur to integrate the businesses of SilverCrest and Coeur and to realize the potential cost savings expected by the management of Coeur to result from the Arrangement as contemplated. We have assumed that there will be no developments with respect to any such matters or any reorganization or related transactions contemplated by the Agreement that would have an adverse effect on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion.
This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof). As you are aware, the industries and geographies in which SilverCrest and Coeur operate (including commodity prices relating to such industries) and the securities of SilverCrest and Coeur have experienced and may continue to experience volatility and disruptions and we express no view or opinion as to any potential effects of such volatility or disruptions on SilverCrest, Coeur or the Arrangement (including the contemplated benefits thereof).
This Opinion, as expressed herein, relates to the relative values of SilverCrest and Coeur and relates solely to the fairness of the Exchange Ratio, from a financial point of view, to Coeur as of the date hereof. We express no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Board to proceed with the Arrangement, nor do we express any view or opinion on the form or structure of the Arrangement or any terms, aspects or implications of any voting agreements, governance arrangements, reorganization or related transactions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement or otherwise. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement relative to the Exchange Ratio or otherwise. We are not experts in and express no view as to, and this Opinion does not address, any legal, regulatory, tax, accounting or similar matters. We have relied upon the fact that Coeur has received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Coeur as to such matters. We express no view or opinion as to the actual value of Coeur Common Stock when issued in the Arrangement or the prices at which Coeur Common Stock, SilverCrest Common Shares or any other securities of Coeur or SilverCrest may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement.
BMO Capital Markets’ affiliate, BMO Nesbitt Burns Inc., has acted as financial advisor to Coeur with respect to the Arrangement and will receive a fee for such services, of which a portion is payable upon delivery of this Opinion regardless of the conclusion reached in this Opinion, and the principal portion is contingent upon successful consummation of the Arrangement. Coeur also has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising from our engagement.
BMO Capital Markets and certain of our affiliates, as part of our investment banking business, are engaged regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated
C-1-3

underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and our affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of our employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, effect transactions in, acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Coeur, SilverCrest or any other party that may be involved in the Arrangement and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement.
As the Board is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to Coeur and/or certain of its affiliates, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, having acted or acting as a lender under certain credit facilities and as a sales agent for certain equity offerings of Coeur. As the Board also is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to SilverCrest, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, having acted or acting as joint lead arranger, joint bookrunner and syndication agent for, and as a lender under, certain credit facilities of SilverCrest.
The issuance of this Opinion has been approved by a fairness opinion committee of BMO Capital Markets. This Opinion has been prepared at the request and for the benefit and use of the Board (in its capacity as such) in evaluating the Exchange Ratio from a financial point of view. This Opinion does not constitute a recommendation to the Board, any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers and as of the date hereof, that the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to Coeur.
Very truly yours,
BMO Capital Markets Corp.
C-1-4

Annex C-2
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
October 3, 2024
Board of Directors
Coeur Mining, Inc.
200 South Wacker Drive, Suite 2100
Chicago, IL 60606
Ladies and Gentlemen:
Attached is our opinion letter, dated October 3, 2024 (“Opinion Letter”), with respect to the fairness from a financial point of view to Coeur Mining, Inc. (the “Company”) of the exchange ratio of 1.6022 shares of common stock, par value $0.01 per share, of the Company to be issued in exchange for each common share, no par value, of SilverCrest Metals Inc. (“SilverCrest”) pursuant to the Arrangement Agreement, dated as of October 3, 2024, by and among the Company, 1504648 B.C. Unlimited Liability Company, a wholly owned subsidiary of the Company, Coeur Rochester, Inc., a wholly owned subsidiary of the Company, SilverCrest, and Compañía Minera La Llamarada, S.A. DE C.V., a wholly owned subsidiary of SilverCrest, effected by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

C-2-1

200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
October 3, 2024
Board of Directors
Coeur Mining, Inc.
200 South Wacker Drive, Suite 2100
Chicago, IL 60606
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to Coeur Mining, Inc. (the “Company”) of the exchange ratio (the “Exchange Ratio”) of 1.6022 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company to be issued in exchange for each common share, no par value (the “SilverCrest Common Shares”), of SilverCrest Metals Inc. (“SilverCrest”) pursuant to the Arrangement Agreement, dated as of October 3, 2024 (the “Agreement”), by and among the Company, 1504648 B.C. Unlimited Liability Company, a wholly owned subsidiary of the Company, Coeur Rochester, Inc., a wholly owned subsidiary of the Company, SilverCrest, and Compañía Minera La Llamarada, S.A. DE C.V., a wholly owned subsidiary of SilverCrest, effected by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, SilverCrest and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, none of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to the Company, SilverCrest and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2023; Annual Reports on Form 40-F of SilverCrest, including Annual Information Forms and annual Management’s Discussions and Analysis, for the five years ended December 31, 2023; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain interim reports to shareholders of SilverCrest, including quarterly unaudited condensed interim consolidated financial statements and notes and quarterly management’s discussion and analysis reports; certain other communications from the Company and SilverCrest to their respective stockholders and shareholders; certain publicly available research analyst reports for the Company and SilverCrest; certain internal financial analyses and forecasts for SilverCrest prepared by its management; and certain internal financial analyses and forecasts for the Company standalone and pro forma for the Transaction and certain financial analyses and forecasts for SilverCrest, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of SilverCrest and the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock and the SilverCrest Common Shares; compared certain financial and stock
C-2-2

Board of Directors
Coeur Mining, Inc.
October 3, 2024
Page Two

market information for the Company and SilverCrest with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal or geological or technical assessment of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or SilverCrest or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or SilverCrest or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or SilverCrest, or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock or SilverCrest Common Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company, SilverCrest or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or SilverCrest or the ability of the Company or SilverCrest to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

C-2-3

COEUR MINING®
We Pursue a Higher Standard

COEUR MINING, INC.
ATTN: CASEY M. NAULT
200 SOUTH WACKER DRIVE, SUITE 2100
CHICAGO, IL 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on February 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on February 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60061-S05568

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COEUR MINING, INC.

The Board of Directors recommends you vote FOR Proposals 1 & 2.

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V60062-S05568

PROXY CARD

COEUR MINING, INC.
SPECIAL MEETING OF STOCKHOLDERS
February 6, 2025 at 12:00 p.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Mitchell J. Krebs or, in his absence, Casey M. Nault, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Coeur Mining, Inc., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held entirely online at the following website at www.virtualshareholdermeeting.com/CDE2025SM, at 12:00 p.m., Central Time on February 6, 2025, or such other date, time and place to which the special meeting may be adjourned or postponed. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote "FOR" Proposal 1, The Charter Amendment Proposal and "FOR" Proposal 2, The Stock Issuance Proposal, in accordance with the Board of Directors' recommendations, and in their discretion on any other matters that may properly come before the meeting.

Continued and to be signed on reverse side